 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 16, 1995

                                                 REGISTRATION NO. 33-60591

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO

                                   FORM S-4

                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                         SIERRA HEALTH SERVICES, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

        NEVADA                       6324                   88-0200415
   (State or other            (Primary Standard          (I.R.S. Employer
     jurisdiction                 Industrial          Identification Number)
 of incorporation or         Classification Code
    organization)                  Number)

                             2724 NORTH TENAYA WAY
                            LAS VEGAS, NEVADA 89128
                                (702) 242-7000
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                ---------------

                            ANTHONY M. MARLON, M.D.
                            CHIEF EXECUTIVE OFFICER
                         SIERRA HEALTH SERVICES, INC.
                             2724 NORTH TENAYA WAY
                            LAS VEGAS, NEVADA 89128
                                (702) 242-7000
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                ---------------

                                  COPIES TO:
      STEPHEN P. FARRELL, ESQ.                  RICHARD A. STRONG, ESQ.
      MORGAN, LEWIS & BOCKIUS                   GIBSON, DUNN & CRUTCHER
          101 PARK AVENUE                        333 SOUTH GRAND AVENUE
      NEW YORK, NEW YORK 10178               LOS ANGELES, CALIFORNIA 90071
           (212) 309-6000                            (213) 229-7000

                                ---------------

       Approximate date of commencement of proposed sale to the public:
 as soon as practicable after the effectiveness of the Registration Statement.

                                ---------------

  If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [_]

                                ---------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                             CROSS-REFERENCE SHEET

             BETWEEN ITEMS IN PART I OF THE REGISTRATION STATEMENT (FORM S-4) AND THE PROSPECTUS PURSUANT TO ITEM 501(b)

       REGISTRATION STATEMENT ITEM
                 HEADING                         PROSPECTUS CAPTION
       ---------------------------               ------------------
  1. Forepart of the Registration
      Statement and Outside Front
      Cover page of Prospectus.....   Cover Page
  2. Inside Front and Outside Back
      Cover Pages of Prospectus....   Inside Front and Outside Back Cover
                                      Page of Joint Proxy Statement/Prospectus;
                                      Available Information
  3. Risk Factors, Ratio of
      Earnings to Fixed Charges and
      Other Information............   Cover Page; Summary; Incorporation of
                                      Certain Information by Reference;
                                      Risk Factors
  4. Terms of the Transaction......   Summary; The Merger
  5. Pro Forma Financial
     Information...................   Unaudited Consolidated Condensed
                                      Pro Forma Financial Data
  6. Material Contracts with the
      Company Being Acquired.......   *
  7. Additional Information
      Required for Reoffering by
      Persons and Parties Deemed to
      be Underwriters..............   *
  8. Interests of Named Experts and
      Counsel......................   *
  9. Disclosure of Commission
      Position on Indemnification
      for Securities Act
      Liabilities..................   *
 10. Information with Respect to
      S-3 Registrants..............   Incorporation of Certain Information
                                      by Reference; Summary;
                                      Risk Factors; Certain Information
                                      Concerning Sierra
 11. Incorporation of Certain
      Information by Reference.....   Incorporation of Certain
                                      Information by Reference
 12. Information with Respect to
      S-2 or S-3 Registrants.......   *
 13. Incorporation of Certain
      Information by Reference.....   Incorporation of Certain
                                      Information by Reference
 14. Information with Respect to
      Registrants Other than S-2 or
      S-3 Companies................   *
 15. Information with Respect to
      S-3 Companies................   *
 16. Information with Respect to
      S-2 or S-3 Companies........... Incorporation of Certain
                                      Information by Reference; Summary;
                                      Risk Factors; Certain Information
                                      Concerning CII
 17. Information with Respect to
      Companies Other than S-2 or
      S-3 Companies................   *
 18. Information if Proxies,
      Consents or Authorizations
      are to be Solicited..........   Voting and Proxy Information;
                                      Proxy Solicitation; Shareholder Proposals
 19. Information if Proxies,
      Consents or Authorizations
      are not to be Solicited, or
      in an Exchange Offer.........   *

--------
* Not applicable or answer is negative.

                                                    PRELIMINARY PROXY MATERIALS

                            [LETTERHEAD OF SIERRA]

                                              , 1995

Dear Shareholder:

  You are cordially invited to attend a Special Meeting of Shareholders of
Sierra Health Services, Inc. that will be held on     , 1995 at 10:00 A.M.,
local time, at the Sierra Health Services corporate complex, 2724 North Tenaya Way, Las Vegas, Nevada.

  At the Special Meeting, shareholders will be asked to approve an Agreement and Plan of Merger providing for the merger of Health Acquisition Corp., a wholly-owned subsidiary of Sierra, with and into CII Financial, Inc. and the issuance of shares of Sierra Common Stock pursuant to such Agreement.

  Pursuant to the merger, each share of Common Stock of CII will be converted into 0.37 of a share of Common Stock of Sierra. The proposed merger is described in the accompanying Joint Proxy Statement/Prospectus, the forepart of which includes a summary of the terms of the merger and certain other information relating to the proposed transaction.

  Sierra's Board of Directors has determined that the merger is in the best interests of Sierra and its shareholders. Accordingly, the Board of Directors has unanimously approved the merger and recommends that you vote in favor of the merger at the meeting.

  Because of the significance of the proposed merger to Sierra, your participation in this meeting, in person or by proxy, is especially important.

  Please sign and return the enclosed proxy card as soon as possible in the envelope provided so that your shares can be voted at the Special Meeting in accordance with your instructions. Even if you plan to attend the Special Meeting, we urge you to sign and promptly return the enclosed proxy. You can revoke the proxy at any time prior to voting, or vote your shares personally if you attend the Special Meeting.

  Thank you and I look forward to seeing you at the Special Meeting.

                                          Sincerely,

                                          Anthony M. Marlon, M.D.
                                          Chairman of the Board and Chief
                                          Executive Officer

                                                    PRELIMINARY PROXY MATERIALS

                              [LETTERHEAD OF CII]

                                                 , 1995

Dear Shareholder:

  Your Board of Directors is pleased to invite you to attend a Special Meeting of Shareholders of CII Financial, Inc. which will be held at the Company's principal executive offices located at 5627 Gibraltar Drive, Pleasanton,
California 94588 on      , 1995 at 10:00 A.M., local time.

  At the Special Meeting, shareholders will be asked to approve and adopt an Agreement and Plan of Merger among CII, Sierra Health Services, Inc. and Health Acquisition Corp., a wholly-owned subsidiary of Sierra, and the merger of Health Acquisition Corp. with and into CII.

  The merger terms provide that each share of Common Stock of CII will be converted into 0.37 of a share of Common Stock of Sierra. It is a condition of the merger that the Company receive an opinion of counsel that the conversion of shares qualify as a tax-free transaction for federal income tax purposes.

  The Board of Directors of CII has unanimously approved the merger as being in the best interests of CII and its shareholders and recommends that you vote in favor of the merger at the Special Meeting.

  A Notice of the Special Meeting and a Joint Proxy Statement/Prospectus containing detailed information concerning the merger is attached. Please read this material carefully.

  Your participation in the Special Meeting, in person or by proxy, is important. Please mark, date, sign and return the enclosed proxy as soon as possible, whether or not you plan to attend the Special Meeting.

                                          Sincerely,

                                          Joseph G. Havlick
                                          Chairman of the Board,
                                          Chief Executive Officer
                                          and President

                                                    PRELIMINARY PROXY MATERIALS

                         SIERRA HEALTH SERVICES, INC.
                                P.O. BOX 15645
                         LAS VEGAS, NEVADA 89114-5645

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON         , 1995

  A Special Meeting of Shareholders of SIERRA HEALTH SERVICES, INC. will be
held on    ,         , 1995 at the Sierra Health Services corporate complex,
2724 North Tenaya Way, Las Vegas, Nevada at 10:00 A.M., local time, to consider the following matters:

    (1) The approval of the Agreement and Plan of Merger, dated as of June 12, 1995, attached as Annex A to the accompanying Joint Proxy Statement/Prospectus, providing for the merger of Health Acquisition Corp., a wholly-owned subsidiary of Sierra, with and into CII Financial, Inc., pursuant to which each share of Common Stock of CII will be converted into
  0.37 of a share of Common Stock, par value $.005 per share, of Sierra (the "Sierra Common Stock"), and the approval of the issuance of shares of Sierra Common Stock pursuant to such Agreement in the Merger and upon exercise of CII's outstanding options and conversion of its outstanding debentures; and

    (2) Such other business as may properly be brought before the Special
  Meeting.

  Only holders of record of the Sierra Common Stock at the close of business
on     , 1995, will be entitled to notice of and to vote at the Special
Meeting and at any adjournments or postponements thereof.

  You are cordially invited to attend the Special Meeting. Whether or not you expect to attend the Special Meeting in person, please fill out, sign, date and return at your earliest convenience, in the envelope provided, the enclosed proxy card which is being solicited on behalf of Sierra's Board of Directors. The proxy card shows the form in which your shares of Sierra Common Stock are registered. Your signature must be in the same form. The return of the proxy card does not affect your right to vote in person should you decide to attend the Special Meeting. We look forward to seeing you.

                                          By Order of the Board of Directors,

                                          Frank E. Collins
                                          Secretary

Las Vegas, Nevada
      , 1995

   ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. YOUR VOTE IS IMPORTANT. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE SPECIAL MEETING, HOWEVER, YOU ARE REQUESTED TO MARK, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                                                    PRELIMINARY PROXY MATERIALS

                              CII FINANCIAL, INC.
                                 P.O. BOX 9025
                       PLEASANTON, CALIFORNIA 94566-9025

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON         , 1995

  A Special Meeting of Shareholders of CII FINANCIAL, INC. will be held at the Company's principal executive offices located at 5627 Gibraltar Drive,
Pleasanton, California 94588 on                   ,                   , 1995,
at 10:00 A.M., local time, for the following purposes:

    (1) To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of June 12, 1995, attached as Annex A to the accompanying Joint Proxy Statement/Prospectus, providing for the merger of Health Acquisition Corp., a wholly-owned subsidiary of Sierra Health Services, Inc. with and into the Company; and

    (2) Transacting any other business that may properly come before the Special Meeting.

  Only shareholders of record at the close of business on         , 1995, are
entitled to notice of, and to vote at, the Special Meeting and any postponement(s) or adjournment(s) thereof. Shareholders, who are individuals may attend and vote at the Special Meeting in person or by Proxy. Shareholders that are corporations or other entities may attend and vote at the Special Meeting by a duly authorized representative or by Proxy. A list of shareholders entitled to vote at the Special Meeting will be maintained at the Company's principal executive offices for at least ten (10) days prior to the Special Meeting.

                                          By Order of the Board of Directors,

                                          Richard E. Dobson
                                          Secretary

Pleasanton, California
      , 1995

   ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE SPECIAL MEETING. YOUR VOTE IS IMPORTANT. TO ASSURE THAT YOUR SHARES WILL BE VOTED AT THE SPECIAL MEETING, HOWEVER, YOU ARE REQUESTED TO MARK, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID, ADDRESSED ENVELOPE WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING. NO ADDITIONAL POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE SPECIAL MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                                                     PRELIMINARY PROXY MATERIALS

                          SIERRA HEALTH SERVICES, INC.

                                      AND

                              CII FINANCIAL, INC.

                             JOINT PROXY STATEMENT

                                  -----------

                          SIERRA HEALTH SERVICES, INC.
                                   PROSPECTUS

  This Joint Proxy Statement/Prospectus ("Joint Proxy Statement/Prospectus") is being furnished to shareholders of Sierra Health Services, Inc. ("Sierra") and CII Financial, Inc. ("CII") in connection with the solicitation of proxies by the Board of Directors of Sierra from holders of Sierra's outstanding shares of Common Stock, par value $0.005 per share (the "Sierra Common Stock"), for use at a special meeting of shareholders of Sierra (together with any adjournments or postponements thereof, the "Sierra Special Meeting") and in connection with the solicitation of proxies by the Board of Directors of CII from holders of CII's outstanding shares of Common Stock (the "CII Common Stock"), for use at a special meeting of shareholders of CII (together with any adjournments or postponements thereof, the "CII Special Meeting" and, together with the Sierra Special Meeting, the "Special Meetings"). This Joint Proxy Statement/Prospectus relates to the proposed merger of Health Acquisition Corp. ("Sierra Sub"), a wholly-owned subsidiary of Sierra, with and into CII, pursuant to the Agreement and Plan of Merger, dated as of June 12, 1995, among Sierra, Sierra Sub and CII (the "Merger Agreement").

  This Joint Proxy Statement/Prospectus also constitutes a prospectus of Sierra with respect to shares of the Sierra Common Stock issuable to CII shareholders in the Merger, shares of Sierra Common Stock to be issuable after the Merger upon conversion of CII's 7 1/2% Convertible Subordinated Debentures due 2001 (the "CII Debentures") and shares of Sierra Common Stock to be issuable after the Merger upon exercise of stock options granted pursuant to various stock option plans maintained by CII.

  This Joint Proxy Statement/Prospectus and the accompanying forms of proxy are
first being mailed to shareholders of Sierra and CII on or about     , 1995.

  SEE "RISK FACTORS" FOR A DISCUSSION OF CERTAIN FACTORS WHICH SHAREHOLDERS OF SIERRA AND CII SHOULD CONSIDER IN CONNECTION WITH THEIR VOTE.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

                                  -----------


        THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS IS     , 1995.

                               TABLE OF CONTENTS

AVAILABLE INFORMATION......................................................   2
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE..........................   2
SUMMARY....................................................................   3
  The Companies............................................................   3
  Special Meetings.........................................................   3
  The Merger...............................................................   4
  Risk Factors.............................................................   6
  Selected Consolidated Financial Data--Sierra Health Services, Inc. ......   7
  Selected Consolidated Financial Data--CII Financial, Inc. ...............   8
  Comparative Market Price Data............................................   9
  Selected Comparative Per Share Data......................................  10
RISK FACTORS...............................................................  11
  Risk Factors Applicable to Sierra........................................  11
  Risk Factors Applicable to CII...........................................  14
  Risk Factors Applicable to the Merger....................................  17
COMPARATIVE MARKET PRICE DATA..............................................  18
SPECIAL MEETINGS...........................................................  19
VOTING AND PROXY INFORMATION...............................................  19
  Sierra...................................................................  19
  CII......................................................................  20
THE MERGER.................................................................  21
  Background...............................................................  21
  Sierra Reasons for the Merger; Recommendation of Sierra's Board of
   Directors...............................................................  22
  Opinion of Sierra's Financial Advisor....................................  24
  CII Reasons for the Merger; Recommendation of CII's Board of Directors...  27
  Opinion of CII's Financial Advisor.......................................  29
  The Merger Agreement.....................................................  34
  Litigation Challenging the Merger........................................  39
  Certain Federal Income Tax Consequences..................................  39
  Rights of CII Dissenting Shareholders....................................  40
  Restrictions on Resales of Securities....................................  42
  Accounting Treatment.....................................................  43
  Board of Directors and Management Following the Merger...................  43
  Interests of Certain Persons in the Merger...............................  43
  Regulatory Approvals.....................................................  46
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  47
  Sierra...................................................................  47
  CII......................................................................  49
COMPARISON OF RIGHTS OF HOLDERS OF SIERRA AND CII COMMON STOCK.............  51
  Authorized Capital Stock.................................................  51
  Board of Directors.......................................................  51
  Cumulative Voting........................................................  51
  Preemptive Rights........................................................  52
  Director's Liability.....................................................  52
  Indemnification..........................................................  52
  Special Meetings of Shareholders; Action Without a Meeting...............  53
  Mergers, Share Exchanges and Sales of Assets.............................  53
  Amendment of Articles of Incorporation and By-laws.......................  54
  Rights of Dissenting Shareholders........................................  54
  Dividends................................................................  55
  Shareholder Rights Plan..................................................  55
CERTAIN INFORMATION CONCERNING SIERRA......................................  56
CERTAIN INFORMATION CONCERNING CII.........................................  56
  General..................................................................  56
  Recent Developments......................................................  58
  Additional Information...................................................  58
UNAUDITED CONSOLIDATED CONDENSED PRO FORMA FINANCIAL DATA..................  59
PROXY SOLICITATION.........................................................  67
LEGAL MATTERS..............................................................  67
EXPERTS....................................................................  67
SHAREHOLDER PROPOSALS......................................................  67
  ANNEX A: Agreement and Plan of Merger....................................
  ANNEX B: CII Annual Report on Form 10-K/A for the year ended
           December 31, 1994...............................................
  ANNEX C: CII Quarterly Report on Form 10-Q for the quarter ended
           June 30, 1995...................................................
  ANNEX D: Selected Sections of the California General Corporation Law.....
  ANNEX E: Opinion of Bear, Stearns & Co. Inc. ............................
  ANNEX F: Opinion of Vector Securities International, Inc. ...............
  ANNEX G: Information Concerning Proposed Directors and Management of CII.

                             AVAILABLE INFORMATION

  Sierra and CII are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith such companies file periodic reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information concerning Sierra and CII may be inspected and copied at the Commission's Public Reference Section, Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549, where copies may be obtained at prescribed rates, as well as at the following regional offices: Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048; and Midwest Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Sierra Common Stock is listed on the New York Stock Exchange. Copies of reports, proxy statements and other information concerning Sierra may also be inspected at the office of such Exchange, 20 Broad Street, New York, New York 10005. The CII Common Stock is listed on the American Stock Exchange. Copies of reports, proxy statements and other information concerning CII may also be inspected at the office of such Exchange, 86 Trinity Place, New York, New York 10006.

  Sierra has filed a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with the Commission with respect to the shares of Sierra Common Stock to be issued by it in the Merger. This Joint Proxy Statement/Prospectus constitutes the Prospectus of Sierra that is filed as part of such Registration Statement. As permitted by the rules and regulations of the Commission, this Joint Proxy Statement/Prospectus omits certain information contained in the Registration Statement and reference is hereby made to the Registration Statement for further information with respect to Sierra and the Sierra Common Stock.

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

  The following documents filed with the Commission by Sierra are incorporated in this Joint Proxy Statement/Prospectus by reference:

   1. Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended on
 Form 10-K/A filed with the Commission on August   , 1995 (the "Sierra 10-K").

   2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995 filed with the Commission on May 12, 1995.

   3. Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 filed with the Commission on August 14, 1995.

   4. Current Report on Form 8-K filed with the Commission on March 2, 1995.

   5. Current Report on Form 8-K filed with the Commission on June 21, 1995, as amended on June 22 and July 11, 1995.

   6. All other reports filed by Sierra pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1994.

   7. The description of the Sierra Common Stock contained in the Registration Statement of Sierra on Form 8-A filed pursuant to the Exchange Act on March 31, 1994, and effective on April 14, 1994.

   8. The description of certain rights attaching to the Sierra Common Stock to purchase Series A Junior Participating Preferred Stock contained in the Registration Statement of Sierra on Form 8-A filed pursuant to the Exchange Act on July 1, 1994.

  All reports and other documents filed by Sierra after the date of this Joint Proxy Statement/Prospectus pursuant to Sections 13(a), 13(c), 14 or 15(d) of
the Exchange Act and prior to         , 1995 shall be deemed to be
incorporated by reference herein and to be a part hereof.

  The following documents filed with the Commission by CII are incorporated in this Joint Proxy Statement/Prospectus by reference:

   1. Annual Report on Form 10-K for the fiscal year ended December 31, 1994 filed pursuant to Section 13(a) or 15(d) of the Exchange Act, as amended on Form 10-K/A filed with the Commission on August 16, 1995 (the "CII 10-K").

   2. Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1995 filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

   3. Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1995 filed with the Commission on August 14, 1995 (the "CII 10-Q").

   4. All other reports filed by CII pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended December 31, 1994.

  Statements contained in this Joint Proxy Statement/Prospectus as to the contents of any contract or document are not necessarily complete and in each instance such statements are qualified in their entirety by reference to the copy of such contract or other document filed as an exhibit to the Registration Statement or incorporated by reference therein. Any statement contained in a document incorporated or deemed to be incorporated in this Joint Proxy Statement/Prospectus by reference shall be deemed to be modified or superseded for the purpose of this Joint Proxy Statement/Prospectus to the extent that a statement contained in this Joint Proxy Statement/Prospectus or in any other subsequently filed document which also is or is deemed to be incorporated in this Joint Proxy Statement/Prospectus by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Joint Proxy Statement/Prospectus.

  THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM SIERRA, P.O. BOX 15645, LAS VEGAS, NEVADA 89114-5645, ATTENTION: SECRETARY, TELEPHONE: (702) 242-7189 OR FROM CII, P.O. BOX 9025, PLEASANTON, CALIFORNIA 94566-9025, ATTENTION: SECRETARY, TELEPHONE:
(510) 416-8700. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY
REQUEST SHOULD BE MADE BY           , 1995 IN THE CASE OF ANY REQUEST FOR
DOCUMENTS FROM SIERRA, AND BY          , 1995 IN THE CASE OF ANY REQUEST FOR
DOCUMENTS FROM CII.

                                    SUMMARY

  The following summary is intended only to highlight certain information contained elsewhere in this Joint Proxy Statement/Prospectus. The summary is not intended to be a complete statement of all material features of the Merger and is qualified in its entirety by reference to the more detailed information contained elsewhere in this Joint Proxy Statement/Prospectus and the annexes attached hereto.

THE COMPANIES

  SIERRA. Sierra is a managed health care company that provides and administers the delivery of comprehensive health care programs with an emphasis on quality care and cost management. Sierra's strategy has been to develop and offer a portfolio of managed health care products to employer groups and individuals. Sierra's broad range of managed health care services is provided through its federally qualified health maintenance organization ("HMO") in Nevada, an HMO in Texas, in which Sierra has a 50% ownership interest, managed indemnity plans, third-party administrative services programs for employer-funded health benefit plans and workers' compensation medical management programs. Ancillary products and services that complement Sierra's managed health care product lines are also offered.

  The address of Sierra's principal executive offices is 2724 North Tenaya Way, Las Vegas, Nevada 89128 and its telephone number is (702) 242-7000.

  CII. CII is a holding company primarily engaged in writing workers' compensation insurance through its wholly-owned subsidiaries. CII is also engaged in the insurance premium finance business through a wholly-owned subsidiary. In addition, CII has two operating insurance agencies, neither of which is significant to the Consolidated Financial Statements of CII. For the year ended December 31, 1994, CII operated in two reportable segments: (i) workers' compensation and (ii) door lock manufacturing. In June 1995, CII recorded the sale of its interest in its electronic door lock manufacturing subsidiary.

  The address of CII's principal executive offices is 5627 Gibraltar Drive, Pleasanton, California 94588 and its telephone number is (510) 416-8700.

SPECIAL MEETINGS

  GENERAL. The Sierra Special Meeting will be held on           , 1995, at
10:00 A.M., local time, at Sierra's corporate complex, 2724 North Tenaya Way, Las Vegas, Nevada. The purpose of the Sierra Special Meeting is to consider and vote upon a proposal to approve the Merger Agreement and to approve the issuance of Sierra Common Stock pursuant thereto and upon exercise of outstanding CII stock options and conversion of the outstanding CII Debentures.
The CII Special Meeting will be held on           , 1995, at 10:00 A.M., local
time, at CII's principal executive offices at 5627 Gibraltar Drive, Pleasanton, California. The purpose of the CII Special Meeting is to consider and vote upon a proposal to approve and adopt the Merger Agreement. CII shareholders should not send in their stock certificates until they receive a transmittal form. See "Special Meetings."

  RECORD DATES; SHARES ENTITLED TO VOTE. Holders of record of shares of Sierra
Common Stock at the close of business on            , 1995 (the "Sierra Record
Date") and holders of record of shares of CII Common Stock at the close of
business on            , 1995 (the "CII Record Date") will be entitled to
notice of and to vote at the respective Special Meetings. At the Sierra Record
Date, there were outstanding           shares of Sierra Common Stock. At the
CII Record Date, there were outstanding           shares of CII Common Stock.
See "Voting and Proxy Information."

  REQUIRED VOTES. The proposal to approve the Merger Agreement and the issuance of Sierra Common Stock pursuant thereto must be approved by the holders of at least a majority of the voting power of the shares of Sierra Common Stock present at the Sierra Special Meeting in person or by proxy and entitled to vote thereon and the proposal to approve the Merger Agreement must be approved by the holders of at least a majority of the shares of CII Common Stock outstanding at the CII Record Date. At the respective Record Dates, directors and executive officers of Sierra and CII and their affiliates had the right to
vote, in the aggregate,           and           shares, respectively, of Sierra
Common Stock and CII Common Stock, representing approximately     % and     %,
respectively, of the Sierra Common Stock and CII Common Stock outstanding as of the respective Record Dates. All of the directors and executive officers of Sierra have indicated that they intend to vote all shares of Sierra Common Stock held by them in favor of the Merger. All of the directors and each of the officers of CII with employment agreements have indicated that they intend to vote all shares of CII Common Stock which such persons have the right to vote in favor of the Merger. Joseph G. Havlick, the Chairman of the Board, Chief Executive Officer and President of CII, and Lee W. Spitler, Jr., the Senior Vice President and Treasurer of CII, have entered into voting agreements with Sierra to vote the shares which such persons have the right to vote in favor of the Merger. See "Voting and Proxy Information."

THE MERGER

  GENERAL. Under the terms of the Merger Agreement, Sierra Sub, a wholly-owned subsidiary of Sierra, will be merged with and into CII and Sierra Sub will cease to exist as a separate legal entity. In connection with the Merger, each outstanding share of CII Common Stock will be converted into 0.37 of a share of Sierra Common Stock as more fully described herein (the "Exchange Ratio"). Holders of CII Common Stock who would otherwise receive a fractional share will be entitled to receive cash in lieu of a fractional share. The amount of such cash (without interest) will be determined by multiplying the closing price for the Sierra Common Stock as reported on the New York Stock Exchange Composite Transactions on the business day two days prior to the effective time of the Merger by the fractional share interest to which such holder would otherwise be entitled. Additionally, at the effective time of the Merger, each outstanding option to purchase shares of CII Common Stock issued pursuant to CII's stock option plans will be assumed by Sierra and will constitute an option to acquire the same number of shares of Sierra Common Stock into which such shares would have been converted pursuant to the Merger had such options been exercised immediately prior to the effective time. At the effective time of the Merger, the CII Debentures will no longer be convertible into CII Common Stock and will be convertible into Sierra Common Stock based on a conversion price adjusted according to the Exchange Ratio. Based upon the capitalization of CII and Sierra as of June 12, 1995 and the Exchange Ratio of 0.37, the holders of the then outstanding shares of CII Common Stock would own securities representing approximately 15% of the outstanding shares of Sierra Common Stock as a result of the Merger. See "The Merger."

  RECOMMENDATION OF SIERRA BOARD OF DIRECTORS. The Board of Directors of Sierra has unanimously approved the Merger Agreement and recommends that holders of Sierra Common Stock vote for the proposal to approve the Merger Agreement and the issuance of Sierra Common Stock pursuant thereto. The Sierra Board's recommendation is based upon a number of factors discussed in this Joint Proxy Statement/Prospectus. See "The Merger--Sierra Reasons for the Merger; Recommendation of Sierra's Board of Directors."

  OPINION OF SIERRA'S FINANCIAL ADVISOR. Bear, Stearns & Co. Inc. ("Bear Stearns") delivered to the Sierra Board of Directors on June 12, 1995 its oral opinion to the effect that, as of such date, the Merger was fair from a financial point of view to the shareholders of Sierra. Bear Stearns has confirmed its opinion by delivery to the Sierra Board of a written opinion to the same effect dated as of the date of this Joint Proxy Statement/Prospectus. The full text of the written opinion of Bear Stearns, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached as Annex E to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. See "The Merger--Opinion of Sierra's Financial Advisor."

  RECOMMENDATION OF CII BOARD OF DIRECTORS. The Board of Directors of CII has unanimously approved the Merger Agreement and recommends that the holders of the CII Common Stock vote for the proposal to approve and adopt the Merger Agreement. The CII Board's recommendation is based upon a number of factors discussed in this Joint Proxy Statement/Prospectus. See "The Merger--CII Reasons for the Merger; Recommendation of CII's Board of Directors."

  OPINION OF CII'S FINANCIAL ADVISOR. On June 12, 1995, Vector Securities International, Inc. ("Vector Securities") delivered its oral opinion (which opinion was confirmed in writing) to CII's Board of Directors to the effect that the consideration to be received in the Merger by the holders of CII Common Stock was fair to such holders from a financial point of view as of such date. The full text of the Vector Securities opinion, which sets forth the procedures followed, the factors considered and the assumptions made by Vector Securities, is included as Annex F to this Joint Proxy Statement/Prospectus and should be read carefully in its entirety. See "The Merger--Opinion of CII's Financial Advisor."

  CONDITIONS TO THE MERGER. The respective obligations of Sierra and CII to effect the Merger are subject to various conditions, including, among others,
(i) the Merger Agreement shall have been approved and adopted by the shareholders of Sierra and CII, (ii) the shares of Sierra Common Stock issuable and reserved for issuance in connection with the Merger shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance, (iii) the receipt of all material governmental authorizations, consents, orders or approvals, (iv) the Registration Statement shall have become effective and shall not be the subject of a stop order or proceedings seeking a stop order, (v) no temporary restraining order, preliminary or permanent injunction or other order shall be in effect that prevents the consummation of the Merger, (vi) material nongovernmental consents or approvals required in connection with the Merger shall have been received and (vii) the Board of Directors of either party not having amended, modified, rescinded or repealed the resolutions adopted by it in connection with the Merger and not having adopted any other resolutions inconsistent therewith. See "The Merger-- The Merger Agreement--Conditions to the Merger."

  REGULATORY APPROVALS. The Merger may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice, and specified waiting period requirements have been satisfied. The Merger is also subject to approval by the California Department of Corporations and the California Department of Insurance. Under California law, the Insurance Commissioner has 60 days from the date of the filing of a Form A Information Statement with respect of the Merger to approve or disapprove of the Merger. If the Insurance Commissioner has not disapproved the Merger within the 60 day period, the Merger can be completed. Filings with and approvals from certain other state insurance regulatory authorities may also be made or obtained in connection with the Merger. See "The Merger--Regulatory Approvals."

  CERTAIN FEDERAL INCOME TAX CONSEQUENCES. The Merger is expected to qualify as a tax free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended. The consummation of the Merger is conditioned on the receipt of an opinion of counsel as to the federal income tax consequences, but no ruling will be requested from the Internal Revenue Service. Holders of CII Common Stock should consult with their own tax advisors regarding the federal, state, local and foreign tax consequences of the Merger. See "The Merger-- Certain Federal Income Tax Consequences."

  TERMINATION. The Merger Agreement may be terminated at any time prior to the effective time of the Merger, (i) by mutual consent of Sierra and CII, (ii) by either Sierra or CII if the other party has materially breached any representation, warranty or covenant of the Merger Agreement, (iii) by CII if its Board of Directors shall have adopted and recommended a competing offer to its shareholders, (iv) by either Sierra or CII if the Merger shall not have been consummated by December 31, 1995, (v) by either Sierra or CII if their respective shareholders do not approve the Merger Agreement and the Merger or
(vi) by Sierra, in certain circumstances, if the Board of Directors of CII withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Sierra or Sierra Sub or if the Board of Directors of CII recommends to the shareholders of CII certain types of competing transactions or if a tender offer or exchange offer for the CII

Common Stock is commenced and the Board of Directors of CII fails to recommend against acceptance of such offer by its shareholders or takes no position with respect to the acceptance of such offer by its shareholders. See "The Merger-- The Merger Agreement--Termination."

  TERMINATION FEE. CII is required to pay Sierra a termination fee of $5,000,000 in certain circumstances. See "The Merger--The Merger Agreement-- Termination Fee."

  LITIGATION CHALLENGING THE MERGER. A holder of CII Common Stock has filed a lawsuit as a purported class action against CII and the directors of CII alleging breach of fiduciary duty in entering into the Merger Agreement and against Sierra alleging that Sierra aided and abetted the alleged breach of fiduciary duty by the CII directors. See "The Merger--Litigation Challenging the Merger."

  NO SOLICITATION OF TRANSACTIONS. Pursuant to the Merger Agreement, CII has agreed not to solicit, encourage, facilitate, agree to or endorse any takeover proposal of a third party. However, CII and its Board of Directors are not prohibited from taking any action which is necessary in the exercise of its fiduciary duties. See "The Merger--The Merger Agreement--No Solicitation of Transactions."

  EMPLOYMENT AGREEMENTS. In connection with the Merger, Messrs. Havlick and Spitler, have agreed to enter into new employment agreements with CII effective upon consummation of the Merger. See "The Merger--Interests of Certain Persons in the Merger."

  RIGHTS OF CII DISSENTING SHAREHOLDERS. Holders of CII Common Stock are generally entitled to dissenters' rights with respect to the Merger under the California General Corporation Law (the "CGCL") if, and only if, the holders of 5% or more of the outstanding shares of CII Common Stock elect to exercise dissenters' rights. If the Merger is approved by the required vote of CII's shareholders and is not terminated, CII's shareholders who vote against the Merger and who have fully complied with all applicable provisions of the CGCL and whose shares constitute CII Dissenting Shares (as defined below) will, provided generally that the CII Dissenting Shares aggregate 5% or more of the outstanding shares of CII Common Stock, have the right to require CII to purchase the shares of CII Common Stock held by them for cash at the fair market value of those shares as of the day before the terms of the Merger were first announced, excluding any appreciation or depreciation resulting from the Merger but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. Under the CGCL, no shareholder of CII who is entitled to exercise dissenters' rights has any right at law or in equity to attack the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Merger had been legally voted in favor of the Merger. As used herein, "CII Dissenting Shares" means those shares of CII Common Stock with respect to which the holders have voted against the Merger and have perfected their purchase demand in accordance with the CGCL, except that no such shares shall constitute CII Dissenting Shares unless either (i) holders of 5% or more of the outstanding shares of CII Common Stock file demands for payment as dissenting shares under the CGCL or (ii) the shares in question are subject to a restriction on transfer imposed by CII or by any law or regulation. Holders of CII Dissenting Shares will be notified of the date on which the CII Dissenting Shares will cease to be eligible for treatment as dissenting shares under the CGCL. Procedures applicable to the exercise of dissenters' rights are set forth under the caption "The Merger--Rights of CII Dissenting Shareholders."

RISK FACTORS

  The Merger involves certain risk factors that should be carefully considered by the shareholders of Sierra and CII. See "Risk Factors."

SELECTED CONSOLIDATED FINANCIAL DATA--SIERRA HEALTH SERVICES, INC. (IN THOUSANDS, EXCEPT PER SHARE DATA)

  The following selected consolidated financial data of Sierra at December 31, 1990, 1991, 1992, 1993 and 1994 and for each of the years in the five-year period ended December 31, 1994 have been derived from the audited Consolidated Financial Statements of Sierra. The following selected consolidated financial data of Sierra at June 30, 1995 and for the six-month periods ended June 30, 1994 and 1995 have been derived from Sierra's unaudited consolidated financial statements which, in the opinion of management, include normal recurring adjustments necessary for a fair presentation of the results of operations and financial condition. The results of operations for the six-month period ended June 30, 1995 are not necessarily indicative of the results to be expected for the full year. See "Incorporation of Certain Information by Reference."

                                                                           SIX MONTHS ENDED
                                   YEAR ENDED DECEMBER 31,                     JUNE 30,
                         ------------------------------------------------  ------------------
                           1990      1991      1992      1993      1994      1994      1995
                         --------  --------  --------  --------  --------  --------  --------
INCOME STATEMENT DATA:
 (1)
 Operating Revenues:
 Premiums............... $158,643  $192,904  $217,624  $240,691  $269,382  $129,679  $153,425
 Professional Fees......    8,375    10,306    10,206    11,254    12,331     5,900     7,670
 Specialty Product
  Revenues..............    2,117     3,296     4,063     4,100    10,487     5,197     5,720
 Investment and Other
  Revenues..............    2,725     2,515     2,060     2,032     3,601     1,310     3,455
                         --------  --------  --------  --------  --------  --------  --------
   Total................  171,860   209,021   233,953   258,077   295,801   142,086   170,270
                         --------  --------  --------  --------  --------  --------  --------
 Operating Expenses:
 Medical Expenses.......  121,811   147,169   166,495   178,526   200,229    96,519   116,490
 General,
  Administrative and
  Other.................   38,362    43,363    44,176    50,715    53,671    26,444    30,803
 Specialty Product
  Expenses..............      879     1,502     2,451     2,977     5,823     2,690     3,326
                         --------  --------  --------  --------  --------  --------  --------
   Total................  161,052   192,034   213,122   232,218   259,723   125,653   150,619
                         --------  --------  --------  --------  --------  --------  --------
 Operating Income.......   10,808    16,987    20,831    25,859    36,078    16,433    19,651
                         --------  --------  --------  --------  --------  --------  --------
 Other Income (Expense):
 Minority Interests in
  Subsidiary (Income)
  Loss..................        7       134      (249)     (179)     (113)      (60)    1,096
 Interest Expense and
  Other, Net............     (573)     (429)     (505)        2    (1,830)   (1,005)     (761)
 Litigation Settlement..   (5,500)   (1,500)     (784)      --        --        --        --
                         --------  --------  --------  --------  --------  --------  --------
   Total................   (6,066)   (1,795)   (1,538)     (177)   (1,943)   (1,065)      335
                         --------  --------  --------  --------  --------  --------  --------
 Income Before Income
  Taxes.................    4,742    15,192    19,293    25,682    34,135    15,368    19,986
 Provision for Income
  Taxes.................    1,495     4,422     5,690     8,239    11,931     5,392     6,695
                         --------  --------  --------  --------  --------  --------  --------
 Net Income............. $  3,247  $ 10,770  $ 13,603  $ 17,443  $ 22,204  $  9,976  $ 13,291
                         ========  ========  ========  ========  ========  ========  ========
 Earnings Per Common
  Share (2)............. $   0.28  $   0.92  $   1.14  $   1.42  $   1.71  $   0.80  $   0.91
                         ========  ========  ========  ========  ========  ========  ========
 Weighted Average Common
  Shares
  Outstanding (2).......   11,607    11,739    11,949    12,296    13,021    12,492    14,680
                         ========  ========  ========  ========  ========  ========  ========
                                         DECEMBER 31,
                         ------------------------------------------------      JUNE 30,
                           1990      1991      1992      1993      1994          1995
                         --------  --------  --------  --------  --------  ------------------
 BALANCE SHEET DATA:
 Working Capital
  (Deficit)............. $ (5,770) $ (2,138) $  9,243  $  5,727  $ 59,690     $  75,859
 Total Assets...........   82,421    85,487   108,113   144,424   223,250       245,986
 Long-term Debt (Net of
  Current Maturities)...    6,114     6,318     7,661    16,002    18,409        18,083
 Cash Dividends Per
  Common Share..........      --        --        --        --        --           --
 Shareholders' Equity...   11,886    24,079    42,327    62,132   134,372       153,078

--------
(1) Sierra reclassified amounts in its Consolidated Statements of Operations to conform to the current presentation.

(2) Adjusted to account for a two-for-one stock split of the Sierra Common Stock distributed on or about January 11, 1993 to shareholders of record as of November 13, 1992.

SELECTED CONSOLIDATED FINANCIAL DATA--CII FINANCIAL, INC.
(IN THOUSANDS, EXCEPT RATIOS AND PER SHARE DATA)

  The following selected consolidated financial data of CII at December 31, 1990, 1991, 1992, 1993 and 1994 and for each of the years in the five-year period ended December 31, 1994 have been derived from the audited Consolidated Financial Statements of CII. The following selected consolidated financial data of CII at June 30, 1995 and for the six-month periods ended June 30, 1994 and 1995 have been derived from CII's unaudited consolidated financial statements which, in the opinion of management, include normal recurring adjustments necessary for a fair presentation of the results of operations and financial condition. The results of operations for the six-month period ended June 30, 1995 are not necessarily indicative of the results to be expected for the full year. See "Incorporation of Certain Information by Reference."

                                                                              SIX MONTHS
                                                                                 ENDED
                                    YEAR ENDED DECEMBER 31,                    JUNE 30,
                          ------------------------------------------------  ----------------
                            1990      1991      1992      1993      1994     1994     1995
                          --------  --------  --------  --------  --------  -------  -------
INCOME STATEMENT DATA:
 Net Earned Premiums....  $ 81,172  $101,701  $103,166  $109,614  $ 90,800  $45,919  $41,037
 Net Investment Income..     6,087     9,455    11,746    13,831    12,792    6,179    7,022
 Other Revenues.........       --      1,083     1,591     1,908     2,688    1,110    1,686
                          --------  --------  --------  --------  --------  -------  -------
 Total Revenues.........    87,259   112,239   116,503   125,353   106,280   53,208   49,745
 Total Costs and
  Expenses..............    79,163   131,001   157,727   120,151    95,235   50,271   46,251
                          --------  --------  --------  --------  --------  -------  -------
 Income (Loss) Before
  Federal Income Taxes,
  Discontinued
  Operations and
  Extraordinary Item....     8,096   (18,762)  (41,224)    5,202    11,045    2,937    3,494
 Income Tax Expense
  (Benefit).............     1,662    (2,542)    1,355       196    (3,695)     --      (750)
                          --------  --------  --------  --------  --------  -------  -------
 Income (Loss) From
  Continuing Operations.     6,434   (16,220)  (42,579)    5,006    14,740    2,937    4,244
 Net Operating Loss From
  Discontinued
  Operations............       --        --        --       (404)   (2,501)    (679)  (6,600)
 Extraordinary Gain.....       --        --        457       --        --       --       --
                          --------  --------  --------  --------  --------  -------  -------
 Net Income (Loss)......  $  6,434  $(16,220) $(42,122) $  4,602  $ 12,239  $ 2,258  $(2,356)
                          ========  ========  ========  ========  ========  =======  =======
 Income (Loss) Per Share
  Before Discontinued
  Operations and
  Extraordinary Gain....  $   1.22  $  (2.25) $  (5.94) $   0.70  $   2.05  $  0.41  $  0.57
 Net Operating Loss Per
  Share From
  Discontinued
  Operation.............       --        --        --       (.06)     (.35)    (.10)    (.90)
 Extraordinary Gain Per
  Share.................       --        --       0.06       --        --       --       --
                          --------  --------  --------  --------  --------  -------  -------
 Net Income (Loss) Per
  Share.................  $   1.22  $  (2.25) $  (5.88) $   0.64  $   1.70  $  0.31  $  (.33)
                          ========  ========  ========  ========  ========  =======  =======
 Weighted Average Common
  Shares Outstanding....     5,275     7,210     7,168     7,142     7,181    7,173    7,406
                          ========  ========  ========  ========  ========  =======  =======
 Ratio of Earnings to
  Fixed Charges(1)(2)...      47x       --        --         2x        3x       2x       2x
UNDERWRITING RATIOS:
 Loss Ratio.............      70.2%    100.7%    115.8%     75.5%     59.1%    68.9%    59.0%
 Underwriting Expense
  Ratio.................      27.0      25.4      31.0      29.0      37.8     35.0     46.7
                          --------  --------  --------  --------  --------  -------  -------
 Combined Ratio.........      97.2%    126.1%    146.8%    104.5%     96.9%   103.9%   105.7%
                          ========  ========  ========  ========  ========  =======  =======
                                          DECEMBER 31,
                          ------------------------------------------------     JUNE 30,
                            1990      1991      1992      1993      1994         1995
                          --------  --------  --------  --------  --------  ----------------
BALANCE SHEET DATA:
 Total Investments......  $125,331  $192,799  $183,987  $207,487  $221,717     $221,695
 Total Assets...........   160,378   248,187   265,735   295,356   307,827      304,280
 Total Long-term Debt...       --     58,250    56,800    56,800    56,800       56,800
 Total Liabilities......    89,123   193,825   253,682   278,030   279,292      275,918
 Total Shareholders'
  Equity................    71,255    54,362    12,053    17,326    28,535       28,362

--------

(1) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of pretax income from continuing operations and fixed charges. Fixed charges consist of interest expense and a representative portion of rental expense.
(2) Earnings were inadequate to cover fixed charges by $20,337 and $45,686 for the years ended December 31, 1991 and 1992, respectively.

COMPARATIVE MARKET PRICE DATA

  The Sierra Common Stock has been traded under the symbol "SIE" on the New York Stock Exchange since 1994 and, prior to that, on the American Stock Exchange since 1985. The CII Common Stock has been traded on the American Stock Exchange under the symbol "CII" since 1990. The table below sets forth, for the calendar quarters indicated, the high and low sales prices for the Sierra Common Stock and the CII Common Stock as reported by the New York Stock Exchange or the American Stock Exchange. During the periods presented below, neither Sierra nor CII has declared or paid any dividends.

                                                PRICE PER SHARE OF COMMON STOCK
                                                --------------------------------
                                                     SIERRA            CII
                                                ----------------- --------------
                                                  HIGH      LOW    HIGH    LOW
FISCAL 1993                                     --------- ------- ------ -------
 First Quarter................................. $21 11/16 $12 3/4 $6 7/8 $4 5/8
 Second Quarter................................  21 1/4    11 1/2  7      5 1/8
 Third Quarter.................................  22        15 1/8  6 1/4  5
 Fourth Quarter................................  22 5/8    15 1/2  7 1/2  5 1/4
FISCAL 1994
 First Quarter.................................  30 3/4    22      7 3/8  4 3/4
 Second Quarter................................  29        21 1/4  6 1/4  4 5/8
 Third Quarter.................................  28        23 1/8  6 3/8  5
 Fourth Quarter................................  33 1/2    25 5/8  6 1/4  4 3/4
FISCAL 1995
 First Quarter.................................  32 7/8    27 3/8  7      4 5/8
 Second Quarter ...............................  33 5/8    22 1/8  9 3/8  5 1/2
 Third Quarter (through August 10, 1995).......  27 1/2    23      9 3/4  7 7/8

  On June 12, 1995, the last full trading day prior to the announcement of the Merger Agreement, the reported New York Stock Exchange Composite Transactions closing price of the Sierra Common Stock was $29.375 per share and the reported American Stock Exchange Composite Transactions closing price of the CII Common
Stock was $8.125 per share. On        , 1995, the most recent available date
prior to the date of this Joint Proxy Statement/Prospectus, the reported New York Stock Exchange Composite Transactions closing price of the Sierra Common
Stock was $     per share and the reported American Stock Exchange Composite
Transactions closing price of the CII Common Stock was $     per share.

SELECTED COMPARATIVE PER SHARE DATA

  The following table sets forth certain information concerning the Sierra Common Stock and the CII Common Stock. The tables also include certain pro forma per share consolidated information which is based on the historical data of Sierra and CII adjusted to give effect to the Merger. See "Incorporation of Certain Information by Reference."

                                         SIERRA                  CII
                                  -------------------- ------------------------
                                             PRO FORMA             EQUIVALENT
                                             PER SHARE            PRO FORMA PER
                                  HISTORICAL   DATA    HISTORICAL SHARE DATA(1)
                                  ---------- --------- ---------- -------------
Book Value Per Share(2):
  June 30, 1995.................    $10.38    $ 9.94     $ 3.94      $ 3.68
  December 31, 1994.............      9.22      9.64       3.97        3.57
Net Income (Loss) Per Share from
 Continuing Operations(3):
  June 30, 1995.................    $ 0.91    $ 1.01     $ 0.57      $ 0.37
  June 30, 1994.................      0.80      0.85       0.41        0.32
  December 31, 1994.............      1.71      2.36       2.05        0.87
  December 31, 1993.............      1.42      1.50       0.70        0.56
  December 31, 1992.............      1.14     (1.98)     (5.94)      (0.73)

--------
(1) The equivalent pro forma per share data represents the value of the pro forma per share data multiplied by the Exchange Ratio.

(2) The pro forma book value per share of Sierra Common Stock is based upon the pro forma consolidated total shareholders' equity for the consolidated companies divided by the pro forma shares of Sierra Common Stock assuming conversion of the CII Common Stock at the Exchange Ratio.

(3) The pro forma net income (loss) per share from continuing operations of Sierra is based on the pro forma net income from continuing operations for the consolidated companies divided by the pro forma weighted average shares outstanding of the consolidated companies. See "Unaudited Consolidated Condensed Pro Forma Financial Data."

                                 RISK FACTORS

  In evaluating the Merger, shareholders of Sierra and CII should consider, among other factors, the following.

RISK FACTORS APPLICABLE TO SIERRA

  LACK OF CONTROL OVER PREMIUM STRUCTURE; LACK OF CONTROL OVER AND UNPREDICTABILITY OF MEDICAL COSTS. Substantially all of Sierra's revenues are generated by premiums, including capitation payments, which represent fixed monthly payments for each person enrolled in Sierra's plans. These premiums are generally fixed in advance by annual contracts and Sierra is obligated to provide extensive health care services as established by a member's benefit plan during the contract period whether or not the premiums cover the costs of providing benefits. Although Sierra has purchased insurance contracts to mitigate this risk and historically has been able to increase its premiums, there can be no assurance that Sierra will be able to continue to do so in the future in light of competitive and regulatory considerations. If Sierra is unable to obtain adequate premiums because of competitive or regulatory considerations, Sierra could incur significant losses. Because a significant portion of Sierra's premium revenues are paid by the federal government in connection with the Medicare program, to the extent Medicare premium rates do not keep pace with rising medical costs, Sierra's profitability could be materially adversely affected. Historically, these rates have been subject to wide variations from year to year and have decreased in two of the past six years. Although Sierra received an approximate 7.5% rate increase for 1995, any significant decrease in such rates in subsequent years could have a material adverse effect on Sierra's business.

  Sierra's profitability is dependent, in large part, upon its ability to accurately project and manage health care costs. Health care costs are affected by a variety of factors that are difficult to predict and not entirely within Sierra's control, including the severity and frequency of claims. Medical cost inflation, new technologies, natural disasters, epidemics and other external factors relating to the delivery of health care services may adversely affect Sierra's ability to manage the costs of providing health care services. Hospital utilization and associated costs constitute the most variable components of Sierra's medical expenses. Although Sierra attempts to manage its health care costs effectively, there can be no assurance that Sierra will be able to continue to do so in the future.

  DEPENDENCE ON KEY ENROLLMENT CONTRACTS. For the year ended December 31, 1994 and the six months ended June 30, 1995, Sierra received approximately 28.0% and 30.7%, respectively, of its total revenues pursuant to its contract with the United States Health Care Finance Administration ("HCFA") to provide health care services to Medicare enrollees. Sierra's contract with HCFA is subject to annual renewal at the election of HCFA and requires Sierra to comply with federal HMO and Medicare laws and regulations and may be terminated if Sierra fails to so comply. The termination of Sierra's contract with HCFA would have a material adverse effect on Sierra's business. In addition, there have been, and Sierra expects that there will continue to be, a number of legislative proposals to limit Medicare reimbursements. Future levels of funding of the Medicare program by the federal government cannot be predicted with certainty.

  Sierra's ability to obtain and maintain favorable group benefit agreements with employer groups affects Sierra's profitability. The agreements are generally renewable on an annual basis but are subject to termination on 60 days' prior notice. For the fiscal year ended December 31, 1994, Sierra's ten largest HMO employer groups were, in the aggregate, responsible for approximately 20% of its total revenues. Although none of such employer groups accounted for more than 5% of total revenues during that period, the loss of one or more of the larger employer groups would have a material adverse effect upon Sierra's business. Sierra has generally been successful in retaining these employer groups. However, there can be no assurance that Sierra will be able to renew its agreements with such employer groups in the future or that it will not experience a decline in enrollment within its employer groups.

  HEALTH CARE REFORM. As a result of the continued escalation of health care costs and the inability of many individuals to obtain health care insurance, numerous proposals relating to health care reform have been or may be introduced in the United States Congress and in state legislatures. In November 1993, President Clinton introduced comprehensive legislation to reform the nation's health care system in an effort to control public and private health care spending and provide universal access to health care. A number of other major health care reform proposals have since been introduced in Congress. Certain states, including several states in which Sierra operates, have enacted or are considering independent health care reform initiatives. It is uncertain what reforms will ultimately be enacted by the federal government or any state government. Sierra cannot predict the effect of health care reform on its business or give assurance that any reform will not have a material adverse effect on it. Although Sierra believes that it may benefit from some proposals favoring the growth of managed health care, any proposals affecting underwriting practices, limiting rate increases or affecting contracting arrangements (including proposals to require HMOs and Preferred Provider Organizations ("PPOs") to accept any health care providers willing to abide by an HMO's or PPO's contract terms) may have a material adverse effect on Sierra's business.

  COMPETITION. Managed care companies and HMOs operate in a highly competitive environment. Sierra has numerous types of competitors, including, among others, HMOs, PPOs, self-insured employer plans and traditional indemnity carriers, many of which have substantially larger total enrollments, have greater financial resources and offer a broader range of products than Sierra. Additional competitors with greater financial resources than Sierra may enter Sierra's market in the future. Moreover, competitive pressures are expected to limit Sierra's ability to increase premiums and may, to a lesser extent, result in declining premiums. Accordingly, the continued profitability of Sierra will, to a large extent, depend on Sierra's ability to manage the costs of providing health care benefits to its members. The inability of Sierra to manage these costs effectively may have an adverse impact on Sierra's future results of operations by reducing profitability margins. In addition, competitive pressures may also result in reduced membership levels. Any such reductions would materially affect Sierra's results of operations.

  GEOGRAPHIC CONCENTRATION; CURRENT EXPANSION PROGRAM; LIMITED SUCCESS OF PREVIOUS EXPANSION PROGRAM. Sierra's operations are currently concentrated in southern Nevada. Sierra is the principal provider of managed health care services in Nevada and has the largest HMO enrollment in the state. This concentration creates operational efficiencies and makes Sierra's products more attractive to potential customers in southern Nevada. Any adverse economic, regulatory or other developments that may occur in southern Nevada may negatively impact Sierra's operations and financial condition. In addition, health care patterns among the population of southern Nevada may result in increased health care costs for Sierra. In order to diversify geographically, Sierra has recently commenced HMO operations in Texas and northern Nevada and is exploring opportunities to expand its HMO operations into other areas of the country. Membership in the Texas HMO was approximately 1,000 at August 1, 1995. Sierra began to actively market for enrollment in northern Nevada in August 1995. In the past, Sierra also attempted to expand its operations into northern Nevada and other regions outside of the state. These activities met with limited success and, in some cases, resulted in Sierra incurring significant losses. Although Sierra believes that it is now more experienced, there can be no assurance that Sierra will be able to recover its initial investments or expand into other regions successfully and without incurring losses. See "Certain Information Concerning Sierra."

  ESTIMATION OF INCURRED BUT NOT REPORTED LIABILITIES. Sierra's calculation of its medical costs includes an estimate of incurred but not reported ("IBNR") liabilities in its claim reserves. Accordingly, the accuracy of Sierra's medical costs reported in its Consolidated Financial Statements depends, in part, on Sierra's ability to estimate IBNR liabilities accurately. Sierra estimates IBNR liabilities on a monthly basis using actuarial methods, which are based upon the historical average interval between the date services are rendered and the date claims are paid. Other items that are considered include hospital utilization rates, claims backlog, membership changes, provider fee schedules and benefit changes and inflation rates. Although Sierra believes that its estimates for IBNR liabilities are adequate to satisfy its ultimate related claims liability, there can be no assurance as to the ultimate accuracy or completeness of such IBNR liability estimates or that adjustments to such IBNR liabilities would not have a material adverse effect on Sierra's results of operations.

  NEVADA HOME OFFICE TAX CREDIT. Under existing Nevada law, a 50% premium tax credit is generally available to HMOs and insurers that own and substantially occupy home offices or regional home offices within Nevada. In connection with the settlement of a prior dispute concerning the premium tax credit, the Nevada Department of Insurance acknowledged in November 1993 that Sierra's HMO and insurance subsidiaries meet the statutory requirements to qualify for this tax credit. Sierra intends to take all necessary steps to continue to comply with these requirements. The elimination or reduction of the premium tax credit, or any failure by Sierra to qualify for the premium tax credit, would have a material adverse effect on Sierra's results of operations.

  GOVERNMENT REGULATION; POTENTIAL DECLINE IN ENROLLMENT. Sierra's business is subject to extensive federal and state laws and regulations, including, but not limited to, financial requirements, licensing requirements, enrollment requirements and periodic examinations by governmental agencies. In particular, Sierra's HMO and insurance subsidiaries are subject to regulations relating to cash reserves, minimum net worth, premium rates and approval of policy language and benefits. Although such regulations have not significantly impeded the growth of Sierra's business to date, there can be no assurance that Sierra will be able to continue to obtain or maintain required governmental approvals or licenses or that regulatory changes will not have a material adverse effect on Sierra's business. In addition, Sierra has in the past enrolled HMO members from various employer groups by utilizing provisions of the Health Maintenance Organization Act of 1973, as amended (the "HMO Act") which require employers to offer their employees HMO coverage under certain circumstances. This requirement of the HMO Act expires in October 1995. Upon expiration, federally qualified HMOs will no longer be able to require employers to include the HMOs as a coverage option for their employees. Although Sierra anticipates that the expiration of this requirement may result in a minor decline in its HMO enrollment, there can be no assurance that such expiration will not result in a more significant membership decline than Sierra currently anticipates.

  DEPENDENCE UPON HEALTH CARE PROVIDERS. Sierra's profitability is dependent, in large part, upon its ability to contract favorably with hospitals, physicians and other health care providers. Sierra's contracts with its primary providers are generally renewable annually, but certain contracts may be terminated on 90 days' prior written notice by either party. There can be no assurance that Sierra will be able to continue to renew such contracts or enter into new contracts enabling it to service its members profitably. Sierra expects that it will be required to expand its health care provider network in order to service membership growth adequately. Although Sierra believes that it will be able to enter into agreements with such providers, there can be no assurance that it will be able to do so on a timely basis or under favorable terms. See "Certain Information Concerning Sierra."

  LITIGATION AND INSURANCE. Sierra is, and is likely in the future to be, subject to certain types of litigation, including medical malpractice claims and claim disputes pertaining to its contracts and other arrangements with providers, employer groups and their employees and individual members. Sierra maintains general and professional liability, property and fidelity insurance coverage and its multi-specialty medical group maintains excess malpractice insurance for the providers presently employed by the group. Additionally, Sierra requires all of its independently contracted provider physician groups, individual practice physicians, specialists, dentists, podiatrists and other health care providers (with the exception of certain hospitals) to maintain professional liability coverage. Certain of the hospitals with which Sierra contracts are self-insured. Sierra may incur losses not covered by insurance, beyond the limits of its insurance coverage for its employed physicians and staff, for acts or omissions by independent providers who do not carry sufficient malpractice coverage, or for other acts or omissions. Sierra may in the future be unable to obtain adequate insurance. Generally, punitive damage awards are not covered by insurance. Although Sierra believes that it currently carries adequate insurance, no assurance can be given that Sierra's insurance coverage will be adequate in amount or type, or as to the future availability or cost of such insurance.

  MANAGEMENT INFORMATION SYSTEM. Sierra's management information system is critical to its current and future operations. The information gathered and processed by Sierra's management information system assists Sierra in, among other things, pricing its services, monitoring utilization and other cost factors, processing provider claims, providing bills on a timely basis and identifying accounts for collection. Sierra regularly modifies its management information system. Any difficulty associated with or failure of such system, or any inability to expand processing capability or to develop and maintain networking capability, could have a material adverse effect on Sierra's business.

  DEPENDENCE ON MANAGEMENT. The success of Sierra has been dependent to a large extent upon the efforts of Sierra's founder, Anthony M. Marlon, M.D., the Chairman of the Board and Chief Executive Officer of Sierra, who has an employment agreement with Sierra. Erin E. MacDonald has recently assumed the duties of President from Dr. Marlon. Although Sierra believes that this change and the development of the management staff have made Sierra less dependent on Dr. Marlon, the loss of Dr. Marlon could still have a material adverse effect on Sierra.

  CONTROL BY PRINCIPAL SHAREHOLDER; ANTI-TAKEOVER PROVISIONS. Upon completion of the Merger, Dr. Marlon, who currently beneficially owns approximately 16.7% of the outstanding Sierra Common Stock, will continue to beneficially own approximately 14.2% of the outstanding Sierra Common Stock and consequently will continue to have significant influence over the election of directors and matters submitted to a vote of Sierra's shareholders. In addition, Sierra's Shareholder Rights Plan, certain provisions of the Nevada Revised Statutes, as amended (the "NRS"), and Sierra's Articles of Incorporation and By-laws could have the effect of discouraging unsolicited takeover bids by third parties. See "Security Ownership of Certain Beneficial Owners and Management--Sierra" and "Comparison of Rights of Holders of Sierra and CII Common Stock."

RISK FACTORS APPLICABLE TO CII

  OPERATING HISTORY. During the seven year period ended December 31, 1994, CII had net operating losses in 1988, 1991 and 1992. The net operating losses in 1991 and 1992, however, were more than twice the net operating incomes for all other years combined. The continued profitability of CII will depend largely on its success in obtaining adequate premium rates, maintaining appropriate reserves and controlling administrative and other expenses. See Annex B: the CII 10-K--"Management's Discussion and Analysis of Financial Condition and Results of Operations" and Annex C: the CII 10-Q --"Management's Discussion and Analysis of Financial Condition and Results of Operations."

  CALIFORNIA WORKERS' COMPENSATION INDUSTRY; PROFIT UNCERTAINTIES RELATED TO NEW OPEN RATING ENVIRONMENT. CII writes workers' compensation insurance principally in California. The workers' compensation industry in California has undergone major changes in the past several years. In 1991 and 1992, the California recession and abuses of the workers' compensation system, including a significant increase in "stress and strain" claims, adversely affected the workers' compensation insurance industry, including CII. Although fraudulent cases still occur, management of CII believes that subsequent legislation has decreased the level of abuse by requiring, among other changes, that a preponderance of an injury must be caused by work-related activities while prior law only required 10%, and additionally, by restricting post-termination claims by requiring that the injured employee notify the employer of the injury prior to the employee's termination. Also, subsequent to such legislation, the frequency and severity of "stress and strain" claims have been reduced. See Annex B: the CII 10-K--"Business--Workers' Compensation Insurance."

  Premium rates, which are regulated by the Department of Insurance in California, have been under significant pressure for the last three years. In July 1993, workers' compensation legislation reduced minimum rates by 7%. Further decreases in the minimum rates of 12.7% and 16% were mandated by the California Insurance Commissioner effective January 1994 and October 1994, respectively. Pursuant to workers' compensation legislative reforms enacted in 1993, "open rating" rules replaced "minimum rate" laws effective January 1, 1995. Under minimum rate laws, insurers could not charge a premium which was less than the published minimum rate and, therefore, competed primarily on the basis of service to policyholders, the level of agent commissions and policyholders' dividends. In the open rating environment, each California workers' compensation insurer must determine and file with the Department of Insurance the premiums and rating plans that it will use. The Department of Insurance can only disapprove a filed rate if it determines that the rate will threaten the insurer's solvency or will lead to a monopoly which is defined to be 20% or more of the total California workers' compensation market. The new open rating environment brings uncertainties to premium revenues and continued operating profits due to increased price competition and the risk of incurringadverse loss experience over a smaller premium base. See "Certain Information Concerning CII," Annex
B: the CII 10-K--"Business--Workers' Compensation Insurance" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Annex C: the CII 10-Q--"Management's Discussion and Analysis of Financial Condition and Results of Operations."

  Although CII intends to underwrite each account taking into consideration the insured's risk profile, prior loss experience, loss prevention plans and other underwriting considerations, there can be no assurance that CII will be able to operate profitably in the California workers' compensation industry or that future workers' compensation legislation will not be adopted in California or other states which might adversely affect CII's results of operations. See Annex B: the CII 10-K--"Business--Underwriting."

  GEOGRAPHIC CONCENTRATION. For the year ended December 31, 1994 and the six months ended June 30, 1995, approximately 86% and 83%, respectively, of CII's direct written premiums were in California. As discussed above, the California open rating environment has increased the risk that CII will not be able to write workers' compensation insurance at adequate rates. CII currently also writes workers' compensation insurance in Colorado, Nebraska, New Mexico and Utah and has plans to commence writing workers' compensation insurance in Kansas, South Dakota and Texas. There can be no assurance, however, that CII will expand into these or other regions without incurring losses. Consequently, CII's operating results are expected to be largely dependent upon its ability to write profitable workers' compensation insurance in California. See "Certain Information Concerning CII," Annex B: the CII 10-K-- "Business--Workers' Compensation Insurance" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Annex C: the CII 10-Q--"Management's Discussion and Analysis of Financial Condition and Results of Operations."

  LOSS RESERVES. CII's loss reserves are estimates of future costs based on various assumptions. The accuracy of these estimates may be affected by external forces such as changes in the rate of inflation, the regulatory environment, the judicial administration of claims, medical costs and other factors. Because certain workers' compensation claims may not be fully paid for several years or more, estimating reserves for such claims can be more difficult and uncertain than estimating reserves in other lines of insurance in which the period between the occurrence of the claim and final determination of the loss is shorter. Included in the loss reserves are estimates for IBNR claims which are established for unreported claims and adverse loss developments relating to current and prior years. On a quarterly basis, CII and its independent actuary review the adequacy of its loss reserves using generally accepted actuarial methods, and annually, an opinion is issued by the actuary as to the adequacy of the reserves. If the assumptions on which the estimates are based prove to be incorrect and reserves are inadequate to cover CII's actual experience, CII's profitability would be adversely affected. See "Certain Information Concerning CII," Annex
B: the CII 10-K--"Business--Losses and Loss Adjustment Expenses" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Annex C: the CII 10-Q--"Management's Discussion and Analysis of Financial Condition and Results of Operations."

  REGULATORY ENVIRONMENT. CII's insurance subsidiaries are subject to extensive governmental regulation and supervision in each state in which they do business. The primary purpose of such regulation and supervision is to provide safeguards for policyholders and injured workers rather than to protect the interests of shareholders. Typically, state regulations extend to such matters as licensing agents and insurance companies; restricting the types or quality of investments; requiring triennial financial examinations and market conduct surveys of insurance companies; regulating premium rates, forms and advertising; determining minimum reserve and deposit requirements; regulating aspects of a company's relationship with its agents; restricting use of some underwriting criteria; limiting the grounds for cancellation or nonrenewal of policies, solicitation and replacement practices; policyholders' dividends; and specifying what might constitute unfair practices.

  Typically, states mandate participation in insurance guaranty associations, which assess solvent insurance companies in order to fund claims of policyholders of insolvent insurance companies. Insurers can be assessed a percentage of premiums written for workers' compensation insurance each year to pay losses on covered claims of insolvent insurers. In California and certain other states, insurers are allowed to recoup such assessments from policyholders while certain other states allow an offset against premium taxes. Potential assessment expenses, net of recoupment, if any, for insolvencies are not accrued until after an insolvency has occurred since the likelihood and the amount of the assessment expense cannot be reasonably determined or estimated. In California, there have been no new assessments for insolvent workers' compensation insurance companies since 1990.

  California's Insurance Holding Company Act regulates the payment of shareholder dividends by insurance companies as well as changes in control of insurance holding companies. Currently, CII's insurance subsidiaries cannot pay any shareholder's dividend to CII without prior approval by the California Insurance Commissioner. See Annex B: the CII 10-K--"Business--Regulation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Annex C: the CII 10-Q--"Management's Discussion and Analysis of Financial Condition and Results of Operations."

  COMPETITION. Many of CII's competitors have been in business longer, have larger volumes of business, offer a more diversified line of insurance coverage, have greater financial resources, have greater distribution capability and better financial risk ratings than CII. Under the new open rating environment in California, CII believes that the price of workers' compensation insurance will become an increasingly important factor. This is also true for the other states in which CII does business. The future profitability of CII is dependent upon its ability to effectively compete in these markets at premium rates that will be adequate to fund claims and expenses and provide a profit. The inability of CII to obtain adequate premium rates would have an adverse effect on CII's results of operations. In addition, CII's largest insurance subsidiary has not been able to pay policyholders' dividends since 1992 because of regulatory restrictions and its other insurance subsidiary has not paid any policyholders' dividends since 1992. The absence of policyholders' dividends contributed to the decrease in premiums written in 1994 and could continue to be a competitive disadvantage in the open rating environment. CII believes, however, that payment of policyholders' dividends will be less important in this environment. See Annex
B: the CII 10-K--"Business--Competition," "--Workers' Compensation Insurance" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," and Annex C: the CII 10-Q--"Management's Discussion and Analysis of Financial Condition and Results of Operations."

  DEPENDENCE ON KEY PERSONNEL. The success of CII is largely dependent on the services of Mr. Havlick and the experienced management team he has assembled. CII has employment agreements with Mr. Havlick and other key employees. The loss of Mr. Havlick could have a materially adverse effect on CII. See "The Merger--Interests of Certain Persons in the Merger."

  CONVERTIBLE SUBORDINATED DEBENTURES. CII has outstanding $56,800,000 principal amount of the CII Debentures. While the indenture relating to the CII Debentures includes a provision which allows holders to require CII to repurchase the CII Debentures in the event of a change in control of CII, such provision will not be triggered by the Merger and, accordingly, the CII Debentures will remain outstanding after the Merger. Sierra will enter into a supplemental indenture providing that the CII Debentures will be convertible into shares of Sierra Common Stock at a current conversion price $59.097 per share. Although CII currently does not have sufficient liquid assets to meet the $2,130,000 semi-annual interest payment on the CII Debentures due March 15, 1996, it believes it can make the payments due during at least the next twelve months by, among other things, receiving payments on intercompany receivables from its premium finance subsidiary which, at June 30, 1995, totaled $9.9 million. Subsequent to June 30, 1995, CII received a $1.8 million payment from its premium finance subsidiary that will enable CII to make its semi-annual interest payment due September 15, 1995. CII is exploring alternative funding sources for its premium finance subsidiary which include, but are not limited to, expanding the existing bank line of credit facility, selling a portion of the premium finance receivables to either a third party or a related party, using a CII insurance subsidiary to grant an interest bearing loan in place of CII's advances and further reducing the amount of premium finance loans issued. Other potential sources of liqudity for CII to make interest payments on the CII Debentures include selling the premium finance operation and seeking approval from the California Insurance Commissioner for the payment of a shareholder dividend to CII by its insurance subsidiary. Upon consummation of the Merger, Sierra will assess available alternatives relating to the CII Debentures. Although Sierra currently anticipates that it will not assume CII's obligations under the CII Debentures or guarantee their repayment, it expects to take such steps as may be necessary to prevent default and acceleration of the CII Debentures, and has sufficient liquid assets to do so for at least the next twelve months. However, there can be no assurance that Sierra will take such steps or have sufficient liquid assets to prevent such a default in the future. See Annex B: the CII 10-K--"Management's Discussion and Analysis of Financial Condition and Results of Operations" and Annex C: the CII 10-Q--"Management's Discussion and Analysis of Financial Condition and Results of Operations."

RISK FACTORS APPLICABLE TO THE MERGER

  BENEFITS ACCRUING TO MANAGEMENT OF CII. As a result of the Merger, certain officers and directors of CII will receive shares of Sierra Common Stock in exchange for shares of CII Common Stock on the same terms as are applicable to the other shareholders of CII. In addition, all stock options currently held by each officer and director of CII will, in connection with the Merger, be converted into a right to receive shares of Sierra Common Stock based on the Exchange Ratio. Certain stock option and benefit plans of CII or the agreements thereunder provide for the acceleration of certain benefits upon a change of control. The benefits of a number of officers and directors of CII and its subsidiaries under such plans will be subject to such acceleration as a result of the Merger. In addition, certain officers of CII, in order to fulfill a condition to Sierra's obligation to consummate the Merger, have agreed to enter into new employment agreements with CII upon consummation of the Merger, which agreements will supersede existing agreements. The new agreements constitute a significant reduction in term length and certain benefits provided to such employees. As a result of these transactions, certain officers and directors of CII may have conflicts of interest in connection with the Merger. See "The Merger--Interests of Certain Persons in the Merger."

  INTEGRATION OF CERTAIN OPERATIONS. Sierra and CII have entered into the Merger Agreement with the expectation that the Merger will result in certain benefits for the combined companies. Achieving the anticipated benefits of the Merger will depend in part upon whether the two companies' businesses can be integrated in an efficient and effective manner. There can be no assurance that this will occur or that cost savings in operations will be achieved. The successful combination of the two companies will require, among other things, integration of the companies' respective product offerings, medical management of health care claims and management information systems enhancements. The difficulties of such integration may be increased by the necessity of coordinating geographically separated organizations. The integration of certain operations following the Merger will require the dedication of management resources which may temporarily distract attention from the day-to-day business of the combined companies. There can be no assurance that integration will be accomplished smoothly or successfully. Failure to effectively accomplish the integration of the two companies' operations could have an adverse effect on Sierra's results of operations and financial condition following the Merger.

  POSSIBLE VOLATILITY OF COMMON STOCK PRICE. Recently, there has been significant volatility in the market prices of securities of companies in the health care industry, including the price of the Sierra Common Stock. Many factors, including medical cost increases, analysts' comments, announcements of new legislative proposals or laws relating to health care reform, the performance of, and investor expectations for, Sierra, the trading volume of the Sierra Common Stock and general economic and market conditions, may influence the trading price of the Sierra Common Stock. Accordingly, there can be no assurance as to the price at which the Sierra Common Stock will trade in the future. See "Summary--Comparative Market Price Data."

                         COMPARATIVE MARKET PRICE DATA

  The Sierra Common Stock has been traded under the symbol "SIE" on the New York Stock Exchange since 1994 and, prior to that, was traded on the American Stock Exchange since 1985. The CII Common Stock has been traded on the American Stock Exchange under the symbol "CII" since 1990. The table below sets forth, for the calendar quarters indicated, the high and low sales prices for the Sierra Common Stock and the CII Common Stock as reported by the New York Stock Exchange or the American Stock Exchange. During the periods presented below, neither Sierra nor CII has declared or paid any dividends.

                                                 PRICE PER SHARE OF
                                                    COMMON STOCK
                                                ---------------------------------
                                                       SIERRA                  CII
                                                  ----------------        --------------
                                                  HIGH         LOW        HIGH       LOW
                                                  ----         ---        ----       ---
FISCAL 1993
  First Quarter................................  $21 11/16    $12 3/4    $6 7/8     $4 5/8
  Second Quarter...............................   21 1/4       11 1/2     7          5 1/8
  Third Quarter................................   22           15 1/8     6 1/4      5
  Fourth Quarter...............................   22 5/8       15 1/2     7 1/2      5 1/4
FISCAL 1994
  First Quarter................................   30 3/4       22         7 3/8      4 3/4
  Second Quarter...............................   29           21 1/4     6 1/4      4 5/8
  Third Quarter................................   28           23 1/8     6 3/8      5
  Fourth Quarter...............................   33 1/2       25 5/8     6 1/4      4 3/4
FISCAL 1995
  First Quarter................................   32 7/8       27 3/8     7          4 5/8
  Second Quarter ..............................   33 5/8       22 1/8     9 3/8      5 1/2
  Third Quarter (through August 10, 1995)......   27 1/2       23         9 3/4      7 7/8

  On June 12, 1995, the last full trading day prior to the announcement of the Merger Agreement, the reported New York Stock Exchange Composite Transactions closing price of the Sierra Common Stock was $29.375 per share and the reported American Stock Exchange Composite Transactions closing price of the
CII Common Stock was $8.125 per share. On        , 1995, the most recent
available date prior to the date of this Joint Proxy Statement/Prospectus, the reported New York Stock Exchange Composite Transactions closing price of the
Sierra Common Stock was $     per share and the reported American Stock
Exchange Composite Transactions closing price of the CII Common Stock was
$     per share.

  Following the Merger, the Sierra Common Stock will continue to trade on the New York Stock Exchange. Following the Merger, the CII Common Stock will cease to trade on the American Stock Exchange, and there will be no further market for the CII Common Stock.

  Because the Exchange Ratio is fixed and because the market price of the Sierra Common Stock is subject to fluctuation, the market value of the shares of the Sierra Common Stock that holders of the CII Common Stock will receive in the Merger may increase or decrease prior to and following the Merger. Shareholders are urged to obtain current market quotations for the Sierra Common Stock and the CII Common Stock.

                               SPECIAL MEETINGS

  This Joint Proxy Statement/Prospectus is being furnished to the shareholders of Sierra and CII in connection with the solicitation of proxies by the Board of Directors of Sierra for use at the Sierra Special Meeting to be held on
               , 1995, at 10:00 A.M., local time, at its corporate complex at 2724 North Tenaya Way, Las Vegas, Nevada, and at all adjournments and postponements thereof and by the Board of Directors of CII for use at the CII
Special Meeting to be held on                , 1995, at 10:00 A.M., local
time, at its principal executive offices at 5627 Gibraltar Drive, Pleasanton, California, and at all adjournments and postponements thereof.

  At the respective Special Meetings, the holders of Sierra Common Stock and CII Common Stock will be separately asked to consider and vote upon proposals to approve and adopt the Merger Agreement. A copy of the Merger Agreement (without the schedules thereto) is attached as Annex A to this Joint Proxy Statement/Prospectus. Pursuant to the Merger Agreement, upon satisfaction of certain conditions described in the Merger Agreement, (i) Sierra Sub, a wholly-owned subsidiary of Sierra, will be merged with and into CII, (ii) each outstanding share of CII Common Stock will be converted into 0.37 of a share of Sierra Common Stock and (iii) Sierra Sub will cease to exist as a separate legal entity. As a result of the Merger, CII will become a wholly-owned subsidiary of Sierra.

  A representative of Deloitte & Touche LLP, Sierra's independent auditors, will be present at the Sierra Special Meeting and will have an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions raised at the Sierra Special Meeting.

  A representative of BDO Seidman, CII's Independent Certified Public Accountants, will be present at the CII Special Meeting and will have an opportunity to make a statement, if such representative so desires, and to respond to appropriate questions raised at the CII Special Meeting.


                         VOTING AND PROXY INFORMATION

SIERRA

  The Board of Directors of Sierra has fixed the close of business on
                 , 1995 as the Sierra Record Date for determining the holders of Sierra Common Stock entitled to receive notice of and to vote at the Sierra Special Meeting or any adjournments or postponements thereof. At the close of
business on the Sierra Record Date, there were outstanding            shares
of Sierra Common Stock. As of such date, such shares of Sierra Common Stock
were held by approximately       shareholders of record. The presence in
person or by proxy of holders of record of shares representing a majority of the total issued and outstanding shares of the Sierra Common Stock will constitute a quorum at the Sierra Special Meeting.

  Under Nevada law and Sierra's Articles of Incorporation, as amended (the "Sierra Articles"), and By-laws, as amended (the "Sierra By-laws") the affirmative vote of the holders of at least a majority of the voting power of the Sierra Common Stock represented at the Sierra Special Meeting in person or by proxy and entitled to vote thereon is required in order to adopt and approve the Merger Agreement. The holders of Sierra Common Stock are entitled to one vote on all matters properly brought before the Sierra Special Meeting for each share of Sierra Common Stock held by such persons. Votes may be cast in person at the Sierra Special Meeting or by proxy.

  As of the Sierra Record Date, directors and executive officers of Sierra and
their affiliates had the right to vote           shares of Sierra Common Stock
in the aggregate (representing approximately     % of the outstanding shares
of Sierra Common Stock as of the Sierra Record Date). The directors and executive officers of Sierra who hold such shares have informed Sierra that they intend to vote all such shares in favor of the approval and adoption of the Merger Agreement.

  Any shareholder who signs and returns a proxy may revoke it at any time before it has been voted by (i) delivering written notice to the Secretary of Sierra of its revocation, (ii) executing and delivering to the Secretary of Sierra a proxy bearing a later date or (iii) attending the Sierra Special Meeting and voting in person. Attendance at the Sierra Special Meeting will not in and of itself constitute a revocation of any proxy given to Sierra. Written notice of revocation should be sent to Sierra, P.O. Box 15645, Las Vegas, Nevada 89114, Attention: Secretary. All properly executed proxies, if received in time for voting and not revoked, will be voted in accordance with the instructions specified, or, if no instructions are specified, will be voted for the approval of the adoption of the Merger Agreement.

CII

  The Board of Directors of CII has fixed the close of business on
                 , 1995 as the CII Record Date for determining the holders of CII Common Stock entitled to receive notice of and to vote at the CII Special Meeting. At the close of business on the CII Record Date, there were
outstanding             shares of CII Common Stock. As of such date, the
shares of CII Common Stock were held by approximately       shareholders of
record.

  Under California law and CII's Articles of Incorporation and By-laws, the affirmative vote of the holders of not less than a majority of the shares of CII Common Stock outstanding as of the CII Record Date is required in order to adopt and approve the Merger Agreement. The holders of CII Common Stock are entitled to one vote on all matters properly brought before the CII Special Meeting for each share of CII Common Stock held by such persons. Votes may be cast in person at the CII Special Meeting or by proxy.

  As of the CII Record Date, directors and executive officers of CII and their
affiliates had the right to vote             shares of CII Common Stock in the
aggregate (representing approximately    % of the outstanding shares of CII
Common Stock as of the CII Record Date). All of the directors and each of the officers of CII with an employment agreement have indicated that they intend to vote all shares of CII Common Stock held by them in favor of the approval and adoption of the Merger. In addition, Messrs. Havlick and Spitler have entered into letter agreements with Sierra to vote the shares which such persons have the right to vote in favor of the Merger.

  All shares of CII Common Stock represented at the CII Special Meeting by properly executed proxies received by CII prior to or at the CII Special Meeting and not revoked will be voted at the CII Special Meeting in accordance with the instructions contained in such proxies. Unless instructions to the contrary are specified in the proxy, each such proxy will be voted for the proposal to approve and adopt the Merger Agreement.

  Any proxy given to CII may be revoked by the person giving such proxy at any time before the shares represented by such proxy are voted. Proxies may be revoked by (i) filing with the Secretary of CII, before the vote is taken at the CII Special Meeting, a written notice of revocation bearing a date later than the date of the proxy, (ii) duly executing and delivering a subsequent proxy relating to the same shares of CII Common Stock or (iii) attending the CII Special Meeting and voting in person. Attendance at the CII Special Meeting will not in and of itself constitute a revocation of any proxy given to CII. Written notice of revocation should be sent to CII, P.O. Box 9025, Pleasanton, California 94566-9025, Attention: Secretary.

                                  THE MERGER

BACKGROUND

  In January 1995, CII retained Vector Securities for the purpose of assessing the strategic alternatives available to CII. After discussing various strategic alternatives with Vector Securities, CII decided to solicit, principally through Vector Securities, indications of interest in a possible acquisition of, or other similar business combination involving, more than a majority of the business, assets, or Common Stock of CII. After preparing a summary of publicly available information concerning CII, Vector Securities, in mid-March, began the solicitation process.

  On April 4, 1995, Anthony M. Marlon, M.D., the Chairman of the Board and Chief Executive Officer of Sierra, received correspondence from Vector Securities concerning the possibility of Sierra engaging in a strategic transaction with CII. On April 13, James L. Starr, the Vice President of Finance, Chief Financial Officer and Treasurer of Sierra, responding on behalf of Sierra, indicated a willingness to consider a possible transaction involving Sierra and CII, requested additional information concerning CII and returned a signed confidentiality letter. Shortly thereafter, Sierra asked Bear Stearns to serve as financial advisor to Sierra in connection with the discussions. Sierra also retained Morgan, Lewis & Bockius, its regular counsel, to provide legal counsel in connection with any possible transaction with CII.

  After receiving further information from Vector Securities concerning CII and its business and operations, Sierra and Bear Stearns began analyzing CII, its financial position, businesses and operations and the perceived benefits and risks of a strategic transaction involving the two companies. On April 20, representatives of Bear Stearns and Sierra met in New York to discuss the possible combination.

  On April 26, a meeting was held at CII's headquarters in Pleasanton, California among representatives of Sierra, CII and their respective financial advisors. Dr. Marlon, Mr. Starr and Frank E. Collins, Esq., the Secretary and General Counsel of Sierra, attended on behalf of Sierra. In attendance on behalf of CII were Joseph G. Havlick, the Chairman of the Board, Chief Executive Officer and President of CII, and Lee W. Spitler, Jr., the Senior Vice President and Treasurer of CII. At the meeting the parties discussed Sierra's and CII's operations and the potential benefits of a transaction involving the two companies.

  On May 10, a meeting was held at Sierra's offices in Las Vegas, attended by Dr. Marlon, Messrs. Starr and Collins, Erin E. MacDonald, the President and Chief Operating Officer of Sierra, Messrs. Havlick and Spitler and representatives of Vector Securities. At such meeting, further discussions were held regarding CII's and Sierra's operations and the possible form of a proposed transaction involving the two companies. During the next two weeks, the parties, with the assistance of their respective financial advisors, continued to assess the desirability and potential terms of a transaction.

  On May 11, at a meeting of CII's Board of Directors, management of CII reported on its two previous meetings and the status of discussions with Sierra. The CII Board authorized continuing discussions and the retention of BDO Seidman and Gibson, Dunn & Crutcher to assist in the due diligence concerning Sierra and the negotiation of a transaction.

  On May 16, at a regular meeting of the Board of Directors of Sierra, Dr. Marlon advised the Board of Directors of the recent discussions between the two companies. Dr. Marlon also explained to the Board of Directors the potential benefits of a transaction and outlined, in general terms, the possible structure of a transaction. After consideration, the Board of Directors authorized Dr. Marlon to proceed with discussions.

  On May 19, representatives of the parties and their financial advisors met at the offices of CII in Pleasanton to hold further discussions. At the meeting the parties exchanged financial information and discussed, among other things, underwriting practices and CII's methods utilized for developing loss reserves.

  On May 25 and May 26, representatives of Sierra and Bear Stearns engaged in discussions in preparation for a meeting to be held on May 29 between Sierra and CII executives. On May 29, Dr. Marlon, Ms. MacDonald and Messrs. Havlick and Spitler met in Pleasanton to discuss in greater detail the possible terms of a merger.

  On May 31, Sierra held a telephonic special meeting of its Board of Directors to advise the Board on the results of the May 29 meeting. The Board of Directors authorized management of Sierra to continue negotiations and begin preparation of a definitive agreement, as well as a due diligence investigation of CII. Also on May 31, CII held a telephonic meeting of its Board of Directors at which Messrs. Havlick and Spitler reported on the status of the discussions with Sierra and the Board of Directors authorized them to commence negotiations of a definitive agreement and to continue its due diligence investigation of Sierra.

  From June 1 through June 3, Sierra continued its due diligence investigation of CII at CII's offices. On June 4, Sierra held a meeting of its Board of Directors to present to the Board of Directors the results of the due diligence investigation of CII as of such date and to discuss further the proposed transaction.

  From June 5 through June 7, representatives of CII, Vector Securities, BDO Seidman, Gibson, Dunn & Crutcher and Timothy B. Perr, CII's independent actuary, met at Sierra's offices in Las Vegas to conduct a more extensive due diligence investigation of Sierra. Additionally, on June 8, all of the independent directors of CII met with certain members of Sierra's management in Las Vegas, at which meeting Sierra presented an overview of its business and responded to questions and the Board conducted an onsite inspection of Sierra's operational and medical facilities including its management information system.

  On June 7, CII announced, in response to marketplace rumors and unusual trading activity in its stock, that it was having preliminary discussions with another party concerning a possible stock for stock reorganization.

  On June 12, CII held a special meeting of its Board of Directors in Pleasanton to consider the proposed Merger Agreement. At this meeting, Vector Securities discussed the financial aspects of the proposed business combination and the procedures it had undertaken to evaluate the proposal from a financial point of view and addressed questions from members of the Board. BDO Siedman reported on its due diligence procedures concerning Sierra and responded to questions from members of the Board. Gibson, Dunn & Crutcher made a presentation regarding the structure of the proposed transaction and the negotiations surrounding the Merger Agreement and then discussed the Merger Agreement and the disclosure schedules thereto with the Board. Vector Securities delivered its oral opinion that the consideration to be received by the CII shareholders was fair to such shareholders from a financial point of view as of such date. Following considerable further discussion of the terms of the proposed transaction, the Board of Directors of CII unanimously approved the Merger Agreement, subject to certain changes and the resolution of certain remaining issues.

  On June 12, a telephonic meeting of the Board of Directors of Sierra was held to discuss and consider the terms of the transaction as embodied in the Merger Agreement. Representatives of Deloitte & Touche LLP, Bear Stearns, Morgan, Lewis & Bockius and Tillinghast, a Towers Perrin company ("Tillinghast"), Sierra's independent actuary, also participated. Bear Stearns discussed the financial terms of the Merger and the impact of the Merger on Sierra and presented the methods it employed to evaluate the financial aspects and valuation of the Merger. Bear Stearns responded to questions posed by the Board of Directors and then delivered its oral opinion to the effect that, as of such date, the Merger was fair from a financial point of view to the shareholders of Sierra. Tillinghast presented the results of its diligence investigation as well as its analysis of CII's reserves. Tillinghast responded to questions posed by the Board of Directors with respect to the calculation of the reserves by CII. Morgan, Lewis & Bockius discussed the negotiation and terms of the Merger Agreement and the results of its diligence investigation. After discussion of the terms of the Merger and consideration of the perceived benefits of the transaction, the Board of Directors of Sierra voted unanimously to approve the terms of and authorize the execution of a Merger Agreement in substantially the form presented to the Board and to proceed with the Merger.

SIERRA REASONS FOR THE MERGER; RECOMMENDATION OF SIERRA'S BOARD OF DIRECTORS


  The Sierra Board of Directors has unanimously approved the Merger and, for the reasons set forth below, believes that the Merger is in the best interests of Sierra and the shareholders of Sierra.

  The Board of Directors has determined that the Merger provides an opportunity for Sierra to acquire a company that has significant expertise in workers' compensation rate development, underwriting and claims administration that are important to Sierra's continued growth of its workers' compensation medical management services. The importance to Sierra of developing its workers' compensation capabilities results largely from (i) Sierra's expansion, and plans to expand its managed care activities, in other parts of the country and (ii) recent legislative initiatives in Nevada which would allow private insurers to issue workers' compensation insurance policies covering employees in Nevada. The Board of Directors believes that CII's added expertise in workers' compensation insurance and related matters will position Sierra to compete effectively in the evolving workers' compensation environment in Nevada and to expand into other parts of the country, particularly Texas.

  Workers' compensation is a statutory system that requires employers to provide employees with medical care and other specified benefits for work-related injuries, even though the injuries may have resulted from the negligence or wrongs of the employees or other persons. Historically, Nevada has maintained a state-funded workers' compensation program, whereby the state charges premiums to employers doing business in the state and pays the costs associated with providing medical benefits to injured workers. Largely as a result of the substantial deficits incurred by Nevada's state-funded plan, in June 1993 the Nevada legislature passed a comprehensive workers' compensation bill that implemented, as of January 1, 1994, a mandatory system of managed care for workers' compensation claims.

  The application of managed care techniques in Nevada is consistent with trends elsewhere in the country toward providing workers' compensation benefits within the framework of managed care programs. Sierra believes that providing benefits within a managed care framework allows for greater cost controls and permits employers and employees to benefit from the "24 hour care" concept that managed care companies are able to offer to their enrollees. Unlike traditional workers' compensation insurers, managed care companies seek to reduce costs through various means, including utilization review, case management, provider contracting, rehabilitation services, earlier identification of injuries and other programs. Sierra believes that the application of these programs should reduce the frequency and severity of workers' compensation claims and will result in an earlier identification of injuries. The earlier identification of injuries is important because it should result in more appropriate courses of medical treatment, which in turn, should lead to reductions in both medical and compensation costs. Sierra further believes that, as this trend continues throughout the country, it will become increasingly important to offer 24 hour managed care products to its customers.

  The Nevada legislature also currently has under consideration a bill that would allow private insurers to issue workers' compensation insurance policies covering employees in Nevada beginning in 1999. Accordingly, Sierra expects to issue workers' compensation insurance policies in Nevada when permitted under the pending legislation.

  In February 1995, HMO Texas L.C. ("HMO Texas") received a certificate of authority to operate as a health maintenance organization in Texas. Sierra holds a 50% ownership interest in HMO Texas. Sierra, which began actively marketing its HMO product in late March 1995, believes that Texas presents an attractive market for a 24 hour care program. A 24 hour program was recently approved in Texas and Sierra anticipates that HMO Texas will seek approval of such a program.

  In acquiring ownership of CII, Sierra will acquire an established insurance company with significant expertise in underwriting workers' compensation insurance and providing ancillary services. CII has obtained licenses to underwrite insurance in 18 states, including California, Colorado, Texas and New Mexico. Sierra has operations in certain of these states. As a result of the Merger, Sierra will be licensed in various other states and will avoid the time-consuming and often costly process of obtaining the licenses needed to provide workers' compensation insurance services. In addition, as a result of the Merger, Sierra will benefit from the significant expertise of CII's management and personnel. Sierra will seek to retain the management of CII following the Merger. In this regard, Messrs. Havlick and Spitler and other key employees have agreed to enter into employment agreements with CII effective upon consummation of the Merger. See "The Merger--Interests of Certain Persons in the Merger." The management and personnel of CII have significant expertise in matters such as workers' compensation insurance underwriting, claims administration and the development of loss control programs. Accordingly, the management and personnel of CII are expected to provide immediate assistance to Sierra in developing and implementing workers' compensation programs in Texas, Colorado and elsewhere.

  The Board of Directors believes that CII is a well-managed company, that it is adequately reserved and that it has historically taken a disciplined approach to workers' compensation insurance underwriting. Therefore, the Board of Directors believes that the acquisition of CII by Sierra will afford Sierra an immediate and cost-effective means of expanding its existing workers' compensation capabilities. In the absence of the Merger, obtaining the regulatory approvals held by CII and acquiring the accumulated workers' compensation expertise of CII's management and personnel would require substantial effort, time and expense. In addition, the independent development of a workers' compensation insurance company would also divert the attention of Sierra's management from current operations and other development activities.

  In reaching its decision, the Sierra Board of Directors considered a number of factors, including, among other things, (i) the financial performance, condition and business operations of CII, (ii) the results of the due diligence investigations performed by its management and advisors, including the review of CII's reserves and the legal due diligence, (iii) the structure and terms of the Merger, including the Exchange Ratio, (iv) the perceived benefits to Sierra from the Merger, (v) Sierra's operational desire to expand its workers' compensation product line, (vi) certain beneficial synergies and cost savings available to the combined companies and (vii) the opinion of Bear Stearns concerning the fairness of the transaction, from a financial point of view, to the shareholders of Sierra (see "The Merger--Opinion of Sierra's Financial Advisor").

  The Sierra Board of Directors also considered several potentially negative factors in its deliberations, including, among other things, (i) the recent downward trends in California workers' compensation insurance pricing, (ii) the limited availability of Sierra managed care networks in California, (iii) the possibility that CII's claims may exceed established reserves and (iv) the possibility that CII may not have sufficient liquid assets to meet semi-annual interest payments on the CII Debentures during the next 12 months. After consideration of these factors, the Sierra Board of Directors concluded that the potential negative factors, individually and in the aggregate, did not outweigh the perceived advantages of the Merger.

  AFTER CONSIDERING ALL OF THE FACTORS DISCUSSED ABOVE, THE SIERRA BOARD OF DIRECTORS HAS DETERMINED TO APPROVE THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE SIERRA SHAREHOLDERS VOTE FOR THE APPROVAL OF THE MERGER AGREEMENT AND THE ISSUANCE OF SHARES OF SIERRA COMMON STOCK PURSUANT THERETO.

OPINION OF SIERRA'S FINANCIAL ADVISOR

  Sierra retained Bear Stearns to act as its financial advisor and to render its opinion to the Sierra Board of Directors as to the fairness of the Merger, from a financial point of view, to the shareholders of Sierra. Sierra selected Bear Stearns based on its qualifications, expertise and familiarity with Sierra.

  Bear Stearns delivered its oral opinion to the Sierra Board of Directors to the effect that, as of June 12, 1995, the Merger was fair, from a financial point of view, to the shareholders of Sierra. Bear Stearns confirmed its opinion as of the date of this Joint Proxy Statement/Prospectus.

  The full text of Bear Stearns' fairness opinion, which sets forth certain assumptions made, certain procedures followed and certain matters considered by Bear Stearns, is attached as Annex E to this Joint Proxy Statement/Prospectus. As set forth therein, Bear Stearns relied upon and assumed the accuracy and completeness of the financial and other information provided to it by Sierra, CII and their respective independent actuaries. Sierra and CII provided financial projections for their respective companies. In addition, Sierra, with the assistance of Bear Stearns, modified projections for CII based on assumptions provided by Sierra (the "Modified CII Projections"). With respect to these projected financial results, Bear Stearns assumed that the projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Sierra and CII as to the expected future performance of Sierra and CII. Bear Stearns did not perform any independent verification of the information or projections provided to it and Bear Stearns relied upon the assurances of the managements of Sierra and CII that they are unaware of any facts that would make the information and projections provided to Bear Stearns incomplete or misleading. In arriving at its opinion,

Bear Stearns did not perform or obtain any independent appraisal of the assets of Sierra or CII. Bear Stearns' opinion is necessarily based on economic, market and other conditions, and the information made available to it as of the date of its opinion. Bear Stearns further assumed that the Merger would be accounted for in accordance with the pooling-of-interests method of accounting.

  The summary of the opinion of Bear Stearns set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion. SIERRA SHAREHOLDERS ARE URGED TO, AND SHOULD, READ THIS OPINION CAREFULLY IN ITS ENTIRETY IN CONJUNCTION WITH THIS JOINT PROXY STATEMENT/PROSPECTUS FOR ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS OF THE REVIEW BY BEAR STEARNS.

  In rendering the fairness opinion, Bear Stearns, among other things: (i) reviewed the Joint Proxy Statement/Prospectus in substantially final form;
(ii) reviewed Sierra's and CII's Annual Reports to Shareholders and their Annual Reports on Form 10-K for the fiscal years ended December 31, 1990 through 1994, and their Quarterly Reports on Form 10-Q for the periods ended March 31, and June 30, 1995; (iii) reviewed CII's statutory financial statements for the years ended December 31, 1990 through 1994, and its statutory financial statements for the quarters ended March 31, and June 30, 1995; (iv) reviewed CII's Initial Public Offering Prospectus dated March 7, 1990, its Common Stock Offering Prospectus dated December 14, 1990 and its Prospectus dated September 15, 1991 relating to the CII Debentures; (v) reviewed certain operating and financial information, including projections, provided by the managements of Sierra and CII relating to their respective business prospects; (vi) met with certain members of Sierra's and CII's senior managements to discuss their respective operations, historical financial statements and future prospects; (vii) met with certain members of Sierra's senior management to discuss CII's operations, historical financial statements and results and future prospects and Sierra's plans for CII post-acquisition, including projections and expected medical management cost savings and their views of the benefits and other implications of the Merger; (viii) discussed CII's loss and loss adjustment expense reserve philosophy and adequacy with CII's management and Timothy B. Perr, CII's independent actuary, and with Sierra's management and Tillinghast, Sierra's independent actuary; (ix)
reviewed Tillinghast's report dated          , 1995 on the adequacy of CII's
loss and loss adjustment expense reserves as of March 31, 1995; (x) visited certain of Sierra's and CII's facilities; (xi) reviewed the historical stock prices and trading volumes of the Sierra Common Stock and the CII Common Stock and the trading prices and volumes of the CII Debentures; (xii) reviewed publicly available financial data and stock market performance data of companies which were deemed generally comparable to Sierra and CII; (xiii) reviewed the terms of recent acquisitions of companies which were deemed generally comparable to CII; and (xiv) conducted such other studies, analyses, inquiries and investigations as were deemed appropriate.

  In arriving at its valuation of CII, Bear Stearns valued CII's insurance subsidiaries and then adjusted the resulting valuation for the remaining assets and liabilities of CII. Bear Stearns performed three primary valuation analyses of CII's insurance subsidiaries: (i) a discounted cash flow analysis, which consisted of adding (A) the discounted present value of the projected future cash flows from CII's insurance subsidiaries and (B) the discounted present value of the terminal value of the insurance subsidiaries at the end of the reference period, (ii) a comparison with publicly traded comparable companies, which consisted of reviewing and considering certain financial and market data for certain other publicly traded companies determined to be similar to CII's insurance subsidiaries and (iii) a precedent acquisition analysis, which consisted of reviewing purchase prices and financial terms of selected acquisitions involving workers' compensation insurance companies having characteristics determined to be similar to CII's insurance subsidiaries.

  Discounted Cash Flow Analysis. Bear Stearns performed a discounted cash flow analysis pursuant to which a stand-alone value of CII's insurance subsidiaries was determined by adding (A) the estimated present value of CII's insurance subsidiaries' future cash flows which will be available through dividends from the insurance subsidiaries plus (B) the present value of the insurance subsidiaries' terminal value, based on statutory and GAAP operating earnings projections provided by CII and Sierra. Key assumptions in the discounted cash flow analysis included (a) Merger-related cost savings, (b) maintenance of sufficient policyholders' surplus for future business needs, (c) discount rates of 11%, 13%, and 15%, (d) the federal income tax rate of 35% and (e) terminal values based on multiples of projected GAAP net earnings in the year 2005 of 8.0x, 9.0x and 10.0x.

  Comparable Company Analysis. Bear Stearns compared CII's insurance subsidiaries to six comparable workers' compensation companies. In this regard, Bear Stearns noted that although such companies were considered similar to CII's insurance subsidiaries insofar as they participate in certain business segments in which they engage, none of the companies exhibits the same makeup, size and combination of businesses as CII's insurance subsidiaries. In performing the comparable public company analysis for CII, Bear Stearns selected the following publicly traded companies (the "Comparable Companies"): Argonaut Group Inc., Citation Insurance Group, Fremont General Corp., Orion Capital Corp., Pac Rim Holding Corp., and Zenith National Insurance. Using publicly available information, Bear Stearns analyzed, among other things, the market values and certain historical and financial criteria of the Comparable Companies including (i) net operating income per share, including 1994 actual and 1995 and 1996 estimated results, (ii) book value per share both stated and tangible, (iii) price to earnings ratios, (iv) price to book value ratios, (v) dividends per share and dividend yield, (vi) debt and preferred equity to total capitalization, (vii) return on average common equity of the Comparable Companies, (viii) historical combined loss and expense ratios and (ix) development of loss and loss adjustment expense reserves. Bear Stearns derived multiples from the foregoing analysis of Comparable Companies and applied them to certain financial data of the company's insurance subsidiaries, including 1994 net operating income, 1995 and 1996 estimated net operating income, and book value as of March 31, 1995. The ranges of these multiples for the Comparable Companies were as follows:
(i) fiscal 1994 net operating income: 9.1x to 21.1x, (ii) estimated 1995 net operating income: 3.8x to 12.1x, (iii) estimated 1996 net operating income:
6.4x to 11.5x, and (iv) book value as of March 31, 1995: 0.5x to 1.4x.

  Analysis of Precedent Acquisition Transactions. Bear Stearns reviewed the consideration paid in certain acquisition or business combination transactions in the workers' compensations insurance industry involving companies having characteristics determined to be similar to the Company's insurance subsidiaries. The acquisitions or business combinations reviewed included the following: Fremont General Corp./Casualty Insurance (The Continental Corp.); Blue Cross Blue Shield of Michigan/Accident Fund of Michigan; CareAmerica Health Plans Inc. (UniHealth America)/CE Health Compensation & Liability Insurance Co.; WellPoint Health Networks/UniCare Financial Corp.; Foundation Health Corp./California Compensation Insurance Co. (Hilb Rogal & Hamilton's Business Insurance Corp.); Penn Central Corp./Republic American Corp.; Transamerica Corp./Fairmont Financial Corp. Using publicly available information, Bear Stearns compared the valuation multiples in these transactions to, among other things, the acquired companies' (i) GAAP net operating income, (ii) GAAP book value, (iii) statutory net income from operations and (iv) policyholders' surplus. Bear Stearns derived the following multiples from the foregoing analysis and applied them to the following results of CII's insurance subsidiaries' for the period ended December 31, 1994: (i) GAAP net operating income : 9.6x to 15.3x, (ii) GAAP book value:
1.0x to 2.5x, (iii) statutory net income from operations: 10.7x to 42.8x and
(iv) policyholders' surplus: 1.2x to 3.0x.

  Based on the foregoing three valuation analyses, Bear Stearns arrived at a valuation range for the CII's insurance subsidiaries of $120 to $130 million. These values were adjusted to reflect the book value of certain other CII subsidiaries and assets and liabilities, the present value of CII's net operating loss carryforward, the market value of the CII Debentures and the after-tax costs associated with the sale of InteLock. After such adjustments, CII's combined equity value was estimated to be $81 million to $91 million, or $10.22 to $11.49 per share. These adjusted values were compared to the $86 million equity value, or $10.87 per share of CII Common Stock, implied by the Exchange Ratio of 0.37 and the market value of Sierra Common Stock of $29.38 on June 12, 1995.

  No company, transaction or business used in the Comparable Company Analysis or Analysis of Precedent Acquisition Transactions is identical to Sierra, CII or the new combined entity. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or public trading value of the comparable companies or the business segment or company to which they are being compared.

  Contribution Analysis. Bear Stearns analyzed the pro forma contribution of each of Sierra and CII to the combined company, if the Merger were to be consummated, and reviewed certain historical and estimated future operating and financial information including, among other things, the revenues, operating income and net income of Sierra and CII, and the pro forma revenues, operating income and net income of the combined company resulting from the Merger based on internal financial analyses and projections for Sierra and CII prepared by their respective managements and the Modified CII Projections. The contribution analysis took into account potential synergies and cost savings that might be realized after the Merger. Such analysis indicated that, based on management projections for 1995 and 1996, Sierra's relative contribution to the financial results of the combined company would be (i) approximately 76% and 80% respectively, of revenues, (ii) approximately 82% and 82%, respectively, of operating income and (iii) approximately 82% and 81% respectively, of adjusted net income. Bear Stearns noted that the approximately 85% of the outstanding shares for the combined company to be owned by former Sierra stockholders after the Merger is greater than Sierra's projected relative contributions of revenue, operating income and net income in 1995 and 1996. Bear Stearns further noted that the contribution analysis did not consider the different valuation multiples, such as the price/earnings multiples, that the market ascribed to Sierra and CII both on a current basis and on an historical basis.

  Other Factors and Analyses. In rendering its opinion, Bear Stearns considered certain other factors and certain other analyses, including, among other things: (i) the history of trading prices for CII Common Stock, Sierra Common Stock and the Comparable Companies and the relationship between the movements of the trading prices of such common stock and (ii) issues regarding the pro forma earnings and capitalization of the combined entity.

  The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses in the summary set forth above, without considering the analysis as a whole, could create an incomplete view of the processes underlying Bear Stearns' opinion. In arriving at its opinion, Bear Stearns considered the results of all such analyses. The analyses were prepared solely for purposes of providing its opinion as to the fairness of the Merger, from a financial point of view, to the shareholders of Sierra. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. As described above, Bear Stearns' opinion and presentation to the Sierra Board of Directors was one of many factors taken into consideration by the Sierra Board in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the analyses performed by Bear Stearns.

  Bear Stearns is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and other purposes.

  In the ordinary course of its business, Bear Stearns may actively trade the equity securities of Sierra and CII for its own account and for the accounts of customers and, accordingly, may, at any time, hold a long or short position in such securities.

  Sierra has agreed to pay Bear Stearns $300,000 for rendering its opinion in connection with the Merger. These fees are fully creditable against a merger fee of $1,100,000 which Sierra has agreed to pay to Bear Stearns upon consummation of the Merger. Sierra has also agreed to reimburse Bear Stearns for its reasonable out-of-pocket expenses and to indemnify Bear Stearns and certain related persons against certain potential liabilities in connection with the engagement of Bear Stearns, including certain potential liabilities under the federal securities laws.

CII REASONS FOR THE MERGER; RECOMMENDATION OF CII'S BOARD OF DIRECTORS

  The Board of Directors of CII believes that the Merger is fair to and in the best interests of CII and its shareholders. In reaching its conclusion to enter into the Merger Agreement and to recommend approval of the Merger Agreement by the CII shareholders, at or prior to the June 12, 1995 special meeting at which the CII

Board approved the Merger Agreement, the CII Board considered a number of factors of which CII shareholders should be aware in determining whether to vote for approval of the Merger Agreement, including, without limitation, the following:

    1. The CII Board considered the recent trends in the California workers' compensation insurance industry including the open rating environment which became effective January 1, 1995. The CII Board determined that under open rating, the price of a workers' compensation policy has become an increasingly important factor. Secondary factors include service and how an insured can either reduce its loss experience or prevent future work place accidents from occurring. Loss control prevention services that an insurer can provide to an insured and managed care techniques and cost reduction plans, such as medical cost savings, pre-employment physicals and ongoing substance abuse screenings have become increasingly important. To compete effectively in this environment, the CII Board concluded that it would be necessary either to obtain significant additional capital to engage in increased price competition or to reduce costs, increase loss control prevention services and enhance its managed care capabilities. While the CII Board considered these competitive challenges in the context of remaining independent, the Board believed that CII would benefit from the synergies and greater resources that a merger with a partner such as Sierra could provide.

    2. The CII Board considered the strategic and operating synergies as well as other benefits that could result from the Merger. The CII Board considered Sierra's expansion into Texas and other markets which complements CII's plans for expansion. The CII Board also determined that as a result of the Merger, the combined entity would be in a position to compete more effectively with those providers of insurance and health care who are striving to offer a 24 hour care package for health care both on and off the job. The CII Board also believed that the medical management expertise of Sierra would be extremely valuable to CII in developing and accelerating medical cost containment programs which are becoming increasingly necessary in order for CII to remain competitive in the California market.

    3. The CII Board considered the results of the due diligence review of the operations of Sierra, including the reputation and capabilities of Sierra and its management and Sierra's financial strength, prospects, market position and strategic objectives.

    4. The amount of consideration to be received by the shareholders of CII in the Merger was considered in conjunction with the CII Board's review of the analysis presented by Vector Securities, which is discussed in greater detail below, regarding the fairness, from a financial point of view, to the shareholders of CII of the consideration to be received in connection with the Merger. See "The Merger--Opinion of CII's Financial Advisor."

    5. The CII Board also considered the enhancement to CII's claims processing that could be provided through the application of Sierra's management information system.

    6. In addition to the analyses and fairness opinion of Vector Securities, the CII Board considered the historical market trends and prices of CII Common Stock and Sierra Common Stock in its analysis of the Exchange Ratio proposed in the Merger Agreement. The CII Board considered the fact that the consideration to be received by holders of CII Common Stock in the Merger represented a significant premium over the market price of CII Common Stock prevailing prior to the announcement of the Merger and also the fact that the Exchange Ratio would not be adjusted regardless of whether the price of Sierra's Common Stock rises or falls.

    7. The CII Board considered the fact that holders of CII Common Stock will receive Sierra Common Stock in the Merger, which will represent a continuing equity interest in an integrated health care delivery and insurance entity which is a larger and more diversified company that is expected to benefit strategically and competitively from the Merger.

    8. The CII Board also considered the tax structure of the transaction which allows shareholders of CII to participate in the synergies of the combined enterprise on a tax free basis. Business combination transactions in which there is a material cash component as part of the consideration to be received by shareholders, as opposed to an exchange of shares as in the Merger, may result in a taxable event to shareholders upon the consummation of the transaction. See "The Merger-- Certain Federal Income Tax Consequences."

    9. The CII Board also considered the structure of the Merger. While the Merger Agreement contains a provision which prevents the Board from soliciting further interest in CII and provides for a five million dollar termination fee, the Merger Agreement specifically contemplates that the CII Board may withdraw its recommendation that the shareholders approve the Merger Agreement and negotiate with and enter into an agreement with a different party if it deems such action to be necessary in the exercise of its fiduciary duties. See "The Merger--The Merger Agreement--No Solicitation of Transactions."

    10. The CII Board also considered many of the matters described in this Joint Proxy Statement/Prospectus under the captions Risk Factors Applicable to Sierra and Risk Factors Applicable to the Merger with particular emphasis on the competition and governmental regulation and reform in the health care industry and the geographic concentration of Sierra's business.

  In its evaluation of the Merger, the CII Board was advised by Vector Securities. On June 12, 1995, Vector Securities made a presentation to the CII Board and rendered its opinion regarding the fairness, from a financial point of view, to the shareholders of CII of the consideration to be received in the Merger. A copy of Vector Securities' opinion is attached hereto as Annex F.

  AFTER CONSIDERING ALL OF THE FACTORS DISCUSSED ABOVE, THE CII BOARD OF DIRECTORS HAS DETERMINED TO APPROVE THE MERGER AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT.

OPINION OF CII'S FINANCIAL ADVISOR

  On June 12, 1995, Vector Securities delivered its oral opinion (which opinion was confirmed in writing) to CII's Board of Directors, that the consideration to be received in the Merger by the holders of CII Common Stock was fair to such holders from a financial point of view as of such date (the "Vector Securities Opinion").

  THE FULL TEXT OF THE VECTOR SECURITIES OPINION, WHICH SETS FORTH THE PROCEDURES FOLLOWED, THE FACTORS CONSIDERED AND THE ASSUMPTIONS MADE BY VECTOR SECURITIES, IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX F AND IS INCORPORATED HEREIN BY REFERENCE. CII SHAREHOLDERS ARE URGED TO READ THE VECTOR SECURITIES OPINION CAREFULLY AND IN ITS ENTIRETY. The summary of the Vector Securities Opinion set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

  The Vector Securities Opinion was directed to the CII Board of Directors and did not address the underlying business decision to recommend the Merger. The Vector Securities Opinion is directed only to the fairness of the consideration to be received by holders of CII Common Stock from a financial point of view and does not constitute a recommendation to any shareholder of CII or the CII Board of Directors with respect to approval of the Merger.

  CII retained Vector Securities, pursuant to an engagement letter dated January 23, 1995, to provide financial advisory services in connection with possible corporate development transactions in which CII might become involved and, if requested, to render its opinion regarding the fairness to CII shareholders, from a financial point of view, of the consideration involved in certain such transactions. The consideration to be received by the shareholders of CII in the Merger was determined as a result of negotiations between CII and Sierra and was not determined or recommended by Vector Securities. No limitations were imposed by CII's Board of Directors upon Vector Securities with respect to the investigations made or the procedures followed by it in rendering its opinion.

  In arriving at its opinion, Vector Securities, among other things: (i) reviewed the Merger Agreement; (ii) held discussions with the management of CII and Sierra concerning the business, operations and prospects of each company; (iii) reviewed certain business and financial information relating to CII and Sierra, including financial forecasts, prepared and provided by the respective managements of CII and Sierra; (iv) reviewed certain documents filed by CII and Sierra since 1990 with the Commission pursuant to the Exchange Act; (v) compared certain financial data of CII and Sierra with other publicly traded companies which Vector Securities deemed comparable; (vi) reviewed the price and trading history of the CII Common Stock and Sierra Common Stock; (vii) compared the financial terms of the Merger with those of other transactions which Vector Securities deemed comparable; (viii) reviewed the pro forma impact of the Merger on Sierra's financial results and condition; and (ix) performed such other financial studies and analyses as Vector Securities deemed appropriate. Vector Securities also generally took into account its experience in other acquisition transactions and securities valuations, as well as its knowledge of the industries in which CII and Sierra operate.

  In connection with its opinion, Vector Securities did not assume any responsibility for independent verification of any information supplied or otherwise made available to Vector Securities regarding CII and Sierra, and assumed that such information was, and relied on such information being, accurate and complete. Vector Securities did not undertake an independent evaluation or appraisal of the assets of CII or Sierra, nor was it furnished with any such evaluations or appraisals. With respect to the financial forecasts referred to above, Vector Securities assumed that they were reasonably prepared on bases reflecting the best available estimates and judgments of the respective managements of CII and Sierra as to the future financial performance of CII and Sierra, respectively. Vector Securities also assumed that the receipt of Sierra Common Stock by CII shareholders in the Merger will be tax-free to such holders pursuant to Section 368 of the Internal Revenue Code of 1986, as amended, and that the Merger will qualify as a pooling-of-interests under United States Generally Accepted Accounting Principles. Vector Securities' conclusions were based solely on information available to it on or before the date of the Vector Securities Opinion, and reflect economic, market and other conditions as of such date. The Vector Securities Opinion does not represent an opinion as to what the market value of the Sierra Common Stock will be when such Common Stock is delivered to the shareholders of CII upon consummation of the Merger or the prices at which such stock will trade subsequent to the Merger. In rendering its opinion, Vector Securities assumed that the transaction contemplated by the Merger will be consummated on the terms described in the Merger Agreement, without any material waiver of or modification by CII, and that obtaining any necessary regulatory approvals for the transaction will not have an adverse effect on CII or Sierra.

  At the special meeting of the CII Board of Directors held on June 12, 1995 (the "Special Board Meeting"), Vector Securities discussed certain financial and comparative analyses in connection with the delivery of its opinion. In connection with its presentation, Vector Securities provided CII's Board of Directors with a summary of valuation results using several different valuation methodologies as well as certain other materials concerning the Common Stock of CII and Sierra, the material portions of which are summarized below.

  Stock Premium Analysis. Vector Securities reviewed five selected business combinations (the "Comparable Acquisitions") involving the acquisition of companies in the insurance industry announced since February 1992, for which information was publicly available, and which Vector Securities considered to be comparable to the Merger. Vector Securities noted for each Comparable Acquisition the "acquisition premium" (defined as the premium of the offer price per share over the acquired company's closing stock price thirty days prior to the announcement of the business combination). The Comparable Acquisitions and the date each transaction was announced were as follows: the acquisition of Niagara Exchange Corporation by Selective Insurance Group, Inc. (February 1992); the acquisition of PHLCORP, Inc. by Leucadia National Corporation (August 1992); the acquisition of Southern Educators Life Insurance Co. by United Insurance Companies, Inc. (January 1993); the acquisition of North American National Corporation by Liberty Corporation (April 1993); and the acquisition of UniCARE Financial Corp. by WellPoint Health Networks Inc. (October 1993). The mean and median of the acquisition premiums were 33.6% and 37.2%, respectively. Vector Securities then compared the mean and median acquisition premiums to the premium of (i) Sierra's Common Stock closing price on June 9, 1995 times the Exchange Ratio over (ii) CII's Common Stock price on May 12, 1995, thirty days prior to the Special Board Meeting. This premium equaled 78.2%.

  Discounted Cash Flow Analyses. Vector Securities analyzed the value of each of CII and Sierra utilizing an unlevered discounted cash flow analysis. Each of these analyses was based solely upon information, including certain projected financial information, prepared or provided by the managements of CII or Sierra, as the case may be. The projections were based on assumptions that were made at the time of the preparation of the projections by the respective managements of CII and Sierra and have not been updated to the date of this Joint Proxy Statement/Prospectus to reflect any current assumptions or financial expectations of CII or Sierra management. As part of its analyses, Vector Securities also considered certain sensitivity tests to evaluate the impact of changes in certain variables on overall valuation, including, among other things, changes in loss ratios and expense experience.

  Vector Securities calculated ranges of equity value for CII based upon the discount to present value of CII's projected five-year stream of unlevered after-tax cash flows and its fiscal 1999 terminal values based upon a range of multiples of CII's projected earnings before taxes ("EBT"). Vector Securities utilized discount rates ranging from 12.5% to 17.5% and terminal value multiplies of 1999 EBT ranging from 5.0x to 9.0x. Based on the foregoing, Vector Securities indicated a discounted cash flow implied value reference range for CII of between $6.94 and $8.33 per share of CII Common Stock.

  Vector Securities calculated ranges of equity value for Sierra based upon the discount to present value of Sierra's projected three-year stream of unlevered after-tax cash flows and its fiscal 1997 terminal values based upon a range of multiples of Sierra's projected earnings before interest and taxes ("EBIT"). Vector Securities utilized discount rates ranging from 17.5% to 22.5% and terminal value multiples of 1997 EBIT ranging from 5.0x to 9.0x. Based on the foregoing, Vector Securities indicated a discounted cash flow implied value reference range for Sierra of between $27.79 and $36.06 per share of Sierra Common Stock.

  In determining the range of discount rates used in the discounted cash flow analyses of CII and Sierra, Vector Securities noted, among other things, factors such as inflation, prevailing market interest rates, the business risk inherent to each of CII and Sierra, the historical weighted average cost of capital for each of CII and Sierra, and the historical weighted average cost of capital for public companies Vector Securities deemed comparable to each of CII and Sierra. In determining the range of terminal value multiples used in the discounted cash flow analyses of CII and Sierra, Vector Securities noted, among other things, the multiples at which each of the CII Common Stock and Sierra Common Stock historically traded, the multiples at which public companies Vector Securities deemed comparable to each of CII and Sierra historically traded, and the multiples observed in historical business combination transactions which Vector Securities deemed relevant.

  Selected Comparable Public Company Analyses. Using publicly available information, Vector Securities compared selected financial data of CII and Sierra with similar data of selected publicly traded companies engaged in businesses considered by Vector Securities to be comparable to those of CII and Sierra. In this regard, Vector Securities noted that although such companies were considered similar to CII or Sierra, none of the companies has the same management, makeup, size or combination of business as CII or Sierra, as the case may be. Vector Securities considered the following companies to be comparable to CII (the "CII Comparable Companies"): Argonaut Group, Inc.; Fremont General Corporation; UniCARE Financial Corp., prior to its acquisition by WellPoint Health Networks, Inc.; and Zenith National Insurance Corporation. Vector Securities considered the following companies to be comparable to Sierra (the "Sierra Comparable Companies"): Coventry Corporation; FHP International Corporation; Foundation Health Corporation; Healthsource, Inc.; Oxford Health Plans, Inc.; Pacificare Health Systems, Inc.; and U.S. Healthcare, Inc.

  Vector Securities analyzed the following financial data for each of the CII Comparable Companies: (i) the "market value" (defined as the number of shares outstanding times the closing stock price on June 9, 1995, except in the case of UniCARE Financial Corp. for which the closing stock price immediately prior to the announcement of its acquisition by WellPoint Health Networks Inc. was used) as a multiple of (a) publicly reported latest twelve months ("LTM") net income, (b) 1995 and 1996 estimated earnings per share ("EPS") (which estimates reflected a composite of research analysts' estimates as reported by Zacks Investment Research, Inc. for each of the CII Comparable Companies, and management projections for CII), and (c) latest publicly reported "tangible book value" (defined as total stockholders' equity less intangible assets); (ii) the market value plus total debt less cash and cash equivalents as a multiple of LTM revenues; and (iii) LTM "loss ratio" (defined as loss and loss adjustment expenses divided by the net earned premiums), LTM "combined ratio" (defined as the sum of loss and loss adjustment expenses plus underwriting expenses, divided by net earned premiums) and LTM "EBT margin" (defined as LTM EBT divided by LTM revenues). In the case of UniCARE Financial Corp., LTM and latest publicly reported data referred to data available prior to the acquisition of UniCARE Financial Corp. by WellPoint Health Networks Inc. Vector Securities derived mean and median multiples or percentages, as the case may be, from the foregoing analyses and applied them to certain financial data of CII. Based on the foregoing mean and median values for the CII Comparable Companies, Vector Securities indicated an implied value reference range for CII of between $10.75 and $12.94 per share of CII Common Stock.

  Vector Securities analyzed the following financial data for each of the Sierra Comparable Companies: (i) the market value as a multiple of LTM net income, 1995 and 1996 estimated earnings per share (which estimates reflected a composite of research analysts' estimates as reported by Zacks Investment Research, Inc. for each of the Sierra Comparable Companies, and management projections for Sierra), and LTM "free cash flow" (defined as earnings before interest and after taxes plus depreciation and amortization expenses less capital expenditures less changes in net working capital); (ii) the market value plus total debt less cash and cash equivalents as a multiple of LTM revenues, LTM EBIT and LTM EBIT plus depreciation and amortization expenses ("EBITDA"); and (iii) LTM "EBIT margin" (defined as LTM EBIT divided by LTM revenues), LTM "net margin" (defined as LTM net income divided by LTM revenues), the compound annual growth rate in revenues observed over the most recent publicly reported three fiscal years, and the compound annual growth rate in net income observed over the most recent publicly reported three fiscal years. Vector Securities derived mean and median multiples or percentages, as the case may be, from the foregoing analyses and applied them to certain financial data of Sierra. Based on the foregoing mean and median values for the Sierra Comparable Companies, Vector Securities indicated an implied value reference range for Sierra of between $27.49 and $33.21 per share of Sierra Common Stock.

  Selected Comparable Transactions Analyses. Vector Securities reviewed certain publicly available information regarding selected merger and acquisition transactions involving companies engaged in similar businesses to CII and Sierra occurring since February 1992. The transactions deemed comparable in the case of CII were the Comparable Acquisitions as described above. The transactions deemed comparable in the case of Sierra (the "Sierra Comparable Transactions") and the date each Sierra Comparable Transaction was announced were as follows: the acquisition of Century MediCorp, Inc. by Foundation Health Corporation (July 1992); the acquisition of HMO America, Inc. by United HealthCare Corporation (May 1993); the acquisition of Mediplex Group, Inc. by Sun Healthcare Group, Inc. (January 1994); the acquisition of TakeCare, Inc. by FHP International Corporation (January 1994); the acquisition of Ramsay-HMO by United Healthcare, Inc. (February 1994); the acquisition of Intergroup Healthcare Corporation by Foundation Health Corporation (July 1994); and the acquisition of Southern Health Management Corporation by Coventry Corporation (September 1994).

  Vector Securities compared selected financial data of CII and Sierra (including in the case of CII public market multiples of LTM net income, latest publicly reported tangible book value and LTM revenues, and in the case of Sierra public market multiples of LTM net income, LTM revenues, LTM EBIT and LTM EBITDA) with similar data for the Comparable Acquisitions and the Sierra Comparable Transactions, respectively. Vector Securities then applied the multiples derived from this analysis to CII's and Sierra's respective results of operations, which indicated a range of value for CII between $8.56 and $10.17 per share of CII Common Stock and for Sierra between $41.15 and $49.83 per share of Sierra Common Stock.

  Pro Forma Analyses. Vector Securities utilized several analyses to calculate a range of equity value on a pro forma basis for the combined entity after the Merger, including the following: (i) a discounted cash flow analysis based upon the discount to present value of the projected pro forma three-year stream of unlevered after-tax cash flows using discount rates ranging from 15.0% to 20.0% and fiscal 1997 terminal values based upon a range of multiples of projected pro forma EBT from 5.0x to 9.0x; (ii) an analysis applying the mean and median values for the Sierra Comparable Companies described above to the pro forma operating results; and (iii) an analysis applying the mean and median values for the Sierra Comparable Transactions described above to the pro forma operating results. Vector Securities based these analyses on management projections and on sensitivity projections which gave effect to projected costs savings of the Merger, as given by management. No assurances can be given that such projected cost savings in the amount estimated will be realized as a result of the Merger. Vector Securities concluded that, in its judgment, the imputed value reference range for the combined entity on a pro forma basis was between $30.35 and $40.85 per share.

  Stock Trading History Analysis. Vector Securities examined the daily history of the trading prices and volume for the CII Common Stock and the Sierra Common Stock, both separately and in relation to each other. The analysis showed, among other things, that over the twelve-month period ended June 9, 1995, CII Common Stock rose by approximately 40.9%, compared with an approximate 9.8% rise in Sierra Common Stock. Vector Securities also examined the ratios of the prices of CII Common Stock and Sierra Common Stock to their respective earnings per share (the "P/E" ratios) over the period December 31, 1993 to June 9, 1995. This analysis showed, among other things, that the P/E ratio for CII decreased from 9.6x to 4.4x, while the P/E ratio for Sierra increased from 15.6x to 16.6x.

  In response to a request posed by the CII Board of Directors, Vector Securities indicated that the composite value reference range for the shares of CII Common Stock and Sierra Common Stock, based upon all of its analyses, was approximately $7.87 to $10.75 per share and $29.04 to $35.25 per share, respectively.

  The summary set forth in this section does not purport to be a complete description of the analyses performed by Vector Securities in arriving at its opinion. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. Furthermore, in arriving at its opinion, Vector Securities did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Vector Securities believes that its analyses must be considered as a whole and that considering any portions of such analyses and the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Vector Securities Opinion. With respect to the stock premium analysis, comparable public company analysis, comparable acquisition analysis and comparable transaction analysis summarized above, no public company, acquisition or transaction utilized as a comparison is identical to CII, Sierra or the Merger and such analyses necessarily involve complex considerations and judgments concerning the differences in financial and operating characteristics of the companies and other factors that could affect the acquisition or public trading values of the companies concerned. In its analyses, Vector Securities made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of CII and Sierra. Any estimates and financial projections used in these analyses are inherently uncertain and are therefore not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable than suggested by such analyses. In addition, analyses relating to the value of businesses and securities are inherently subject to substantial uncertainty and do not purport to be appraisals or to reflect the prices at which the businesses or securities actually may be sold. Accordingly, because such estimates are inherently subject to uncertainty, Vector Securities assumes no responsibility for their accuracy.

  Vector Securities is an internationally recognized investment banking firm and is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, private placements and corporate and other purposes. CII selected Vector Securities to act as its financial advisor on the basis of Vector Securities' experience and its reputation in investment banking and mergers and acquisitions.

  Pursuant to an engagement letter dated January 23, 1995, between CII and Vector Securities, CII has agreed to pay Vector Securities upon consummation of the Merger a fee equal to 2.75% of the market value of the Sierra Common Stock received by CII shareholders in the Merger. The fee payable to Vector Securities is not contingent upon the content of the Vector Securities Opinion. Also, upon entering into the engagement letter, CII paid Vector Securities a retainer fee of $150,000, and agreed to reimburse Vector Securities for its reasonable out-of-pocket expenses incurred in acting as financial advisor to CII up to $18,000, and in excess of $18,000 if consented to by CII. In addition, CII has agreed to indemnify Vector Securities and its affiliates and their respective directors, officers, stockholders, agents and employees against certain liabilities arising out of or in conjunction with its rendering of services under its engagement. Vector Securities is a full service securities firm, and in the course of its normal trading activities may from time to time effect transactions and hold positions in securities of CII and Sierra.

THE MERGER AGREEMENT

  The following is a brief summary of certain provisions of the Merger Agreement, which is attached as Annex A to this Joint Proxy
Statement/Prospectus and is incorporated herein by reference. Such summary is qualified in its entirety by reference to the Merger Agreement.

  THE MERGER. The Merger Agreement provides that, following the approval and adoption of the Merger Agreement by the shareholders of Sierra and CII and the satisfaction or waiver of the other conditions to the Merger, Sierra Sub will be merged with and into CII, with CII continuing as the surviving corporation (the "Surviving Corporation").

  If the Merger Agreement is approved and adopted by the shareholders of CII and Sierra, and the other conditions to the Merger are satisfied or waived, the Merger will become effective upon the filing by the Surviving Corporation with the Secretary of State of the State of California of a duly executed Merger Agreement with the duly executed respective officer's certificate of each of Sierra Sub and CII attached thereto.

  Upon consummation of the Merger, pursuant to the Merger Agreement (other than any shares of CII Common Stock held by Sierra, Sierra Sub or any wholly-owned subsidiary of Sierra, all of which will be cancelled) each issued and outstanding share of CII Common Stock will be converted into the right to receive 0.37 of a share of Sierra Common Stock, including the right to purchase shares of Series A Junior Participating Preferred Stock of Sierra pursuant to the Rights Agreement, dated as of June 14, 1994, between Sierra and Continental Stock Transfer & Trust Company, as Rights Agent. Based upon the capitalization of CII and Sierra as of June 12, 1995 and the Exchange Ratio, the holders of the then outstanding shares of CII Common Stock would own securities representing approximately 15% of the outstanding shares of Sierra Common Stock as a result of the Merger. If any holder of CII Common Stock would be entitled to receive a number of shares of Sierra Common Stock that includes a fraction, then in lieu of a fractional share, such holder will be entitled to receive cash. The amount of such cash (without interest) will be determined by multiplying the closing price of the Sierra Common Stock as reported on the New York Stock Exchange Composite Transactions on the business day two days prior to the effective time of the Merger by the fractional share interest to which such holder would otherwise be entitled. Pursuant to the Merger Agreement, with respect to the CII Debentures issued pursuant to the Indenture (the "Indenture") dated as of September 15, 1991 between CII and Chemical Trust Company of California, as Trustee (the "Trustee"), and pursuant to an indenture supplemental thereto to be executed by CII, Sierra and the Trustee as of the date of the closing of the Merger, the CII Debentures will no longer be convertible into CII Common Stock and will be convertible into Sierra Common Stock. The current conversion price for conversion of the CII Debentures into CII Common Stock is $21.866. The conversion price for the conversion of the CII Debentures into Sierra Common Stock after the Merger will be $59.097. Additionally, at the effective time of the Merger, each outstanding option to purchase shares of CII Common Stock issued pursuant to CII's stock option plans will be assumed by Sierra and will constitute an option to acquire the same number of shares of Sierra Common Stock into which such shares would have been converted pursuant to the Merger had such options been exercised immediately prior to the effective time.

  Promptly after the effective time of the Merger, transmittal forms will be mailed to each holder of record of CII Common Stock to be used in forwarding his or her certificates evidencing such shares for surrender and exchange for certificates evidencing the shares of Sierra Common Stock to which he or she has become entitled and, if applicable, cash in lieu of a fractional share of Sierra Common Stock. After receipt of such transmittal form, each holder of certificates formerly representing CII Common Stock should surrender such certificates to the Exchange Agent, and each such holder will receive in exchange therefor certificates evidencing the whole number of shares of Sierra Common Stock to which such holder is entitled and any cash which may be payable in lieu of a fractional share of Sierra Common Stock. Such transmittal forms will be accompanied by instructions specifying other details of the exchange. CII SHAREHOLDERS SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM.

  After the effective time of the Merger, each certificate evidencing CII Common Stock (other than those evidencing CII Dissenting Shares), until so surrendered and exchanged, will be deemed, for all purposes, to evidence only the right to receive the number of shares of Sierra Common Stock which the holder of such certificate is entitled to receive and the right to receive any cash payment in lieu of a fractional share of Sierra Common Stock. The holder of such unexchanged certificate will not be entitled to receive any dividends or other distributions payable by Sierra until the certificate is surrendered. Subject to applicable laws, such dividends and distributions, if any, will be accumulated and, at the time of such surrender, all such unpaid dividends and distributions, together with any cash payment in lieu of a fractional share of Sierra Common Stock, will be paid, without interest.

  REPRESENTATIONS AND WARRANTIES. The Merger Agreement contains various representations and warranties relating to, among other things, (i) each of Sierra's and CII's and certain of their respective subsidiaries' organization and similar corporate matters, (ii) each of Sierra's and CII's capital structure and the ownership of Sierra Sub by Sierra, (iii) the authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters, (iv) documents filed by each of Sierra and CII with the Commission and the accuracy of information contained therein, (v) the accuracy of information supplied by each of Sierra and CII in connection with the Registration Statement and this Joint Proxy Statement/Prospectus, (vi) compliance with law, (vii) litigation, (viii) taxes, (ix) certain contracts relating to certain employment, consulting and benefits matters, (x) retirement and other employee plans and matters relating to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (xi) patents, trademarks and related matters, (xii) the absence of certain material changes or events, (xiii) the shareholder votes required to approve the Merger and related matters and (xiv) certain accounting matters.

  CERTAIN COVENANTS. Pursuant to the Merger Agreement, CII has agreed as to itself and its subsidiaries that, during the period from the date of the Merger Agreement until the effective time of the Merger, except (A) as expressly contemplated or permitted by the Merger Agreement, (B) as otherwise consented to in writing by Sierra and (C) with respect to employment and compensation arrangements entered into by CII, CII will, and will cause its subsidiaries to, among other things, (i) carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, (ii) not declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by a wholly-owned subsidiary of CII, and will not effect certain other changes in its capitalization, (iii) not issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock, or any securities convertible into, or any rights, warrants, or options to acquire, any such shares or convertible securities, subject to certain exceptions, (iv) not amend its Articles of Incorporation or By-laws, subject to one exception,
(v) not acquire or agree to acquire by any manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to CII or any such subsidiary, (vi) subject to certain exceptions, not sell, lease, encumber or otherwise dispose of or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to CII or any of its subsidiaries taken as a whole, without the prior consent of Sierra, (vii) subject to certain exceptions, not incur indebtedness for borrowed money (or guarantees thereof) or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its subsidiaries or guarantee any debt securities of others, (viii) not take any action that would or is reasonably likely to result in any of its representations and warranties set forth in the Merger Agreement becoming untrue as of the date made (to the extent so limited) or in any of the conditions to the Merger not being satisfied and (ix) confer with Sierra on a regular and frequent basis and report on operational matters and promptly advise Sierra of material adverse changes or events.

  NO SOLICITATION OF TRANSACTIONS. The Merger Agreement provides that CII will not, nor will CII permit any of its subsidiaries to, nor will it authorize or permit any of its or their officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal, or agree to or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal. The Merger Agreement provides that CII shall promptly advise Sierra, orally and in writing of any such inquiries or proposals. As used in the Merger Agreement, "takeover proposal" means any tender or exchange offer, proposal for a merger, consolidation or other business combination involving CII or any subsidiary of CII or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, CII or any of its insurance subsidiaries other than the transactions contemplated by the Merger Agreement. However, the Merger Agreement does not prohibit CII or its Board of Directors from (i) taking and disclosing to CII's shareholders a position with respect to a takeover proposal pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act,
(ii) making such disclosures to CII's shareholders as are required under applicable law or (iii) subject to compliance with the provisions of the Merger Agreement relating to the termination of the Merger Agreement furnishing information to, or entering into discussions or negotiations with, any person or entity that makes a bona fide unsolicited offer to acquire CII pursuant to a merger, consolidation, tender offer, share exchange, business combination, stock or asset purchase or other similar transaction (a "Competing Offer") if: (A) the Board of Directors of CII, after consultation with and receiving the advice of its legal counsel and financial advisors, determines in good faith that such action is necessary or required for the Board of Directors of CII to comply with its fiduciary duties to CII's shareholders under applicable law, (B) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, CII discloses to Sierra that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, which notice shall describe the terms thereof (but need not identify the person or entity making the offer), (C) prior to furnishing such information to such person or entity, CII receives from such person or entity an executed confidentiality agreement, and (D) CII keeps Sierra informed promptly of the status, including the terms of any such discussions or negotiations (provided that, CII shall not be required to disclose to Sierra confidential information concerning the business or operations of the person making the expression of interest).

  INDEMNIFICATION. The Merger Agreement provides that from and after the effective time of the Merger, Sierra and the Surviving Corporation shall, indemnify, defend and hold harmless each person who was as of the date of the Merger Agreement or has been at any time prior to the date thereof, or who becomes prior to the effective time of the Merger, an officer, director or employee of CII or any of its subsidiaries (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Sierra, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is or is threatened to be made, a party or witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of CII or any of its subsidiaries, whether such Claim pertains to any matter existing or occurring at or prior to the effective time of the Merger (including, without limitation, the Merger and other transactions contemplated by the Merger Agreement) regardless of whether such Claim is asserted or claimed prior to, at or after the effective time of the Merger (the "Indemnified Liabilities"), and all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the full extent CII would have been permitted under California law and its Articles of Incorporation and By-laws to indemnify such person. The Merger Agreement further provides that for a period of six years after the effective time of the Merger, Sierra and the Surviving Corporation shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by CII and its subsidiaries (provided that Sierra and the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties in all material respects so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to, and including, the effective time, provided that, in the event that any Claim is asserted or made within such six-year period, such insurance shall be continued in respect of any such Claim until final disposition of any and all such Claims, provided further that, Sierra shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the premiums paid as of the date hereof by Sierra for such insurance. Notwithstanding anything to the contrary contained elsewhere herein, Sierra's agreement set forth above shall be limited to cover claims only to the extent that those claims are not covered under CII's directors' and officers' insurance policies (or any substitute policies permitted by the Merger Agreement).

  CONDITIONS TO MERGER. The respective obligations of Sierra and CII to effect the Merger are subject to the following conditions, among others, (i) the Merger Agreement shall have been approved and adopted by the shareholders of CII and Sierra, (ii) the shares of Sierra Common Stock issuable and reserved for issuance in connection with the Merger shall have been authorized for listing on the New York Stock Exchange, upon official notice of issuance,
(iii) the receipt of all material governmental authorizations, consents, orders or approvals, (iv) the Registration Statement shall have become effective and shall not be the subject of a stop order or proceedings seeking a stop order, (v) no temporary restraining order, preliminary or permanent injunction or other order shall be in effect that prevents the consummation of the Merger (see "The Merger--Regulatory Approvals"), (vi) the accuracy in all material respects of the representations and warranties set forth in the Merger Agreement, (vii) the performance in all material respects of all obligations required to be performed under the Merger Agreement, (viii) the receipt by Sierra of letters from CII affiliates relating to restrictions on the transferability of the shares of Sierra Common Stock to be received in the Merger as a result of restrictions under the Securities Act and pooling-of-interest accounting rules (see "The Merger--Restrictions on Resales of Securities"), (ix) the receipt of certain legal opinions with respect to tax matters, (x) the receipt of material nongovernmental consents or approvals required in connection with the Merger and (xi) the Board of Directors of either party not having amended, modified, rescinded or repealed the resolutions adopted by it in connection with the Merger and not having adopted any other resolutions inconsistent therewith.

  STOCK OPTION AND BENEFIT PLANS. The treatment under the Merger Agreement of stock options to acquire shares of CII Common Stock is described under "The Merger--Interests of Certain Persons in the Merger."

  CII has agreed to take all necessary steps at or prior to the closing of the Merger to terminate, effective as of such closing, the following designated benefit plans which it now maintains: (i) the Profit Sharing Plan, (ii) the Supplemental Benefit Plan, (iii) the Supplemental Executive Retirement Plan,
(iv) the Supplemental Senior Executive Retirement Plan, (v) the Employee Incentive Plan, (vi) the Stock Purchase Match Plan and (vii) the InteLock 1993 Stock Option Plan, the Supplemental Executive Retirement Plan, the Founders' Bonus Plan and the Phantom Stock Bonus Plan. CII has agreed that, on or after the date of this Agreement, it will not issue any stock option or any other award pursuant to the 1988 Stock Option Plan, the 1989 Stock Option Plan, the 1991 Employee Stock Incentive Plan, the 1993 Employee Stock Incentive Plan, or the Non-Employee Directors Stock Option Plans. Sierra and CII have agreed that the remaining designated plans will continue subsequent to the closing of the Merger, but may be terminated at any time thereafter provided that at such time the employees of CII are either covered under a plan, if any, providing benefits of the same nature that is maintained by either Sierra or a subsidiary of Sierra for its employees or by a plan comparable to any such plan.

  TERMINATION. The Merger Agreement may be terminated at any time prior to the effective time of the Merger, whether before or after approval by the shareholders of CII or by the shareholders of Sierra, (i) by mutual consent of Sierra and CII, (ii) by either Sierra or CII if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other party set forth in the Merger Agreement which breach has not been cured within five business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable, (iii) by CII, if the Board of Directors of CII shall have adopted and recommended a Competing Offer, (iv) by either Sierra or CII if the Merger shall not have been consummated before December 31, 1995, (v) by either Sierra or CII if any required approval of the respective shareholders of CII or Sierra shall not have been obtained by reason of the failure to obtain the required affirmative vote at a duly held meeting of shareholders or at any adjournment thereof or (vi) by Sierra, if (A) the Board of Directors of CII withdraws, modifies or changes its recommendation of the Merger Agreement or the Merger in a manner adverse to Sierra or Sierra Sub or shall have resolved to do so, or (B) the Board of Directors of CII shall have recommended to the shareholders of CII any Competing Transaction or resolved to do so, or (C) a tender offer or exchange offer for ten percent or more of the outstanding shares of capital stock of CII is commenced, and the Board of Directors of CII, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders. As used in the Merger Agreement, "Competing Transaction" means any of the following involving CII or any of its subsidiaries (other than the transactions contemplated by the Merger Agreement): (A) any merger, consolidation, share exchange, business combination, or other similar transaction; (B) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent or more of the assets of CII and its subsidiaries, taken as a whole, in a single transaction; (C) any tender offer or exchange offer for ten percent or more of the outstanding shares of capital stock of CII or the filing of a registration statement under the Securities Act in connection therewith; (D) any solicitation of proxies in opposition to approval by CII's shareholders of the Merger; (E) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, ten percent or more of the then outstanding shares of capital stock of CII; or (F) any agreement to, or public announcement by CII of a proposal, plan or intention to, do, facilitate (including by way of providing information) or recommend any of the foregoing.

  In the event of any termination of the Merger Agreement by either CII or Sierra as provided above, the Merger Agreement will become void and there will be no liability or obligation on the part of Sierra, CII, Sierra Sub or their respective officers or directors (other than under certain specified provisions of the Merger Agreement), except to the extent that such termination results from the willful breach by a party thereto of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement. The Merger Agreement further provides that each party agrees that should any court or other competent authority hold any provision of the Merger Agreement to be null, void or unenforceable, or order any party to take any action inconsistent with the Merger Agreement or not to take any action required therein, the other party shall not be entitled to specific performance of such provision of the Merger Agreement or to any other remedy, including but not limited to money damages, for breach of the Merger Agreement or of any other provision of such agreement as a result of such holding or order.

  TERMINATION FEE. Pursuant to the Merger Agreement, CII has agreed that (x) if CII shall terminate the Merger Agreement pursuant to Section 7.1(e) of the Merger Agreement or (y) if Sierra or CII shall terminate the Merger Agreement pursuant to Section 7.1(d) of the Merger Agreement due to the failure of CII's shareholders to approve and adopt this Agreement, and (A) at the time of such failure so to approve and adopt the Merger Agreement there shall exist a Competing Transaction and (B) prior to such failure so to approve and adopt the Merger Agreement the Board of Directors of CII shall have withdrawn, modified or changed its recommendation of the Merger Agreement or the Merger in a manner adverse to Sierra and Sierra Sub, or shall have resolved to do any of the foregoing, or shall have recommended to the shareholders of CII any Competing Transaction or shall have resolved to do so, or (z) if Sierra terminates the Merger Agreement pursuant to Section 7.1(f) of the Merger Agreement, then on the Payment Date (as defined below), CII shall pay to Sierra an amount equal to $5,000,000 plus all of Sierra's expenses, including Sierra's share of the expenses described in Section 7.5(a) of the Merger Agreement, which sum CII and Sierra have agreed is reasonable under the circumstances since it would be impracticable and extremely difficult to fix the actual damage to Sierra in the case of such a termination. Payment Date is defined as the date 10 days following the earliest of the following to occur:
(1) the closing of any transaction resulting from a Competing Transaction, (2) the date as of which CII publicly announces that the Competing Transaction will not proceed, and (3) the date twelve months following a termination of the Merger Agreement by Sierra or CII giving rise to payment under the Merger Agreement.

  AMENDMENT AND WAIVER. Subject to applicable law, the Merger Agreement may be amended at any time by action taken or authorized by the respective Boards of Directors of Sierra and CII and the parties, by action taken or authorized by their respective Boards of Directors, may extend the time for performance of the obligations of the other parties to the Merger Agreement and may waive compliance with any agreements or conditions for their respective benefit contained in the Merger Agreement.

LITIGATION CHALLENGING THE MERGER

  On or about June 13, 1995, Crandon Capital Partners filed a purported class action complaint in the Superior Court, Alameda County, California against CII, certain of CII's directors and Sierra. The complaint alleges, among other claims, that, by entering into the Merger Agreement, CII and its directors breached their fiduciary duties to CII's shareholders and further alleges that Sierra aided and abetted such breach. The plaintiff seeks damages, injunctive relief against the consummation of the transaction, the appointment of a shareholders' committee to participate in the sale of CII and other relief. Sierra and the other defendants have filed motions to dismiss the plaintiff's complaint on the grounds that the plaintiff's sole remedy is to seek to enforce its dissenter's rights. See "The Merger--Rights of CII Dissenting Shareholders." The motions are scheduled to be heard by the court in September 1995.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

  In the opinion of Gibson, Dunn & Crutcher, tax counsel to CII, the following are the material United States federal income tax consequences of the Merger to the holders of CII Common Stock. The discussion is general in nature, is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Regulations, judicial authority and administrative rulings and practice, is for general informational purposes only and is not tax advice. Counsel's opinion is subject to assumptions and qualifications concerning the accuracy of the representations contained in the Merger Agreement and the intentions of CII's shareholders at the time of the Merger and, unlike a ruling from the Internal Revenue Service (the "IRS"), is not binding on the IRS. Accordingly, there can be no assurance that the IRS will not take a position contrary to one or more of the positions described below, or that such positions would be upheld by the courts if challenged by the IRS. No ruling from the IRS has been or will be sought with respect to any aspect of the Merger. Furthermore, such counsel's opinion is based on current law and legislative, judicial or administrative changes or interpretations might occur in the future that would alter or modify the discussion herein.

  The following does not consider the tax consequences of the Merger under state, local or foreign law. Moreover, it does not describe any special considerations that may apply to certain taxpayers, such as financial institutions, broker-dealers, insurance companies, tax-exempt organizations, investment companies and persons who are neither citizens nor residents of the United States, or who are foreign corporations, foreign partnerships or foreign estate or trusts as to the United States.

  EACH CII SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE MERGER.

  Subject to the qualifications set forth above, the Merger is expected to qualify as a tax-free reorganization under Section 368 of the Code, with the following results:

  (i) No gain or loss will be recognized by the shareholders of CII for tax purposes upon the conversion of their shares of CII Common Stock into shares of Sierra Common Stock pursuant to the Merger (except as discussed below with respect to cash received in lieu of a fractional share of Sierra Common Stock).

  (ii) The tax basis of the shares of Sierra Common Stock received by each shareholder of CII will be the same as the tax basis of the shares of CII Common Stock surrendered in exchange therefor (reduced by any amount of basis allocable to a fractional share interest for which cash is received).

  (iii) The holding period of the shares of Sierra Common Stock received by each shareholder of CII will include the holding period of the shares of CII Common Stock surrendered in exchange therefor, provided that such shareholder held such shares of CII Common Stock as a capital asset on the date of the Merger.

  (iv) No gain or loss will be recognized by CII as a result of the Merger.

  (v) A shareholder of CII who is entitled to receive cash in lieu of a fractional share of Sierra Common Stock in connection with the Merger will recognize, as of the date of the Merger, gain or loss equal to the difference between the amount of such cash and the shareholder's tax basis in the fractional share interest. Any gain or loss recognized will be capital gain or loss if the CII Common Stock is held by such shareholder as a capital asset. Any capital gain or loss will be long-term capital gain or loss if the holding period for the shares of CII Common Stock is more than one year.

  (vi) Sierra's ability, following the Merger, to utilize any existing net operating loss carryforwards and certain other tax attributes of Sierra and CII to reduce its tax liability may be limited.

  Information Reporting. Treasury Regulations require that every taxpayer who receives stock in connection with a corporate reorganization must file with his or her income tax return a complete statement of all facts pertinent to the nonrecognition of gain or loss upon the transaction including: (i) a statement of the basis of the stock transferred in the transaction and (ii) a statement of the fair market value of the stock and other property or money received in the transaction, including any liabilities to which property received is subject. In addition, taxpayers are required to maintain permanent records in substantial form with respect to the foregoing information. CII shareholders will be required to comply with these requirements.

  Backup Withholding. Under the backup withholding rules of the Code, a CII shareholder may be subject to backup withholding with respect to payments of cash in lieu of fractional shares. To prevent such backup withholding, a CII shareholder must, unless an exception applies under the applicable law and regulations, provide the payor of such cash with such shareholder's correct taxpayer identification number ("TIN") on a Substitute Form W-9 and certify under penalties of perjury that such number is correct and that such shareholder is not subject to backup withholding. A Substitute Form W-9 will be provided to each CII shareholder in the letter of transmittal to be mailed to each shareholder. If the correct TIN and certifications are not provided, a $50 penalty may be imposed on the shareholder by the IRS and payments of cash to such shareholder may be subject to backup withholding at a rate of 31%.

RIGHTS OF CII DISSENTING SHAREHOLDERS

  Holders of CII Common Stock are generally entitled to dissenters' rights with respect to the Merger under Chapter 13 of the CGCL if, and only if, the holders of 5% or more of the outstanding shares of CII Common Stock elect to exercise dissenters' rights. A person having a beneficial interest in shares of CII Common Stock held of record in the name of another person, such as a broker or nominee, must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect whatever appraisal rights the beneficial owner may have.

  The following discussion is not a complete statement of the law pertaining to appraisal rights under the CGCL and is qualified in its entirety by reference to the full text of Chapter 13 of the CGCL, selected sections of which are reprinted in their entireties as Annex D to this Joint Proxy Statement/Prospectus.

  If the Merger is approved by the required vote of CII's shareholders and is not terminated, CII's shareholders who vote against the Merger and who have fully complied with all applicable provisions of Chapter 13 of the CGCL and whose shares constitute CII Dissenting Shares will, provided generally that the CII Dissenting Shares aggregate 5% or more of the outstanding shares of CII Common Stock, have the right to require CII to purchase the shares of CII Common Stock held by them for cash at the fair market value of those shares as of the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the Merger but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. Under the CGCL, no shareholder of CII who is entitled to exercise dissenters' rights has any right at law or in equity to attack the validity of the Merger or to have the Merger set aside or rescinded, except in an action to test whether the number of shares required to authorize or approve the Merger had been legally voted in favor of the Merger.

  CII Dissenting Shares means those shares of CII Common Stock with respect to which the holders have voted against the Merger and have perfected their purchase demand in accordance with Chapter 13 of CGCL, except that no shares shall constitute CII Dissenting Shares unless either (i) holders of 5% or more of the outstanding shares of CII Common Stock file demands for payment as dissenting shares under the CGCL or (ii) the shares in question are subject to a restriction on transfer imposed by CII or by any law or regulation.

  CII is not aware of any restriction on transfer of any shares of the CII Common Stock except restrictions that may be imposed upon shareholders who are "affiliates" of CII for purposes of Rule 145 under the Securities Act, shareholders who received shares in private transactions exempt from the registration requirements of the Securities Act and restrictions on transfer imposed on certain affiliates of CII in connection with the Merger. Those shareholders who believe there is some such restriction affecting their shares should consult with their own legal counsel as to the nature and extent of any dissenters' rights they may have.

  For a holder of CII Common Stock to exercise dissenters' rights, the procedures to be followed under Chapter 13 of the CGCL include the following requirements:

    (1) The shareholder of record must have voted the shares against the Merger. It is not sufficient to abstain from voting. However, the shareholder may abstain as to part of his or her shares or vote part of those shares for the Merger without losing the right to exercise dissenters' rights as to other shares which were voted against the Merger.

    (2) Any such shareholder who votes against the Merger, and who wishes to have the shares that are being voted against the Merger purchased, must make a written demand to have CII purchase those shares for cash at their fair market value. The demand must include the information specified below and must be received by CII not later than the date of the CII Special Meeting. Merely voting or delivering a proxy directing a vote against the approval of the Merger does not constitute a demand for purchase. A written demand is essential.

  The written demand that the dissenting shareholder must deliver to CII must:

    (1) Be made by the person who was the shareholder of record on the CII Record Date (or such shareholder's duly authorized representative) and not by someone who is merely a beneficial owner of the shares and not by a shareholder who acquired the shares subsequent to the CII Record Date:

    (2) State the number and class of dissenting shares held of record by the dissenting shareholders; and

    (3) Include a demand that CII purchase the shares at the dollar amount that the shareholder claims to be the fair market value of such shares on the day before the terms of the Merger were first announced, excluding any appreciation or depreciation because of the proposed Merger but adjusted for any stock split, reverse stock split or share dividend which becomes effective thereafter. CII believes that this day is June 12, 1995. A shareholder may take the position in the written demand that a different date is applicable. The shareholder's statement of fair market value constitutes an offer by such dissenting shareholder to sell the shares to CII at such price.

  The written demand should be delivered to CII at its principal executive offices, P.O. Box 9025, Pleasanton, California 94566-9025, Attention Secretary.

  A shareholder may not withdraw a demand for payment without the consent of CII. Under the terms of the CGCL, a demand by a shareholder is not effective for any purpose unless it is received by CII (or any transfer agent thereof).

  Within 10 days after the approval of the Merger by CII's shareholders, CII must notify all holders of CII Dissenting Shares of the approval and must offer all of such shareholders a cash price for their shares which CII considers to be the fair market value of the shares. The notice also must contain a brief description of the procedures to be followed under Chapter 13 of the CGCL to dispute the price offered and attach a copy of the relevant provisions of the CGCL in order for a shareholder to exercise the right to have CII purchase his or her shares.

  Within 30 days after the date on which the notice of the approval of the Merger is mailed by CII to holders of CII Dissenting Shares, the shareholder's certificates, representing any shares which the shareholder demands be purchased, must be submitted to CII, at its principal office, or at the office of any transfer agent, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed. Upon subsequent transfer of those shares, the new certificates will be similarly stamped, together with the name of the original dissenting shareholder.

  If CII and a holder of CII Dissenting Shares agree that the shares held by such shareholder are eligible for dissenters' rights and agree upon the price of such shares, such holder of CII Dissenting Shares is entitled to receive from CII the agreed price with interest thereon at the legal rate on judgments from the date of such agreement. Any agreement fixing the fair market value of dissenting shares as between CII and the holders thereof must be filed with the Secretary of CII at the address set forth below. Subject to certain provisions of Section 1306 and Chapter 5 of the CGCL, payment of the fair market value of the CII Dissenting Shares shall be made within 30 days after the amount has been agreed upon or within 30 days after any statutory or contractual conditions to the Merger are satisfied, whichever is later, subject to the surrender of the certificate therefor, unless provided otherwise by agreement.

  If CII and a holder of CII Dissenting Shares fail to agree on either the fair market value of the shares or on the eligibility of the shares to be purchased, then either such holder of CII Dissenting Shares or CII may file a complaint for judicial resolution of the dispute in the superior court of the proper county. The complaint must be filed within six months after the date on which the respective notice of approval is mailed to the shareholders. If a complaint is not filed within six months, the shares will lose their status as CII Dissenting Shares. Two or more holders of CII Dissenting Shares may join as plaintiffs or be joined as defendants in such an action. If the eligibility of the shares is at issue, the court must first decide that issue. If the fair market value of the shares is in dispute, the court must determine, or shall appoint one or more impartial appraisers to assist in its determination of, the fair market value. The cost of the action will be assessed or apportioned as the court considers equitable. If, however, the appraised value of the dissenting shares exceeds the price offered by CII, CII must pay the costs.

  Any demands, notices, certificates or other documents required to be delivered to CII may be sent to P.O. Box 9025, Pleasanton, California 94566-9025, Attention Secretary.

RESTRICTIONS ON RESALES OF SECURITIES

  The shares of Sierra Common Stock to be issued pursuant to the Merger Agreement have been registered under the Securities Act. Persons who are not affiliates of CII and who will not be affiliates of Sierra at the effective time of the Merger may resell their shares of CII Common Stock without restriction. Under present law, any public reoffering or sale of such shares by any person who is an "affiliate" of CII at the time the Merger Agreement is submitted to a vote of CII's shareholders will require either (i) the further registration of such shares under the Securities Act, (ii) compliance with Rule 145 promulgated under the Securities Act (which permits sales under certain conditions, more fully described below) or (iii) the availability of some other exemption for the registration requirements of the Securities Act. In general, under Rule 145, assuming that a person proposing to resell his or her shares of Sierra Common Stock is not at any time an affiliate of Sierra, such person may resell such stock if (a) a period of at least two years has elapsed since the time the shares were acquired from Sierra or an affiliate of Sierra and such person sells at a time when there is adequate public information concerning Sierra, (b) a period of at least three years has elapsed since the time the shares were acquired from Sierra or an affiliate of Sierra or (c) such person (i) sells during any three-month period no more than the number of shares permitted under Rule 144(e) (the greater of 1% of the outstanding shares of Sierra Common Stock and the average weekly trading volume of Sierra Common Stock for the four calendar weeks prior to the proposed resale), (ii) sells in a "broker's transaction" where the broker can do no more than execute the order as agent for the seller, can receive no more than the usual broker's commission, cannot solicit orders to buy in connection with the transaction and does not believe that the seller is an underwriter of the securities being sold, (iii) does not solicit orders to buy in connection with the transaction and does not make any payment in connection with such sale to anyone other than the selling broker and (iv) such person sells at time when there is adequate current public information concerning Sierra.

  In connection with the Merger, each affiliate of CII who will receive Sierra Common Stock pursuant to the Merger, will execute a letter agreement whereby each such person agrees that he or she will not sell, assign or transfer any shares of Sierra Common Stock except pursuant to an effective registration statement or in a transaction not requiring registration under the Securities Act. Each such person will further agree that he or she will not sell, transfer, dispose of or hedge such person's risk relative to shares of Sierra Common Stock received pursuant to the Merger until such time as financial results covering at least 30 days of combined operations of Sierra and CII on a consolidated basis have been published by Sierra.

ACCOUNTING TREATMENT

  It is contemplated that the Merger will be accounted for as a pooling-of-interests. It is a condition to the obligation of Sierra to consummate the Merger that Sierra receive an opinion from its independent accountants, Deloitte & Touche LLP, that under generally accepted accounting principles, the Merger can be treated as a pooling-of-interests transaction. As a result of pooling-of-interests accounting, the consolidated financial statements of Sierra after the Merger will combine the accounts of CII with those of Sierra at their historically recorded amounts. Operating results of both Sierra and CII will be combined for all periods prior to the consummation of the Merger using the historically recorded amounts as though Sierra and CII had always been combined.

BOARD OF DIRECTORS AND MANAGEMENT FOLLOWING THE MERGER

  Following the consummation of the Merger, the composition of the Board of Directors of Sierra and the persons appointed as executive officers of Sierra will remain unchanged as a result of the Merger. Information concerning such persons is incorporated by reference to the Sierra 10-K. See "Incorporation of Certain Documents by Reference."

  Following the consummation of the Merger, Sierra anticipates that the composition of the Board of Directors of CII will be reconstituted and will consist of: Joseph Havlick, currently Chairman of the Board, Chief Executive Officer and President of CII; Lee Spitler, currently Senior Vice President and Treasurer of CII; Erin MacDonald, President and Chief Operating Officer of Sierra; James Starr, Vice President of Finance, Chief Financial Officer and Treasurer; and Frank Collins, Secretary and General Counsel of Sierra. Joseph Havlick will continue to serve as Chairman of the Board of CII following the Merger. Additional information about these proposed directors and the management of CII after the Merger is contained in Annex G: Information Concerning Proposed Directors and Management of CII.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

  No officers, directors or persons holding more than 5% of the voting power of either Sierra or CII or their associates will have a material interest in the Merger except as described below and the interest arising from the ownership of securities of Sierra or CII, respectively, which interests are shared pro rata by all holders of the same class of security.

  Each of Joseph Havlick, Lee Spitler, Richard Dobson, Wing Kwong, Tanna Handley, John Okita, Lawrence Havlick and Michael Havlick are parties to existing employment agreements with CII. Joseph Havlick and Lee Spitler have agreed, in order to fulfill a condition to Sierra's obligation to consummate the Merger, to enter into new employment agreements with CII upon consummation of the Merger which agreements will supersede the existing agreements, with significant reductions in the length of the term and in certain benefits.

  Currently, Joseph Havlick is employed as Chairman of the Board, Chief Executive Officer and President of CII under an agreement with CII that expires December 31, 2000. The agreement provides for an annually adjustable minimum base salary of $375,000, minimum annual cash bonus under the Employee Incentive Plan (capped at 175% of base salary) equal to a percentage of the greater of (i) growth in revenues or (ii) the greater of pretax or net income, a year-end "Christmas" bonus payment equal to at least one-eighth (1/8) of his highest base salary during that year, and a maximum annual reimbursement of $20,000 for medical expenses not covered by group medical insurance provided by CII. Pursuant to the formula for computation of the cash bonus under the Employee Incentive Plan, Mr. Havlick was entitled to and received the minimum bonus of $611,950 for services rendered to CII in all capacities during 1994. If Mr. Havlick's employment is terminated prior to the agreement's termination for reasons other than a breach by CII, he is entitled to a lump-sum severance payment equal to 5% of his total annual remuneration (including cash bonuses, but excluding medical and car allowances), multiplied by the number of years that he had been employed by CII. If Mr. Havlick's employment is terminated due to death or total disability for a period of six months, Mr. Havlick or his legal representative is entitled to receive his then current base salary for a period of twelve months, all previously accruing bonuses or other rights, and in the case of disability, Mr. Havlick or his legal representative is entitled to all medical, disability and term life insurance benefits for a period of two years following the date of disability and an annual payment equal to 80% of his base salary in effect immediately preceding such termination. In the event that Mr. Havlick terminates his employment agreement as a result of a breach by CII, or by Mr. Havlick for good reason, as defined in the agreement, after a change in control, as defined in the agreement, he is generally entitled to continue receiving the cash compensation and other benefits provided for in his agreement until December 31, 2000. In addition to the above payments made pursuant to the employment agreement, CII currently pays premiums on Mr. Havlick's behalf for additional life insurance coverage at an approximate cost of $36,000 per year.

  Currently, Lee Spitler, Richard Dobson, Wing Kwong, Tanna Handley, John Okita, Lawrence Havlick, and Michael Havlick are employed under agreements with CII that expire on March l, 2001, which provide for annually adjustable minimum base salaries of $210,000, $175,000, $117,200, $110,000, $105,200,
$104,400, and $95,260, respectively, monthly automobile allowances of $450 each and a maximum annual reimbursement of $5,000 for medical expenses not covered by group medical insurance provided by CII. The agreements of Lee Spitler, Richard Dobson, Tanna Handley and John Okita further provide for annual bonuses equal to at least one-eighth (1/8) of each executive's highest base salary in effect during such year. The agreements of Wing Kwong, Lawrence Havlick, and Michael Havlick provide for annual bonuses equal to at least one-twelfth (1/12) of each executive's highest base salary in effect during such year. Under the agreements, if employment is terminated for reasons other than a breach by CII, the executive is entitled to a lump-sum payment equal to 5% of his or her respective total remuneration (including cash bonuses, but excluding medical and car allowances), multiplied by the number of years that such terminated executive had been employed by CII. If employment is terminated due to death or total disability for a period of six months, the executives or their respective legal representatives are entitled to receive such executives' then current base salary for a period of twelve months, all previously accruing bonuses and other rights and, in the case of disability, all medical, disability and term life insurance benefits for a period of two years following the date of disability. If employment is terminated due to a breach by CII, the terminated executive is generally entitled to continue receiving the cash compensation and other benefits for the remaining unexpired term.

  Joseph Havlick and Lee Spitler have agreed, in order to fulfill a condition to Sierra's obligation to consummate the Merger, to enter into new employment agreements at annual salaries of $375,000 and $210,000, respectively. The new agreements constitute a significant reduction in the term length of their contracts and the benefits provided for Mr. Havlick and Mr. Spitler. Each of the new agreements has a three-year term. Under the terms of the new agreements Mr. Havlick and Mr. Spitler will receive options to purchase 50,000 and 25,000 shares of Sierra Common Stock, respectively, and will be eligible for bonuses of 100% and 50% of their respective annual salaries. In addition, both are entitled to twelve months of extended sick leave; a cash payment in the event of their death in an amount equal to their respective prior year's salary and bonus; continuation of their group health and life benefits for twenty-four months under certain circumstances; and four weeks vacation. Mr. Havlick will also continue to have paid on his behalf premiums for additional life insurance coverage at an approximate cost of $36,000 per year. These agreements are both terminable by the executive officers upon sixty days notice. In the event of termination without cause, Mr. Havlick and Mr. Spitler are generally entitled to receive payment for the remaining term of their employment agreement. In addition, in the event of a change of control of Sierra not approved by the Board of Directors and a subsequent termination without cause or a diminution of duties or compensation, Mr. Havlick and Mr. Spitler are entitled to scheduled payments of two year's and one year's base salary, respectively. In the event the employment agreements of Joseph Havlick or Lee Spitler are not renewed, they are entitled to severance payments of $750,000 and $210,000, respectively.

  Sierra is negotiating with the other six employees who currently have employment agreements with CII concerning new employment agreements which will, if entered into, supersede their existing agreements.

  There are outstanding under CII's 1988 Stock Option Plan (the "1988 Plan"), 1989 Employee Incentive Stock Option Plan (the "1989 Plan"), 1991 Employee Stock Incentive Plan (the "1991 Plan"), 1993 Employee Stock Incentive Plan (the "1993 Plan") and the Non-Employee Director Stock Option Plans (together with the 1988 Plan, 1989 Plan, the 1991 Plan and the 1993 Plan, the "Option Plans") options to purchase shares of CII Common Stock ("Options"). The Merger Agreement provides that at the effective time of the Merger the outstanding Options under the Option Plans will be assumed by Sierra. Thereafter, such Options will be exercisable on the same terms and conditions that were applicable under the Option Plans for the same number of shares of Sierra Common Stock into which such shares of CII Common Stock would have been converted pursuant to the Merger had such Options been exercised in full immediately prior to the effective time of the Merger.

  Options under the 1989 Plan accelerate upon the occurrence of a change of control. The stock option agreements under the 1991 Plan provide that vesting of the Options will accelerate upon the occurrence of the first public announcement that a change in control has occurred unless the committee of the Board of Directors responsible for the administration of the plan shall determine otherwise within 10 days of such announcement. The stock option agreements under the 1991 Plan also provide for the acceleration of vesting of such Options following a change in control if the optionee's employment is terminated for "good reason" within 18 months following the change in control. A termination for "good reason" includes demotion or substantial reduction in salary or benefits. The stock option agreements under the 1993 Plan generally provide that if the Options under the plan are assumed by an acquiring entity, acceleration following a change in control occurs if the optionee's employment is terminated. If the Options under the 1993 Plan are not assumed by the acquiring entity, vesting will accelerate with respect to such employees' Options. Certain agreements of key employees under the 1993 Plan provide for automatic acceleration of vesting upon change in control.

  Pursuant to the Merger Agreement, CII has agreed to terminate, as of the effective time of the Merger, the executive nonqualified benefit plans, including the Supplemental Benefit Plan, the Supplemental Executive Retirement Plan and the Supplemental Senior Executive Retirement Plan. The Supplemental Benefit Plan is an excess benefit plan under which vesting of the deferred portion of the benefit attributable to CII matching and profit sharing contributions made on such participants' behalf accelerates both on plan termination and in the event of a change in control. Payment of benefits from participants' accounts under the Supplemental Benefit Plan, however, is not accelerated upon either a termination of the plan or a change in control. Under the terms of this plan, distribution of supplemental retirement benefits to any participant is made in accordance with the terms of a participants' deferral agreements entered into at the time the participant elected to defer a portion of his or her compensation. Generally, payments are deferred until the participant reaches age 65, terminates employment or terminates service as a member of the Board, as applicable. Payment of participants' after-tax deferrals and directors' compensation deferrals may be made after one year following the deferral.

  The Supplemental Executive Retirement Plan provides supplemental retirement benefits to selected employees. In the event of the termination of the Supplemental Executive Retirement Plan or a change in control, there is no provision for the acceleration of the vesting of participants' benefits. Upon termination of such plan, a participant's benefit is determined based on his vesting and accrual percentage as of the date of plan termination. In the event of a change in control, payment of a participant's supplemental benefit under this plan is accelerated only if the participant incurs a termination of employment for "good reason" following such change in control. Good reason includes, among other things, a reduction in the participant's base salary, a demotion or a reduction in benefits. The Supplemental Senior Executive Retirement Plan contains the same provisions in the event of both termination of the plan and change in control as discussed with respect to the Supplemental Executive Retirement Plan. The Supplemental Senior Executive Retirement Plan covers only Joseph Havlick who is fully vested.

  The Profit Sharing Plan is a retirement plan intended to be qualified under
Section 401(a) of the Code. Under the Merger Agreement, the Profit Sharing Plan will be terminated on or before the effective time of the Merger. Upon termination of the Profit Sharing Plan, the portion of participants' accounts that is not vested will become fully vested.

  The accelerated benefits (in dollars) accruing to the following officers of CII and its subsidiaries for the plans listed below are:

                                                  1989       1991       1993
                                                EMPLOYEE   EMPLOYEE   EMPLOYEE
                         PROFIT  SUPPLEMENTAL  INCENTIVE     STOCK     STOCK
                        SHARING    BENEFIT    STOCK OPTION INCENTIVE INCENTIVE
NAME                    PLAN(1)    PLAN(2)      PLAN(3)     PLAN(3)   PLAN(3)
----                    -------- ------------ ------------ --------- ----------
Joseph Havlick......... $      0    $    0      $     0    $      0  $  412,500
Lee Spitler............        0         0            0      34,500     177,000
Richard Dobson.........   36,009     6,232       35,438      15,188     222,063
Farley Iman............   11,518         0            0           0           0
Wing Kwong.............        0         0            0      17,250      99,875
Brady Mora.............    7,164         0            0           0           0
Tanna Handley..........        0         0            0           0      10,125
John Okita.............   16,423     1,750       23,000      11,500      65,313
Lawrence Havlick.......        0         0            0      17,250      62,375
Jerry Katz.............   18,286     1,229       27,600       6,900           0
Howard Heller..........   12,175         0            0      34,500           0
Michael Havlick........        0         0            0      13,800      62,375
                        --------    ------      -------    --------  ----------
TOTAL.................. $101,575    $9,211      $86,038    $150,888  $1,111,626
                        ========    ======      =======    ========  ==========

--------
(1) The accelerated benefits under the Profit Sharing Plan have been calculated as of June 22, 1995.

(2) The accelerated benefits under the Supplemental Benefit Plan have been calculated as of June 15, 1995.

(3) The calculated benefit under the stock option plans have been calculated using the closing price of CII Common Stock as reported on the American Stock Exchange Composite Transactions as of June 22, 1995.

REGULATORY APPROVALS

  Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder by the Federal Trade Commission, the Merger may not be consummated until filings have been made and notifications have been given and certain information has been furnished to the Federal Trade Commission and the Antitrust Division of the Department of Justice, and specified waiting period requirements have been satisfied.

  The Merger and related transactions are subject to approval by the California Department of Corporations and the California Department of Insurance. Under California law, a Form A Information Statement describing the contemplated transactions and the business character and financial condition of Sierra, the entity acquiring control of the two California-domiciled insurers, was filed with the California Insurance Commissioner. The Insurance Commissioner has 60 days from the date of the Form A Information Statement filing to approve or disapprove the transactions. If the Insurance Commissioner has not disapproved the transactions within the 60 day period, the transactions can be completed. Filings with and approvals from certain other state insurance regulatory authorities may also be made or obtained in connection with the Merger and related transactions.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SIERRA

  The following table sets forth certain information regarding the beneficial ownership of the Sierra Common Stock as of March 17, 1995 (except as otherwise noted in the footnotes below) by (1) each of the "named executives" of Sierra,
(2) each director of Sierra, (3) all directors and executive officers as a group and (4) each person known by Sierra to be the beneficial owner of more than 5% of the Sierra Common Stock. Subject to applicable community property and similar statutes and except as otherwise noted in the footnotes below, each of the following persons has sole voting and dispositive power with respect to the shares that he or she beneficially owns. Except as noted below, the address of all shareholders, directors, executive officers and nominees identified in the table and accompanying footnotes below is in care of Sierra's principal executive offices.

                                                     AMOUNT AND
                                                     NATURE OF      PERCENTAGE OF
                                                     BENEFICIAL      OUTSTANDING
              NAME OF BENEFICIAL OWNER              OWNERSHIP(1)    COMMON STOCK
              ------------------------              ------------    -------------
  Anthony M. Marlon, M.D..........................   2,505,484(2)       17.0%
  Erin E. MacDonald...............................      29,878(3)          *
  Jerry D. Reeves, M.D............................      14,724(4)          *
  Michael Montalvo................................       4,336(5)          *
  Robert A. Mayer.................................      13,200(6)          *
  Frank E. Collins................................      15,051(7)          *
  Thomas Y. Hartley...............................       4,000(8)          *
  Charles L. Ruthe................................       5,300(9)          *
  William J. Raggio...............................      20,400(10)         *
  All directors and executive officers as a group
   (12 persons) ..................................   2,694,603(11)      18.3%
  Putnam Investment, Inc..........................   1,942,675(12)      13.2%
  Waddell & Reed Investment Management Company and
   Waddell & Reed Asset Management Company........     726,300(13)       5.0%

--------
*Less than 1%
 (1) All share amounts on this table have been adjusted to reflect a two-for-one split of the Sierra Common Stock distributed on or about January 11, 1993 to shareholders of record as of November 13, 1992.
 (2) Includes 130,000 shares that can be acquired within 60 days of March 17, 1995 upon the exercise of stock options, 825,484 shares held indirectly through the Marlon Family Trust (the "Family Trust"), 1,649,000 shares held indirectly through a total of eight other trusts (the "Eight Trusts"), and 1,000 shares held indirectly through a limited partnership (the "Partnership") in which Dr. Marlon and his wife are the only limited partners and general partners. Dr. Marlon, as managing general partner of the Partnership, has sole voting and dispositive power over the shares held by the Partnership. Dr. Marlon and his wife are co-trustees of the Family Trust, and Dr. Marlon may be deemed to have voting and dispositive power over the shares held by the Family Trust and, therefore, to have beneficial ownership with respect to such shares. Erin E. MacDonald, President, Chief Operating Officer and a director of the Company is the trustee or, together with Dr. Marlon, a co-trustee of each of the Eight Trusts. Although the trustee/co-trustees of each of the Eight Trusts have express power to vote and dispose of the shares held in the respective trusts, either of Dr. Marlon or Ms. MacDonald may be deemed to have or share voting power and/or dispositive power over the shares held by the Eight Trusts and, therefore, to have beneficial ownership with respect to such shares. Dr. Marlon disclaims beneficial ownership as to the shares held by the Eight Trusts and 500 of the shares held by the Partnership.
 (3) Includes 23,800 shares that can be acquired within 60 days of March 17, 1995 upon the exercise of stock options.
 (4) Includes 5,000 shares that can be acquired within 60 days of March 17, 1995 upon the exercise of stock options.
 (5) Includes 4,000 shares that can be acquired within 60 days of March 17, 1995 upon the exercise of stock options.
 (6) Includes 13,200 shares that can be acquired within 60 days of March 17, 1995 upon the exercise of stock options.
 (7) Includes 7,400 shares that can be acquired within 60 days of March 17, 1995 upon the exercise of stock options.
 (8) Includes 2,000 shares that can be acquired within 60 days of March 17, 1995 upon the exercise of stock options.
 (9) Includes 4,400 shares that can be acquired within 60 days of March 17, 1995 upon the exercise of stock options.
(10) Includes 11,200 shares that can be acquired within 60 days of March 17, 1995 upon the exercise of stock options.
(11) Includes 124,440 shares that can be acquired within 60 days of March 17, 1995 upon the exercise of stock options.

(12) The business address of this shareholder is One Post Office Square, Boston, Massachusetts 02109. Putnam Investments, Inc. ("PI"), a wholly-owned subsidiary of Marsh & McLennan Companies, Inc., beneficially owns
     (a) 1,518,575 shares of Sierra Common Stock beneficially owned by its wholly-owned subsidiary, Putnam Investment Management, Inc. ("PIM"), and
     (b) 424,100 shares of Sierra Common Stock beneficially owned by its wholly-owned subsidiary, The Putnam Advisory Company, Inc. ("PAC"). PIM and PAC are registered investment advisors whose securities holdings set forth above include securities beneficially owned by their clients, which may include investment companies registered under the Investment Company Act and/or employee benefit plans, pension funds, endowment funds or other institutional clients. PIM has no voting power, but does have shared dispositive power with respect to the shares beneficially owned by it. PAC has shared voting power with respect to 309,800 of the shares beneficially owned by it and shared dispositive power with respect to all of the shares beneficially owned by it. PI has shared voting power with respect to 309,800 of the shares beneficially owned by it and shared dispositive power with respect to all of the shares beneficially owned by it.

     All of the foregoing information is based on the number of shares reported as beneficially owned by this shareholder at December 31, 1994 and upon information contained in this shareholder's Schedule 13G dated February 8, 1995.

(13) The business address of these shareholders is 6300 Lamar Avenue, Overland Park, Kansas 66202-4200. Waddell & Reed Investment Management Company ("WRIMC") and Waddell & Reed Asset Management Company ("WRAMC") beneficially owned 726,300 shares of Sierra Common Stock and are wholly-owned subsidiaries of Waddell & Reed, Inc. WRIMC beneficially owns 715,200 shares of Sierra Common Stock and WRAMC beneficially owns 11,100 shares of Sierra Common Stock. Both WRIMC and WRAMC are registered investment advisors whose securities holdings set forth above include securities beneficially owned by their clients. WRIMC has sole voting power and sole dispositive power with respect to all of the shares beneficially owned by it and WRAMC has shared voting power and shared dispositive power with respect to all of the shares beneficially owned by it.

     All of the foregoing information is based on the number of shares reported as beneficially owned by these shareholders at December 31, 1994 and upon information provided by them, including information contained in their
     Schedule 13G's dated February 14, 1995.

CII

  The following table sets forth information, as of April 14, 1995, with respect to the beneficial ownership of the CII Common Stock and CII Debentures by each of its directors and "named executives," all directors and named executive officers as a group, and by each person (or group of affiliated persons) known by CII to be the beneficial owner of more than 5% of CII's securities.

                                                     AMOUNT AND
                                                       NATURE
                           NAME AND ADDRESS        OF BENEFICIAL    PERCENTAGE OF
 TITLE OF CLASS         OF BENEFICIAL OWNER(16)     OWNERSHIP(1)      CLASS(15)
 --------------      ---------------------------   --------------   ------------
 Common Stock        Joseph G. Havlick..........       717,040(2)           (2)
                     Walter E. Girardin.........        47,500(3)          *
                     Tanna P. Handley...........       717,040(2)           (2)
                     John F. Petrick, Jr........        64,050(4)          *
                     David L. Rice..............        28,806(5)          *
                     Mahesh U. Buxani...........     1,454,400(6)       18.7
                     Lee W. Spitler, Jr.........       245,063(7)        3.2
                     Richard E. Dobson..........        31,106(8)          *
                     Thomas E. Corder...........           -0-(9)          *
                     John F. Okita..............        24,708(10)         *
                     All directors and named
                      executive officers as a
                      group
                      (10 persons)..............     1,176,676          15.1
                     Jethira Limited ...........     1,454,400(11)      18.7
                     P.O. Box 659
                     Road Town
                     Tortola, British Virgin
                     Islands
                     Robert Fleming Inc.........       453,000(12)       5.8
                     1285 Avenue of the Americas
                     Sixteenth Floor
                     New York, New York 10019
 7 1/2% Convertible
 Subordinated
 Debentures Due 2001
                     John F. Petrick, Jr........         1,828(13)         *
                     All directors and executive
                      officers as a group
                      (10 persons)..............         1,828             *
                     Elliott Associates, L.P....       505,350(14)       6.5
                     110 E. 59th Street
                     Thirty-first Floor
                     New York, NY 10022

--------
*Less than 1%
 (1) The amounts are expressed as shares of CII's Common Stock, and sole voting and dispositive power are possessed with respect to all of CII's Common Stock shown.
 (2) Mr. Havlick individually owns 15,000 shares and holds options, that are or will become exercisable before June 13, 1995, to purchase 310,000 shares and Ms. Handley individually owns 2,500 shares and holds options, that are or will become exercisable before June 13, 1995, to purchase 30,000 shares. The amount of beneficial ownership also reflects 359,540 duplicate shares indirectly beneficially owned by Mr. Havlick and Ms. Handley, through a family trust under which they are co-trustees and share voting and dispositive power. Collectively, Mr. Havlick and Ms. Handley own 717,040 shares (including 340,000 shares subject to options that are or will become exercisable before June 13, 1995) or 9.21% of CII's Common Stock.
 (3) Includes 22,500 shares held in a family trust of which Mr. Girardin and his wife are co-trustees and share voting and dispositive power and options, that are or will become exercisable before June 13, 1995, to purchase 25,000 shares.
 (4) Includes 19,000 shares held in a family trust of which Mr. Petrick and his wife are co-trustees and share voting and dispositive power, 2,800 shares indirectly beneficially owned through a dependent daughter, 1,900 shares indirectly beneficially owned through a dependent son and options, that are or will become exercisable before June 13, 1995, to purchase 20,500 shares.
 (5) Includes options, that are or will become exercisable before June 13, 1995, to purchase 25,000 shares.
 (6) These shares are held by Jethira Limited. Mr. Buxani's parents are the sole shareholders of Jethira Limited and have the power to vote and control the disposition of such shares. See Note 11 below.

 (7) Includes 5,593 shares owned through CII's Profit Sharing Plan, 350 shares indirectly beneficially owned through a dependent daughter, 350 shares indirectly beneficially owned through a dependent son, options, that are or will become exercisable before June 13, 1995, to purchase 83,000 shares and options, that are or will become exercisable before June 13, 1995, to purchase 72,000 shares held by Mr. Spitler as trustee of The Havlick Family Grandchildren's Trust. Mr. Spitler disclaims beneficial ownership of the options held in The Havlick Family Grandchildren's Trust.
 (8) Includes 3,483 shares owned through CII's 401(k) Plan, 4,753 shares owned through CII's Profit Sharing Plan and options, that are or will become exercisable before June 13, 1995, to purchase 10,250 shares.
 (9) Mr. Corder does not hold any of CII's Common Stock. However, Mr. Corder owns 321,053 or 13.3% shares of common stock of InteLock Technologies.
(10) Includes 826 shares owned through CII's 401(k) Plan, 1,372 shares owned through CII's Profit Sharing Plan and options, that are or will become exercisable before June 13, 1995, to purchase 8,250 shares.
(11) Based on Schedule 13D filed with the Commission through February 15, 1995, which also indicates that all of the shares attributed to Jethira Limited are subject to shared voting and dispositive power by Poonam Udhav Buxani and Udhav Hiranand Buxani.
(12) Based on Schedule 13G filed with the Commission through February 15, 1995, which also indicates that all of the shares attributed to Robert Fleming Inc. are subject to shared voting and dispositive power.
(13) Includes indirectly beneficially owned CII Debentures with a face value of $6,000 and $7,000 which when converted at $21.866 per debenture equals 274 and 320 shares through a dependent son and dependent daughter, respectively. All CII Debentures directly and indirectly beneficially owned by Mr. Petrick are currently convertible.
(14) Based on Schedule 13D filed with the Commission through February 15, 1995, which also indicate that all of the CII Debentures attributed to Elliott Associates, L.P. are subject to sole dispositive power.
(15) Based on 7,781,471 shares of Common Stock outstanding on April 14, 1995, which amount includes shares covered by options exercisable by all directors and executive officers as a group within 60 days from such date.
(16) Except as noted above, the address of all shareholders, directors, executive officers and nominees identified in the table and accompanying footnotes above is the address of CII set forth earlier in this Joint Proxy Statement/Prospectus.

        COMPARISON OF RIGHTS OF HOLDERS OF SIERRA AND CII COMMON STOCK

  Sierra is a corporation organized under the NRS. CII is a corporation organized under the CGCL. As a result of the Merger, the rights of the holders of CII Common Stock, which will be converted into shares of Sierra Common Stock, will be governed by the Sierra Articles and Sierra By-laws and by the relevant provisions of the NRS.

  The following is a summary of the material differences in the rights of shareholders of Sierra and CII.

AUTHORIZED CAPITAL STOCK

  Sierra. The Sierra Articles authorize the issuance of up to 40,000,000 shares of Sierra Common Stock, par value $0.005, of which, as of May 31, 1995, 14,821,184 shares were issued and outstanding, 2,891,376 shares were reserved for issuance pursuant to the Sierra stock option plans and Sierra restricted stock plans, 100,200 shares were held by Sierra as treasury shares and 177,126 shares of Sierra Series A Junior Participating Preferred Stock, $.01 par value per share (the "Series A Preferred Stock"), were reserved for issuance upon exercise of certain rights described in the Sierra Certificate of Voting Powers, Designations, Preferences and Rights of Preferred Stock filed with the Nevada Secretary of State on June 24, 1994. A full description of the Common Stock and Series A Junior Participating Preferred Stock is incorporated by reference herein. See "Incorporation of Certain Documents by Reference."

  CII. The Articles of Incorporation of CII (the "CII Articles") authorize the issuance of up to 100,000,000 shares of CII Common Stock, of which, as of June 9, 1995, 7,187,721 shares were outstanding, 1,481,760 shares were reserved for issuance upon the exercise of outstanding stock options or pursuant to CII's other benefit plans and 2,597,641 shares were reserved for issuance upon conversion of the outstanding $56,800,000 principal amount of the CII Debentures. The CII Articles do not authorize shares of preferred stock.

BOARD OF DIRECTORS

  Sierra. The Sierra By-laws provide that Sierra's Board of Directors will consist of no fewer than 3 and no more than 7 members. Sierra's Board of Directors presently has 5 directors. As allowed by the NRS, any director may be removed from office with or without cause by the affirmative vote of the holders of at least two-thirds of the outstanding voting shares of Sierra's Common Stock then entitled to vote for the election of directors.

  CII. The CII By-laws provide that CII's Board of Directors will consist of no fewer than 4 and no more than 6 members. CII's Board of Directors presently has 6 directors. As allowed by Section 303 of the CGCL, a director may be removed from office with or without cause by the affirmative vote of the holders of a sufficient number of the outstanding voting shares of CII's Common Stock then entitled to vote for election of directors.

CUMULATIVE VOTING

  Sierra. Pursuant to the Sierra Articles, each shareholder is entitled to one vote for each share of Sierra Common Stock held, except that such holders are entitled to cumulative voting rights in the election of directors. Each one one-hundredth of a share of Series A Preferred Stock is entitled to one vote.

  CII. Pursuant to the CII By-laws and in accordance with the CGCL, each shareholder is entitled to one vote for each share of CII's Common Stock held, except that such holders may be entitled to cumulative voting rights in the election of directors. Under the CGCL, cumulative voting is not required unless, at the annual meeting and prior to the voting, at least one shareholder gives notice of his intention to cumulate his votes and the candidates' names for whom votes are to be cumulated have been placed in nomination prior to voting. If one shareholder gives notice of an intention to cumulate votes, then all shareholders have cumulative voting rights in the election of directors. If no such notice is given, voting for directors is noncumulative, which means that a simple majority of the shares voting may elect all of the directors. Under cumulative voting, each shareholder entitled to vote has the right to give one candidate a number of votes equal to the number of authorized directors multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principle among as many candidates as he desires. The California cumulative voting law applies only to the election of directors and not to any other matters as to which shareholders may vote.

PREEMPTIVE RIGHTS

  Sierra. Except for the Shareholder Rights Plan, the holders of Sierra Common Stock have no preemptive rights to acquire any additional shares of Sierra Common Stock or any other shares of Sierra capital stock.

  CII. The holders of CII's Common Stock have no preemptive rights to acquire any additional shares of CII Common Stock or any other shares of CII capital stock.

DIRECTOR'S LIABILITY

  Sierra. The NRS and the Sierra Articles provide that a director or officer of the corporation will not be liable to the corporation or its shareholders for damages for breach of fiduciary duty as a director or officer, except that such provision does not eliminate or limit the liability of a director or an officer for (i) acts or omissions which involve intentional misconduct, fraud or knowing violation of law or (ii) the payment of distributions in violation of NRS 78.300.

  CII. The CII Articles eliminate the liability of directors of CII for monetary damages to the fullest extent permitted by California law. The CGCL does not permit the elimination of monetary liability if such liability is based on: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of CII or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to CII or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to CII or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to CII or its shareholders, (vi) transactions between CII and a director in which a director has a material financial interest, or (vii) an unlawful dividend, distribution, loan, guarantee, stock repurchase or redemption. This provision would generally absolve directors of CII of personal liability for negligence in the performance of duties, including gross negligence.

INDEMNIFICATION

  Sierra. The Sierra By-laws provide that directors, officers and certain other persons may be indemnified to the fullest extent authorized by Nevada law. The NRS provides that a corporation has the power to indemnify a director. Such indemnification would apply if it was determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of Sierra and, with respect to any criminal proceeding, if he or she had no reasonable cause to believe that the conduct was unlawful. Such indemnification is, however, limited in actions brought by Sierra or derivatively on behalf of Sierra. In actions brought by or in the right of Sierra, such indemnification is limited to reasonable expenses (including attorneys' fees) and amounts paid in settlement, and applies if it is determined that the proposed indemnitee acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of Sierra, except that no indemnification may be made with respect to any matter as to which such person is adjudged liable to Sierra, unless, and only to the extent that, the court determines upon application that, in view of all the circumstances of the case, the proposed indemnitee is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that any director, officer, employee, or agent of Sierra has been successful on the merits or otherwise in defense of any of the foregoing actions, suits, or proceedings, such person must be indemnified against reasonable expenses incurred by him in connection with the defense of such action.

  CII. The CII By-laws and Sections 204 and 317 of the CGCL contain comprehensive provisions for the indemnification of directors, officers and agents of California corporations against expenses, judgments, fines and settlements in connection with litigation. Under the CGCL, other than an action brought by or in the right of CII, such indemnification is available if it is determined that the proposed indemnitee acted in good faith and in a manner he or she reasonably believed to be in the best interests of CII and its shareholders, and, with respect to any criminal action or proceeding, has no reasonable cause to believe his conduct was unlawful. In actions brought by or in the right of CII, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred if the indemnitee acted in good faith and in a manner he reasonably believed to be in the best interests of CII, except that no indemnification may be made in respect of any claim, issue or matter as to which such person is adjudged to be liable to CII, unless and only to the extent that the court in which the action was brought determines that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. To the extent that the proposed indemnitee has been successful in defense of any action, suit or proceeding, he must be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action. The CII Articles provide for indemnification of the directors and officers of CII against liabilities to the maximum extent provided by California law, which includes indemnification for breach of the directors' fiduciary duties to CII, except as provided in "Comparison of Rights of Holders of Sierra and CII Common Stock--Director's Liability--CII" above.

SPECIAL MEETINGS OF SHAREHOLDERS; ACTION WITHOUT A MEETING

  Sierra. The Sierra By-laws authorize the President of Sierra, a majority of the Sierra Board of Directors or holders of at least 10% of the shares entitled to vote to call a special meeting of shareholders at any time. Pursuant to the NRS and the Sierra By-laws, any action required to be taken at any special or annual meeting may be taken without such meeting and without action by the Sierra Board of Directors or shareholders, as the case may be, if all directors or a majority of the shareholders entitled to vote affirmatively consent in writing to taking such action without a meeting.

  CII. Under the CII By-laws, a special meeting of CII's shareholders may be called by the CII Board of Directors, any two directors, the Chairman of the Board, if any, the President or the holder(s) of at least 10% of the outstanding CII Common Stock entitled to be voted for directors. Under the CGCL and the CII By-laws, no action required to be taken or which may be taken at any annual or special meeting of the CII Board of Directors or shareholders may be taken without such a meeting, unless adopted by the unanimous written consent of the directors, in the case of action by the Board of Directors, or by the written consent of holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting, in the case of action by the shareholders.

MERGERS, SHARE EXCHANGES AND SALES OF ASSETS

  Sierra. The NRS requires that mergers and share exchanges must be adopted by the board of directors of each corporation and (except in certain limited circumstances) approved by a majority of all the votes entitled to be cast by each voting group of each corporation entitled to vote on the plan of merger or share exchange, unless the corporation's board of directors requires, or the articles of incorporation provide for, a greater vote. The Sierra Articles and By-laws do not require a greater vote. In addition, the NRS provides that a corporation may sell or otherwise dispose of all or substantially all of its property, other than in the usual course of business, when approved by the board of directors and the holders of the majority of all votes entitled to be cast on the transaction approve such transaction.

  The NRS also provides, however, that the shareholders of the corporation surviving a merger need not approve the transaction if (i) the corporation's articles of incorporation will not differ significantly after the merger, (ii) the corporation's shareholders will hold the same number of shares with identical designations, preferences, limitations and relative rights immediately after the merger as they held before the merger and (iii) the number of voting shares outstanding immediately after the merger plus the number of voting shares issuable as a result of the merger (including shares issuable upon conversion of securities or the exercise of rights or warrants issued in the merger) will not exceed by more than 20% the total number of voting shares and participating shares of the surviving corporation outstanding before the merger.

  CII. The CGCL generally requires that a majority of the shareholders of both the acquiring and acquired corporations approve statutory mergers. The CGCL contains an exception to its voting requirements for reorganizations in which the acquiring corporation or its shareholders immediately prior to the reorganization, or both, will own (immediately after the reorganization) equity securities constituting more than five-sixths of the voting power (assuming the conversion of convertible equity securities) of the surviving or acquiring corporation or its parent entity. The CGCL also generally requires that a sale of all or substantially all of the assets of a corporation be approved by a majority of the voting shares of the corporation transferring such assets. With certain exceptions, the CGCL also requires that mergers, reorganizations and similar transactions be approved by a majority vote of each class of shares outstanding.

AMENDMENT OF ARTICLES OF INCORPORATION AND BY-LAWS

  Sierra. Pursuant to the NRS, amendments to the Sierra Articles must be recommended by the Sierra Board and approved by a majority of the shareholders' votes entitled to be cast by each voting group entitled to vote on the amendment. Under the Sierra Articles and the Sierra By-laws, either Sierra's shareholders or the Sierra Board of Directors may adopt, amend or repeal the Sierra By-laws by a majority vote.

  CII. Under the CGCL, the CII Articles can be amended by the affirmative vote of the Board of Directors of CII and of the holders of a majority of the outstanding shares entitled to vote, and a majority of the outstanding stock of each class entitled to vote as a class, unless the CII Articles require the vote of a larger portion of the stock. The CII Articles do not require a larger or smaller percentage affirmative vote. As is permitted by the CGCL, the CII By-laws give its Board of Directors the power, with certain exceptions, to adopt, amend or repeal the CII By-laws. CII's shareholders entitled to vote have concurrent power to adopt, amend or repeal the CII By-laws.

RIGHTS OF DISSENTING SHAREHOLDERS

  Sierra. Under the NRS, a shareholder is entitled to dissent and obtain payment in cash for the fair value of his shares in the event of, among other things, (i) consummation of a plan of merger to which the corporation is a party, if either (a) shareholder approval is required and the shareholder is entitled to vote on the plan, or (b) the corporation is a subsidiary that is owned by and is merged into its parent, (ii) consummation of a plan of exchange to which a corporation is a party as the corporation whose shares will be acquired if the shareholder is entitled to vote on the plan or (iii) any corporate action pursuant to a shareholder vote to the extent that the articles, by-laws or board resolutions provide that dissenters' rights shall apply. If the shareholder does not agree with the corporation's estimate of the shares' fair value, he is entitled to a legal proceeding to determine fair value. No holder of any shares of any class or series is entitled to dissenter's rights, however, if such shares are listed on a national securities exchange, designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by at least 2,000 shareholders, unless (a) the articles of incorporation of the corporation issuing the shares provide otherwise or (b) the holders of the shares are required under the plan to accept for their shares (or fractional shares) anything except cash or shares of the surviving or acquiring corporation, or of any other corporation listed on a national securities exchange, designated a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc., or held of record by more than 2,000 shareholders. Sierra's shares are listed on the New York Stock Exchange.

  CII. Under the CGCL, a shareholder has the right, in certain circumstances, to dissent from certain corporate transactions and receive the fair market value (excluding any appreciation or depreciation in expectation of the transaction) of his shares in cash in lieu of the consideration he otherwise would have received in the transaction. If the shareholder does not agree with the corporation's determination of the shares' fair market value, he is under certain circumstances entitled to appraisal rights. For a complete description of dissenters' rights under the CGCL, see "The Merger--Rights of CII Dissenting Shareholders."

DIVIDENDS

  Sierra. The NRS provides that, subject to restrictions in a corporation's articles of incorporation, the board may authorize and the corporation may make a distribution to its shareholders unless the corporation would not be able to pay its debts as they become due in the usual course of business, or the corporation's total assets would be less than the sum of its total liabilities plus the amount that would be needed, in the case of the dissolution, to satisfy the preferential rights of shareholders whose preferential rights are superior to those receiving the dividend.

  CII. The CGCL provides that, subject to any restrictions in the corporation's articles of incorporation, dividends may be declared (i) if the amount of retained earnings of the corporation immediately prior to the dividend equals or exceeds the amount of the dividend or (ii) if immediately after giving effect to the dividend (A) the sum of the assets of the corporation (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits); and (B) the current assets of the corporation would be at least equal to its current liabilities or, in the event the average of the earnings of the corporation before taxes on income and before interest expense for the two preceding fiscal years was less than the average of the interest expense of the corporation for those fiscal years, at least equal to 1 1/4 times its current liabilities. Dividends may not be declared, however, if the corporation's capital has been diminished to an amount less than the aggregate amount of all capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets.

SHAREHOLDER RIGHTS PLAN

  Sierra. In June 1994 the Sierra Board of Directors authorized and declared a dividend distribution of one right (a "Right") for each share of Sierra Common Stock. The Rights were distributed to the holders of record of Sierra Common Stock as of the close of business on June 30, 1994. Each Right entitles the registered holder to purchase from Sierra a unit consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $.01 per share, of Sierra, or a combination of securities and assets of equivalent value, at a purchase price of $100.00 per Unit, subject to adjustment. The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Sierra on terms not approved by the Sierra Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors since Sierra may redeem the Rights at the price of $.02 per Right prior to the time that a person or group has acquired beneficial ownership of 20% or more of the Sierra Common Stock.

  CII. CII has not adopted a Shareholder Rights Plan.

                     CERTAIN INFORMATION CONCERNING SIERRA

  Sierra is a managed health care company that provides and administers the delivery of comprehensive health care programs with an emphasis on quality care and cost management. Sierra's strategy has been to develop and offer a portfolio of managed health care products to employer groups and individuals. Sierra's broad range of managed health care services is provided through its federally qualified health maintenance organization in Nevada, an HMO in Houston, Texas in which Sierra has a 50% ownership interest, managed indemnity plans, a third-party administrative services program for employer-funded health benefit plans and workers' compensation medical management programs. Ancillary products and services that complement Sierra's managed health care product lines are also offered.

  Sierra's primary types of insurance coverage are two HMO plans and a managed indemnity plan, which includes a PPO option. In 1994, Sierra enhanced its product line by introducing the first HMO Point of Service plan in Nevada. This new product allows members to choose one of the above coverage options when medical services are required instead of one plan for the entire year. As of August 1, 1995 the POS membership was approximately 32,000 in Southern Nevada or approximately 24% of Sierra's total HMO membership. This POS plan is also available in its Texas HMO.

  Sierra operates a mixed group/network model HMO as well as a PPO. Most of its managed health care services in southern Nevada are provided through its network of approximately 1,500 providers and 12 hospitals. This network includes Sierra's multi-specialty medical group, which provides medical services to approximately 80% of Sierra's HMO members and employs more than 110 primary care and other providers in over 20 medical specialties. Sierra directly provides home health care, hospice care and behavioral health care services. In addition, Sierra operates a 24-hour urgent care center, a radiology department, a vision department, an occupational medicine department and a free-standing, state licensed and Medicare approved ambulatory surgery center. Most medical facilities offer full laboratory services.

  In Texas, Sierra operates an IPA model HMO that began enrolling members in March 1995. This HMO is 50% owned by Sierra with an insurance brokerage firm owning the remaining 50% interest.

  Sierra currently provides managed indemnity and Medicare supplement services to individuals in five other western states. Sierra is also exploring further expansion into these and other states.

  Additional information concerning Sierra is included in various documents incorporated by reference in this Joint Proxy Statement/Prospectus. See "Available Information" and "Incorporation of Certain Information by Reference."

                      CERTAIN INFORMATION CONCERNING CII

GENERAL

  CII is a holding company primarily engaged in writing workers' compensation insurance through its wholly owned subsidiaries. CII also has two operating insurance agencies and an insurance premium finance business. CII writes workers' compensation insurance in the states of California, Colorado, Nebraska, New Mexico and Utah primarily through independent insurance agents and brokers and has plans to commence writing workers' compensation insurance in Kansas, South Dakota and Texas. CII also has licenses or applications pending for licenses in certain other states. In 1994, California represented approximately 86% of CII's direct written premiums. See "Summary--Selected Consolidated Financial Data--CII Financial, Inc." for certain financial and other information relating to CII.

  CII's insurance policies are sold primarily through independent insurance agents and brokers, who may also represent other insurance companies. CII also employs full-time employees as marketing representatives to make personal contacts with agents and brokers, to maintain regular communication with them, to advise them of CII's services and products, and to recruit additional agents and brokers.

  In 1994, the first year it was eligible to receive an A.M. Best Company ("A.M. Best") rating, CII's insurance subsidiaries received a rating of B+. This rating was confirmed in 1995. The B+ rating is assigned to those companies, which in the opinion of A.M. Best, "have achieved very good overall performance when compared to the norms of the property/casualty insurance industry."

  A.M. Best is a widely recognized insurance rating organization. To be eligible for an initial letter rating from A.M. Best, an insurance company must have a minimum statutory policyholders' surplus of $1,500,000 and have had a minimum of five consecutive years of representative operating experience. A.M. Best assigns a total of 15 letter ratings ranging from a low of F (in liquidation) to A++ (superior). The letter ratings are further grouped into "secure ratings" (consisting of B+ or better) and "vulnerable ratings" (consisting of B or less). The B+ rating is the sixth highest rating in the A.M. Best letter rating system. While meeting the minimum surplus requirements, CII's insurance subsidiaries did not meet the minimum operating experience requirement until they had completed the 1993 fiscal year.


  Workers' compensation is a statutory system that requires an employer to provide its employees with medical care and other specified benefits for work-related injuries, even though the injuries may have resulted from the negligence or wrongs of any person, including the employee. Employers typically purchase workers' compensation insurance to provide these benefits. The benefits payable are generally established by statute. In California, prior to 1995, minimum or "manual" premium rates for approximately 650 separate employment classifications were recommended by the Workers' Compensation Insurance Rating Bureau ("WCIRB") and were subject to approval by the California Department of Insurance. The minimum rate law was repealed by the California legislature effective with policies issued or renewed on or after January 1, 1995. Without the minimum rate structure, every insurer must establish its own rate structure. Each insurer is able to charge whatever rate that insurer wishes to use, subject only to the requirements that the rate used (i) may not impair or threaten the solvency of the insurer, (ii) may not create a monopoly, (iii) may not be unfairly discriminatory and (iv) be filed with the California Department of Insurance.

  In establishing its rate structure, CII is permitted to base its rates on pure loss cost factors developed by the WCIRB. Pure loss cost factors represent the estimated dollar costs needed to pay losses and loss adjustment expenses ("LAE"). CII's operating expenses and a profit factor are added to the pure loss cost factors to derive base premium rates. The base premium rate is then subject to modification and adjustments. CII is then permitted to develop its own rating plans to modify or adopt its base premium rates. As with the prior rate law, insurers are required to apply an insured's experience modification factor to derive the final premium.

  Often, several years may elapse between the occurrence of a loss, the reporting of a loss to CII and the final settlement of the loss. To recognize liabilities for unpaid losses, CII establishes reserves, which are balance sheet liabilities representing estimates of future amounts needed to pay claims and related expenses for insured events, including reserves for events that are incurred but have not yet been reported to CII. CII reviews the adequacy of its reserves with its independent actuary at the end of each quarter and annually, an opinion is issued by the actuary as to the adequacy of the reserves. CII also considers external forces such as changes in the rate of inflation, the regulatory environment, the judicial administration of claims, medical costs and other factors that could cause actual losses and LAE to change. Management evaluates the reserves in the aggregate, based upon the actuarial indications and makes adjustments where appropriate. The consolidated financial statements of CII provide for reserves based on the anticipated ultimate cost of losses.

RECENT DEVELOPMENTS

  In June 1993, CII acquired an 80% interest in InteLock, a manufacturer of electronic door locks. The cost of the acquisition and the operating loss for the year ended December 31, 1993 for this subsidiary were not material to the consolidated financial statements of CII. During 1994, CII began to evaluate its investment in InteLock due to costs associated with the development of new lock prototypes and continued operating losses. During the fourth quarter of 1994, preliminary plans were formulated to discontinue InteLock pending financial and operational evaluations and analyses. In May 1995 CII made a determination to dispose of InteLock by either a sale or liquidation.

  In June 1995, CII recorded the sale of its common stock investment in InteLock to Vista 2000, Inc. ("Vista"), a publicly traded company, in exchange for Vista common stock, warrants and cash. The total loss that was recognized in 1995 from the disposition of InteLock, including operating losses prior to its status as a discontinued operation, was $6,600,000.

  In August 1995, CII reached an agreement to extend its bank line of credit agreement to August 1, 1996 and the $7,000,000 currently outstanding thereunder to become due on February 15, 1996. The bank is in the process of preparing documentation in connection with this extension. See Annex C: the CII 10-Q--"Note 3 to Notes to Condensed Consolidated Financial Statements."

ADDITIONAL INFORMATION

  Additional information concerning CII is included in the CII 10-K and the CII 10-Q, which are included as Annex B and Annex C, respectively, to this Joint Proxy Statement/Prospectus. Such documents and certain other documents are also incorporated by reference herein. See "Available Information" and "Incorporation of Certain Information by Reference."

        UNAUDITED CONSOLIDATED CONDENSED PRO FORMA FINANCIAL DATA

  The accompanying unaudited consolidated condensed pro forma balance sheet presents the consolidated financial position of Sierra and CII at June 30, 1995, assuming that the proposed Merger had occurred as of June 30, 1995. Such pro forma information is based upon the historical balance sheet data of the respective companies, at that date, giving effect to the proposed Merger using the pooling-of-interests method of accounting and the discontinued operations adjustments described in the accompanying notes to unaudited consolidated condensed pro forma financial data.

  The accompanying unaudited consolidated condensed pro forma statements of operations give effect to the proposed Merger by consolidating the results of operations of Sierra and CII for the six months ended June 30, 1995 and for each of the years in the three-year period ended December 31, 1994 using the pooling-of-interests method of accounting and by giving effect to the discontinued operations adjustments described in the accompanying notes to unaudited consolidated condensed pro forma financial data.

  In the second quarter of 1995, CII reached a definitive agreement to dispose of InteLock. The accompanying unaudited consolidated condensed pro forma financial data contain adjustments to eliminate the operations of InteLock from continuing operations.

  Certain reclassifications have been made to the historical financial data of Sierra for certain periods to conform to its current presentation. Certain reclassifications have been made to the historical financial data of CII to conform to Sierra's current presentation. CII's historical balance sheets were previously unclassified. For purposes of the pro forma presentation, judgments were made as to expected maturities of assets and liabilities.

  The accompanying unaudited consolidated condensed pro forma financial data should be read in conjunction with the separate historical financial statements and notes thereto of Sierra and CII. The following unaudited consolidated condensed pro forma financial data is presented for information purposes only and is not necessarily indicative of the results of future operations of the consolidated entity or the actual results that would have been achieved had the Merger been consummated on the dates presented.

                                     INDEX

                                                                          PAGE
                                                                          ----
Unaudited Consolidated Condensed Pro Forma Balance Sheet at June 30,
 1995....................................................................  61
Unaudited Consolidated Condensed Pro Forma Statements of Operations for
 the:
  Six months ended June 30, 1995.........................................  62
  Year ended December 31, 1994...........................................  63
  Year ended December 31, 1993...........................................  64
  Year ended December 31, 1992...........................................  65
Notes to Unaudited Consolidated Condensed Pro Forma Financial Data.......  66

                 SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

            UNAUDITED CONSOLIDATED CONDENSED PRO FORMA BALANCE SHEET

                               JUNE 30, 1995

                                 HISTORICAL           POOLING-OF-
                          --------------------------   INTERESTS        PRO FORMA
                             SIERRA         CII       ADJUSTMENTS      CONSOLIDATED
                          ------------  ------------  ------------     ------------
ASSETS
Current Assets:
 Cash and Cash
  Equivalents...........  $ 46,644,000  $  6,054,000                   $ 52,698,000
 Short-term Securities..    77,156,000    12,748,000                     89,904,000
 Accounts Receivable....     5,984,000    14,206,000                     20,190,000
 Reinsurance
  Recoverable...........                   1,167,000                      1,167,000
 Financed Premiums
  Receivable............                  12,773,000                     12,773,000
 Prepaid Expenses and
  Other Assets..........    10,968,000     9,231,000  $  2,250,000 (c)   22,449,000
                          ------------  ------------  ------------     ------------
   Total Current Assets.   140,752,000    56,179,000     2,250,000      199,181,000
                          ------------  ------------  ------------     ------------
Land, Building and
 Equipment..............    95,960,000     6,271,000                    102,231,000
 Accumulated Deprecia-
  tion..................   (26,116,000)   (2,650,000)                   (28,766,000)
                          ------------  ------------  ------------     ------------
   Land, Building and
    Equipment-Net.......    69,844,000     3,621,000                     73,465,000
                          ------------  ------------  ------------     ------------
Other Assets:
 Funds Withheld by
  Ceding Insurance
  Company...............     9,577,000                                    9,577,000
 Long-term Securities...    15,304,000   196,856,000                    212,160,000
 Restricted Cash and
  Securities............     3,819,000     6,534,000                     10,353,000
 Reinsurance
  Recoverable ..........                  28,407,000                     28,407,000
 Other..................     6,690,000    12,683,000                     19,373,000
                          ------------  ------------  ------------     ------------
   Total Other Assets...    35,390,000   244,480,000                    279,870,000
                          ------------  ------------  ------------     ------------
     TOTAL ASSETS.......  $245,986,000  $304,280,000  $  2,250,000     $552,516,000
                          ============  ============  ============     ============
LIABILITIES AND
 SHAREHOLDERS' EQUITY
Current Liabilities:
 Accrued Liabilities....  $  9,649,000  $ 13,082,000  $ 10,500,000 (b) $ 33,231,000
 Accrued Payroll and
  Taxes.................     9,982,000     1,811,000                     11,793,000
 Medical Claims
  Payable...............    32,255,000                                   32,255,000
 Current Portion of
  Loss and Loss
  Adjustment Expense....                  46,995,000                     46,995,000
 Unearned Premiums
  Revenue...............    10,590,000     9,995,000                     20,585,000
 Current Portion of
  Long-term Debt........     2,417,000     7,000,000                      9,417,000
                          ------------  ------------  ------------     ------------
   Total Current Liabil-
    ities...............    64,893,000    78,883,000    10,500,000      154,276,000
Future Policy Benefits..     9,577,000                                    9,577,000
Loss and Loss Adjustment
 Expense................                 137,608,000                    137,608,000
Long-term Debt..........    18,083,000    56,800,000                     74,883,000
Other Liabilities.......                   2,627,000                      2,627,000
Minority Interests......       355,000                                      355,000
                          ------------  ------------  ------------     ------------
   Total Liabilities....    92,908,000   275,918,000    10,500,000      379,326,000
                          ------------  ------------  ------------     ------------
Shareholders' Equity:
 Common Stock...........        74,000     3,602,000    (3,589,000)(a)       87,000
 Additional Paid-in
  Capital...............    83,362,000    58,613,000     3,589,000 (a)  145,564,000
 Treasury Stock.........      (130,000)                                    (130,000)
 Unrealized (Loss) Gain
  on Available-for-Sale
  Securities............      (257,000)      937,000                        680,000
 Retained Earnings (Ac-
  cumulated Deficit)....    70,029,000   (34,790,000)  (10,500,000)(b)   26,989,000
                                                         2,250,000 (c)
                          ------------  ------------  ------------     ------------
   Total Shareholders'
    Equity..............   153,078,000    28,362,000    (8,250,000)     173,190,000
                          ------------  ------------  ------------     ------------
     TOTAL LIABILITIES &
      SHAREHOLDERS'
      EQUITY............  $245,986,000  $304,280,000  $  2,250,000     $552,516,000
                          ============  ============  ============     ============

             See the accompanying notes to unaudited consolidated
                      condensed pro forma financial data

                 SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED CONDENSED PRO FORMA
                            STATEMENT OF OPERATIONS

                  FOR THE SIX MONTHS ENDED JUNE 30, 1995

                                           HISTORICAL
                                    -------------------------   PRO FORMA
                                       SIERRA         CII      CONSOLIDATED
                                    ------------  -----------  ------------
OPERATING REVENUES:
Premiums........................... $153,425,000               $153,425,000
Specialty Product Revenues.........    5,720,000  $41,037,000    46,757,000
Professional Fees..................    7,670,000                  7,670,000
Investment and Other Revenues......    3,455,000    8,708,000    12,163,000
                                    ------------  -----------  ------------
    Total..........................  170,270,000   49,745,000   220,015,000
                                    ------------  -----------  ------------
OPERATING EXPENSES:
Medical Expenses...................  116,490,000                116,490,000
Specialty Product Expenses.........    3,326,000   24,225,000    27,551,000
General, Administrative and Other..   30,803,000   19,572,000    50,375,000
                                    ------------  -----------  ------------
    Total..........................  150,619,000   43,797,000   194,416,000
                                    ------------  -----------  ------------
OTHER INCOME (EXPENSE):
Minority Interests.................    1,096,000                  1,096,000
Interest Expense and Other, Net....     (761,000)  (2,454,000)   (3,215,000)
                                    ------------  -----------  ------------
    Total..........................      335,000   (2,454,000)   (2,119,000)
                                    ------------  -----------  ------------
INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES...............   19,986,000    3,494,000    23,480,000
PROVISION (BENEFIT) FOR INCOME
 TAXES.............................    6,695,000     (750,000)    5,945,000
                                    ------------  -----------  ------------
INCOME FROM CONTINUING OPERATIONS.. $ 13,291,000  $ 4,244,000  $ 17,535,000
                                    ============  ===========  ============
INCOME PER SHARE FROM CONTINUING
 OPERATIONS........................ $        .91  $       .57  $       1.01 (d)
                                    ============  ===========  ============
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING.......................   14,680,000    7,406,000    17,420,000

             See the accompanying notes to unaudited consolidated
                      condensed pro forma financial data

                 SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED CONDENSED PRO FORMA
                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1994

                                           HISTORICAL
                                    --------------------------   PRO FORMA
                                       SIERRA         CII       CONSOLIDATED
                                    ------------  ------------  ------------
OPERATING REVENUES:
Premiums..........................  $269,382,000                $269,382,000
Specialty Product Revenues........    10,487,000  $ 90,800,000   101,287,000
Professional Fees.................    12,331,000                  12,331,000
Investment and Other Revenues.....     3,601,000    15,480,000    19,081,000
                                    ------------  ------------  ------------
    Total.........................   295,801,000   106,280,000   402,081,000
                                    ------------  ------------  ------------
OPERATING EXPENSES:
Medical Expenses..................   200,229,000                 200,229,000
Specialty Product Expenses........     5,823,000    53,689,000    59,512,000
General, Administrative and Other.    53,671,000    37,088,000    90,759,000
                                    ------------  ------------  ------------
    Total.........................   259,723,000    90,777,000   350,500,000
                                    ------------  ------------  ------------
OTHER INCOME (EXPENSE):
Minority Interests................      (113,000)                   (113,000)
Interest Expense and Other, Net...    (1,830,000)   (4,458,000)   (6,288,000)
                                    ------------  ------------  ------------
    Total.........................    (1,943,000)   (4,458,000)   (6,401,000)
                                    ------------  ------------  ------------
INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES..............    34,135,000    11,045,000    45,180,000
PROVISION (BENEFIT) FOR INCOME
 TAXES............................    11,931,000    (3,695,000)    8,236,000
                                    ------------  ------------  ------------
INCOME FROM CONTINUING OPERATIONS.  $ 22,204,000  $ 14,740,000  $ 36,944,000
                                    ============  ============  ============
INCOME PER SHARE FROM CONTINUING
 OPERATIONS.......................  $       1.71  $       2.05  $       2.36 (d)
                                    ============  ============  ============
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING......................    13,021,000     7,181,000    15,678,000

             See the accompanying notes to unaudited consolidated
                      condensed pro forma financial data

                 SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED CONDENSED PRO FORMA
                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1993

                                           HISTORICAL
                                    --------------------------   PRO FORMA
                                       SIERRA         CII       CONSOLIDATED
                                    ------------  ------------  ------------
OPERATING REVENUES:
Premiums..........................  $240,691,000                $240,691,000
Specialty Product Revenues........     4,100,000  $109,614,000   113,714,000
Professional Fees.................    11,254,000                  11,254,000
Investment and Other Revenues.....     2,032,000    15,739,000    17,771,000
                                    ------------  ------------  ------------
    Total.........................   258,077,000   125,353,000   383,430,000
                                    ------------  ------------  ------------
OPERATING EXPENSES:
Medical Expenses..................   178,526,000                 178,526,000
Specialty Product Expenses........     2,977,000    82,752,000    85,729,000
General, Administrative and Other.    50,715,000    33,139,000    83,854,000
                                    ------------  ------------  ------------
    Total.........................   232,218,000   115,891,000   348,109,000
                                    ------------  ------------  ------------
OTHER INCOME (EXPENSE):
Minority Interests................      (179,000)                   (179,000)
Interest Expense and Other, Net...         2,000    (4,260,000)   (4,258,000)
                                    ------------  ------------  ------------
    Total.........................      (177,000)   (4,260,000)   (4,437,000)
                                    ------------  ------------  ------------
INCOME FROM CONTINUING OPERATIONS
 BEFORE INCOME TAXES..............    25,682,000     5,202,000    30,884,000
PROVISION FOR INCOME TAXES........     8,239,000       196,000     8,435,000
                                    ------------  ------------  ------------
INCOME FROM CONTINUING OPERATIONS.  $ 17,443,000  $  5,006,000  $ 22,449,000
                                    ============  ============  ============
INCOME PER SHARE FROM CONTINUING
 OPERATIONS.......................  $       1.42  $        .70  $       1.50 (d)
                                    ============  ============  ============
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING......................    12,296,000     7,142,000    14,939,000

    See the accompanying notes to unaudited consolidated condensed pro forma financial data

                 SIERRA HEALTH SERVICES, INC. AND SUBSIDIARIES

                   UNAUDITED CONSOLIDATED CONDENSED PRO FORMA
                            STATEMENT OF OPERATIONS

                      FOR THE YEAR ENDED DECEMBER 31, 1992

                                           HISTORICAL
                                    --------------------------   PRO FORMA
                                       SIERRA         CII       CONSOLIDATED
                                    ------------  ------------  ------------
OPERATING REVENUES:
Premiums..........................  $217,624,000                $217,624,000
Specialty Product Revenues........     4,063,000  $103,166,000   107,229,000
Professional Fees.................    10,206,000                  10,206,000
Investment and Other Revenues.....     2,060,000    13,337,000    15,397,000
                                    ------------  ------------  ------------
    Total.........................   233,953,000   116,503,000   350,456,000
                                    ------------  ------------  ------------
OPERATING EXPENSES:
Medical Expenses..................   166,495,000                 166,495,000
Specialty Product Expenses........     2,451,000   119,496,000   121,947,000
General, Administrative and Other.    44,176,000    34,095,000    78,271,000
                                    ------------  ------------  ------------
    Total.........................   213,122,000   153,591,000   366,713,000
                                    ------------  ------------  ------------
OTHER INCOME (EXPENSE):
Minority Interests................      (249,000)                   (249,000)
Interest Expense and Other, Net...      (505,000)   (4,136,000)   (4,641,000)
Litigation Settlement.............      (784,000)                   (784,000)
                                    ------------  ------------  ------------
    Total.........................    (1,538,000)   (4,136,000)   (5,674,000)
                                    ------------  ------------  ------------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS BEFORE INCOME TAXES...    19,293,000   (41,224,000)  (21,931,000)
PROVISION FOR INCOME TAXES........     5,690,000     1,355,000     7,045,000
                                    ------------  ------------  ------------
INCOME (LOSS) FROM CONTINUING
 OPERATIONS.......................  $ 13,603,000  $(42,579,000) $(28,976,000)
                                    ============  ============  ============
INCOME (LOSS) PER SHARE FROM
 CONTINUING
 OPERATIONS.......................  $       1.14  $      (5.94) $      (1.98)(d)
                                    ============  ============  ============
WEIGHTED AVERAGE COMMON SHARES
 OUTSTANDING......................    11,949,000     7,168,000    14,601,000

    See the accompanying notes to unaudited consolidated condensed pro forma financial data

    NOTES TO UNAUDITED CONSOLIDATED CONDENSED PRO FORMA FINANCIAL DATA

NOTE 1--BASIS OF PRESENTATION

  The accompanying unaudited consolidated condensed pro forma balance sheet presents the consolidated financial position of Sierra and CII as of June 30, 1995, assuming that the proposed Merger had occurred as of June 30, 1995, and records the effects of the decision to dispose of InteLock. The accompanying unaudited consolidated condensed pro forma statements of operations give effect to the proposed Merger by consolidating the results of operations of the respective companies for the six months ended June 30, 1995 and for each of the years in the three-year period ended December 31, 1994 assuming that the proposed Merger had occurred as of January 1, of each period presented.

NOTE 2--PRO FORMA ADJUSTMENTS

(a) To reflect the issuance of approximately 2,665,000 shares of Sierra Common Stock in exchange for 100% of the shares of outstanding CII Common Stock based upon applying the Exchange Ratio fixed at 0.37 to the number of shares of CII Common Stock outstanding at June 30, 1995.

(b) Nonrecurring costs estimated to be $10,500,000 will be recorded in connection with the Merger. These costs consist primarily of professional fees. Because such costs are nonrecurring, they have not been recorded in the accompanying unaudited consolidated condensed pro forma statements of operation. However, such costs will be charged to income in the first period following the consummation of the Merger.

(c) Subsequent to the Merger, CII will be included in Sierra's consolidated tax return. CII has loss reserves that were expensed for financial reporting purposes but not deducted for income tax purposes resulting in a deferred tax asset. Because of the unlikelihood that CII would be able to utilize the benefit of the deferred tax asset, a valuation reserve was recorded to reduce the deferred tax asset. As a result of including CII in the consolidated tax return with Sierra, it is more likely than not that $2,250,000 of the benefit of the deferred tax asset will be utilized. Consequently, in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" ("FAS 109"), $2,250,000 of the valuation allowance related to the net deferred tax asset will be reduced and will be recorded as an increase in the amount of the adjustment to the cumulative effect of adopting FAS 109, effective January 1, 1993, and will be reported in the statement of operations below income from continuing operations.

(d) Pro forma consolidated earnings per share calculations are based upon the weighted average common shares outstanding for Sierra for each period plus CII's weighted average common shares outstanding multiplied by the Exchange Ratio fixed at 0.37.

NOTE 3--DISCONTINUED OPERATIONS

  In June 1995, CII signed a definitive agreement to sell InteLock Technologies, its majority owned electronic door lock manufacturing subsidiary, to a publicly traded entity for a combination of 219,200 shares of common stock and 138,400 shares of warrants of the purchaser, and cash of $5,000. The common stock and warrants were valued at fair market value which approximated $1,000,000. Losses on discontinued operations were $2,010,000, $2,501,000 and $404,000 for the six-month period ended June 30, 1995 and the years ended December 31, 1994 and 1993, respectively. In the three-month period ended June 30, 1995, CII reported a charge to income and a reduction of shareholders' equity of $5,636,000 for a total loss of $6,600,000 in 1995. The loss for the three months ended June 30, 1995 of $5,636,000 consists of operating losses of $1,046,000 and a loss on disposal of $4,590,000. The loss on disposal includes the write off of the remaining investment in InteLock of approximately $2,000,000, operating losses subsequent to the discontinued operation measurement date of approximately $350,000, and accrued estimated run-off and other disposal costs in accordance with the terms of the sales agreement of approximately $2,240,000.

                              PROXY SOLICITATION

  Proxies are being solicited from Sierra's and CII's shareholders by and on behalf of the respective Boards of Directors of each of Sierra and CII. Each of Sierra and CII will bear their own expenses for the solicitations, including the costs of preparing and mailing this Joint Proxy Statement/Prospectus to their respective shareholders. In addition to solicitation by mail, proxies may be solicited from the shareholders of Sierra or CII by directors, officers and regular employees of Sierra and CII, respectively, in person, by telecopy or by telephone. Such directors, officers and employees will not receive any additional compensation for such services but may be reimbursed for reasonable expenses incurred by them in forwarding the proxy soliciting materials to the beneficial owners of Sierra Common Stock and CII Common Stock. Although there is no formal agreement to do so, Sierra and CII, respectively, will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy solicitation materials to beneficial owners of Sierra Common Stock and CII Common Stock held of record by such persons.

                                 LEGAL MATTERS

  The validity of the Sierra Common Stock issuable in the Merger has been passed upon by Morgan, Lewis & Bockius, Los Angeles, California. The opinion of counsel as described under "The Merger--Certain Federal Income Tax Consequences," has been rendered by Gibson, Dunn & Crutcher, which opinion is subject to various assumptions and is based on current law.

                                    EXPERTS

  The Consolidated Financial Statements of CII Financial, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 incorporated in this Joint Proxy Statement/Prospectus by reference from the CII 10-K have been audited by BDO Seidman, LLP, Independent Certified Public Accountants as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

  The Consolidated Financial Statements of Sierra Health Services, Inc. as of December 31, 1994 and 1993 and for each of the three years in the period ended December 31, 1994 incorporated in this Joint Proxy Statement/Prospectus by reference from the Sierra 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                             SHAREHOLDER PROPOSALS

  Proposals which Sierra shareholders intend to present at the next Annual Meeting of Shareholders in May 1996 must be received by the Secretary of Sierra at its principal executive offices (P.O. Box 15645, Las Vegas, Nevada 89114-5645) no later than December 2, 1995 for inclusion in Sierra's Proxy Statement and proxy for that meeting and must be otherwise in compliance with applicable Securities and Exchange Commission regulations. Use of certified mail is suggested.

                                                                         ANNEX A
                                                                  EXECUTION COPY


--------------------------------------------------------------------------------

                          AGREEMENT AND PLAN OF MERGER

                                     AMONG

                          SIERRA HEALTH SERVICES, INC.

                            HEALTH ACQUISITION CORP.

                                      AND

                              CII FINANCIAL, INC.

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----
                                ARTICLE I
THE MERGER................................................................    1
1.1. Effective Time of the Merger.........................................    1
1.2. Closing..............................................................    1
1.3. Effects of the Merger................................................    1
                               ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT
 CORPORATIONS; EXCHANGE OF CERTIFICATES...................................    2
2.1. Effect on Capital Stock..............................................    2
     (a) Capital Stock of Sierra Sub......................................    2
     (b) Cancellation of Sierra-Owned Stock...............................    2
     (c) Exchange Ratio for CII Common Stock..............................    2
     (d) Shares of Dissenting Holders.....................................    3
2.2. Exchange of Certificates.............................................    3
     (a) Exchange Agent...................................................    3
     (b) Exchange Procedures..............................................    3
     (c) Distributions with Respect to Unexchanged Shares.................    4
     (d) Lost, Stolen or Destroyed Certificates...........................    4
     (e) No Further Ownership Rights in CII Common Stock..................    4
     (f) No Fractional Shares.............................................    4
     (g) Termination of Exchange Fund.....................................    4
     (h) No Liability.....................................................    4
                               ARTICLE III
REPRESENTATIONS AND WARRANTIES............................................    5
3.1. Representations and Warranties of CII................................    5
     (a) Organization, Standing and Power.................................    5
     (b) Capital Structure................................................    5
     (c) Authority........................................................    5
     (d) SEC Documents....................................................    6
     (e) Information Supplied.............................................    6
     (f) Compliance with Applicable Laws..................................    7
     (g) Financial Statements of Subsidiaries.............................    8
     (h) Litigation.......................................................    8
     (i) Labor and Employment Matters.....................................    9
     (j) Absence of Certain Changes.......................................    9
     (k) Material Contracts...............................................   10
     (l) Officers and Directors and Employees.............................   11
     (m) Title to and Condition of Properties and Assets..................   12
     (n) Patents, Copyrights, Service Marks and Trademarks................   12
     (o) Employee Benefit Plans...........................................   12
     (p) Transactions with Officers, Directors and Others.................   13
     (q) Insurance Agents.................................................   14
     (r) Policyholders....................................................   14
     (s) Insurance Matters................................................   14
     (t) Taxes............................................................   14
     (u) Opinion of Financial Advisor.....................................   18
     (v) Section 1203 of the CGCL Not Applicable..........................   18

                                                                            PAGE
                                                                            ----
      (w) Vote Required....................................................   18
      (x) Accounting Matters...............................................   18
      (y) No Change in Capital Structure...................................   18
      (z) Investment Company Act...........................................   18
3.2.  Representations and Warranties of Sierra and Sierra Sub..............   18
      (a) Organization; Standing and Power..................................  18
      (b) Capital Structure.................................................  19
      (c) Authority.........................................................  19
      (d) SEC Documents.....................................................  20
      (e) Information Supplied..............................................  20
      (f) Compliance with Applicable Laws...................................  20
      (g) Litigation........................................................  21
      (h) Absence of Certain Changes or Events..............................  21
      (i) Opinions of Financial Advisors....................................  21
      (j) Accounting Matters................................................  21
      (k) Ownership of CII Common Stock.....................................  21
      (l) Interim Operations of Sierra Sub..................................  21
      (m) No Change in Capital Structure....................................  21
      (n) Investment Company Act............................................  21
      (o) Representations Relating to Tax-Free Reorganization...............  21
                                ARTICLE IV
COVENANTS RELATING TO CONDUCT OF BUSINESS..................................   22
4.1.  Covenants of CII......................................................  22
      (a) Ordinary Course...................................................  22
      (b) Dividends; Changes in Stock.......................................  22
      (c) Issuance of Securities............................................  22
      (d) Governing Documents...............................................  23
      (e) No Solicitations..................................................  23
      (f) No Acquisitions...................................................  23
      (g) No Dispositions...................................................  23
      (h) Indebtedness......................................................  24
      (i) Other Actions.....................................................  24
      (j) Advice of Changes; SEC Filings....................................  24
      (k) Access to Information.............................................  24
      (l) Affiliates........................................................  24
                                ARTICLE V
ADDITIONAL AGREEMENTS......................................................   24
5.1.  Preparation of S-4 and the Proxy Statement............................  24
5.2.  Letter of CII's Accountants...........................................  25
5.3.  Meetings..............................................................  25
5.4.  Legal Conditions to Merger............................................  25
5.5.  Stock Exchange Listing................................................  25
5.6.  Employee Benefit Plans................................................  25
5.7.  Stock Options.........................................................  25
5.8.  Brokers or Finders....................................................  26
5.9.  Access to Sierra Records..............................................  26
5.10. Employment Agreements................................................   26
5.11. Indemnification; Directors' and Officers' Insurance..................   27
5.12. Additional Agreements; Reasonable Efforts............................   28

                                                                              PAGE
                                                                              ----
5.13. Pooling...............................................................   28
5.14. No Actions Inconsistent With Tax-Free Reorganization..................   28
                                ARTICLE VI
CONDITIONS PRECEDENT........................................................   28
6.1.  Conditions to Each Party's Obligation To Effect the Merger............   28
      (a)Approval...........................................................   28
      (b)NYSE Listing.......................................................   28
      (c)Other Approvals....................................................   28
      (d)S-4................................................................   28
      (e)No Injunctions or Restraints.......................................   28
      (f)Tax Returns........................................................   28
      (g)Supplemental Indenture.............................................   29
6.2.  Conditions of Obligations of Sierra and Sierra Sub....................   29
      (a)Representations and Warranties.....................................   29
      (b)Performance of Obligations of CII..................................   29
      (c)Letter from CII Affiliates.........................................   29
      (d)Tax Opinion........................................................   29
      (e)Consents Under Agreements..........................................   29
      (f)No Amendments to Resolutions.......................................   29
6.3.  Conditions of Obligations of CII......................................   29
      (a)Representations and Warranties.....................................   29
      (b)Performance of Obligations of Sierra and Sierra Sub................   30
      (c)Tax Opinion........................................................   30
      (d)Consents Under Agreements..........................................   30
      (e)No Amendments to Resolutions.......................................   30
                               ARTICLE VII
TERMINATION AND AMENDMENT...................................................   30
7.1.  Termination...........................................................   30
7.2.  Effect of Termination.................................................   31
7.3.  Amendment.............................................................   31
7.4.  Extension; Waiver.....................................................   31
7.5.  Fees and Expenses.....................................................   31
                               ARTICLE VIII
GENERAL PROVISIONS..........................................................   32
8.1.  Nonsurvival of Representations, Warranties and Agreements.............   32
8.2.  Notices...............................................................   32
8.3.  Interpretation........................................................   33
8.4.  Counterparts..........................................................   33
8.5.  Entire Agreement; No Third Party Beneficiaries; Rights of Ownership...   33
8.6.  Governing Law.........................................................   33
8.7.  No Remedy in Certain Circumstances....................................   34
8.8.  Publicity.............................................................   34
8.9.  Assignment............................................................   34

EXHIBIT 1.3(a)(ii)  Form of Certificate of Amendment to CII's Articles of Incorporation     36
EXHIBIT 4.1(1)      Form of CII Affiliate Letter                                            37
EXHIBIT 5.10(x)     Persons with whom employment agreements are to be entered into

  AGREEMENT AND PLAN OF MERGER dated as of June 12, 1995, among Sierra Health Services, Inc., a Nevada corporation ("Sierra"), Health Acquisition Corp., a California corporation and a wholly owned subsidiary of Sierra ("Sierra Sub"), and CII Financial, Inc., a California corporation ("CII").

  WHEREAS the respective Boards of Directors of Sierra, Sierra Sub and CII have approved the merger of CII and Sierra Sub;

  WHEREAS, to effect such transaction, the respective Boards of Directors of Sierra, Sierra Sub and CII, and Sierra acting as the sole shareholder of Sierra Sub, have approved the merger of CII and Sierra Sub (the "Merger"), pursuant to the terms and conditions of this Agreement, whereby each issued and outstanding share of Common Stock, stated value $.50 per share, of CII ("CII Common Stock") not owned directly or through a wholly-owned Subsidiary by Sierra or directly by CII will be converted into the right to receive Common Stock, par value $.005 per share, of Sierra ("Sierra Common Stock"), all as provided herein;

  WHEREAS Sierra, Sierra Sub and CII desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

  WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, for accounting purposes, it is intended that the Merger shall be accounted for as a "pooling of interests";

  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

  1.1. Effective Time of the Merger. Subject to the provisions of this Agreement, the respective officers certificate of each of Sierra Sub and CII required by Section 1103 of the California General Corporation Law (the "CGCL") shall be duly prepared, executed and acknowledged by Sierra Sub or CII, as appropriate, and this Agreement, having been duly executed, with such officers' certificates attached (such documents and any other documents necessary to effect the Merger in accordance with the CGCL shall be referred to as the "Merger Filings") shall be delivered by the Surviving Corporation (as defined in Section 1.3) to the Secretary of State of the State of California for filing. The Merger shall become effective upon the filing of the Merger Filings with the Secretary of State of the State of California (the "Effective Time").

  1.2. Closing. The closing of the Merger (the "Closing") will begin at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the fifth business day after satisfaction of the latest to occur of the conditions set forth in Sections 6.1, 6.2(b) (other than the delivery of the officers' certificates referred to therein), 6.2(e), 6.3(b) (other than the delivery of the officers' certificates referred to therein) and 6.3(e) (provided that the other closing conditions set forth in Article VI have been met or waived as provided in Article VI at or prior to the Closing) (the "Closing Date"), at the offices of Morgan, Lewis & Bockius, 801 South Grand Avenue, Los Angeles, CA 90017-4615 unless another date or place is agreed to in writing by the parties hereto.

  1.3. Effects of the Merger. (a) At the Effective Time, (i) the separate existence of Sierra Sub shall cease and Sierra Sub shall be merged with and into CII (Sierra Sub and CII are sometimes referred to herein as the "Constituent Corporations" and CII is sometimes referred to herein as the "Surviving Corporation"), (ii) the Articles of Incorporation of CII shall be amended by filing a Certificate of Amendment pursuant to Sections 900 and 907 of the CGCL, substantially in the form attached as Exhibit 1.3(a)(ii), so that
Article IV of such Articles of Incorporation shall read in its entirety as follows: "The corporation is authorized to issue only one class of shares of stock which shall be designated as "Common Stock;" and the total number of shares which this Corporation is authorized to issue is one thousand (1,000)," and, as so amended, the Articles shall be the Articles of Incorporation of the Surviving Corporation and (iii) the By-laws of CII as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation.

  (b) At and after the Effective Time, in accordance with Section 1107 of the CGCL, the Surviving Corporation shall possess all the rights and property of the Constituent Corporations and be subject to all the debts and liabilities of the Constituent Corporations as if the Surviving Corporation had itself incurred them; all rights of creditors and all liens upon any property of either of the Constituent Corporations shall be preserved unimpaired, provided that such liens upon property of a disappearing corporation shall be limited to the property affected thereby immediately prior to the Effective Time; and any action or proceeding pending by or against any disappearing corporation may be prosecuted to judgment, which shall bind the Surviving Corporation, or the Surviving Corporation may be proceeded against or substituted in its place.

                                  ARTICLE II

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

  2.1. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of CII Common Stock or capital stock of Sierra Sub:

    (a) Capital Stock of Sierra Sub. Each issued and outstanding share of the capital stock of Sierra Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, stated value $.50 per share, of the Surviving Corporation.

    (b) Cancellation of Sierra-Owned Stock. All shares of CII Common Stock that are owned by Sierra, Sierra Sub or any other wholly-owned Subsidiary of Sierra shall be canceled and retired and shall cease to exist and no stock of Sierra or other consideration shall be delivered in exchange therefor. As used in this Agreement, the word "Subsidiary" means any corporation or other organization, whether incorporated or unincorporated, of which a party to this Agreement or any other Subsidiary of such a party
  (i) is a general partner (in the case of a partnership), or (ii) holds directly or indirectly at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization.

    (c) Exchange Ratio for CII Common Stock. (i) Subject to Section 2.2(f), each issued and outstanding share of CII Common Stock (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive .370 (the "Conversion Number") of a fully paid and nonassessable share of Sierra Common Stock, including the corresponding percentage of a right (the "Right") to purchase shares of Series A Junior Participating Preferred Stock of Sierra (the "Sierra Series A Preferred") pursuant to the Rights Agreement dated as of June 14, 1994, between Sierra and Continental Stock Transfer & Trust Company, as Rights Agent (the "Rights Agreement"). Prior to the Distribution Date (as defined in the Rights Agreement) all references in this Agreement to the Sierra Common Stock to be received pursuant to the Merger shall be deemed to include the Rights. All such shares of CII Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Sierra Common Stock to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

    (ii) With respect to CII's 7 1/2% Convertible Subordinated Debentures Due 2001 (the "CII Debentures") issued pursuant to the Indenture (the "Indenture") dated as of September 15, 1991 between CII and Manufacturers Hanover Trust Company, as Trustee (the "Trustee"), and pursuant to an indenture supplemental thereto to be executed by CII, Sierra and the Trustee as of the Closing Date, at the Effective Time, the CII Debentures will no longer be convertible into CII Common Stock and will be convertible into Sierra Common Stock. The price at which such shares of Sierra Common Stock shall be delivered upon conversion of the CII Debentures shall be the quotient of the "conversion price" (as defined in the Indenture) in effect immediately prior to the Effective Time divided by the Conversion Number, subject to further adjustment as provided in the Indenture.

    (d) Shares of Dissenting Holders. (i) Notwithstanding anything to the contrary contained in this Agreement, any holder of CII Common Stock with respect to which dissenters' rights, if any, are granted by reason of the Merger under the CGCL and who does not vote in favor of the Merger and who otherwise complies with Chapter 13 of the CGCL ("CII Dissenting Shares"), shall not be entitled to receive shares of Sierra Common Stock pursuant to
  Section 2.1(c) hereof, unless such holder fails to perfect, effectively withdraws or loses his right to dissent from the Merger under the CGCL. Such holder shall be entitled to receive only the payment provided for by Chapter 13 of the CGCL. If any such holder so fails to perfect, effectively withdraws or loses his dissenters' rights under the CGCL, his CII Dissenting Shares shall thereupon be deemed to have been converted, as of the Effective Time, into the right to receive shares of Sierra Common Stock pursuant to Section 2.1(c).

    (ii) Any payments relating to CII Dissenting Shares shall be made solely by the Surviving Corporation and no funds or other property have been or will be provided by Sierra Sub or any of its other direct or indirect Subsidiaries for such payment.

  2.2. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Sierra shall deposit with Continental Stock Transfer & Trust Company, or another bank or trust company designated by Sierra and reasonably acceptable to CII (the "Exchange Agent"), for the benefit of the holders of shares of CII Common Stock, for exchange in accordance with this Article II, through the Exchange Agent: (i) certificates representing the appropriate number of shares of Sierra Common Stock and (ii) cash to be paid in lieu of fractional shares of Sierra Common Stock (such shares of Sierra Common Stock and such cash are hereinafter referred to as the "Exchange Fund") issuable pursuant to Section
2.1 in exchange for outstanding shares of CII Common Stock.

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of CII Common Stock (the "Certificates") whose shares were converted into the right to receive shares of Sierra Common Stock pursuant to Section 2.1 and whose shares are not CII Dissenting Shares: (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Sierra and CII may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Sierra Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Sierra and Sierra Sub, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Sierra Common Stock and, if applicable, a check representing the cash consideration to which such holder may be entitled on account of a fractional share of Sierra Common Stock, which such holder has the right to receive pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of CII Common Stock which is not registered in the transfer records of CII, a certificate representing the proper number of shares of Sierra Common Stock may be issued to a transferee if the Certificate representing such CII Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Sierra Common Stock and cash in lieu of any fractional shares of Sierra Common Stock as contemplated by this Section 2.2.

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made after the Effective Time with respect to Sierra Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Sierra Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.2(f) until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Sierra Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Sierra Common Stock to which such holder is entitled pursuant to Section 2.2(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Sierra Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Sierra Common Stock.

  (d) Lost, Stolen or Destroyed Certificates. In the event that any certificate for CII Common Stock shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof such shares of Sierra Common Stock and cash in lieu of fractional shares, if any, as may be required pursuant to this Agreement provided, however, that Sierra may, in its discretion, require the delivery of a suitable bond or indemnity.

  (e) No Further Ownership Rights in CII Common Stock. All shares of Sierra Common Stock issued upon the surrender for exchange of shares of CII Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(f)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of CII Common Stock, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by CII on such shares of CII Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of CII Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

  (f) No Fractional Shares. No fractions of a share of Sierra Common Stock shall be issued in the Merger, but in lieu thereof each holder of shares of CII Common Stock otherwise entitled to a fraction of a share of Sierra Common Stock shall, upon surrender of his certificate or certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the closing price for Sierra Common Stock as reported on the New York Stock Exchange ("NYSE") Composite Transactions on the business day two days prior to the Effective Date by the fractional share interest to which such holder would otherwise be entitled. The parties acknowledge that payment of the cash consideration in lieu of issuing fractional shares was not separately bargained for consideration but merely represents a mechanical rounding off for purposes of simplifying the corporate and accounting problems which would otherwise be caused by the issuance of fractional shares.

  (g) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the shareholders of CII for six months after the Effective Time shall be delivered to Sierra, upon demand, and any shareholders of CII who have not theretofore complied with this Article II shall thereafter look only to Sierra for payment of their claim for Sierra Common Stock, as the case may be, any cash in lieu of fractional shares of Sierra Common Stock and any dividends or distributions with respect to Sierra Common Stock.

  (h) No Liability. Neither Sierra nor CII shall be liable to any holder of shares of CII Common Stock, or Sierra Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash from the Exchange Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

  3.1. Representations and Warranties of CII. CII represents and warrants to Sierra and Sierra Sub as follows:

    (a) Organization, Standing and Power. Each of CII and its Subsidiaries is a corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business, including in the case of California Indemnity Insurance Company, a California corporation, Commercial Casualty Insurance Company, a California corporation, Financial Assurance Company, Ltd., a Cayman Islands corporation (collectively, the "Insurance Subsidiaries"), their respective insurance businesses, as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary except when the failure to be so qualified would not have a material adverse effect on such entity. As used in this Agreement, any reference to any event, change or effect being material with respect to any entity means an event, change or effect having a material effect on the condition (financial or otherwise), properties, assets, liabilities, businesses or operations of such entity.

    (b) Capital Structure. As of the date hereof, the authorized capital stock of CII consists of 100,000,000 shares of CII Common Stock. At the close of business on June 9, 1995: (i) 7,187,721 shares of CII Common Stock were outstanding, 1,480,560 shares of CII Common Stock were reserved for issuance upon the exercise of outstanding stock options or pursuant to CII's other benefit plans (such stock options and such benefit plans, collectively, the "CII Stock Plans"), (ii) 2,597,641 shares of CII Common Stock were reserved for issuance upon conversion of the outstanding $56,800,000 principal amount of CII Debentures, (iii) no shares of CII Common Stock were held by its wholly-owned Subsidiaries, and (iv) except as set forth on Schedule 3.1(b), no warrants, bonds, debentures, notes or other indebtedness or other security having the right to vote (or, except for the CII Debentures, convertible into or exercisable for securities having the right to vote) on any matters on which shareholders may vote ("Voting Debt"), were issued or outstanding. All outstanding shares of CII capital stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, except for this Agreement, the CII Stock Options (as defined in Section 5.7) and the CII Debentures, there are no options, warrants, calls, rights, or agreements to which CII or any Subsidiary of CII is a party or by which it or any such Subsidiary is bound obligating CII or any Subsidiary of CII to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of CII or of any Subsidiary of CII or obligating CII or any Subsidiary of CII to grant, extend or enter into any such option, warrant, call, right or agreement. Assuming compliance by Sierra with Section 5.7 after the Effective Time, there will be no option, warrant, call, right or agreement obligating CII or any Subsidiary of CII to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of CII or any Significant Subsidiary of CII, or obligating CII or any Subsidiary of CII to grant, extend or enter into any such option, warrant, call, right or agreement.

    (c) Authority. CII has all requisite corporate power and authority to enter into this Agreement and subject to approval of this Agreement and the Merger by the shareholders of CII, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CII, subject to such approval of this Agreement by the shareholders of CII. This Agreement has been duly executed and delivered by CII and, subject to such approval of this Agreement by the shareholders of CII, constitutes a valid and binding obligation of CII enforceable against it in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest or other encumbrance on assets (any such conflict, violation, default, right of termination, cancellation or acceleration, loss or creation, a "Violation"), pursuant to any provision of the Articles of Incorporation or By-laws of CII or any Subsidiary of CII or, except (i) as set forth on Schedule 3.1(c) hereto or (ii) as contemplated by the next sentence hereof, result in any Violation of any loan or credit agreement, note, mortgage, indenture, lease, Designated Plan (as defined in Section 3.1(o)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CII or any Subsidiary of CII or their respective properties or assets which Violation would have a material adverse effect on CII and its Subsidiaries taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to CII or any of its Subsidiaries in connection with the execution and delivery of this Agreement by CII, or the consummation by CII of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on CII and its Subsidiaries taken as a whole, except for (i) the filing of a premerger notification report by CII under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) the filing with the SEC of (A) a proxy statement in definitive form relating to the meeting of CII's shareholders, and, if required, a meeting of Sierra's shareholders, to be held in connection with the Merger (the "Proxy Statement") and (B) such reports under Sections 13(a), 13(d) and 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated hereby, (iii) the filing of the Merger Filings and appropriate documents with the relevant authorities of other states in which CII is qualified to do business, (iv) such filings, authorizations, orders and approvals (the "Insurance Approvals") as may be required by foreign, state or local governmental authorities including those in connection with CII's insurance business and (v) such filings, authorizations, orders and approvals (the "State Takeover Approvals") as may be required by state takeover laws.

    (d) SEC Documents. CII has delivered or made available to Sierra a true and complete copy of each material report, schedule, registration statement and definitive proxy statement filed by CII with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended, the "CII SEC Documents") which are all the documents (other than preliminary material) that CII has been required to file with the SEC since such date. As of their respective dates, the CII SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such CII SEC Documents and none of the CII SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of CII included in the CII SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of CII and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

    (e) Information Supplied. None of the information supplied or to be supplied by CII for inclusion or incorporation by reference in (i) the registration statement on Form S-4 to be filed with the SEC by Sierra in connection with the issuance of shares of Sierra Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and
  (ii) the Proxy Statement will, at the date mailed to shareholders and at the times of the meeting or meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

    (f) Compliance with Applicable Laws. Except as set forth on Schedule 3.1(f), the businesses of CII and each of its Subsidiaries have been and are being conducted in compliance with all applicable laws, rules, ordinances, regulations, licenses, judgments, orders or decrees of federal, state, local and foreign governmental authorities, including, but not limited to, the California Insurance Code, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on CII and its Subsidiaries taken as a whole. CII and each of its Subsidiaries hold all certificates of authority, franchises, grants, permits, licenses, easements, consents, certificates, variances, exemptions, orders and approvals from all Governmental Entities (collectively, "CII Permits") which are necessary to own, lease and operate the assets and properties they currently own, lease and operate and to conduct their respective businesses and operations in the manner heretofore conducted and as proposed to be conducted, except for those CII Permits, the absence of which would not have a material adverse effect on CII and its Subsidiaries taken as a whole. Schedule 3.1(f) contains a list of all CII Permits which are material to CII and any of its Subsidiaries, including the jurisdictions in which CII or one or more of its Subsidiaries hold a license or are otherwise authorized to conduct insurance business and the types or lines of insurance which CII or one of its Subsidiaries is permitted to write in such jurisdictions. Except as described on Schedule 3.1(f), neither CII nor any of its Subsidiaries conducts any insurance business in any other jurisdiction nor does CII or any such Subsidiary write any other type or line of insurance in any jurisdiction other than that or those in or for which it or any such Subsidiary is currently licensed or otherwise authorized, except such activities as would not have an material adverse effect on CII and its Subsidiaries taken as a whole. Each of the Insurance Subsidiaries has filed all statements and reports with insurance regulatory authorities required by the laws, regulations, licensing requirements and orders administered or issued by such regulatory authorities, except where the failure to so file would not, individually or in the aggregate, materially and adversely affect the condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets or liabilities of such Insurance Subsidiary. Within the last five years, neither of the Insurance Subsidiaries has been involved in any voluntary proceeding to revoke, restrict or suspend any of the licenses or other qualification in any jurisdiction of such Insurance Subsidiary, nor are there any proceedings pending which could have that effect. Schedule 3.1(f) sets forth the most recent date of the last completed insurance regulatory examination and audit, as to CII and of its Subsidiaries for the jurisdictions listed therein, and copies of the most recent reports of such examinations have heretofore been delivered or made available to Sierra. Except as set forth on Schedule 3.1(f), neither of the Insurance Subsidiaries is aware of any material violations reported upon by any insurance examiner in respect of the activities of such Insurance Subsidiary which could, individually or in the aggregate, materially and adversely affect the condition (financial or otherwise), operations, business, properties, assets or liabilities of such Insurance Subsidiary. Except as set forth on Schedule 3.1(f), there are no outstanding orders applicable to CII or any of its Subsidiaries issued by any regulatory authority (other than regulations generally applicable to companies in the same line of business as CII or any of its Subsidiaries) that restrict CII or such Subsidiaries' ability to pay dividends on its capital stock or regulate or establish levels of reserves or other financial ratios. After due inquiry of management, no event has occurred with respect to any of such CII Permits which would permit revocation, termination or suspension of any such CII Permits or would result in any material impairment of the rights of the holder of any such CII Permits. Except as set forth on Schedule 3.1(f), no notice has been received and, after due inquiry of management, no investigation or review is pending or, to CII's knowledge, threatened by any Governmental Entity with regard to
  (i) any alleged violation by CII or any of its Subsidiaries of any law, rule, regulation, ordinance, CII Permit, judgment, order or decree or (ii) any alleged failure to have or any violation of any CII Permit, which violation or failure would have a material adverse effect on CII and its Subsidiaries taken as a whole. Neither CII nor any of its Subsidiaries nor to CII's knowledge any of its or their respective executive officers, directors or employees (in their capacities as such) has engaged in any activity constituting fraud or abuse under the laws relating to health care, insurance or the regulation of professional corporations.

    (g) Financial Statements of Subsidiaries. (A) CII has delivered, or (if not yet available) will promptly deliver when available (and in any event prior to the Effective Time), to Sierra complete and correct copies of (i) the balance sheets of CII and each of its then-existing Subsidiaries as at December 31, 1994, 1993, 1992, 1991, 1990, and the related audited statements of income and shareholders' equity and cash flows, for the fiscal years ended on those dates, together with all footnotes and (ii) the unaudited interim financial statements for CII and each of its Subsidiaries as at, and for the fiscal periods ended on March 31, 1995 and 1994 and each subsequent quarterly reporting date. All of such financial statements fairly present or when delivered will fairly present, as the case may be (subject, in the case of unaudited interim financial statements, to normal, recurring adjustments) which are not expected to be, individually or in the aggregate, materially adverse to CII and its Subsidiaries taken as a whole the financial position, results of operations and cash flows of CII and each of its Subsidiaries as at the respective dates of such balance sheets and for each of the respective periods then ended, in conformity with (A) in the case of InteLock Technologies ("InteLock"), generally accepted accounting principles prevailing in the United States ("U.S. GAAP") and (B) in the case of each of the Insurance Subsidiaries, statutory or other accounting practices prescribed or permitted by the insurance regulatory authorities in the State of California or the Cayman Islands, as appropriate, in each case applied on a basis consistent throughout the reported periods.

    (B) Except as set forth on Schedule 3.1(g), neither such financial statements nor the financial statements of CII included in the CII SEC Documents (i) contain or when delivered will contain, as the case may be, any item of extraordinary or non-recurring income or expense (except as specified therein); (ii) reflect or when delivered will reflect, as the case may be, uncollectible accounts receivable without a reserve fairly stated for uncollectible amounts; and (iii) reflect or when delivered will reflect, as the case may be, any write-off or revaluation of assets (except as specified therein). As at the respective dates of the balance sheets included in all such financial statements, there was no liability, indebtedness or obligation of any nature or in any amount that should properly be reflected or provided for in financial statements prepared in conformity with U.S. GAAP or statutory accounting practices prescribed or permitted by the insurance regulatory authorities in the State of California, whichever is appropriate, applied on a basis consistent with that for prior periods, which was not fully reflected in such financial statements.

    (C) Reserves. The reserves recorded in the accounting records of each of the Insurance Subsidiaries for insurance policy benefits, losses, claims and expenses and any other reserves were prepared in accordance with the statutory or other accounting practices prescribed or permitted by the insurance regulatory authorities of the State of California and of all the jurisdictions in which the Insurance Subsidiaries are licensed to transact an insurance business and make good and sufficient provisions for all insurance obligations of CII and its Subsidiaries. Such reserves have been opined upon as reasonable and adequate as of December 31, 1994, and have been reviewed as of March 31, 1995, by Timothy B. Perr, a duly qualified actuary who is a member in good standing in the American Academy of Actuaries.

    (h) Litigation. Except (i) as set forth on Schedule 3.1(h), (ii) as disclosed in the SEC Documents and (iii) for actions and suits arising in the ordinary course of the insurance business, none of which if decided adversely to CII or its Subsidiaries would have a material adverse effect on CII or any such Subsidiary, there is no action, suit, proceeding or investigation, either at law or in equity, at or before any commission or other administrative authority in any domestic or foreign jurisdiction, of any kind now pending or, to CII's knowledge, threatened, involving CII, any of its Subsidiaries or any of the respective properties or assets of CII or any Subsidiary of CII that (i) if asserted and decided adversely to CII or any such Subsidiary could, individually or in the aggregate, materially and adversely affect the condition (financial or otherwise), operations, business, properties, assets or liabilities of CII and its Subsidiaries taken as a whole, (ii) questions the validity of this Agreement or (iii) seeks to delay, prohibit or restrict in any manner the Merger or any action taken or to be taken by CII or any of its Subsidiaries under this Agreement. Except as set forth on Schedule 3.1(h), none of CII nor any of its Subsidiaries, nor any of their respective properties or assets, is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement (other than agreements related to the settlement of insurance claims in the ordinary course of business), continuing investigation (other than regularly scheduled audits) by any court, Governmental Entity, or any judicial, administrative or arbitral judgment, order, writ, decree, injunction, restraint, or award of any court Governmental Entity or arbitrator, including without limitation cease-and-desist or other orders. Neither CII nor any of its Subsidiaries has agreed to, or is bound by, any extension or waiver of the statute of limitations relating to any pending or potential action, suit, claim, proceeding or investigation involving CII or any of its Subsidiaries (other than extensions or waivers in connection with the settlement of insurance claims in the ordinary course of business).

    (i) Labor and Employment Matters. Neither CII nor any of its Subsidiaries has employees who are represented by a labor union or organization, no labor union or organization has been certified or recognized as a representative of any such employees, and neither CII nor any of its Subsidiaries is a party to or has any obligation under any collective bargaining agreement or other contract or agreement with any labor union or organization. There are no pending or, to CII's knowledge, threatened, representation campaigns, elections or proceedings or questions concerning union representation involving any employees of either CII or any of its Subsidiaries. Neither CII nor any of its Subsidiaries has any knowledge of any activities or efforts of any labor union or organization (or representatives thereof) to organize any of its employees, any demands for recognition or collective bargaining, any strikes, slowdowns, work stoppages or lock-outs of any kind, or threats thereof, by or with respect to any employees of CII or any of its Subsidiaries, and no such activities, efforts, demands, strikes, slowdowns, work stoppages or lock-outs occurred during a three-year period preceding the date hereof. Neither CII nor any of its Subsidiaries has engaged in, admitted committing, or been held in any administrative or judicial proceeding to have committed any unfair labor practice under the National Labor Relations Act, as amended. Except as set forth on Schedule 3.1(i), neither CII nor any of its Subsidiaries is involved in any industrial or trade dispute or any dispute or negotiation regarding a claim of material importance with any labor union or organization concerning its employees, and there are no controversies, claims, demands or grievances of material importance pending or, so far as CII is aware, threatened, between CII or any of its Subsidiaries and any of their respective employees.

    (j) Absence of Certain Changes. Since December 31, 1994, except (i) as set forth in Schedule 3.1(j), (ii) for the execution and delivery of this Agreement and changes in its properties or business attributable to the transactions contemplated by this Agreement, (iii) as disclosed in CII's financial statements or in the CII SEC Reports previously delivered or made available to Sierra and Sierra Sub and (iv) sales and purchases of investment securities in the ordinary course, neither CII nor any of its
  Subsidiaries:

      (i) had any change in its condition (financial or otherwise), operations, business, properties, assets or liabilities, other than changes in the ordinary course of business, none of which has been, individually or in the aggregate, materially adverse to CII or any such Subsidiary;

      (ii) suffered any damage, destruction or loss of physical property (not adequately covered by insurance) that, individually or in the aggregate, materially and adversely affects the condition (financial or otherwise), operations, business, assets or liabilities of CII and its Subsidiaries taken as a whole;

      (iii) issued, sold or otherwise disposed of, or redeemed, purchased or otherwise acquired, or agreed to issue, sell or otherwise dispose of, redeem, purchase or otherwise acquire, any capital stock or any other security of CII or any of its Subsidiaries or granted or agreed to grant any option, warrant or other right to subscribe for or to purchase any capital stock or any other security of CII or any of its Subsidiaries;

      (iv) incurred or agreed to incur any material indebtedness for borrowed money or any other liabilities;

      (v) paid or obligated itself to pay in excess of $1,000,000 in the aggregate for any fixed assets;

      (vi) suffered any material loss or waived any material right, other than in the ordinary course of its insurance business;

      (vii) sold, transferred, leased or otherwise disposed of, or agreed to sell, transfer, lease or otherwise dispose of, (A) any properties or assets to any director, officer or of CII or of any Subsidiary of CII or any member of the family or any other affiliate of any of the foregoing or (B) any properties or assets having a fair market value of $250,000 or agreed to sell, transfer, lease or otherwise dispose of, any assets (other than securities) having a fair market value at the time of sale, transfer or disposition of $250,000;

      (viii) mortgaged, pledged or subjected to any charge, lien, claim or encumbrance, or agreed to mortgage, pledge or subject to any charge, lien, claim or encumbrance, any of its material properties or assets;

      (ix) declared, set aside or paid any dividend or made any distribution (whether in cash, property or stock) with respect to any of its capital stock;

      (x) (A) increased, or agreed to increase, the compensation or bonuses or special compensation of any kind of any of its directors, officers, employees, (other than insurance agents or independent contractors) over the rate being paid to them on December 31, 1994, as set forth in CII's Proxy Statement for the 1995 Annual Meeting of Shareholders ("CII's 1995 Proxy Statement"), other than normal merit and cost-of-living increases pursuant to customary arrangements consistently followed, or (B) since December 31, 1994, paid or made provision for the payment of any bonus or similar compensation to any director, officer, employee (other than any insurance agent or independent contractor) of CII or any subsidiary of CII, or (C) entered into any employment, consulting or severance agreement or arrangement with any director, officer, employee (other than any agent or independent contractor) or adopted or increased any benefit under any insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any director, officer, employee (other than any agent or independent contractor);

      (xi) except as otherwise required or provided for in this Agreement and except in the ordinary course of business, made or permitted any material amendment or termination of any material contract, lease, concession, franchise, license, indenture, instrument, mortgage, note, loan or credit agreement or other obligation to which it is a party;

      (xii) had any resignation or termination of employment of any of its key officers or employees, or become aware of any impending or threatened termination of employment, that would, individually or in the aggregate, have a material adverse effect on its condition (financial or otherwise), operations (present or prospective), business (present or prospective), properties, assets or liabilities;

      (xiii) had any labor trouble or concerted work stoppage or knows of any impending or threatened labor trouble or concerted work stoppage;

      (xiv) cancelled, or agreed to cancel, any debts or claims over $250,000 in the aggregate or $50,000 individually other than in the ordinary course of business;

      (xv) made any material change in its accounting methods or practices with respect to its condition, operations, business, or practices with respect to its condition, operations, business, properties, assets or liabilities;

      (xvi) conducted its business or entered into any transaction not in the ordinary course of its business;

      (xvii) made any charitable or political contribution or pledge in excess of $100,000 in the aggregate;

      (xviii) agreed or committed to do, or authorized or approved any action looking to, any of the foregoing;

      (xix) paid aggregate commissions to insurance agents and independent contractors for policies issued in 1995 and with normal anniversary dates of January 1, 1995 or subsequent thereto in excess of 12% of direct premiums written; or

      (xx) made any material cash payments to insurance agents, independent contractors or brokers other than pursuant to a Producer Profit Share Agreement.

    (k) Material Contracts. Except as set forth in Schedule 3.1(k), neither CII nor any of its Subsidiaries is a party to any written or oral:

      (i) collective bargaining agreement or other agreement or understanding with any labor organization;

      (ii) employment or consulting contract or other contract for services involving a payment of more than $250,000 annually and that is not terminable without cost upon thirty (30) days' prior written notice;

      (iii) material lease, franchise or concession [providing for a payment by any person of more than $250,000 annually];

      (iv) loan agreement, mortgage, indenture, promissory note, financing lease or other instrument relating to any debt (in excess of $25,000 and which in the aggregate, do not amount to more than $250,000);

      (v) contract of purchase or sale involving more than $50,000 and that is not in the ordinary course of business;

      (vi) partnership, joint venture, material license or similar agreement;

      (vii) stand-by letter of credit, guarantee or performance bond;

      (viii) contract restricting the ability of any person from freely engaging in any business or competing anywhere in the world;

      (ix) other material contract or commitment not made in the ordinary course of business;

      (x) other contract, except contracts for inventories, supplies or services not involving more than $250,000 and which can be terminated within one year without cost;

      (xi) any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing or the like.

  Except as set forth on Schedule 3.1(k), neither CII nor any of its Subsidiaries is a party to any contract that, individually or in the aggregate, materially and adversely affects, nor the performance of which will likely so affect, the condition (financial or otherwise), operations, business, properties, assets or liabilities of CII and its Subsidiaries taken as a whole. Each contract or other agreement listed in schedules hereto is in full force and effect and is valid and enforceable by CII or a Subsidiary of CII, as the case may be, in accordance with its terms. Neither CII nor any of its Subsidiaries is in default in the observance or the performance of any term or obligation to be performed by it under any contract listed in the schedules hereto except the effect of which defaults singly or in the aggregate would not have a material adverse effect on CII and its Subsidiaries taken as a whole. To the knowledge of CII, no other person is in default in the observance or the performance of any term or obligation to be performed by it under any contract listed in the schedules hereto. There is currently no outstanding bid or contract proposal by CII or any of its Subsidiaries which, if accepted or entered into, might reasonably be expected to result in a loss to either CII or any of its Subsidiaries, except with respect to losses occurring in the ordinary course of the insurance business. CII has delivered or made available to Sierra and Sierra Sub copies of all contracts listed in the schedules hereto.

    (l) Officers and Directors and Employees. Other than as set forth in CII's 1995 Proxy Statement, Schedule 3.1(l) sets forth a list of:

      (i) The names of all directors and officers of CII and each of its Subsidiaries;

      (ii) The name and current annual rate of compensation (including bonuses and other forms of compensation) paid by CII and its Subsidiaries to each of its respective officers, directors and employees whose annual rate of base compensation exceeded $100,000 for the year ended December 31, 1994; and

      (iii) The names of all persons who have written employment, consulting or severance agreements or arrangements with CII or any of its Subsidiaries; and CII has provided complete and correct copies of such agreements to Sierra.

    (m) Title to and Condition of Properties and Assets.

      (i) CII and its Subsidiaries have good and marketable title to their respective properties and assets, whether owned or leased, including, without limitation, (A) all those used in their respective businesses, and (B) those reflected in the consolidated balance sheet of CII and its consolidated Subsidiaries as at March 31, 1995 most recently delivered to Sierra (except as since sold or otherwise disposed of in the ordinary course of business), in each case subject to no mortgage, pledge, conditional sales contract, lien, security interest, right of possession in favor of any third party, claim or other encumbrance (collectively "Liens"), except for (x) the lien of current Taxes (as hereinafter defined) not yet due and payable and (y) with respect to leased property, the provisions of such leases. Except as described on
    Schedule 3.1(m), subsequent to December 31, 1994, neither CII nor any of its Subsidiaries has sold or disposed of any of their respective properties or assets or obligated themselves to do so except in the ordinary course of business. The facilities, machinery, furniture, office and other equipment of CII and each of its Subsidiaries that are used in their respective businesses are in good operating condition and repair, subject only to the ordinary wear and tear of those businesses.

      (ii) All of the real property owned or leased by CII or any Subsidiary has been maintained by CII in compliance with all federal, state and local environmental protection, occupational, health and safety or similar laws, ordinances, restrictions, licenses and regulations, except where the failure to so maintain the property would not have a material adverse effect on CII and its Subsidiaries taken as a whole.

    (n) Patents, Copyrights, Service Marks and Trademarks. Neither CII nor any of its Subsidiaries owns or licenses any patent, copyright, service mark, trademark or other intellectual property right, other than such patents, copyrights, service marks, trademarks and other intellectual property rights as are described in Schedule 3.1(n). Except as set forth on
  Schedule 3.1(n) and other than such as would have a material adverse effect on CII and its Subsidiaries taken as a whole: (i) CII and its Subsidiaries own or license all patents, copyrights, service marks, trademarks and other intellectual property rights that are necessary to the conduct of their respective businesses, (ii) all names under which CII or any of its Subsidiaries have conducted or currently conducts business are set forth in
  Schedule 3.1(n), (iii) no claim has been made, and to CII's knowledge no basis for any such claim exists, that CII or any of its Subsidiaries has infringed any patent, copyright, service mark, trademark or other intellectual property right of any other person and (iv) no claim has been made, and to CII's knowledge no basis for any such claim exists, that any person has infringed on any patent, copyright, service mark, trademark or other intellectual property right of CII or any of its Subsidiaries.

    (o) Employee Benefit Plans.

      (i) List of Plans. Except as disclosed on Schedule 3.1(o) (the "Designated Plans"), neither CII nor any "Controlled Company" sponsors, maintains or contributes to any employee benefit plan ("Plan"), as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or any material benefit arrangement that is not a Plan ("Benefit Arrangement"), including, but not limited to
    (A) any employment or consulting agreement, (B) any incentive bonus or deferred bonus arrangement, (C) any arrangement providing termination allowance, severance or similar benefits, (D) any equity compensation plan, and (E) any deferred compensation plan, for the benefit of any of their employees or former employees. For purposes of this Section 3.1(o), "Controlled Company" shall mean any entity that, together with CII as of the relevant determination date under ERISA, is or was required to be treated as a single employer under Section 414 of the Code and any reference to CII in this Section 3.1(o) shall also include a reference to a Controlled Company.

      (ii) No Title IV Plans. CII does not contribute to or have any obligation or liability under or with respect to, any Plan (whether or not terminated) regulated under Title IV of ERISA.

      (iii) Disclosed Plans. With respect to any Designated Plans, CII has delivered to Sierra, true and complete copies of (A) all written documents comprising such Plans and Benefit Arrangements (including amendments and individual agreements relating thereto); (B) the three most recent Federal

    Form 5500 series (including all schedules thereto) filed with respect to each such Plan; (C) the most recent financial statements, if any, prepared with respect to such Plans and Benefit Arrangements; (D) any currently effective Internal Revenue Service determination letter; and
    (E) the summary plan description currently in effect and all material modifications thereto, if any, for each such Plan. All information provided by CII and its Subsidiaries to the individuals who prepared any such financial statements was true, correct and complete in all respects. Each financial or other report delivered to Sierra pursuant hereto is accurate in all material respects, and there have been no material adverse changes in the financial status of any Designated Plan since the date of the most recent report provided with respect thereto.

      (iv) Compliance with Law. CII has operated, and has caused its appointees and nominees to operate, each Designated Plan in a manner which is in material compliance with the terms thereof and with all applicable law, regulations and administrative agency rulings and requirements applicable thereto.

      (v) Contributions. Full payment has been made of all amounts which CII is required, under applicable law or under any Designated Plan or any agreement related to any Designated Plan to which CII is a party, to have paid as contributions thereto as of the last day of the most recent fiscal year of each Designated Plan ended prior to the date hereof. Benefits under all Designated Plans are as represented in the governing instruments provided pursuant to (i) above, and have not been increased subsequent to the date as of which documents have been provided.

      (vi) Tax Qualification. Each Designated Plan intended to be qualified under Sections 401(a), 401(k) and 501(a) of the Code either has been determined to be so qualified by the Internal Revenue Service or has been submitted to the Internal Revenue Services for a determination with respect to such qualified status. Each Designated Plan that has been submitted to the Internal Revenue Service for a determination with respect to its qualified status has been submitted in a timely manner so that any amendments necessary to qualify the plan from its inception can be made within the remedial amendment period established under
    Section 401(b) of the Code. To the knowledge of CII, nothing has occurred since such determination, or submission, as applicable, to affect adversely the qualification of any such Plan.

      (vii) Tax or Civil Liability. CII has not participated in any conduct that could result in the imposition upon CII of any excise tax under
    Section 4971 through 4980B of the Code or civil liability under Section 502(i) of ERISA with respect to any Designated Plan.

      (viii) Claims Liability. There is no action, claim or demand of any kind (other than routine claims for benefits) that has been brought or threatened against any Designated Plan, or the assets thereof, against any fiduciary of any such Designated Plan, or against CII with respect to any Designated Plan, and CII has no knowledge of any pending investigation or administrative review by any Governmental Entity that could result in the imposition on CII of any penalty or assessment in connection with any Designated Plan.

      (ix) Retiree Welfare Coverage. Except as set forth in Schedule 3.1(o), no Designated Plan provides any health, life or other welfare coverage to employees of CII beyond termination of their employment with CII by reason of retirement or otherwise, other than coverage as may be required under Section 4980B of the Code or Part 6 of ERISA, or under the continuation of coverage provisions of the laws of any state or locality.

      (x) Reporting and Disclosure Obligations. CII has complied with all applicable reporting and disclosure requirements of Title I of ERISA with respect to all Designated Plans.

    (p) Transactions with Officers, Directors and Others. Except as set forth on Schedule 3.1(p), no director, officer or affiliate of CII, or any member of the immediate family or any other affiliate of any of the foregoing, is a party to business arrangements or relationships of any kind with CII or its Subsidiaries, or, to the knowledge of CII, owns or has an ownership interest in any corporation (in excess of 5% of any publicly traded corporation) or other entity that is a party to, or in any property which is the subject of any such business arrangements.

    (q) Insurance Agents. (i) Schedule 3.1(q) contains a list of all "key" or "preferred" insurance agents of CII and its Subsidiaries as at December 31, 1994 and 1993 together with the amounts of premiums produced by each for the years ended December 31, 1994 and 1993. CII has provided Sierra with access to copies of such agency agreements and a list setting forth the names of such agents and agencies is set forth in Schedule 3.1(q). The current underwriting and binding authorities of insurance agents is set forth on Schedule 3.1(q).

    (r) Policyholders. Schedule 3.1(r) contains a list of each policyholder (or related groups of policyholders) of CII and its Subsidiaries accounting for $125,000 or more per annum in premium volume of the Insurance Subsidiaries' proforma statutory direct premiums written for each such policyholder (or group) for the years ended December 31, 1994 and 1993.

    (s) Insurance Matters.

      (i) Reinsurance and Coinsurance. Schedule 3.1(s) contains a list of all reinsurance or coinsurance treaties or agreements to which CII or any of its Subsidiaries is a party. All such treaties or agreements as set forth in such Schedule are valid, binding and in full force and effect in accordance with their terms (except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by the principles governing the availability of equitable remedies); and neither CII nor its Insurance Subsidiaries nor, to CII's knowledge, any other party thereto is in material default as to any provision thereof, and none of such agreements contains any provision (A) providing that any other party thereto may terminate such agreement or declare a default or seek damages thereunder by reason of the transactions contemplated by this Agreement or (B) which would be altered or otherwise become applicable by reason of such transactions. There is no reason to believe that the financial condition of any party to any such agreement is impaired to such extent that a default thereunder may reasonably be anticipated.

      (ii) Premiums Receivable and Agents' Balances.

      Not more than 33% of "premiums receivable and agents' balances" shown on the combined balance sheet of California Indemnity Insurance Company and Commercial Casualty Insurance Company will consist of "premiums receivable and agents' balances" which on the Closing Date are more than 90 days past due.

      (iii) Statutory Statements.

      CII has furnished Sierra with true and complete copies of each of the Insurance Subsidiaries' Annual Statutory Financial Statements for the years ended December 31, 1994 and 1993, and the first quarter ended March 31, 1995, respectively (collectively, the "Statutory Statements"). The Statutory Statements (A) have been prepared in accordance with the books and records of each respective Insurance Subsidiary, (B) are prepared in accordance with the statutory provisions of the insurance law of California and the accounting practices prescribed or permitted by the insurance law of California, and (C) are consistent with prior periods, except, as provided for therein and, for any changes required by the insurance law of California or accounting practices referenced in clause (B) hereof. Such Statutory Statements, when read in conjunction with the notes thereto, present fairly in all material respects the statutory financial condition of each Insurance Subsidiary at December 31, 1994 and 1993, and the first quarter ended March 31, 1995 respectively, and the statutory results of their respective operations for the periods then ended.

    (t) Taxes.

      (i) Definitions. For purposes of this Agreement:

        (A) "Code" means the Internal Revenue Code of 1986, as amended.

        (B) "Returns" means any returns, reports or statements (including any information returns) required to be filed for purposes of a particular Tax.

        (C) "Tax" or "Taxes" means all federal, state, local or foreign net or gross income, gross receipts, net proceeds, premium, capital, sales, use, ad valorem, value added, franchise, bank shares, withholding, payroll, employment, disability, workers' compensation, excise, property, alternative or add-on minimum, environmental or other taxes, assessments, duties, fees, levies or other governmental charges of any nature whatever, whether disputed or not, together with any interest, penalties, additions to tax or additional amounts with respect thereto.

        (D) "Taxing Authority" means any governmental agency, board, bureau, body, department or authority of any United States federal, state or local jurisdiction, or any foreign jurisdiction, having or purported to exercise jurisdiction with respect to any Tax.

      (ii) Tax Representations. Except as set forth in Disclosure Schedule
    3.1(t):

        (A) All Returns required to have been filed by or with respect to CII or any of its Subsidiaries or any affiliated, combined, consolidated, unitary or similar group of which CII or its Subsidiaries is or was a member (a "Relevant Group") with any Taxing Authority have been duly and timely filed, and each such Return correctly and completely reflects the income, franchise or other Tax liability and all other material information required to be reported thereon. All Taxes owed by CII or its Subsidiaries or any member of a Relevant Group (whether or not shown on any Return) have been paid or are duly reserved for in the financial statements of CII and its Subsidiaries delivered to Sierra pursuant to Section 3.1(g) of this Agreement.

        (B) The reserves for Taxes due by CII and its Subsidiaries (as opposed to any reserve for deferred Taxes established to reflect timing differences between book and Tax income) in CII's financial statements delivered to Sierra pursuant to Section 3.1(g) of this Agreement are sufficient in all material respects for all unpaid Taxes, whether or not disputed, of CII and its Subsidiaries.

        (C) Neither CII nor any of its Subsidiaries is a party to an agreement extending the time within which to file any Tax Return or extending the statute of limitations for any period with respect to any Tax to which CII or any of its Subsidiaries may be subject. No claim has ever been made by any Taxing Authority in a jurisdiction in which CII or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

        (D) CII and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party.

        (E) CII does not expect any Taxing Authority to propose or assess any additional material Taxes against or in respect of it or any of its Subsidiaries for any past period. There is no dispute or claim concerning any Tax liability of CII or any of its Subsidiaries either (1) claimed or raised by any Taxing Authority or (2) otherwise known to CII or any of its Subsidiaries. No issues have been raised in any examination by any Taxing Authority with respect to CII or any of its Subsidiaries which, by application of similar principles, reasonably could be expected to result in a material deficiency for any other period not so examined. Schedule 3.1(t) lists all federal, state, local and foreign income Tax Returns filed by or with respect to CII and its Subsidiaries for all taxable periods ended on or after December 31, 1989, indicates those Returns, if any, that have been audited, and indicates those Returns that currently are the subject of audit. CII has delivered to Sierra complete and correct copies of all federal, state, local and foreign income Tax Returns filed by, and all Tax examination reports and statements of deficiencies assessed against or agreed to by, CII and its Subsidiaries for all taxable periods ended on or after December 31, 1989.

        (F) Neither CII nor any of its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to any Tax assessment or deficiency.

        (G) Neither CII nor any of its Subsidiaries has made any payments, is obligated to make any payments, or is a party to any agreement that under certain circumstances could require it to make any payments, that are not deductible under Section 280G of the Code.

        (H) Neither CII nor any of its Subsidiaries is a party to any Tax allocation or sharing agreement.

        (I) There are no material Tax Liens on any assets of CII or any of its Subsidiaries.

        (J) None of the assets of CII or any of its Subsidiaries constitutes tax-exempt bond financed property or tax-exempt use property, within the meaning of Section 168 of the Code. Neither CII nor any of its Subsidiaries is a party to any "safe harbor lease" that is subject to the provisions of Section 168(f)(8) of the Internal Revenue Code as in effect prior to the Tax Reform Act of 1986, or to any "long-term contract" within the meaning of Section 460 of the Code.

        (K) Neither CII nor any of its Subsidiaries is a "consenting corporation" within the meaning of Section 341(f)(1) of the Code, or comparable provisions of any state statutes, and none of the assets of CII or its Subsidiaries is subject to an election under Section 341(f) of the Code or comparable provisions of any state statutes.

        (L) Neither CII nor any of its Subsidiaries is a party to any joint venture, partnership or other arrangement that is treated as a partnership for federal income Tax purposes.

        (M) Neither CII nor any of its Subsidiaries has any material (1) deferred gain or loss arising out of any deferred intercompany transaction or (2) income which will be reportable in a period ending after the Closing Date which is attributable to a transaction occurring in, or a change in accounting method made for, a period ending on or prior to the Closing Date.

        (N) Neither CII nor any of its Subsidiaries has received or requested any ruling of a Taxing Authority related to Taxes or entered into any written or legally binding agreement with a Taxing Authority relating to Taxes.

        (O) CII and each of its Subsidiaries has disclosed (in accordance with Section 6662(d)(2)(B)(ii) of the Code) on its federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of Section 6662(d) of the Code.

        (P) Neither CII nor any of its Subsidiaries has any material liability for Taxes of any person other than CII or its Subsidiaries
      (1) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or foreign law), (2) as a transferee or successor, (3) by contract or (4) otherwise.

        (Q) Neither CII nor any of its Subsidiaries has participated in or cooperated with an international boycott within the meaning of
      Section 999 of the Code, the effect of which will be material to CII or any of its Subsidiaries.

        (R) Neither CII nor any of its Subsidiaries has been a United States real property holding corporation within the meaning of
      Section 897(c)(2) of the Code during any applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

        (S) Neither CII nor any of its Subsidiaries (1) has or is projected to have a material amount includable in its income for the current taxable year under Section 951 of the Code, (2) has been a passive foreign investment company within the meaning of Section 1296 of the Code, and neither CII nor any of its Subsidiaries is a shareholder, directly or indirectly, in a passive foreign investment company or (3) has a material unrecaptured overall foreign loss within the meaning of Section 904(f) of the Code.

        (T) Neither CII nor any of its Subsidiaries is, or at any time has been, subject to (1) the dual consolidated loss provisions of
      Section 1503(d) of the Code, (2) the overall foreign loss provisions of Section 904(f) of the Code or (3) the recharacterization provisions of Section 952(c)(2) of the Code.

        (U) There currently are no limitations on the utilization of the net operating losses, built-in losses, capital losses, tax credits or other similar items of CII or any of its Subsidiaries

      (collectively, the "Losses") under (1) Section 382 of the Code, (2)
      Section 383 of the Code, (3) Section 384 of the Code, (4) Section 269 of the Code, (5) Section 1.1502-15 and Section 1.1502-15A of the Treasury regulations, (6) Section 1.1502-21 and Section 1.1502-21A of the Treasury regulations or (7) Section 1.1502-91 through 1.1502-99 of the Treasury regulations, in each case as in effect both prior to and following the Tax Reform Act of 1986 and treating any proposed provision as if it were in effect currently.

        (V) There are no facts or circumstances that exist on the date of this Agreement that could reduce the amount of the Tax attributes referred to in Section 3.1(t)(iii) below and listed in Disclosure
      Schedule 3.1(t) or could limit, restrict or eliminate their availability as carryovers. There are no pending, or to the best knowledge of CII and its Subsidiaries, threatened actions or proceedings by any Taxing Authority challenging the amount or availability as carryovers of any of the Tax attributes listed in Disclosure Schedule 3.1(t).

        (W) Neither CII nor any of its Subsidiaries is a party to any written, oral or implied agreement or obligation to provide any "covered employee," as defined in Section 162(m)(3) of the Code, with remuneration in excess of $1 million, that would be disallowed as a deduction for federal income tax purposes pursuant to Section 162(m) of the Code.

      (iii) Carryover Tax Attributes. As of December 31, 1994, CII and its Subsidiaries had aggregate Losses (as defined in Section 3.1(t)(ii)(U) above) for federal and state income Tax purposes in the amounts, for the years, with the expiration dates, and for the jurisdictions, as accurately set forth in Disclosure Schedule 3.1(t).

      (iv) Representations Relating to Tax-Free Reorganization.

        (A) As of the Effective Time of the Merger, CII will hold at least 90 percent of the maximum fair market value of its net assets and at least 70 percent of the maximum fair market value of its gross assets held at any time during the period commencing on April 3, 1995 and ending immediately prior to the Merger (the "Transaction Period"), such fair market values to exclude changes in fair market values due solely to changes in the market value of CII's investment portfolio during the Transaction Period and such fair market values to include amounts (I) paid or payable with respect to CII Dissenting Shares, (II) used by CII to pay reorganization expenses, and (III) paid or payable in connection with any redemptions and distributions (except regular and normal dividends) made by CII during the Transaction Period.

        (B) In the Merger, shares of CII Common Stock representing control of CII, as defined in Section 368(c)(1) of the Code, will be exchanged solely for voting stock of Sierra; for purposes of this representation, shares of CII Common Stock exchanged for cash or other property originating with Sierra will be treated as outstanding CII Common Stock at the Effective Time of the Merger.

        (C) CII is not an investment company within the meaning of Section 368(a)(2)(F)(iii) of the Code.

        (D) Neither CII nor any of its Subsidiaries is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code.

        (E) Neither CII nor any of its Subsidiaries know of any plan or intention on the part of CII shareholders to sell, exchange or otherwise dispose of a number of shares of Sierra Common Stock received by them for shares of CII Common Stock pursuant to the Merger, nor to enter into any puts, calls, straddles, spreads or similar transactions with respect to Sierra's Common Stock, that would reduce CII shareholders' ownership for U.S. federal income tax purposes of Sierra's Common Stock to a number of shares having a value, as of the Effective Time of the Merger, of less than 50 percent of the value of all of the formerly outstanding stock of CII as of the same date. For purposes of this representation, shares of CII Common Stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of Sierra Common Stock are treated as outstanding shares of CII Common Stock at the Effective Time of the Merger. Moreover, shares of CII Common Stock and shares of Sierra Common Stock held by CII shareholders and otherwise sold, redeemed, or disposed of during the Transaction Period are to be considered in making this representation.

        (F) At the Effective Time of the Merger, the fair market value of the assets of CII will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which such assets are subject.

        (G) At the Effective Time of the Merger, CII will not have outstanding any warrants, options, convertible securities, or any other type of right pursuant to which any person could acquire stock in CII that, if exercised or converted, would affect Sierra's acquisition or retention of control of CII as defined in Section 368(c)(1) of the Code.

        (H) At the Effective Time of the Merger, and at no time prior to such date, was there or will there be any intercorporate indebtedness existing between Sierra and CII or between Sierra Sub and CII.

        (I) CII, CII shareholders and Subsidiaries will pay their own respective expenses, if any, incurred in connection with the Merger.

        (J) CII will not make any extraordinary dividend payments to its shareholders prior to the Effective time of the Merger, or in contemplation of the Merger.

    (u) Opinion of Financial Advisor. CII has received the opinion of Vector Securities International, Inc. dated the date hereof, to the effect that the consideration to be received in the Merger by CII's shareholders is fair to CII's shareholders from a financial point of view. CII has delivered a true and complete copy of this opinion to Sierra.

    (v) Section 1203 of the CGCL Not Applicable. The provisions of Section 1203 of the CGCL will, prior to the termination of this Agreement, assuming the accuracy of the representations contained in Sections 3.2(b) and 3.2(k) (without giving effect to the knowledge qualification thereof) do not apply to this Agreement, the Merger or to the transactions contemplated hereby.

    (w) Vote Required. The affirmative vote of a majority of the votes that holders of the outstanding shares of CII Common Stock are entitled to cast is the only vote of the holders of any class or series of CII capital stock or Voting Debt necessary to approve this Agreement and the transactions contemplated hereby (assuming the accuracy of the representations contained in Sections 3.2(b) and 3.2(k), without giving effect to the knowledge qualification thereof).

    (x) Accounting Matters. Neither CII nor to the best of its knowledge, any of its affiliates, has through the date of this Agreement, taken or agreed to take any action that would prevent Sierra from accounting for the business combination to be effected by the Merger as a pooling of interests.

    (y) No Change in Capital Structure. There has been no material change in the information set forth in the second sentence of Section 3.1(b) between the close of business on June 9, 1995, and the date hereof.

    (z) Investment Company Act. Neither CII nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

  3.2. Representations and Warranties of Sierra and Sierra Sub. Sierra and Sierra Sub represent and warrant to CII as follows:

    (a) Organization; Standing and Power. Each of Sierra and Sierra Sub and any other Subsidiary of Sierra is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation or organization and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership of leasing of its properties makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on such entity.

    (b) Capital Structure. As of the date hereof, the authorized capital stock of Sierra consists of 40,000,000 shares of Sierra Common Stock and 1,000,000 shares of Sierra Series A Preferred Stock. As of the close of business on June 9, 1995: (i) 14,821,184 shares of Sierra Common Stock were outstanding, (ii) 2,891,376 shares of Sierra Common Stock were reserved for issuance pursuant to the Sierra stock option plans and Sierra restricted stock plans (collectively, "Sierra Stock Plans"), (iii) 100,200 shares of Sierra Common Stock were held by Sierra in its treasury, (iv) 177,126 shares of Sierra Series A Preferred were reserved for issuance upon exercise of the Rights and (v) no warrants, bonds, debentures, notes or other indebtedness or other security having the right to vote on any matters on which shareholders may vote ("Voting Debt") were issued or outstanding. All outstanding shares of Sierra capital stock are, and the shares of Sierra Common Stock (x) to be issued pursuant to or as specifically contemplated by this Agreement, and (y) when issued in accordance with this Agreement, upon exercise of CII Stock Options, in accordance with actions permitted by Section 4.1(c) and upon conversion of CII Debentures, will be, validly issued, fully paid and nonassessable and not subject to preemptive rights. As of the date of this Agreement, except for this Agreement, the Sierra Stock Plans, and the Rights Agreement, there are no options, warrants, calls, rights or agreements to which Sierra or any Subsidiary of Sierra is a party or by which it or any such Subsidiary is bound obligating Sierra or any Subsidiary of Sierra to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Sierra or of any Subsidiary of Sierra or obligating Sierra or any Subsidiary of Sierra to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of Sierra or of any Subsidiary of Sierra to grant, extend or enter into any such option, warrant, call, right or agreement. As of the date hereof, the authorized capital stock of Sierra Sub consists of 1,000 shares of Common Stock, stated value $.50 per share, of which 100 shares are issued and outstanding.

    (c) Authority. Sierra and Sierra Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Sierra and Sierra Sub, except that the approval of Sierra's shareholders of this Agreement and the Merger and the transactions contemplated hereby may be required. This Agreement has been duly executed and delivered by Sierra and Sierra Sub and each constitutes a valid and binding obligation of Sierra and Sierra Sub enforceable against each in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any Violation pursuant to any provision of the Articles of Incorporation or By-laws of Sierra, except (i) as set forth on Schedule 3.2(c) hereto or (ii) as contemplated by the next sentence hereof, result in any Violation of any material loan or credit agreement, note, mortgage, indenture, lease, Designated Plan or other material agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Sierra or any Subsidiary of Sierra or their respective properties or assets, which Violation would have a material adverse effect on Sierra and its Subsidiaries taken as a whole. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Sierra or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Sierra and Sierra Sub or the consummation by Sierra and Sierra Sub of the transactions contemplated hereby, the failure to obtain which would have a material adverse effect on Sierra and its Subsidiaries, taken as a whole, except for
  (i) the filing of a premerger notification report by Sierra under the HSR Act, (ii) the filing with the SEC of the S-4, the Proxy Statement (if the approval of Sierra's shareholders is required) and such reports under Sections 13(a), 13(d) and 16(a) of the Exchange Act, as may be required in connection with this Agreement, and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be so required, (iii) the filing of such documents with, and the obtaining of such orders from, the various state authorities, including state securities authorities, that are required in connection with the transactions contemplated by this Agreement, (iv) the filing of the Merger Filings with the Secretary of State of the State of California and appropriate documents with the relevant authorities of other states in which Sierra is qualified to do business and (v) the Insurance Approvals and State Takeover Approvals.

    (d) SEC Documents. Sierra has delivered or made available to CII a true and complete copy of each material report, schedule, registration statement and definitive proxy statement filed by Sierra with the SEC since January 1, 1992 (as such documents have since the time of their filing been amended, the "Sierra SEC Documents") which are all the documents (other than preliminary material) that Sierra was required to file with the SEC since such date. As of their respective dates, the Sierra SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Sierra SEC Documents, and none of the Sierra SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The consolidated financial statements of Sierra and its consolidated Subsidiaries included in the Sierra SEC Documents comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited statements, to normal, recurring audit adjustments) the consolidated financial position of Sierra and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

    (e) Information Supplied. None of the information supplied or to be supplied by Sierra or Sierra Sub for inclusion or incorporation by reference in (i) the S-4 will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) the Proxy Statement will, at the date mailed to shareholders and at the times of the meeting or meetings of shareholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder, and the S-4 will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.

    (f) Compliance with Applicable Laws. Except as set forth on Schedule 3.2(f), the businesses of Sierra and each of its Subsidiaries have been and are being conducted in compliance with all applicable laws, rules, ordinances, regulations, licenses, judgments, orders or decrees of federal, state, local and foreign governmental authorities, except for possible violations which individually or in the aggregate do not, and, insofar as reasonably can be foreseen, in the future will not, have a material adverse effect on Sierra and its Subsidiaries taken as a whole. Sierra and each Subsidiary of Sierra hold all certificates of authority, franchises, grants, permits, licenses, easements, consents, certificates, variances, exemptions, orders and approvals from all Governmental Entities (collectively, "Sierra Permits") which are necessary to own, lease and operate the assets and properties they currently own, lease and operate and to conduct their respective businesses and operations in the manner heretofore conducted and as proposed to be conducted, except for those Sierra Permits, the absence of which would not have a material adverse effect on Sierra and its Subsidiaries taken as a whole. Except as set forth on Schedule 3.2(f), there are no outstanding orders applicable to Sierra or any of its Subsidiaries issued by any regulatory authority (other than regulations generally applicable to companies in the same line of business as Sierra or any of its Subsidiaries) that restrict Sierra or such Subsidiaries' ability to pay dividends on its capital stock or regulate or establish levels of reserves or other financial ratios. After due inquiry of management, no event has occurred with respect to any of such Sierra Permits which would permit revocation, termination or suspension of any such Sierra Permits or would result in any impairment of the rights of the holder of any such Sierra Permits. No notice has been received and, after due inquiry of management, no investigation or review is pending or, to Sierra's knowledge, threatened by any Governmental Entity with regard to
  (i) any alleged violation by Sierra or any of its Subsidiaries of any law, rule, regulation, ordinance, Sierra Permit, judgment, order or decree or
  (ii)
  any alleged failure to have or any violation of any Sierra Permit which violation or failure would have a material adverse effect on Sierra and its Subsidiaries taken as a whole.

    (g) Litigation. Except (i) as set forth on Schedule 3.2(g), (ii) as disclosed in the Sierra SEC Documents and (iii) for actions and suits arising in the ordinary course of business, there is no action, suit, proceeding or investigation, either at law or in equity, at or before any commission or other administrative authority in any domestic or foreign jurisdiction, of any kind now pending or, to the best of Sierra's or Sierra Sub's knowledge, threatened, involving Sierra, Sierra Sub or any other Subsidiary of Sierra, or any of the respective properties or assets of Sierra or Sierra Sub that (i) if asserted and decided adversely to Sierra or Sierra Sub, could, individually or in the aggregate, materially and adversely affect the condition (financial or otherwise), operations, business, properties, assets or liabilities of Sierra and its Subsidiaries, taken as a whole, (ii) questions the validity of this Agreement, or (iii) seeks to delay, prohibit or restrict in any manner any action taken or to be taken by Sierra or Sierra Sub under this Agreement. None of Sierra nor any Subsidiary of Sierra, nor any of their respective properties or assets is subject to any material continuing order of, consent decree, settlement agreement or other similar written agreement (other than agreements in the ordinary course of business), continuing investigation (other than regularly scheduled audits) by any court, Governmental Entity, or any judicial administrative or arbitral judgment, order, writ, decree, injunction, restraint, or award of any court, Governmental Entity or arbitrator, including without limitation cease-and-desist or other orders.

    (h) Absence of Certain Changes or Events. Except as disclosed in the Sierra SEC Documents filed prior to or subsequent to the date of this Agreement or in the audited consolidated balance sheets of Sierra and its Subsidiaries and the related consolidated statements of income, shareholders' equity and cash flows as of and for the period ended December 31, 1994 (the "Sierra 1994 Financials"), true and correct copies of which have been delivered to CII, or except as contemplated by this Agreement, since March 31, 1995, Sierra and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course, and, as of the date of this Agreement, Sierra has not undergone or suffered any change in its financial condition, properties, business or results of operations which has been, individually or in the aggregate, materially adverse to Sierra and its Subsidiaries, taken as a whole.

    (i) Opinions of Financial Advisors. Sierra has received the opinion of Bear, Stearns & Co., dated the date hereof, to the effect that the financial terms of the Merger are fair to Sierra and its shareholders from a financial point of view. Sierra has delivered or will deliver, promptly after it receives the same, a true and complete copy of this opinion to CII.

    (j) Accounting Matters. Neither Sierra nor, to the best of its knowledge, any of its affiliates, has through the date of this Agreement taken or agreed to take any action that would prevent Sierra from accounting for the business combination to be effected by the Merger as a pooling of interests.

    (k) Ownership of CII Common Stock. As of the date hereof, neither Sierra nor, to the best of its knowledge, any of its affiliates or associates, (i) beneficially owns, directly or indirectly, or (ii) are parties to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of CII, which in the aggregate, represent 10% or more of the outstanding shares of capital stock of CII entitled to vote generally in the election of directors.

    (l) Interim Operations of Sierra Sub. Sierra Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

    (m) No Change in Capital Structure. There has been no material change in the information set forth in the second sentence of Section 3.2(b) between the close of business on June 9, 1995, and the date hereof.

    (n) Investment Company Act. Neither Sierra nor Sierra Sub is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

    (o) Representations Relating to Tax-Free Reorganization. Prior to and at the Effective Time, Sierra will be in "control" of Sierra Sub within the meaning of Section 368(c) of the Code and Sierra has no plan or intention to cause CII to issue additional shares of capital stock following the Effective Time that would result in Sierra losing "control" (as so defined) of CII; Sierra has no plan or intention to reacquire any of its stock issued pursuant to the Merger; Sierra has no plan or intention to liquidate CII, to merge CII with or into another corporation including Sierra or its affiliates, to sell, distribute or otherwise dispose of any of the capital stock of CII (other than a transfer of such stock to a corporation controlled by Sierra) or to cause CII to sell or otherwise dispose of any material amount of its assets, except for dispositions made in the ordinary course of business or payment of expenses, including payments to holders of CII Dissenting Shares, incurred by CII pursuant to the Merger; neither Sierra nor Sierra Sub is an "investment company" within the meaning of Section 368(a)(2)(F)(iii) of the Code; neither Sierra nor Sierra Sub is under the jurisdiction of a court in a Title 11 or similar case within the meaning of Section 368(a)(3)(A) of the Code; the liabilities of Sierra Sub assumed by CII and the liabilities to which the transferred assets of Sierra Sub are subject were incurred by Sierra Sub in the ordinary course of its business; following the Effective Time, Sierra shall cause CII to either continue the historic business of CII or use a significant portion of CII's historic business assets in a business; any amounts paid with respect to CII Dissenting Shares will be paid by CII solely from CII's pre-merger assets and without reimbursement therefor by Sierra or Sierra Sub; neither Sierra nor any affiliate of Sierra owns, or has owned during the past five (5) years, directly or indirectly, any shares of CII's capital stock or the right to acquire or vote any such shares; no shareholder of CII is acting as agent for Sierra in connection with the Merger or the approval thereof; other than as specifically provided in this Agreement, Sierra will not reimburse any shareholder of CII for CII's capital stock such shareholder may have purchased or for other obligations such shareholder may have incurred; no shares of Sierra Sub (or, following the Effective Time, CII) have been or will be used as consideration or issued to shareholders of CII pursuant to the Merger.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  4.1. Covenants of CII. During the period from the date of this Agreement and continuing until the Effective Time, CII agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement, or to the extent that the other party shall otherwise consent in writing and except with respect to employment and compensation arrangements entered into by CII):

    (a) Ordinary Course. CII and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and use all reasonable efforts to preserve intact their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers, suppliers and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at the Effective Time.

    (b) Dividends; Changes in Stock. CII shall not, nor shall it permit any of its Subsidiaries to, nor shall CII propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, except for dividends by a wholly-owned Subsidiary of CII or such Subsidiary, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) repurchase or otherwise acquire, or permit any Subsidiary to purchase or otherwise acquire, any shares of its capital stock.

    (c) Issuance of Securities. CII shall not, nor shall CII permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into, or any rights, warrants or options to acquire, any such shares, or convertible securities, other than the issuance of CII Common Stock upon the exercise of outstanding stock options or stock grants under CII Stock Plans, and the conversion of CII Debentures in each case in accordance with their present terms.

    (d) Governing Documents. CII shall not amend nor shall it permit its Subsidiaries (except, with the consent of Sierra, to the extent required by relevant authorities to become admitted to engage in the insurance business in the jurisdictions in which CII and its Subsidiaries are currently admitted) to amend or propose to amend its Articles of Incorporation or By-laws.

    (e) No Solicitations. CII shall not, nor shall CII permit any of its Subsidiaries to, nor shall it authorize or permit any of its or their officers, directors or employees or any investment banker, financial advisor (including the persons named in Sections 3.1(u)), attorney, accountant or other representative retained by it or any of its Subsidiaries to, solicit or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal which constitutes, or may reasonably be expected to lead to, any takeover proposal, or agree to or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal. CII shall promptly advise Sierra orally and in writing of any such inquiries or proposals. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving CII or any subsidiary of CII or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, CII or any of its Insurance Subsidiaries other than the transactions contemplated by this Agreement. Nothing contained in this Section 4.1(e) or in any other provision of this Agreement shall, however, prohibit CII or its Board of Directors from (i) taking and disclosing to CII's shareholders a position with respect to a takeover proposal pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act or (ii) making such disclosures to CII's shareholders as are required under applicable law. Subject to compliance with the provisions of Section 7.1, nothing contained in this Section 4.1(e) shall prohibit the Board of Directors of CII from furnishing information to, or entering into discussions or negotiations with, any person or entity that makes a bona fide unsolicited offer to acquire the Company pursuant to a merger, consolidation, tender offer, share exchange, business combination, stock or asset purchase or other similar transaction (a "Competing Offer") if: (A) the Board of Directors of CII, after consultation with and receiving the advice of its legal counsel and financial advisors, determines in good faith that such action is necessary or required for the Board of Directors of CII to comply with its fiduciary duties to CII's shareholders under applicable law, (B) before furnishing such information to, or entering into discussions or negotiations with, such person or entity, CII discloses to Sierra that it is furnishing information to, or entering into discussions or negotiations with, such person or entity, which notice shall describe the terms thereof (but need not identify the person or entity making the offer), (C) prior to furnishing such information to such person or entity, CII receives from such person or entity an executed confidentiality agreement, with terms no less favorable to CII than those contained in the Confidentiality Agreement dated April 13, 1995, between Sierra and CII (the "Confidentiality Agreement"), and (D) CII keeps Sierra informed promptly of the status (including the terms, but any disclosure of terms shall be covered by the Confidentiality Agreement) of any such discussions or negotiations (provided that, CII shall not be required to disclose to Sierra confidential information concerning the business or operations of the person making the expression of interest). Subject to compliance with the provisions of Section 7.1 and the preceding sentence, the Board of Directors may approve and recommend to CII's shareholders a Competing Offer.

    (f) No Acquisitions. CII shall not, nor shall CII permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the Assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets in each case which are material, individually or in the aggregate, to CII or any such Subsidiary.

    (g) No Dispositions. Other than (i) the possible sale of InteLock, (ii) as may be required by law to consummate the transactions contemplated hereby or (iii) in the ordinary course of business consistent with prior practice, CII shall not, nor shall CII permit any of its Subsidiaries to, without the prior consent of Sierra, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to CII or any of its Subsidiaries taken as a whole. The transaction described in clause (i) above is not in contemplation of the Merger and the Merger is not dependent upon the consummation of such transaction.

    (h) Indebtedness. CII shall not, nor shall CII permit any of its Subsidiaries to, incur (which shall not be deemed to include entering into credit agreements, lines of credit or similar arrangements until borrowings are made under such arrangements) any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of such party or any of its Subsidiaries or guarantee any debt securities of others other than (i) in each case in the ordinary course of business consistent with prior practice and (ii) refinancing of existing credit lines and borrowings thereunder.

    (i) Other Actions. CII shall not, nor shall CII permit any of its Subsidiaries to, take any action that would or is reasonably likely to result in any of its representations and warranties set forth in this Agreement being untrue as of the date made (to the extent so limited), or in any of the conditions to the Merger set forth in Article VI not being satisfied.

    (j) Advice of Changes; SEC Filings. CII shall confer with Sierra on a regular and frequent basis and report on operational matters and promptly advise Sierra of any change or event having, or which, insofar as can reasonably be foreseen, could have, a material adverse effect on CII or any of its Subsidiaries. CII shall promptly provide Sierra (or its counsel) copies of all filings made by such party with any state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

    (k) Access to Information. Upon reasonable notice, CII shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of Sierra, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, CII shall (and shall cause its Subsidiaries to) furnish promptly to Sierra (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, Sierra will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason Sierra shall promptly return all nonpublic documents obtained from CII or its Subsidiaries, and any copies made of such documents, to CII.

    (l) Affiliates. Prior to the Closing Date, CII shall deliver to Sierra a letter identifying all persons who are, at the time this Agreement is submitted for approval to the shareholders of CII, "affiliates" of CII for purposes of Rule 145 under the Securities Act. CII shall use its best efforts to cause each such person to deliver to Sierra on or prior to the Closing Date a written agreement, substantially in the form attached as
  Exhibit 4.1(l) hereto.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

  5.1. Preparation of S-4 and the Proxy Statement. Sierra and CII shall promptly prepare and file with the SEC the Proxy Statement and Sierra shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Sierra and CII shall use its best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Sierra shall also take any action (other than qualifying to do business in any jurisdiction in which it is now not so qualified) required to be taken under any applicable state securities laws in connection with the issuance of Sierra Common Stock in the Merger and upon the exercise of CII Stock Options (as defined in Section 5.7), and CII shall furnish all information concerning CII and the holders of CII Common Stock as may be reasonably requested in connection with any such action.

  5.2. Letter of CII's Accountants. CII shall use its best efforts to cause to be delivered to Sierra a letter of BDO Siedman, CII's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Sierra, in form and substance reasonably satisfactory to Sierra and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

  5.3. Meetings. CII and, if required, Sierra shall call a meeting of its respective shareholders to be held as promptly as practicable for the purpose of voting upon this Agreement and related matters. CII and Sierra Sub and, if a vote of Sierra's shareholders is required, Sierra will, through their respective Boards of Directors, subject to their fiduciary duties to their shareholders under applicable law, recommend to their respective shareholders approval of such matters. CII and Sierra shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day and as soon as practicable after the date hereof.

  5.4. Legal Conditions to Merger. Each of CII, Sierra and Sierra Sub will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on itself with respect to the Merger (including furnishing all information required under the HSR Act, in connection with the Approvals and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with the Merger. Each of CII, Sierra and Sierra Sub will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party, required to be obtained or made by Sierra, CII or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

  5.5. Stock Exchange Listing. Sierra shall use all reasonable efforts to cause the shares of Sierra Common Stock to be issued in the Merger and the shares of Sierra Common Stock to be reserved for issuance upon exercise of CII Stock Options and upon conversion of CII Debentures to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

  5.6. Employee Benefit Plans. CII agrees to take all necessary steps at or prior to the Closing to terminate effective as of the Closing, the following Designated Plans (as disclosed on Schedule 3.1(o)): (i) the Profit Sharing Plan, (ii) the Supplemental Benefit Plan, (iii) the Supplemental Executive Retirement Plan, (iv) the Supplemental Senior Executive Retirement Plan, (v) the Employee Incentive Plan, (vi) the Stock Purchase Match Plan and (vii) the 1993 Stock Option Plan, the Supplemental Executive Retirement Plan, the Founders' Bonus Plan and the Phantom Stock Bonus Plan of InteLock. CII also agrees that, on or after the date of this Agreement, it will not issue any stock option or any other award pursuant to the 1988 Stock Option Plan, the 1989 Stock Option Plan, the 1991 Employee Stock Incentive Plan, the 1993 Employee Stock Incentive Plan, or the Non-Employee Directors Stock Option Plans. Sierra and CII agree that the remaining Designated Plans will continue subsequent to the Closing, but may be terminated at any time thereafter provided that at such time the employees of CII are either covered under a plan, if any, providing benefits of the same nature that is maintained by either Sierra or a Subsidiary for its employees or by a plan comparable to any such plan.

  5.7. Stock Options. (a) At the Effective Time, each outstanding option to purchase shares of CII Common Stock (a "CII Stock Option" or collectively, "CII Stock Options") issued pursuant to the 1988 Stock Option Plan, the 1989 Employee Incentive Stock Option Plan, the 1991 Employee Stock Incentive Plan, the 1993 Employee Stock Incentive Plan and the Non-Employee Director Stock Option Plans (collectively, the "CII Plans"), whether vested or unvested, shall be assumed by Sierra. Each CII Stock Option shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such CII Stock Option, the same number of shares of Sierra Common Stock as the holder of such CII Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to
(y) the aggregate exercise price for the shares of CII Common Stock otherwise purchasable pursuant to such CII Stock Option divided by (z) the number of full shares of Sierra

Common Stock deemed purchasable pursuant to such CII Stock Option; provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under section 422 of the Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code.

  (b) As soon as practicable after the Effective Time, Sierra shall deliver to the holders of CII Stock Options appropriate notices setting forth such holders' rights pursuant to the respective CII Plans and the agreements evidencing the grants of such Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.7 after giving effect to the Merger). Sierra shall comply with the terms of the CII Plans and ensure, to the extent required by, and subject to the provisions of, such Plans, that CII Stock Options which qualified as incentive stock options prior to the Effective Time continue to qualify as qualified stock options after the Effective Time.

  (c) Sierra shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Sierra Common Stock for delivery upon exercise of CII Stock Options assumed in accordance with this Section 5.7. As soon as practicable after the Effective Time, Sierra shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Sierra Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under Section 16(a) of the Exchange Act, where applicable, Sierra shall administer CII Plans assumed pursuant to this Section 5.7 in a manner that complies with Rule 16b-3 promulgated under the Exchange Act to the extent the applicable CII Plan complied with such rule prior to the Merger.

  5.8. Brokers or Finders. Each of Sierra and CII represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Vector Securities International, Inc. whose fees and expenses will be paid by CII in accordance with CII's agreement with such firm (copies of which have been delivered by CII to Sierra prior to the date of this Agreement), and Bear, Stearns & Co., whose fees and expenses will be paid by Sierra in accordance with Sierra's agreement with such firm (copies of which have been delivered by Sierra to CII prior to the date of this Agreement), and each of Sierra and CII respectively agree to indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

  5.9. Access to Sierra Records. Upon reasonable notice, Sierra shall (and shall cause its Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of CII, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, Sierra shall (and shall cause its Subsidiaries to) furnish promptly to CII (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Unless otherwise required by law, CII will hold any such information which is nonpublic in confidence until such time as such information otherwise becomes publicly available through no wrongful act of either party, and in the event of termination of this Agreement for any reason CII shall promptly return all nonpublic documents obtained from Sierra or its Subsidiaries, and any copies made of such documents, to Sierra.

  5.10. Employment Agreements. CII and Sierra shall, as of or prior to the Effective Time, enter into employment contracts with the persons set forth on
Exhibit 5.10(x) on substantially the terms set forth in the form of Employment Agreements agreed to as of the date hereof.

  5.11. Indemnification; Directors' and Officers' Insurance. (a) From and after the Effective Time, Sierra and the Surviving Corporation shall indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer, director or employee of CII or any of its Subsidiaries (the "Indemnified Parties") against (i) all losses, claims, damages, costs, expenses (including attorney's fees), liabilities or judgments or amounts that are paid in settlement (which settlement shall require the prior written consent of Sierra, which consent shall not be unreasonably withheld) of or in connection with any claim, action, suit, proceeding or investigation (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on or arising in whole or in part out of the fact that such person is or was an officer, director or employee of CII or any of its Subsidiaries, whether such Claim pertains to any matter or fact arising, existing or occurring at or prior to the Effective Time (including, without limitation, the Merger and other transactions contemplated by this Agreement), regardless of whether such Claim is asserted or claimed prior to, at or after the Effective Time (the "Indemnified Liabilities"), and
(ii) all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent CII would have been permitted under California law and its Articles of Incorporation and Bylaws to indemnify such person (and Sierra shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law and under such Articles of Incorporation or Bylaws, upon receipt of any undertaking required by such Articles of Incorporation, Bylaws or applicable law). Any Indemnified Party wishing to claim indemnification under this Section 5.11(a), upon learning of any Claim, shall notify Sierra (but the failure so to notify Sierra shall not relieve it from any liability which Sierra may have under this Section 5.11(a) except to the extent such failure prejudices Sierra) and shall deliver to Sierra any undertaking required by such Articles of Incorporation, Bylaws or applicable law. Sierra shall use its best efforts to assure, to the extent permitted under applicable law, that all limitations of liability existing in favor of the Indemnified Parties as provided in CII's Articles of Incorporation and Bylaws, as in effect as of the date hereof, with respect to claims or liabilities arising from facts or events existing or occurring prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), shall survive the Merger. The obligations of Sierra described in this Section 5.11(a) shall continue in full force and effect, without any amendment thereto, for a period of not less than six years from the Effective Time; provided, however, that all rights to indemnification in respect of any Claim asserted or made within such period shall continue until the final disposition of such Claim; and provided further that nothing in this
Section 5.11(a) shall be deemed to modify applicable California law regarding indemnification of former officers and directors. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two or more Indemnified Parties.

  (b) Sierra and the Surviving Corporation shall cause to be maintained in effect for not less than six years from the Effective Time the current policies of directors' and officers' liability insurance maintained by CII and its Subsidiaries (provided that Sierra and the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are no less advantageous to the Indemnified Parties in all material respects so long as no lapse in coverage occurs as a result of such substitution) with respect to all matters, including the transactions contemplated hereby, occurring prior to, and including, the Effective Time, provided that, in the event that any Claim is asserted or made within such six-year period, such insurance shall be continued in respect of any such Claim until final disposition of any and all such Claims, provided further that, Sierra shall not be obligated to make annual premium payments for such insurance to the extent such premiums exceed 200% of the premiums paid as of the date hereof by Sierra for such insurance. Notwithstanding anything to the contrary contained elsewhere herein, Sierra's agreement set forth above shall be limited to cover claims only to the extent that those claims are not covered under CII's directors' and officers' insurance policies (or any substitute policies permitted by this Section 5.11(b)).

  (c) The obligations of Sierra and the Surviving Corporation under this
Section 5.11 are intended to benefit, and be enforceable against Sierra and the Surviving Corporation directly by, the Indemnified Parties, and shall be binding on all respective successors of Sierra and the Surviving Corporation.

  5.12. Additional Agreements; Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of shareholders of Sierra, if such vote is required, and of CII described in
Section 6.1(a), including cooperating fully with the other party, including by provision of information and making of all necessary filings in connection with, among other things, the Insurance Approvals and under the HSR Act, and including assumption by Sierra of the obligation to issue shares of Sierra Common Stock upon conversion of CII Debentures. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either of the Constituent Corporations, the proper officers and directors of each party to this Agreement shall take all such necessary action.

  5.13. Pooling. Sierra and CII each agrees that it will not knowingly take any action which would have the effect of jeopardizing the treatment of the Merger as a "pooling-of-interests" for accounting purposes.

  5.14. No Actions Inconsistent With Tax-Free Reorganization. CII and each of its Subsidiaries, Sierra and Sierra Sub shall (and, following the Effective Time, Sierra shall cause the Surviving Corporation to) take no action with respect to the capital stock, assets or liabilities of the Surviving Corporation that would cause the Merger not to qualify as a "reorganization" within the meaning of Sections 368(a)(1)(A) and (a)(2)(E) of the Code.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

  6.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

    (a) Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of a majority of the votes that the holders of the outstanding shares of CII Common Stock are entitled to cast and, if their approval is required, shall have been approved by the affirmative vote of the requisite number of holders of the outstanding shares of Sierra Common Stock. Not more than ten percent (10%) of the holders of the outstanding shares of CII Common Stock shall have delivered to CII written demands for appraisal of such shares prior to the taking of the vote by the shareholders of CII on the Merger.

    (b) NYSE Listing. The shares of Sierra Common Stock issuable to CII shareholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

    (c) Other Approvals. The filings provided for by Section 1.1, the Insurance Approvals and the State Takeover Approvals and all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity the absence of which would have a material adverse effect on Sierra, the Surviving Corporation or any Subsidiary of CII shall have been filed, have occurred or been obtained.

    (d) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (e) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect.

    (f) Tax Returns. CII and its Subsidiaries shall have filed all necessary Returns (as defined in Section 3.1(t)(i)(B)) required to amend Returns previously filed by CII and its Subsidiaries for the Tax year ended December 31, 1991 with respect to an adjustment under Section 847 of the Code (and any other related provision), prior to the earlier of (i) the date that is three years from the day on which CII and its Subsidiaries filed their 1991 Tax Returns or
  (ii) the Closing Date, subject to the approval of Sierra, which shall not be unreasonably withheld, in order to properly reflect the taxable income of CII and its Subsidiaries.

    (g) Supplemental Indenture. Each of Surviving Corporation, CII, Sierra and the Trustee shall have executed and delivered a supplemental indenture pursuant to the provisions of the Indenture.

  6.2. Conditions of Obligations of Sierra and Sierra Sub. The obligations of Sierra and Sierra Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Sierra and Sierra Sub:

    (a) Representations and Warranties. The representations and warranties of CII set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and Sierra shall have received a certificate signed on behalf of CII by the chief executive officer and by the chief financial officer of CII to such effect.

    (b) Performance of Obligations of CII. CII shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Sierra shall have received a certificate signed on behalf of CII by the chief executive officer and by the chief financial officer of CII to such effect.

    (c) Letter from CII Affiliates. Sierra shall have received from each person named in the letter referred to in Section 4.1(l) an executed copy of an agreement substantially in the form of Exhibit 4.1(l) hereto.

    (d) Tax Opinion. The opinion of Morgan, Lewis & Bockius, counsel to Sierra, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Sierra, Sierra Sub and CII will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to shareholders of CII and, if their approval is required, to the shareholders of Sierra, shall not have been withdrawn or modified in any material respect.

    (e) Consents Under Agreements. CII shall have obtained the consent or approval of each person whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of CII or any Subsidiary of CII under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of Sierra, individually or in the aggregate, have a material adverse effect (x) on CII and its Subsidiaries taken as a whole or (y) on the Surviving Corporation and its Subsidiaries taken as a whole upon the consummation of the transactions contemplated hereby.

    (f) No Amendments to Resolutions. Neither the Board of Directors of CII nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by the Board of Directors on June 12, 1995 (accurate and complete copies of which will be provided to Sierra) and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

  6.3. Conditions of Obligations of CII. The obligation of CII to effect the Merger is subject to the satisfaction of the following conditions unless waived by CII:

    (a) Representations and Warranties. The representations and warranties of Sierra and Sierra Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except as otherwise contemplated by this Agreement, and CII shall have received a certificate signed on behalf of Sierra by the Chief Executive Officer or the President or the Vice Chairman or and by the chief financial officer of Sierra to such effect.

    (b) Performance of Obligations of Sierra and Sierra Sub. Sierra and Sierra Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and CII shall have received a certificate signed on behalf of Sierra by the Chief Executive Officer or the President or the Vice Chairman and by the chief financial officer of Sierra to such effect.

    (c) Tax Opinion. The opinion of Gibson, Dunn & Crutcher, counsel to CII, to the effect that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that Sierra, Sierra Sub and CII will each be a party to that reorganization within the meaning of Section 368(b) of the Code, dated on or about the date that is two business days prior to the date the Proxy Statement is first mailed to shareholders of CII and, if required, of Sierra, shall not have been withdrawn or modified in any material respect.

    (d) Consents Under Agreements. Sierra shall have obtained the consent or approval of each person whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, in the reasonable opinion of CII, individually or in the aggregate, have a material adverse effect on Sierra and its Subsidiaries, taken as a whole, or upon the consummation of the transactions contemplated hereby.

    (e) No Amendments to Resolutions. Neither the Board of Directors of Sierra nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by the Board of Directors at a meeting duly called and held on June 12, 1995 (accurate and complete copies of which will be provided to CII), and shall not have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby inconsistent with such resolutions.

                                  ARTICLE VII

                           TERMINATION AND AMENDMENT

  7.1. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of CII or, if their approval is required, by the shareholders of Sierra:

    (a) by mutual consent of Sierra and CII;

    (b) by either Sierra or CII if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in this Agreement which breach has not been cured within five business days following receipt by the breaching party of notice of such breach, or if any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and non-appealable;

    (c) by either Sierra or CII if the Merger shall not have been consummated before December 31, 1995;

    (d) by either Sierra or CII if any required approval of the shareholders of CII or of Sierra shall not have been obtained by reason of the failure to obtain the required affirmative vote at a duly held meeting of shareholders or at any adjournment thereof;

    (e) by CII, if the Board of Directors of CII shall have adopted and recommended a Competing Offer to its shareholders; or

    (f) by Sierra, if (i) the Board of Directors of CII withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to Sierra or Sierra Sub or shall have resolved to do so, or (ii) the Board of Directors of CII shall have recommended to the shareholders of CII any Competing Transaction or resolved to do so, or (iii) a tender offer or exchange offer for ten percent or more of the outstanding shares of capital stock of CII is commenced, and the Board of Directors of CII, within 10 business days after such tender offer or exchange offer is so commenced, either fails to recommend against acceptance of such tender offer or exchange offer by its shareholders or takes no position with respect to the acceptance of such tender offer or exchange offer by its shareholders.

  For purposes of this Agreement, "Competing Transaction" shall mean any of the following involving CII or any of its Subsidiaries (other than the transactions contemplated by this Agreement): (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent or more of the assets of CII and its Subsidiaries, taken as a whole, in a single transaction; (iii) any tender offer or exchange offer for ten percent or more of the outstanding shares of capital stock of CII or the filing of a registration statement under the Securities Act in connection therewith; (iv) any solicitation of proxies in opposition to approval by CII's shareholders of the Merger; (v) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act) shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, ten percent or more of the then outstanding shares of capital stock of CII; or (vi) any agreement to, or public announcement by CII of a proposal, plan or intention to, do, facilitate (including by way of providing information) or recommend any of the foregoing.

  7.2. Effect of Termination. In the event of termination of this Agreement by either CII or Sierra as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Sierra, Sierra Sub or CII or their respective officers or directors except (y) with respect to the last sentence of Section 4.1(k) and 5.9, and Sections 7.5 and 5.8, and (z) to the extent that such termination results from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth in this Agreement except as provided in Section 8.7.

  7.3. Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of CII or, if their approval is required, the shareholders of Sierra, but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

  7.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

  7.5. Fees and Expenses. (a) All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, and, in connection therewith, each of Sierra and CII shall pay, with its own funds and not with funds provided by the other party, any and all property or transfer taxes imposed on such party or any real property tax imposed by State of California on any holder of shares in such party resulting from the Merger, except that expenses incurred in connection with printing and mailing the Proxy Statement and the S-4 shall be shared equally by Sierra and CII.

  (b) CII agrees that (i) if CII shall terminate this Agreement pursuant to
Section 7.1(e), or (ii) if Sierra or CII shall terminate this Agreement pursuant to Section 7.1(d) due to the failure of CII's shareholders to approve and adopt this Agreement, and (A) at the time of such failure so to approve and adopt this Agreement there shall exist a Competing Transaction and (B) prior to such failure so to approve and adopt this Agreement the Board of Directors of CII shall have withdrawn, modified or changed its recommendation of the Agreement or the Merger in a manner adverse to Sierra and Sierra Sub, or shall have resolved to do any of the foregoing, or shall have recommended to the shareholders of CII any Competing Transaction or shall have resolved to do so, or (iii) if Sierra terminates this Agreement pursuant to Section 7.1(f), then on the Payment Date (as defined below), CII shall pay to Sierra an amount equal to $5,000,000 plus all of Sierra's Expenses, including Sierra's share of the Expenses described in Section 7.5(a), which sum CII and Sierra agree is reasonable under the circumstances since it would be impracticable and extremely difficult to fix the actual damage to Sierra in the case of such a termination. For purposes of this
Section 7.5(b), the "Payment Date" is the date 10 days following the earliest of the following to occur: (1) the closing of any transaction resulting from a Competing Transaction, (2) the date as of which CII publicly announces that the Competing Transaction will not proceed, and (3) the date twelve months following a termination of this Agreement by Sierra or CII giving rise to payment under this Section 7.5(b). CII shall not be obligated to pay the amounts set forth in the first sentence of this Section 7.5(b) if CII terminates this Agreement pursuant to Section 7.1(b) or 7.1(c) due to the failure of the conditions set forth in Section 6.1 or Section 6.3 to be satisfied (unless the condition that is not satisfied is the condition set forth in Section 6.1(a) and the events set forth in sub-clauses (A) and (B) of clause (i) of this Section 7.5(b) have occurred).

  (c) CII and Sierra each agree that (i) the payment provided for in Section 7.5(b) shall be the sole and exclusive remedy of Sierra upon any termination of this Agreement as described in Section 7.5(b) and such remedies shall be limited to the sum stipulated in Section 7.5(b) regardless of the circumstances (including willful or deliberate conduct) giving rise to such termination, and (ii) with respect to any termination of this Agreement pursuant to Section 7.1(b) as a direct result of a material, intentional breach by a party of any of its representations, warranties, covenants or agreements contained in this Agreement, all remedies available to the other party either in law or equity shall be preserved and survive the termination of this Agreement.

  (d) Any payment required to be made pursuant to Section 7.5(b) shall be made to Sierra not later than two business days after delivery to CII of notice of demand for payment and an itemization setting forth in reasonable detail all Expenses of Sierra (which itemization maybe supplemented and updated from time to time by Sierra until the 60th day after Sierra delivers such notice of demand for payment), and shall be made by wire transfer of immediately available funds to an account designated by Sierra in the notice of demand for payment delivered pursuant to this Section 7.5(d).

                                 ARTICLE VIII

                              GENERAL PROVISIONS

  8.1. Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 2.1, 2.2, 5.6 through 5.12, the last sentence of Section 7.3 and Article VIII, 7.5 and the agreements of the "affiliates" of CII delivered pursuant to Section 4.1(l).

  8.2. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

    (a) if to Sierra or Sierra Sub, to

      Sierra Health Services, Inc.

                or

      Health Acquisition Corp.
      2724 North Tenaya Way
      Las Vegas, NV 89128
      Telecopy No. (702) 242-7915
      Attention: Anthony M. Marlon, M.D.
                  Chairman of the Board and
                  Chief Executive Officer
      with a copy to

      Stephen P. Farrell, Esq.
      Morgan, Lewis & Bockius
      101 Park Avenue
      New York, N.Y. 10178
      Telecopy No. (212) 309-6273

      and

    (b) if to CII, to

      CII Financial, Inc.
      5627 Gibraltar Drive
      P.O. Box 9025
      Pleasanton, CA 94588
      Telecopy No. (510) 460-8538
      Attention:  Joseph G. Havlick
                  Chairman, President and
                  Chief Executive Officer

      with a copy to

      Richard A. Strong, Esq.
      Gibson, Dunn & Crutcher
      333 South Grand Avenue
      Los Angeles, CA 90071-3197
      Telecopy No. (213) 229-7520

  8.3. Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to the date set forth on the last page of this Agreement.

  8.4. Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

  8.5. Entire Agreement; No Third Party Beneficiaries; Rights of
Ownership. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, (b) except as provided in Section 5.7, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.

  8.6. Governing Law. This Agreement, the transactions contemplated hereby and the rights of the parties hereunder and under statutory and common law with respect to the transactions contemplated hereby shall be governed and construed in accordance with the laws of the State of California.

  8.7. No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof or thereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or thereof or to any other remedy, including but not limited to money damages, for breach hereof or thereof or of any other provision of this Agreement or part hereof or thereof as a result of such holding or order.

  8.8. Publicity. Except as otherwise required by law or the rules of the NYSE and the American Stock Exchange, so long as this Agreement is in effect, neither CII nor Sierra shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without reviewing the same with the other party.

  8.9. Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Sierra Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Sierra or to any direct or indirect wholly owned Subsidiary of Sierra. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

  IN WITNESS WHEREOF, Sierra, Sierra Sub and CII have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of June 12, 1995.

                                          Sierra Health Services, Inc.

                                                   /s/ Erin E. MacDonald
                                          By __________________________________
                                                     ERIN E. MACDONALD
                                                         PRESIDENT

Attest:

        /s/ Frank E. Collins
_____________________________________
          FRANK E. COLLINS
              SECRETARY

                                          Health Acquisition Corp.

                                                   /s/ Erin E. MacDonald
                                          By __________________________________
                                                     ERIN E. MACDONALD
                                                         PRESIDENT

Attest:

        /s/ Frank E. Collins
_____________________________________
          FRANK E. COLLINS
              SECRETARY

                                          CII Financial, Inc.

                                                   /s/ Joseph G. Havlick
                                          By __________________________________
                                                     JOSEPH G. HAVLICK
                                                  CHAIRMAN OF THE BOARD,
                                                CHIEF EXECUTIVE OFFICER AND
                                                         PRESIDENT

Attest:

        /s/ Richard E. Dobson
_____________________________________
          RICHARD E. DOBSON
              SECRETARY

                                                             EXHIBIT 1.3(A)(II)

                           CERTIFICATE OF AMENDMENT

                                      OF

                           ARTICLES OF INCORPORATION

                                      OF

                              CII FINANCIAL, INC.

  Joseph G. Havlick and Richard E. Dobson certify that:

    1. They are the President and the Secretary, respectively, of CII Financial, Inc., a California corporation.

    2. Article IV of the Articles of Incorporation of this corporation is amended to read in its entirety as follows:

      "The corporation is authorized to issue only one class of shares of stock which shall be designated as "Common Stock," and the total number of shares which this corporation is authorized to issue is one thousand (1,000)."

    3. The foregoing amendment of Articles of Incorporation has been duly approved by the Board of Directors.

    4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 100. The holder of all the outstanding shares voted in favor of the amendment, which vote exceeded that required.

  We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATE: _______________

                                          _____________________________________
                                          Joseph G. Havlick, President

                                          _____________________________________
                                          Richard E. Dobson, Secretary

                                                                 EXHIBIT 4.1(1)

Sierra Health Services, Inc.
2724 North Tenaya Way
Las Vegas, NV 89128

Attention: Frank E. Collins, Esq.

Re: Agreement and Plan of Merger dated as of June 12, 1995 (the "Merger
    Agreement"), among Sierra Health Services, Inc., Health Acquisition Corp. and CII Financial, Inc.

Ladies and Gentlemen:

  The undersigned, a holder of shares of Common Stock, stated value $.50 per share (the "CII Common Stock"), of CII Financial, Inc., a California corporation ("CII"), is entitled to receive in connection with the merger (the "Merger") of CII with Health Acquisition Corp., a California corporation ("Sierra Sub") pursuant to the Merger Agreement, Common Stock, par value $.005 per share (the "Sierra Common Stock"), of Sierra Health Services, Inc., a Nevada corporation ("Sierra"), including the corresponding percentage of a right to purchase shares of Series A Junior Participating Preferred Stock of Sierra pursuant to the Rights Agreement dated as of June 14, 1994, between Sierra and Continental Stock Transfer & Trust Company, as Rights Agent. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of CII within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Act"), although nothing contained herein should be construed as an admission of such fact.

  If in fact the undersigned were an affiliate under the Act, the undersigned's ability to sell, assign or transfer the Sierra Common Stock received by it in exchange for any shares of the CII Common Stock pursuant to the Merger may be restricted unless such transaction is registered under the Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Act.

  The undersigned hereby represents to and covenants with the Sierra and Sierra Sub that it will not sell, assign or transfer any of the shares of the Sierra Common Stock received by it in exchange for shares of the CII Common Stock pursuant to the Merger (nor will it acquire, issue or enter into any puts, calls, straddles, short-sales, spreads or similar transactions with respect to the shares) except (i) pursuant to an effective Registration Statement under the Act, (ii) in a transaction made in conformity with the provisions of Rule 145(d) under the Act, or (iii) in a transaction which, in the opinion of independent counsel reasonably satisfactory to Sierra (the reasonable fees of which counsel will be paid by Sierra) or as described in a "no-action" or interpretive letter from the Staff of the Securities and Exchange Commission (the "Commission"), is not required to be registered under the Act.

  The undersigned understands that the acquisition of CII by Sierra is to be accounted for as a pooling-of-interests, that such accounting treatment is material to Sierra and, because of the rules applicable to such accounting treatment, it is prohibited for the period described below from selling, transferring or otherwise disposing of, or in any other way reducing or hedging our risk relative to, any shares of the Sierra Common Stock it is to receive. Accordingly, the undersigned understands and agrees that it will not acquire, issue or engage in any put, call, short-sale, straddle, spread or other market transactions of any kind with respect to any Sierra Common Stock, whether such transactions are conducted on an established U.S. or foreign securities exchange, in the over-the-counter market or on a privately negotiated basis. The undersigned agrees that this prohibition will remain in effect at least until such time as financial results covering at least 30 days of combined operations of Sierra and CII on a consolidated basis have been published by Sierra and filed with the

Commission, but that further restrictions may be imposed on the undersigned for federal income tax or other purposes.

  The undersigned is executing this letter and making the agreements herein upon the representation of Sierra that if the Closing of the Merger occurs during the month of September, Sierra will publish financial results covering the combined operations of Sierra and CII on a consolidated basis for the months ending October 31, 1995 and if such Closing occurs during the month of October, Sierra will publish financial results for at least the month ended November 30, 1995.

  The undersigned represents to and covenants with Sierra and Sierra Sub that it has not within the preceding 30 days--

    (i) sold, transferred or otherwise disposed of any shares of the CII Common Stock held by it and that it will not sell, transfer or otherwise dispose of any shares of the Sierra Common Stock received by it in the Merger until after such time as results covering at least 30 days of combined operations of CII and Sierra have been published by Sierra, in the form of a quarterly earnings report, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such combined results of operations;

    (ii) attempted to reduce or hedge and it will not attempt to reduce or hedge the undersigned's risk relative to any shares of the Sierra Common Stock it is to receive; or

    (iii) engaged in nor will it engage in any put, call, short-sale, straddle, spread or other market transactions of any kind with respect to any Sierra Common Stock

--either on an established U.S. or foreign securities exchange, in the over-the-counter market or on a privately negotiated basis.

  In the event of a sale or other disposition pursuant to Rule 145, the undersigned will supply Sierra with evidence of compliance with such Rule, in the form of a letter in the form of Exhibit A hereto. The undersigned understands that Sierra may instruct its transfer agent to withhold the transfer of any securities disposed of by it, but that upon receipt of such letter the transfer agent shall effectuate the transfer of the shares indicated as sold in the letter.

  The undersigned acknowledges and agrees that the following legend will be placed on certificates representing the Sierra Common Stock received by the undersigned in the Merger:

  "The shares represented by this certificate were issued in a transaction to which Rule 145 under the Securities Act of 1933 applies. The shares represented by this certificate may only be transferred in accordance with the terms of an agreement dated as of June , 1995, between the registered holder and Sierra Health Services, Inc., a copy of which agreement is on file at the principal offices of Sierra Health Services, Inc."

  The undersigned acknowledges that (i) it has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of shares of the Sierra Common Stock and (ii) the receipt by Sierra of this letter is an inducement and a condition to Sierra's obligations to consummate the Merger.

                                          Very truly yours,

                                          _____________________________________

Dated: ______________

                                                    EXHIBIT A TO EXHIBIT 4.1(1)

                                                                         [DATE]

Sierra Health Services, Inc.
2724 North Tenaya Way
Las Vegas, NV 89128

Attention: Frank E. Collins, Esq.

Ladies and Gentlemen:

  On    , 199  I sold     shares of capital stock ("Capital Stock") of Sierra
Health Services, Inc. (the "Company") received by me in connection with the merger of Health Acquisition Corp., a subsidiary of the Company, with and into CII Financial, Inc.

  Based upon the most recent report or statement filed by the Company with the Securities and Exchange Commission, the shares of Capital Stock sold by me were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act").

  I hereby represent that the above-described shares of Capital Stock were sold in "brokers' transactions" within the meaning of Section 4(4) of the Act or in transactions directly with a "market maker" as that term is defined in Section (3)(a)(38) of the Securities Exchange Act of 1934, as amended. I further represent that I have not solicited or arranged for the solicitation of orders to buy the above-described shares of Capital Stock, and that I have not made any payment in connection with the offer or sale of such shares to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,

                             SUMMARY OF SCHEDULES

CII FINANCIAL, INC.

  Schedule 3.1(b) lists certain information about the capital structure of CII not otherwise set forth in Section 3.1(b) of the Merger Agreement.

  Schedule 3.1(c) lists certain conflicts, violations, defaults or accelerations that may result from the execution and delivery of the Merger Agreement or the consummation of the transactions contemplated thereby.

  Schedule 3.1(f) lists certain material non-compliance and limitations with respect to the businesses of CII and each of its subsidiaries, material permits of CII and any of its subsidiaries and certain recent examinations.

  Schedule 3.1(g) lists certain items not previously reported in the financial statements of CII's subsidiaries.

  Schedule 3.1(h) lists any material litigation involving CII or any of its subsidiaries.

  Schedule 3.1(i) lists any labor dispute or claim concerning employees of CII or any of its subsidiaries.

  Schedule 3.1(j) lists material changes to CII or any of its subsidiaries since December 31, 1994.

  Schedule 3.1(k) lists the material contracts and agreements to which CII or any of its subsidiaries is a party.

  Schedule 3.1(l)(i) lists the names of all directors and officers of CII and each of its subsidiaries.

  Schedule 3.1(l)(ii) lists the name and current annual rate of compensation paid by CII and its subsidiaries to certain officers, directors and employees.

  Schedule 3.1(l)(iii) lists the names of all persons who have written employment, consulting or severance agreements or arrangements with CII or any of its subsidiaries.

  Schedule 3.1(n) lists patents, trademarks, copyrights and other intellectual property rights owned or licensed by CII or its subsidiaries, all names under which CII or any of its subsidiaries conducts or has conducted business, and possible intellectual property related claims.

  Schedule 3.1(o) lists the employee benefit plans of CII and any "Controlled Company", as that term is defined in the Merger Agreement.

  Schedule 3.1(p) lists transactions involving CII or any of its subsidiaries and directors, officers and certain other persons.

  Schedule 3.1(q) lists certain insurance agents of CII and its subsidiaries, the amounts of premiums produced by each agent listed thereto and the current underwriting and binding authorities of insurance agents.

  Schedule 3.1(r) lists each policyholder accounting for a certain amount per annum in premium volume.

  Schedule 3.1(s) lists all reinsurance or coinsurance treaties or agreements to which CII or any of its subsidiaries is a party.

  Schedule 3.1(t) sets forth information with respect to the tax matters of CII and its subsidiaries, as required by Section 3.1(t) of the Merger Agreement.

SIERRA HEALTH SERVICES, INC.

  Schedule 3.2(f) lists certain recent examinations involving the businesses of Sierra and its subsidiaries.

  Schedule 3.2(g) lists any material litigation involving Sierra or any of its subsidiaries.

                                                                         ANNEX B
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 -------------
                                  FORM 10-K/A
(Mark One)
[X] Amendment No. 1 to Annual report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
     For the Fiscal Year Ended December 31, 1994 or


[_] Transition report pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (no fee required)
     For the transition period from ___________ to__________

                         Commission File Number 0-18324

--------------------------------------------------------------------------------

                              CII FINANCIAL, INC.
             (Exact name of registrant as specified in its charter)

California                                                            95-4188244
(State or Other Jurisdiction of                                 (I.R.S. Employer
Incorporation or Organization)                               Identification No.)

5627 Gibraltar Drive
Pleasanton, California                                                     94588
(Address of Principal Executive Offices)                              (Zip Code)

      Registrant's Telephone Number, Including Area Code:  (510) 416-8700

--------------------------------------------------------------------------------

Securities registered pursuant to Section 12(b) of the Act:

                                                          Name of Each Exchange
      Title of Each Class                                  on Which Registered
      -------------------                                  -------------------
Common Stock                                             American Stock Exchange
7 1/2% Convertible Subordinated
Debentures Due 2001                                      American Stock Exchange

Securities registered pursuant to Section 12(g) of the Act:        None

          Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports) and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [_]

          Indicate by check mark if disclosure of delinquent filers pursuant to
Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant's knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K. [_]

          The aggregate market value of the Common Stock held by non-affiliates of the registrant on March 20, 1995, based on the last sales price on that date, was $44,923,256.

          At March 20, 1995, there were 7,187,721 shares of Common Stock outstanding.

                      DOCUMENTS INCORPORATED BY REFERENCE

          Part III incorporates information by reference from the registrant's Proxy Statement for its 1995 Annual Meeting of Shareholders.

===============================================================================

                              CII FINANCIAL, INC.
                                  FORM 10-K/A
                  For the Fiscal Year Ended December 31, 1994

                               TABLE OF CONTENTS

                                     PART I
                                                                      Page
                                                                      ----
Item  1. Business.....................................................  1

Item  2. Properties................................................... 14

Item  3. Legal Proceedings............................................ 14

Item  4. Submission of Matters to a Vote of Security Holders.......... 14

                                    PART II

Item  5. Market for the Registrant's Common Stock and Related
         Stockholders Matters......................................... 15

Item  6. Selected Financial Data...................................... 16

Item  7. Management's Discussion and Analysis of Financial
         Condition and Results of Operations.......................... 17

Item  8. Financial Statements and Supplemental Data................... 26

Item  9. Changes in and Disagreements With Accountants on
         Accounting and Financial Disclosure.......................... 27

                                    PART III

Item 10. Directors and Executive Officers of the Registrant........... 27

Item 11. Executive Compensation and Other Information................. 27

Item 12. Security Ownership of Certain Beneficial Owners and
         Management................................................... 27

Item 13. Certain Relationships and Related Transactions............... 27

                                    PART IV

Item 14. Exhibits, Financial Statement Schedules and Reports
         on Form 8-K.................................................. 27

Index to Consolidated Financial Statements............................ 37

 THIS FORM 10-K/A AMENDS AND RESTATES REGISTRANT'S FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1994 INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. IT DOES NOT INCLUDE EXHIBITS, ALL OF WHICH WERE PREVIOUSLY FILED WITH REGISTRANT'S FORM 10-K OR INCORPORATED BY REFERENCE AS INDICATED THEREIN.


                                     PART I

ITEM 1.   BUSINESS

GENERAL

         CII Financial, Inc. ("CII Financial") was incorporated in the State of California on September 15, 1988. CII Financial is a holding company primarily engaged in writing workers' compensation insurance through its wholly-owned subsidiaries, California Indemnity Insurance Company ("California Indemnity") and Commercial Casualty Insurance Company ("Commercial Casualty"). CII Financial is also engaged in the electronic door lock manufacturing business through its 80% owned subsidiary, InteLock Technologies ("InteLock") and in the insurance premium finance business through its wholly-owned subsidiary, CII Premium Finance Company ("CIIPF"). In addition, CII Financial has two operating insurance agencies, neither of which are significant to the consolidated financial statements, and in December 1994, formed a managing general agent for a small start-up operation to write property-casualty insurance. For the year ended December 31, 1994, the Company operated in two reportable segments (i) workers' compensation and (ii) door lock manufacturing. For business segment information see Note 16 to Notes to Consolidated Financial Statements. The term the "Company" means CII Financial, Inc. and its subsidiaries, and the term "CII Financial" means CII Financial, Inc., exclusive of such subsidiaries.

WORKERS' COMPENSATION INSURANCE

         The Company is engaged in writing workers' compensation insurance in the states of California, Colorado, Nebraska, New Mexico and Utah primarily through independent insurance agents and brokers. The Company has licenses and has applications pending for licenses in other states. The Company will continue to expand to other states where it believes business will be profitable. California represented approximately 86% of the Company's direct written premiums in 1994.

         For the year ended December 31, 1994, the Company's average direct written premium per policy was approximately $12,490 compared to approximately $12,462 for the year ended December 31, 1993. In prior years, the Company concentrated on workers' compensation insurance accounts in the small to medium-size range; however, with the introduction of open rating in California in 1995, the Company is actively pursuing accounts of all sizes.

         Workers' compensation is a statutory system that requires an employer to provide its employees with medical care and other specified benefits for work-related injuries, even though the injuries may have resulted from the negligence or wrongs of any person, including the employee. Employers typically purchase workers' compensation insurance to provide these benefits. The benefits payable are generally established by statute.

         In California, prior to 1995, standard or "manual" premium rates for approximately 650 separate employment classifications were recommended by the Workers' Compensation Insurance Rating Bureau ("WCIRB") and were subject to approval by the California Department of Insurance. These rates were expressed as a rate per hundred dollars of payroll for each classification. Manual rates were subject to modification (increase or decrease) in accordance with experience modification factors determined by the WCIRB for each eligible employer and based on that employer's specific loss experience in each payroll classification applicable to its business. California workers' compensation insurers could charge rates higher than manual rates multiplied by the applicable experience modification factors promulgated by the WCIRB, but the minimum rate law prohibited them from charging less than such rates and factors. Changes in manual rates and the levels of benefit payments were subject to review and public hearing by the California Insurance Commissioner and were changed from time to time to reflect industry experience and benefit level changes.

         The minimum rate law was repealed by the California legislature effective with policies issued or renewed on or after January 1, 1995. Without the minimum rate structure, every insurer must establish its own rate structure. Each insurer is able to charge whatever rate that insurer wishes to use, subject only to the requirements that the rate used (i) may not impair or threaten the solvency of the insurer, (ii) may not create a monopoly, (iii) may not be unfairly discriminatory and (iv) be filed with the California Department of Insurance.

         In establishing its own rate structure, an insurer is permitted to base
its rates on pure loss cost factors developed by the WCIRB.   Pure loss cost
factors represent the estimated dollar costs, expressed as a rate per $100, needed to pay losses and loss adjustment expenses ("LAE"). These loss cost factors are developed for each employment classification from the experience of the workers' compensation industry as reported through mandatory participation by every insurer in uniform statistical reporting plans. Insurers are allowed to develop classification subdivisions, but are required to report losses in compliance with the uniform classification system. An insurer's operating expenses and a profit factor are added to the pure loss cost factors to derive base premium rates. The base premium rate is then subject to modification and adjustments as filed by an insurer. Insurers are permitted to develop their own rating plans to modify or adopt base premium rates which may include, but are not limited to (i) schedule rating credits or debits, (ii) loss rating, (iii) retrospective rating, (iv) minimum premiums, (v) premium discounts, (vi) claim deductibles and (vii) expense constants. As with the prior rate law, insurers are required to apply an insured's experience modification factor to derive the final premium.

         Workers' compensation reform laws, enacted in 1993, also increased certain benefits for injured workers over a three-year period that commenced July 1, 1994 and at the same time purportedly would decrease the costs of claims. The reduction in the costs of claims is to be accomplished by additional anti-fraud measures and by reducing some of the perceived abusive cost drivers in the workers' compensation system. These include, but are not limited to, placing restrictions on stress and strain claims, limiting the number of medical-legal evaluations and capping the amount paid for vocational rehabilitation services.

         California law permits workers' compensation insurers to issue participating policies, that allow the insurer to declare and pay dividends to a policyholder after the expiration of the policy. Workers' compensation insurance carriers are prohibited by law from promising policyholders future policyholders' dividends or stating the amount or rate of dividends to be paid; however, companies may compete by informing policyholders of the amount of dividends historically paid. CIIC has not paid any policyholder dividends since May 1992 due to regulatory restrictions. Under the new open rating system effective January 1, 1995, the Company believes that policyholders' dividends will become a minimal factor in the marketing of workers' compensation policies in California. In light of this development, the Company began issuing only non-participating policies effective January 1, 1995.

UNDERWRITING

         Prior to insuring a particular risk, the Company reviews, among other factors, the employer's prior loss experience and premium payment history. Additionally, the Company determines whether the employer's employment classifications are among the classifications that the Company has elected to insure generally and if the amounts of the premiums for the classifications are within the Company's guidelines. The Company reviews these classifications periodically to evaluate whether they are profitable. Of the approximately 650 employment classifications in California, the Company is willing to insure approximately two-thirds. The remaining classifications are either excluded by the Company's reinsurance treaty or are believed by the Company to be too hazardous or not profitable. In addition, the Company increases its requirements for certain classifications to increase the likelihood of profitability. For example, the Company may require a higher premium on certain employment classifications or may require a minimum aggregate premium of a specified amount prior to insuring such classifications. Often, a member of the Company's loss control department conducts an on-site safety inspection before the Company insures the employer. The Company generally initiates this inspection for enterprises with manufacturing or construction classifications. The Company may also initiate inspections if the enterprise previously has had a high loss ratio or frequent losses. If the on-site inspection reveals hazards that can be corrected, and an agreement can be reached with the employer that these hazards will be corrected in a time frame established by the Company's Underwriting Department, the Company may issue a policy subject to corrections of those hazards. In the event the Company has issued a policy where no previous inspection has been conducted, and subsequently learns through an inspection the employer has hazards that must be corrected, the Company will request that the employer correct the hazards within a specified period of time. If these hazards are not corrected, the Company may cancel the policy for non-compliance of the hazard correction. With regard to new business, the agent or broker will usually submit the claims history on the prospective account. In those situations where the claims history is not supplied by the agent or broker, other sources (such as the prior insurer) are used to obtain the appropriate claims history if possible.

         In California, under open rating as it becomes effective for policyholders in 1995, the Company has subdivided many of the standard classifications. These subclassifications have been determined on the Company's perception of differences in risk exposure. As a result, different rates have been filed for each of these subclassifications. The use of these subclassifications requires more detailed information than was required prior to open rating. The Company ascertains characteristics of various employers through the use of questionnaires and telephone inquiries by underwriters. The responses are used to properly subclassify. Subclassifications are subject to verification by loss control and premium audits.

         Once an employer has been insured by the Company, the Company's loss control department may assist the insured in developing and maintaining safety programs and procedures to minimize on-the-job injuries and industrial health hazards. The safety programs and procedures vary from insured to insured. The Company's loss control department may recommend to the employer that a safety committee consisting of members of the employer's management staff and its general labor force be established. The Company's loss control department may then assist the committee members in isolating safety hazards, advising the committee on how to correct the hazards and assisting the employer in establishing procedures to enforce the corrections. The Company's loss control department may also revisit the employer to determine whether the recommended corrections and procedures have been implemented. Depending upon the size, classifications and loss experience of the employer, the Company's loss control department will periodically inspect the employer's places of business and may recommend changes that could prevent industrial accidents. In addition, severe or recurring injuries may also warrant on-site inspections. In certain instances, members of the Company's loss control department may conduct special educational training sessions for insured employees to assist in the prevention of on-the-job injuries. For example, employers engaged in manufacturing may be offered a training session on how to prevent back injuries or employers engaged in contracting may be offered a training session on general first aid and prevention of injuries to specific work exposures.

         The Company is not committed to write any specified portion of its agents' or brokers' book of business. An insurance broker must obtain the Company's permission before binding it to any risk. All of the Company's agents, on the other hand, have the authority to bind the Company on certain employment classifications for ten days. The Company may decline to further insure an employer after the 10-day binding period. Insurance agents do not have authority to bind the Company with respect to employment classifications that are specifically excluded from the Company's excess reinsurance treaties because the Company will not accept a risk that may expose it to a catastrophic loss for which it is not reinsured. Agents are not permitted to bind the Company to certain employment classifications that the Company has determined are generally too hazardous or not profitable. Furthermore, an agent is not permitted to bind any account that was previously canceled by any insurance company or which any insurance company has declined to insure.

CLAIMS

         The claims operation is organized into regional claims service offices. Most claims are handled to their conclusion at these service offices. However, major claims, those of high severity, complex nature and/or which are expected to exceed applicable reinsurance retention levels, are handled directly (or supervised) by the Home Office reinsurance claims staff.

         The Company has sought to reduce its claims and claims settlement costs by (i) using statewide medical provider networks, the members of which have agreed to provide hospital, physician and pharmaceutical services at reduced scheduled fees; (ii) handling its defense litigation obligations with an in-house claims defense unit consisting of attorneys, hearing representatives and support staff, representing the majority of the claims previously referred to outside law firms in Southern California; and (iii) utilizing a medical billing review service, which advises the Company of any excess charges submitted by
providers.   The Company, under open rating, has filed with the California
Department of Insurance to offer claim deductible plans.

LOSSES AND LOSS ADJUSTMENT EXPENSES

         Often, several years may elapse between the occurrence of a loss, the reporting of a loss to the Company and the final settlement of the loss. To recognize liabilities for unpaid losses, the Company establishes reserves, which are balance sheet liabilities representing estimates of future amounts needed to pay claims and related expenses for insured events, including reserves for events that are incurred but have not yet been reported to the Company ("IBNR").

         When a claim is reported, the Company's claims personnel initially establish reserves on a case-by-case basis for the estimated amount of the ultimate payment. These estimates reflect the judgment of the claims personnel based on their experience and knowledge of the nature and value of the specific type of claim and the available facts at the time of reporting as to severity of injury and initial medical prognosis. Included in these reserves are estimates of the expenses of settling claims, including legal and other fees, and the general expenses of administering the claims adjustment process. Claims personnel adjust the amount of the case reserves as the claim develops and as the facts warrant.

         IBNR reserves are established for unreported claims and loss development relating to current and prior accident years. In the event that a claim that occurred during a prior accident year was not reported until the current accident year, the case reserve for such claim typically will be established out of previously established IBNR reserves for that prior accident year.

         The National Association of Insurance Commissioners requires that the Company submit a formal actuarial opinion concerning loss reserves with each statutory annual report. The annual report must be filed with each applicable state department of insurance on or before March 1 of the succeeding year. The actuarial opinion must be signed by a qualified actuary as determined by the California Insurance Commissioner. The Company has retained the services of a qualified independent actuary to review its loss reserves. Both California Indemnity and Commercial Casualty received an unqualified opinion from that actuary as of December 31, 1994.

         The Company and its independent actuary test the adequacy of its reserves using generally accepted actuarial methods. Both paid loss and incurred loss methods are used to estimate the amount of the ultimate reserves. The Company also tests its reserves by comparing its paid losses and incurred losses to similar data provided by the WCIRB for all California workers' compensation insurance companies.

         The Company reviews the adequacy of its reserves with its independent actuary at the end of each quarter and considers external forces such as changes in the rate of inflation, the regulatory environment, the judicial administration of claims, medical costs and other factors that could cause actual losses and LAE to change. The actuarial projections include a range of estimates reflecting the uncertainty of projections. Management evaluates the reserves in the aggregate, based upon the actuarial indications and makes adjustments where appropriate. The consolidated financial statements of the Company provide for reserves based on the anticipated ultimate cost of losses.

         Unlike losses in general liability insurance, certain costs covered by workers' compensation insurance are relatively predictable. For example, weekly indemnity rates for temporary and permanent disability as well as the rates for medical fees are established by law, resulting in a more predictable basis for establishing loss reserves. Complicating factors relating to psychological impairment or pre-existing health conditions are generally unpredictable and result in a less quantifiable damage assessment for reserving purposes. The Company has sought to moderate claims costs through medical cost containment strategies such as discounts through preferred provider arrangements, medical bill review, and retrospective bill audits. Additional cost containment measures include vocational rehabilitation of the injured workers and employer incentives, such as premium discounts, for providing modified jobs to suit the physical limitations of the injured workers.

         The following table sets forth the number of claims reported to the Company for the accident years ended December 31, 1994, 1993 and 1992, net earned premiums for the same years and the number of claims per million dollars of net earned premium (claims frequency).

                                                       Year ended December 31,
                                                       -----------------------
                                                       1994     1993     1992
                                                       -----   ------   ------
Number of claims reported for the accident year        8,300    8,100    8,700
Net earned premiums (in millions)                      $90.8   $109.6   $103.2
Claims frequency                                        91.4     73.9     84.3

         The claims frequency for accident year 1994 increased by approximately 24% compared to 1993 and was due primarily to a reduction in the net earned premiums. The number of claims reported for accident year 1994 also increased slightly compared to 1993. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

         The following table sets forth, for the years ended December 31, 1994, 1993 and 1992, the cumulative loss ratio for each accident year and also shows the "development" for each of these accident years' loss ratio(s).


                        Cumulative Loss Ratio(s)
                         Year ended December 31,
                        ------------------------
 Accident Year           1994     1993     1992
----------------        -------  -------  -------
 1990 and prior          89.99%   89.47%   88.74%
      1991              100.98%  100.80%  100.31%
      1992               75.34%   83.30%   88.63%
      1993               72.88%   79.02%
      1994               74.50%

         Despite the fact that the claims for which reserves are established may not be paid for many years, the reserves for losses and LAE payments are not discounted for financial reporting purposes.

         The following table provides a reconciliation of the beginning and ending reserve balances for unpaid losses and loss adjustment expenses on a net of reinsurance basis.

      RECONCILIATION OF LIABILITY FOR LOSSES AND LOSS ADJUSTMENT EXPENSES

                                                               Year ended December 31,
                                                           --------------------------------
                                                             1994        1993        1992
                                                           --------    --------    --------
                                                                    (In thousands)
Net beginning loss and LAE reserve                         $174,515    $158,253    $112,749
Net provision for:
  Insured events incurred in current period                  67,642      86,617      91,430
  Insured events incurred in prior periods                  (13,953)     (3,865)     28,066
                                                           --------    --------    --------
    Total net provision                                      53,689      82,752     119,496
                                                           --------    --------    --------
Net payments for losses and LAE:
  Attributable to insured events incurred in current year    16,374      16,130      16,381
  Attributable to insured events incurred in prior years     50,210      50,360      57,611
                                                           --------    --------    --------
    Total net payments                                       66,584      66,490      73,992
                                                           --------    --------    --------
Net ending loss and LAE reserve                             161,620     174,515     158,253
Reinsurance recoverable/(1)/                                 29,342      25,841      20,207
                                                           --------    --------    --------
Gross ending loss and LAE reserve                          $190,962    $200,356    $178,460
                                                           ========    ========    ========

-------------

(1) See footnote (1) to the following table -- Analysis of Losses and Loss Adjustment Expense Development.

         In 1994, the Company experienced a favorable loss development trend on prior accident years 1992 and 1993 which resulted in a net reduction in the prior accident years' reserves of $13,953,000. The favorable development on the 1992 accident year was primarily due to the Company's aggressive actions to settle claims. The favorable development on the 1993 accident year appears to be aided in part by the legislative reforms that were enacted in July 1993. In 1993, a favorable development on the prior accident years resulted in a net reduction to the incurred losses of $3,865,000. There can be no assurances that such favorable development, nor the magnitude of any favorable development, will continue in the future.

         During the first and second quarters of 1992 and the fourth quarter of 1991, the Company significantly increased its loss reserves for 1991 and prior accident years. This was primarily due to the increased frequency and severity of stress and strain claims and the increased use of forensic medical examinations associated with litigation of claims.

         Anticipated inflation is implicitly considered in establishing and evaluating the adequacy of reserves through the analyses of cost trends and historical development. The reserves for unpaid losses and LAE are not discounted to present value. Loss and LAE reserves are computed in the same manner for both generally accepted accounting principles ("GAAP") and statutory accounting principles bases. However, the balance sheet presentation of reserves differ between the two methods by the amount of reinsurance recoverables on unpaid losses and LAE. Statutory accounting principles require that reinsurance recoverables on unpaid losses and LAE be netted against the related gross loss and LAE reserves. Starting with the balance sheet at December 31, 1992, under GAAP, these reinsurance recoverables are now shown as an asset.

         The following table discloses the development of the liability for losses and LAE of the Company for the seven years ended December 31, 1994.

           ANALYSIS OF LOSSES AND LOSS ADJUSTMENT EXPENSE DEVELOPMENT

                                                           Year ended December 31,
                                -----------------------------------------------------------------------------
                                  1994        1993        1992        1991       1990       1989       1988
                                --------    --------    --------    --------    -------    -------    -------
                                                                (In thousands)
Loss and LAE reserve
  reported on balance sheet     $190,962    $200,356    $178,460    $112,749    $67,593    $37,466    $10,277
Less reinsurance
  recoverables/(1)/               29,342      25,841      20,207
                                --------    --------    --------
Net loss and LAE
  reserve                        161,620     174,515     158,253

Net reserve re-
 estimated as of:
    One year later                           160,562     154,388     140,815     83,841     37,463     10,072
    Two years later                                      147,167     142,447     96,011     39,753      9,902
    Three years later                                                143,433     97,142     43,528      9,598
    Four years later                                                             97,942     44,404      9,330
    Five years later                                                                        45,027     10,042
    Six years later                                                                                    10,110

Cumulative redundancy
  (deficiency)                                13,953      11,086     (30,684)   (30,349)    (7,561)       167

Cumulative net paid
 as of:
    One year later                            50,210      50,360      57,611     39,118     14,820      3,954
    Two years later                                       84,465      89,177     65,165     28,657      6,609
    Three years later                                                108,849     76,988     36,579      8,198
    Four years later                                                             83,822     39,345      8,938
    Five years later                                                                        41,043      9,235
    Six years later                                                                                     9,398

                            (Continued on next page)

                                                   Year ended December 31,
                             -------------------------------------------------------------------
                              1994      1993      1992      1991      1990      1989      1988
                             -------   -------   -------   -------   -------   -------   -------
                                                       (In thousands)
Net reserve                  161,620   174,515
Reinsurance recoverables      29,342    25,841
                             -------   -------
Gross reserve                190,962   200,356

Net re-estimated reserve               160,562
Re-estimated reinsurance
 recoverables                           19,995
                                       -------
Gross re-estimated reserve             180,557
                                       -------
Gross cumulative redundancy
 (deficiency)                           19,799
------------

(1) The Company adopted Financial Accounting Standards Board ("FASB") Statement No. 113, "Accounting and Reporting for Short-Duration and Long-Duration Reinsurance Contracts" for the year ended December 31, 1992. As permitted, prior financial statements have not been restated. Reinsurance recoverables on unpaid losses and LAE are now shown as an asset on the balance sheets at December 31, 1994 and 1993. However, for purposes of the reconciliation and development tables, loss and LAE information will be shown net of reinsurance.

        The first line of the preceding table depicts the estimated ultimate liability for unpaid losses and LAE recorded at the balance sheet date for each of the indicated periods. This liability represents the estimated amount of losses and LAE for claims arising in all prior years that are unpaid as of the balance sheet date, including IBNR losses. The preceding table also shows the reestimated amount of the previously recorded liability based on experience as of the end of each succeeding year. The "cumulative redundancy (deficiency)" represents the aggregate change in the estimates over all prior years. The impact on the results of operations, for the past three years, on changes in reserve estimates is shown in the reconciliation table above the development table. It should be noted that the development table presents a "run off" of balance sheet reserves, rather than accident or policy year loss development. Therefore, each amount in the table includes the effects of changes in reserves for all prior years.

        Conditions and trends that have historically affected the Company's claims may not necessarily indicate conditions and trends that will affect future claims. Accordingly, it may not be appropriate to extrapolate future redundancies or deficiencies based on the results set forth above.

INVESTMENTS

        First Quadrant Corp. assumed certain investment management responsibilities with respect to California Indemnity's portfolio from 1991 through 1994. The Company established guidelines (that applied to both California Indemnity and Commercial Casualty) requiring 90% or more of its investment portfolio to be invested in cash, U.S. Treasury securities, state and municipal obligations, certificates of deposit issued by commercial banks, repurchase agreements with commercial banks backed by the U.S. Treasury or federal agency obligations, and other similar investments. The Company does not currently use an outside investment manager. It does not have any material investments in real estate, derivative-type financial instruments or high-yield debt securities. Investments are maintained in one or more custodial accounts with commercial banks or other financial institutions authorized to act as custodians.

        During the period in which First Quadrant Corp. served as investment manager, a portion of the available excess cash was invested in a bond trading portfolio. Investment grade bonds that had the potential to generate a short-term capital gain were targeted for acquisition. Trading activity during 1994 was significantly lower compared to 1993 and resulted in a decrease in the trading gains. The Company eliminated the bond trading portfolio in December 1994.

    The following table reflects investments, interest earned thereon and the average annual yield on investments for the periods indicated:

                                                     Year ended December 31,
                                                 ------------------------------
                                                   1994       1993       1992
                                                 --------   --------   --------
                                                     (Dollars in thousands)
Total investments at end of period               $221,717   $207,487   $183,987
Net investment income including net
  realized gains and losses before taxes           12,792     13,831     11,746
Average annual yield on investment
  portfolio (before realized gains and taxes)         5.7%       5.7%       6.1%

        The following table sets forth information concerning the composition of the Company's investment portfolio at December 31, 1994:

                                                           Percent of
                                                 Amount     portfolio
                                                --------   ----------
Fixed maturities:                              (Dollars in thousands)
 U.S. government and government agencies        $ 69,112      31.2%
 AAA                                              72,390      32.6
 AA                                               35,666      16.1
 A                                                22,592      10.2
Less than A                                        1,148       0.5
                                                --------     -----
     Total fixed maturities                      200,908      90.6
Investment grade short-term investments/(1)/      14,489       6.6
Equity securities                                    479       0.2
Mortgage loans receivables                         5,841       2.6
                                                --------     -----
     Total investments                          $221,717     100.0%
                                                ========     =====
------------
(1) As used above, "investment grade" means rated as such by any nationally-recognized rating agency.

        The following table sets forth the expected maturity profile of the Company's investment portfolio other than equity securities at December 31, 1994:

                                                         Percent of
Maturity                                       Amount     portfolio
--------                                      ---------  -----------
                                              (Dollars in thousands)

One year or less                               $ 49,058      22.2%
More than one year, through five years           45,460      20.5
More than five years, through ten years          78,668      35.6
More than ten years, through fifteen years       40,725      18.4
More than fifteen years                           7,327       3.3
                                               --------     -----
 Total                                         $221,238     100.0%
                                               ========     =====

REINSURANCE

        The Company follows the customary industry practice of reinsuring part of its risks. Insurance is ceded principally to reduce the liability on individual risks and to protect against catastrophic losses.

        The Company maintains in force "excess" reinsurance treaties. The principal advantage of excess reinsurance treaties is to protect the Company from sustaining a large loss with respect to a single risk or occurrence. In essence, the reinsurer reimburses the Company for large losses above a certain level. Under reinsurance treaties relating to losses occurring from 1992 through 1995, the reinsurers assume liability on the portion of loss that exceeds $250,000 up to a maximum of $60,000,000 per occurrence. The Company selects its reinsurers based upon ratings, pricing and other factors. The Company requires each reinsurer assuming the first $10,000,000 of liability (currently only General Reinsurance Corporation) to be rated A or better by the A.M. Best Company ("A.M. Best") and each reinsurer assuming liability above that amount to be rated B or better by A.M. Best. The Company's current reinsurers are General Reinsurance Corporation, Insurance Company of North America, Federal Insurance Company and Continental Casualty Insurance Company. The Company annually reviews its reinsurers' financial statements, rating information and other publicly available documents to monitor such reinsurers' financial condition and claims paying ability.

        The Company is liable for losses above the maximum amount reinsured. Reinsurance does not discharge an insurer from direct responsibility for payment of the full amount of any covered loss, but the reinsurers are liable to the insurer for the portion they have assumed. Excess reinsurance treaties enable the Company to write a greater amount of business because of the reduction of risk; however, the Company must pay a premium to its reinsurers.

MARKETING

        The Company's insurance policies are sold primarily through independent insurance agents and brokers, who may also represent other insurance companies. The Company believes that independent insurance agents and brokers choose to market the Company's insurance policies because of the quality of service that the Company provides, the commissions the Company pays and the uniqueness of the Company's rating plans under the new open rating environment. The Company employs full-time employees as marketing representatives to make personal contacts with agents and brokers, to maintain regular communication with them, to advise them of the Company's services and products, and to recruit additional agents and brokers. The Company currently has relationships with approximately 490 agents and 30 brokers and pays its agents and brokers commissions based on a percentage of the gross written premium produced by such agents and brokers. In 1995, the Company anticipates a reduction in the number of agents resulting from more stringent volume and profitability standards enacted by the Company.

        The Company maintains standard commission plans for its agents and brokers that vary by state. In addition to the standard commission plans, agents and brokers may be eligible to receive additional commissions in certain instances. Commissions payable, including additional commissions if any, are negotiated on an individual policy basis. No one agent or broker accounted for more than 7.5% of the Company's total premiums in force at December 31, 1994, and no one policy accounted for more than 3.3%. From time to time, the Company also uses direct mail, institutional advertising and participation in insurance trade association functions to maintain existing relationships and develop new ones.

        In 1994, the first year it was eligible to receive an A.M. Best Company ("A.M. Best") rating, the Company's insurance subsidiaries received a rating of
B+.   This rating is assigned to those companies, which in the opinion of A.M.
Best, "have achieved very good overall performance when compared to the norms of the property/casualty insurance industry."

        A.M. Best is a widely recognized insurance rating organization. To be eligible for an initial letter rating from A.M. Best, an insurance company must have a minimum statutory policyholders' surplus of $1,500,000 and have had a minimum of five consecutive years of representative operating experience. A.M. Best assigns a total of 15 letter ratings ranging from a low of F (in liquidation) to A++ (superior). The letter ratings are further grouped into "secure ratings" (consisting of B+ or better) and "vulnerable ratings" (consisting of B or less). The B+ rating is the sixth highest rating in the A.M. Best letter rating system. While meeting the minimum surplus requirements, the Company's insurance subsidiaries did not meet the minimum operating experience requirement until they had completed the 1993 fiscal year.

The following tables set forth information concerning the percentages of premiums and policies in force with the Company by geographic area as of December 31, 1994, 1993 and 1992:

                                                       December 31,
                                               ------------------------------
                                                 1994      1993       1992
                                               --------  --------   ---------
                                                   (Dollars in thousands)
Percent of premiums in force:
 Southern California (excluding San Diego)          31%        29%       40%
 Northern California                                48         54        47
 San Diego                                           8          9        11
 Colorado                                           12          8         2
 Other States                                        1         --        --
                                               -------   --------   -------
    Total                                          100%       100%      100%
                                               =======   ========   =======
Total premiums in force                        $94,091   $105,944   $96,897

Percent of policies in force:
  Southern California (excluding San Diego)         28%       27%        33%
  Northern California                               59        60         55
  San Diego                                          8        10         11
  Colorado                                           4         3          1
  Other States                                       1        --         --
                                               -------   --------   --------
    Total                                          100%      100%       100%
                                               =======   ========   =======
Total policies in force                          7,500      9,000     8,900

        The Company will continue to expand into other states as the opportunity to write profitable business arises.


COMPETITION

        The California workers' compensation insurance industry is extremely competitive. Based upon data provided by the WCIRB as of December 31, 1993, which is the latest data available, there were approximately 230 insurance companies writing workers' compensation insurance in California. Many of the Company's competitors have been in business longer, have a larger volume of business, offer a more diversified line of insurance coverage, have greater financial resources and have greater distribution capability than the Company. The largest writer of workers' compensation insurance in California is the State Compensation Insurance Fund. Prior to 1995, the Company concentrated on insuring workers' compensation accounts in the small to medium-size range.
Under the current open rating environment, the Company is actively pursuing accounts of all sizes.

        Prior to 1995, many workers' compensation insurance companies competed in California primarily based on quotations of policyholders' dividends and by providing services to the agents and policyholders such as loss control and flexible billings. In 1994, with the rate reductions in the California minimum manual rates, the Company's competitors used the new lower minimum rates. The Company did not follow the rest of the industry by quoting all policies at the new lower rates. Instead, the Company attempted to maintain a profitable book of business through risk selection and the use of premium surcharges. This affected the Company's ability to effectively compete for some business because its prices were higher than those quoted by the competition. To a greater extent, the Company's volume was adversely impacted by the Company's inability to pay policyholder dividends and the Company not applying the July 1993 7% rate reduction. See "Regulation" and "Management's Discussion and Analysis of Financial Condition and Results of Operations." The Company also extended its extra commission programs to attract profitable accounts.

        The Company believes that under open rating, the price of the workers' compensation policy will probably become the dominant deciding factor. A secondary factor will be how an insured can either reduce its loss experience or prevent future industrial accidents from occurring. This can be accomplished by the loss control prevention services that an insurer can provide to an insured and by cost reduction plans, such as medical cost savings, pre-employment physicals and on-going substance abuse screenings. The Company's insurance subsidiaries' operating costs were higher than the industry average due to the extra commissions and the staff required to provide what the Company believes to be better services to agents and insureds.

        In the other states in which the Company is currently writing business, competition for workers' compensation insurance is primarily driven by price and secondarily by services provided to insureds and agents. Commissions are normally not a dominant competitive factor. In those states, the National Council on Compensation Insurance ("NCCI") is usually the designated rating organization. Like the WCIRB in California, the NCCI accumulates statistical information and recommends pure loss costs to the state's Department of Insurance. As in California under the new open rating environment, the Company then adds loss cost multipliers or expense loads to derive premium rates. Rating plans in those states are more "standardized" and are usually based on plans developed by the NCCI. Unlike California, where the Company has developed subclasses, the Company will use standard classes in the other states.

        In Colorado, approximately 200 companies write workers' compensation insurance. The Colorado Compensation Insurance Authority (a.k.a. State Compensation Fund) is the largest writer of workers' compensation insurance and wrote just under 50% of the total workers' compensation premiums in 1993. Commissions paid to agents and brokers in Colorado are lower than in California and the Company issues only non-participating policies.

PROPERTY AND CASUALTY DIVISION

        As of December 9, 1994, the Company, through a wholly-owned subsidiary, entered into an agreement with Prudential General Insurance Company ("Prudential General"), an affiliate of Prudential Reinsurance Corporation of Newark, N.J. ("Prudential Reinsurance"), to act as program administrator for the marketing, underwriting, and servicing of property and general liability coverages to be offered in business packages to small and medium sized business owners throughout the state of California. Business written in 1994 was insignificant.

        This newly created property and casualty division underwrites risks within carefully selected business classifications that the Company believes will be profitable. The rules, rates and forms of Prudential General are used to provide business package policies to owners of apartments, restaurants, motels, taverns and lessors/owners of retail, industrial and office properties.

        Prudential General will cede this business to Prudential Reinsurance which will, by way of a concurrent agreement with the Company, retrocede 50% of the business to a Company subsidiary. The Company subsidiary has obtained excess treaty reinsurance for protection above $100,000 on the portion of risk it will assume from Prudential Reinsurance.

        The Prudential General policies are marketed through independent brokers who have a profitable, existing volume of the types of business being targeted and an expertise for marketing speciality program type products. The Company believes that the independent brokers who qualify for marketing the products of the property and casualty division will choose to do so because of the division's focus on outstanding service, quality protection at reasonable pricing levels and professional treatment from an experienced staff that seeks continual improvement. Brokers are paid a commission of 15% on the annual premiums they place with the division. No binding authority is granted to anyone other than the division's underwriting staff.

        The material risks associated with the property and general liability business are (i) the unpredictable nature of the costs of loss and LAE; (ii) the exposure to the catastrophic elements of nature; (iii) the potential for significant lapses of time between the occurrence of a loss, the reporting of a loss to the Company and the final settlement of the loss; and (iv) the unpredictable nature of court interpretations and/or jury awards in litigated claims.

        The Company and Prudential General, in this affiliation, have attempted to address, minimize and control these risks by selecting types of operations in which the normal hazards expose the Company to risk that manifests in claims for damages or loss within a relatively short time following the occurrence. The claim for damage or loss does not normally involve complex coverage and/or exposure issues; and many catastrophic exposures, such as earthquake, flood, and pollution and contamination are excluded by the Prudential General policy forms.

        In addition to selection of risk with hazards that are generally more predictable in nature than a broad cross section of all property and liability operations, the claims personnel of the division will set reserves for damages and expenses on a case by case basis, reflecting the experienced judgement of the nature and value of each specific case, and the Company will set reserves for IBNR and loss development to be tested regularly by the Company and its independent actuary.

INSURANCE PREMIUM FINANCE

        CIIPF issues insurance premium finance loans for commercial insurance policies, such as property-casualty and liability insurance policies. An insurance premium finance loan is a secured installment loan made to finance commercial insurance premiums that have prepaid cash equity available upon cancellation of the insurance policy. A premium finance company retains a security interest in the return premium and the right to cancel the insurance policy in certain circumstances (for example, failure by the insured to make installment payments when due). Return premiums are sent directly to the premium finance company by the insurer, and not to the insured, upon cancellation. Assuming prompt cancellation of an insurance policy by the premium finance company upon failure by the insured to make installment payments when due, the amount of the return premium, when combined with payment made by the insured prior to cancellation, will exceed the amount of the earned premium at the time of cancellation. The average financed premium at December 31, 1994 was approximately $5,600, with an average deposit premium of 20% to 28% of the total premium based on the length of the financed loan, which varies between seven and nine months. The interest rates on the Company's insurance premium finance loans are fixed and range from 7% to 24% per annum. Under California law, an insurance premium finance company may charge an unlimited amount of interest on any insurance premium finance loan having an initial principal balance of $2,500 or more. On loans having an initial principal balance of less than $2,500, an insurance premium finance company may charge interest not to exceed the greater of (i) 1.6% per month on the outstanding principal balance or
(ii) 2% per month on the then current outstanding principal balance up to and including $1,000 and 1% per month on the excess over $1,000.

        The material risks associated with the business of insurance premium financing are (i) failure by the insurance premium finance company to timely cancel the insurance policy after the borrower defaults and (ii) financial failure of the insurance company underwriting the financed policy. The Company reduces these risks by establishing and maintaining an internal control structure and procedures by which policy cancellations are timely made. In addition, the Company has established internal policies that are designed to ensure that the policies it finances are issued by financially sound insurance companies.

        As of December 31, 1994, CIIPF had approximately 7,600 loans in force representing an aggregate outstanding principal balance of approximately $15,576,000. CIIPF finances part of its operations with debt. Debt incurred by CIIPF as of December 31, 1994 consisted of a line of credit from First Interstate Bank of California with a balance as of December 31, 1994 of $8,000,000 and a loan and advances from CII Financial of $8,533,000. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources."

INTELOCK

        In June 1993, the Company acquired an 80% interest in InteLock, a manufacturer of electronic door locks. The cost of the acquisition was not significant and results of operations of InteLock did not materially affect the consolidated financial statements for the year ended December 31, 1993.

        InteLock is approximately three years old and manufactures battery-powered, electronic key-optional door locks that are primarily targeted for the consumer market. The locks are designed to replace existing standard bored-hole household locks without the need to re-drill holes in many cases. The door lock models consist of (i) single entry, (ii) combination with deadbolt, and, most recently, a (iii) stand alone deadbolt. The lock mechanism, including the deadbolt, can be engaged from the outside without a key and can be opened by either entering the proper digital combination number or conventionally with a key. This technology is patented in the United States and in various foreign countries with additional patents pending.

        InteLock's door locks are unique in that they are the only known electronic locks that are specifically targeted to the consumer market.
However, the consumer market is dominated by the less expensive conventional mechanical door lock. In the electronic commercial lock market, InteLock will face strong competition from much larger and more established companies. Most commercial locks are mortise type locks whereas InteLock uses a bored-hole type lock which is usually easier to install. However, from a security standpoint, the mortise lock offers more protection than the bored-hole lock.

        The majority of InteLock's sales occur through three primary sources: warehouse-type hardware retailers, the QVC Home Shopping Network and locksmith distributors. In 1994, these three sources represented approximately 59%, 16% and 10%, respectively, of total net sales. Other sales distributions are
through hardware stores, catalog sales, and independent locksmiths.   Foreign
sales have been minimal to date. Customers who represent more than 10% of total net sales are Home Depot (39.7%) and QVC (16.1%). Approximately 72% of InteLock's sales occurred during the months of September through March. Sales in the United States by region were fairly equally distributed. Sales backlog at December 31, 1994 was immaterial. In 1995, InteLock intends to develop a lock to market to commercial and lodging sales establishments. InteLock uses independent commissioned sales representatives to market its products, and advertising is primarily limited to sales brochures.

        The locks use some "standard" locking mechanisms (e.g., cylinders, deadbolts etc.) that are purchased from other lock manufacturers. The majority of the parts, however, are unique to InteLock products. These parts are manufactured in the United States and Taiwan using tools owned by InteLock. The lock is then assembled in its Pleasanton plant. InteLock has had problems with one major Taiwan supplier resulting in higher manufacturing costs and is phasing out its relationship with this supplier as it brings on line new lock designs.

        InteLock's new stand alone digital deadbolt was scheduled to be marketed in the fourth quarter of 1994. However, one of the vendors of a critical part could not meet its production commitment. A replacement vendor was obtained which delayed the production of the new lock. This delay also prevented InteLock from marketing the lock during the fall buying season. The lock is now in production and is currently being shipped.

REGULATION

        The Company is subject to extensive governmental regulation and supervision in each state in which it does business. The primary purpose of such regulation and supervision is to provide safeguards for policyholders and injured workers rather than protect the interests of shareholders. The extent and form of the regulation may vary, but generally has its source in statutes that establish regulatory agencies and delegate to the regulatory agencies broad regulatory, supervisory and administrative authority. Typically, state regulations extend to such matters as licensing companies; restricting the types or quality of investments; requiring triennial financial examinations and market conduct surveys of insurance companies; licensing agents; regulating aspects of a company's relationship with its agents; restricting use of some underwriting criteria; regulating rates, forms and advertising; limiting the grounds for cancellation or nonrenewal of policies, solicitation and replacement practices; and specifying what might constitute unfair practices.

        In the normal course of business, the Company and the various state agencies that regulate the activities of the Company may disagree on interpretations of laws and regulations, policy wording and disclosures, or other related issues. These disagreements, if left unresolved, could result in administrative hearings and/or litigation. The Company attempts to resolve all issues with the regulatory agencies, but is willing to litigate issues where it believes it has a strong position. The ultimate outcome of these disagreements could result in sanctions and/or penalties and fines assessed against the Company. Currently, there are no litigation matters pending with any department of insurance. However, the Company is currently in discussion with the California Department of Insurance ("CADOI") regarding the application of the 7% rate reduction which was mandated by the July 1993 workers' compensation legislative reforms. The Company's position is that the 7% rate reduction is only applicable to new and renewal policies issued on or after the date the legislation became effective. The Company believes that it does not have to reduce the premiums mid-term on inforce policies especially if those policies were issued at a surcharge or had marginal prior loss experience. The Company is attempting to negotiate this issue with the CADOI and, if necessary, will litigate the matter. The unaccrued liability, if any, related to this issue will not adversely affect, in any material respect, the accompanying consolidated financial statements at December 31, 1994.

        State holding company acts also regulate changes in control of insurance holding companies, such as CII Financial, and transactions and dividends between an insurance company and its parent or affiliates. Although the specific provisions vary, holding company acts generally prohibit a person from acquiring a controlling interest in an insurer unless the insurance authority has approved the proposed acquisition pursuant to applicable regulations. In many states, including California, where the insurance subsidiaries are incorporated, "control" is presumed to exist if 10% or more of the voting securities of the insurance holding company are owned or controlled by one person or entity. In addition, the insurance authority may find that "control" in fact does or does not exist where one person or entity owns or controls either a lesser or a greater amount of securities. The holding company acts also impose standards on certain transactions with related companies and individuals which include, among other requirements, that all transactions are to be fair and reasonable and that transactions exceeding specified limits receive prior regulatory approval.

        Typically, states mandate participation in insurance guaranty associations, which assess solvent insurance companies in order to fund claims of policyholders of insolvent insurance companies. Under this arrangement, insurers can be assessed up to 1% (or 2% in certain states) of premiums written for workers' compensation insurance in that state each year to pay losses and LAE on covered claims of insolvent insurers. In California and certain other states, insurance companies are allowed to recoup such assessments from policyholders while several states allow an offset against premium taxes. Potential assessment expenses, net of recoupment, if any, for insolvencies are not accrued until after an insolvency has occurred since the likelihood and the amount of the assessment expense cannot be reasonably determined or estimated. In California, there have been no new assessments for insolvent workers' compensation insurance companies since 1990.

        California's Insurance Holding Company Act regulates the payment of shareholder dividends by insurance companies. See Note 8 to the Notes to Consolidated Financial Statements. To date, the insurance subsidiaries have not paid dividends to CII Financial.

        Besides state insurance laws, the Company is subject to general business and corporation laws, federal and state securities laws, consumer protection laws, fair credit reporting acts and other laws.

EMPLOYEES

        As of December 31, 1994, the Company employed approximately 410 employees, of which 38 were employed by InteLock. The Company believes its relationship with its employees is good.


ITEM 2.     PROPERTIES

        The Company's principal executive offices and Northern California branch office, as well as InteLock Technologies plant, comprised of approximately 74,300 square feet of office space leased through October 31, 1999, are located in Pleasanton, California. The Company's Southern California branch office and CIIPF's principal executive offices, comprised of approximately 45,000 square feet of office space leased through September 30, 1998, are located in Burbank, California. The Company also leases space in other locations where it has operations and monitors to assure it has adequate facilities for its needs.

ITEM 3.  LEGAL PROCEEDINGS

        The insurance subsidiaries are parties to various legal proceedings, all of which are considered routine and incidental to the Company's business and are not material to the financial condition and operation of the business. No litigation to which the Company is a party is expected to have a material adverse affect upon the Company's business.

ITEM 4.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

        No matters were submitted to a vote of security holders during the fourth quarter of the Company's fiscal year ended December 31, 1994.

                                    PART II

ITEM 5.  MARKET FOR THE REGISTRANT'S COMMON STOCK AND RELATED SHAREHOLDER
         MATTERS

MARKET INFORMATION

         CII Financial's Common Stock is traded on the American Stock Exchange under the symbol CII. The following table sets forth, for each period indicated during 1994 and 1993, the high and low sale prices for the Common Stock, as reported on the American Stock Exchange.


                                       High       Low
                                      ------     ------
1994:
  First Quarter                       $7.375     $4.750
  Second Quarter                       6.250      4.625
  Third Quarter                        6.375      5.000
  Fourth Quarter                       6.250      4.750

                                       High       Low
                                      ------     ------
1993:
  First Quarter                       $6.875     $4.625
  Second Quarter                       7.000      5.125
  Third Quarter                        6.250      5.000
  Fourth Quarter                       7.500      5.250


HOLDERS

         As of March 20, 1995, there were 211 registered holders of record of CII Financial's Common Stock. This number does not include shares held in custodial, nominee or brokerage accounts.

DIVIDENDS

         CII Financial has never paid a dividend to shareholders and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. In addition, as an insurance holding company, CII Financial's internal source of funds would be dependent upon dividends received from its insurance and other subsidiaries, and the payment of shareholder dividends by its insurance subsidiaries is subject to regulation under California law. See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources" and Note 8 to Notes to Consolidated Financial Statements.

ITEM 6.  SELECTED FINANCIAL DATA

  The following table sets forth certain selected consolidated financial data of the Company for the years ended December 31, 1994, 1993, 1992, 1991 and 1990. The table should be read in conjunction with, and is qualified in its entirety by, the consolidated financial statements and the notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations.

                                                                    Year ended December 31,
                                                    ----------------------------------------------------
                                                      1994        1993      1992       1991       1990
                                                    --------   --------   --------   --------   --------
                                                     (In thousands, except per share and percentages)
INCOME STATEMENT DATA:
  Direct written premiums                           $ 92,983   $113,954   $103,226   $110,582   $ 89,386
                                                    ========   ========   ========   ========   ========
  Net written premiums                              $ 89,098   $109,541   $ 99,078   $104,685   $ 85,303
                                                    ========   ========   ========   ========   ========
  Net earned premiums                               $ 90,800   $109,614   $103,166   $101,701   $ 81,172
  Net investment income                               12,792     13,831     11,746      9,455      6,087
  Other revenues                                       4,723      2,757      1,591      1,083         --
                                                    --------   --------   --------   --------   --------
  Total revenues                                     108,315    126,202    116,503    112,239     87,259
  Total costs and expenses                            99,771    121,404    157,727    131,001     79,163
                                                    --------   --------   --------   --------   --------
  Income (loss) before
   federal income taxes and
   extraordinary item                                  8,544      4,798    (41,224)   (18,762)     8,096
  Federal income tax expense
   (benefit)                                          (3,695)       196      1,355     (2,542)     1,662
  Extraordinary gain                                      --         --        457         --         --
                                                    --------   --------   --------   --------   --------
  Net income (loss)                                 $ 12,239   $  4,602   $(42,122)  $(16,220)  $  6,434
                                                    ========   ========   ========   ========   ========
  Income (loss) per share
     before extraordinary gain                      $   1.70   $    .64   $  (5.94)  $  (2.25)  $   1.22
  Extraordinary gain per share                            --         --       0.06         --         --
                                                    --------   --------   --------   --------   --------
  Net income (loss) per share,
   fully diluted                                    $   1.70   $    .64   $  (5.88)  $  (2.25)  $   1.22
                                                    ========   ========   ========   ========   ========
  Weighted average number of
   shares outstanding                                  7,181      7,142      7,168      7,210      5,275
                                                    ========   ========   ========   ========   ========
  Ratio of earnings to fixed
   charges/(1)/                                           3x         2x      --/(2)/    --/(2)/      47x

UNDERWRITING RATIOS:
 GAAP Combined Ratio:
  Loss ratio                                            59.1%      75.5%     115.8%     100.7%      70.2%
  Underwriting expense ratio/(3)/                       37.8       29.0       31.0       25.4       27.0
                                                    --------   --------   --------   --------   --------
  Combined ratio                                        96.9%     104.5%     146.8%     126.1%      97.2%
                                                    ========   ========   ========   ========   ========
 Statutory Combined Ratio:
  Loss ratio                                            59.1%      75.5%     115.8%     100.7%      70.2%
    Underwriting expense ratio/(3)/                     39.5       29.3       31.4       27.7       23.7
                                                    --------   --------   --------   --------   --------
  Combined ratio                                        98.6%     104.8%     147.2%     128.4%      93.9%
                                                    ========   ========   ========   ========   ========

BALANCE SHEET DATA:
  Total investments                                 $221,717   $207,487   $183,987   $192,799   $125,331
  Total assets                                       307,827    295,356    265,735    248,187    160,378
  Total long-term debt                                56,800     56,800     56,800     58,250         --
  Total liabilities                                  279,292    278,030    253,682    193,825     89,123
  Total shareholders' equity                          28,535     17,326     12,053     54,362     71,255
------------

(1) For the purpose of calculating the ratio of earnings to fixed charges, earnings consist of income before federal income taxes and fixed charges. Fixed charges consist of interest expense and a representative portion of rental expense.

(2) Earnings were inadequate to cover fixed charges by $45,686,000 and $20,337,000 for the years ended December 31, 1992 and 1991, respectively.

(3) Includes policyholders' dividends which are immaterial.

ITEM 7. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

         The profitability of the Company is affected by many factors, including
(i) competition; (ii) the severity and frequency of claims; (iii) state regulation of business activities, including premium rates and benefits payable for injuries and losses; and (iv) general business conditions. The historical information presented may not necessarily be comparable to or indicative of future results of operations of the Company.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1994
COMPARED TO THE YEAR ENDED DECEMBER 31, 1993

        Total revenues of the Company for the year ended December 31, 1994 decreased 14.2% to $108,315,000 compared to $126,202,000 for the year ended December 31, 1993. The decrease in revenues during this period was primarily attributable to decreased premium writings and realized investment gains. Comparing the 1994 and 1993 year end periods, net earned premiums decreased by $18,814,000, net investment income, excluding investment gains, increased by $871,000, net investment gains decreased by $1,910,000, InteLock net sales increased by $1,186,000, premium finance revenues increased by $210,000, and other revenues, consisting primarily of agency commissions, increased by $570,000.

        Direct written premiums for the year ended December 31, 1994 decreased by 18.4% to $92,983,000 compared to $113,954,000 for the year ended December 31, 1993 and was primarily due to a decrease in business written in California, partially offset by an increase in business written in other states. During 1994, direct written premiums in the six county area of Southern California decreased by $11,526,000 or 30.4% to $26,369,000 from 1993 while direct written premiums in other areas of California decreased by $13,865,000 or 20.5% to $53,809,000. Total California direct written premiums decreased by $25,391,000 or 24.1% compared to 1993. Direct written premiums in Colorado and other states increased by $4,420,000 or 52.7% to $12,805,000. For the year ended December 31, 1994, approximately 40% of the total direct written premiums were for new business compared to approximately 53% for the prior year.

        The decrease in California writings was primarily due to (i) the Company's inability to pay policyholders' dividends because of regulatory restrictions, (ii) the Company not fully applying the 7% rate reduction to inforce policies and (iii) the decreases in the manual rates. The legislative reforms enacted in July 1993 included a rate reduction of 7%. The 7% rate reduction was applied to policies issued after the effective date of July 16, 1993. However, the Company disagrees with the California Department of Insurance as to the application of the rate reduction to inforce policies. To date, this issue has not been resolved and the Company believes that the net unaccrued cost will not materially affect the consolidated financial statements. Additional rate reductions were ordered by the California Insurance Commissioner effective January 1, 1994 of 12.7% and 16% effective October 1, 1994. Unlike the competition, which appeared to readily accept the rate reductions, the Company attempted to maintain a profitable book of business through risk selection and the use of premium surcharges. The latter had an adverse impact on premium writings as some of the Company's premium quotes were uncompetitive. The competition also appeared to focus on maintaining premium volume in anticipation of the open rating environment in California which begins in 1995. The pricing of accounts became much more aggressive through the use of higher commission payments that the agent could voluntarily rebate commissions to lower the premium cost to the policyholder.

        The average number of policies in force decreased by 9.8% from 8,696 for the year ended December 31, 1993 to 7,847 for the year ended December 31, 1994 and was primarily related to a loss in smaller accounts which had relatively more surcharges imposed compared to the larger premium size accounts. The average written premiums per policy slightly increased from $12,462 in 1993 to $12,490 in 1994 and was attributable to the writing of larger size accounts in Colorado and other states and offset by a reduction in similar size accounts in California. During 1994, the Company expanded its workers' compensation insurance writings into the states of Nebraska and New Mexico.

        Geographically, at December 31, 1994, 31.2% of the total inforce premiums were written in the six county area of Southern California, 55.8% in all other areas of California, 12.1% in Colorado and 0.9% in other states. Comparable geographic percentages at December 31, 1993 were 29.2% for Southern California, 63.1% for all other areas of California, and 7.6% for Colorado and 0.1% for other states.

        Net written premiums were $89,098,000 for the year ended December 31, 1994, a decrease of 18.7% from $109,541,000 for the prior year end. As a percentage of direct earned premiums, 1994 reinsurance costs were slightly higher than 1993 due to the higher reinsurance cost for Colorado and other states.

        An increase or decrease in the unearned premium reserve is primarily related to the increase or decrease in inforce premiums. Inforce premiums at December 31, 1994 were $94,091,000 or 11.2% less compared to $105,944,000 for the prior year. The change in the unearned premium reserve for the year ended December 31, 1994 was a decrease of $1,701,000 compared to a decrease of $73,000 in 1993 and was due to a continuing downward trend in the inforce premiums during the year. Net earned premiums decreased 17.2% to $90,800,000 compared to $109,614,000 for the prior year.

        Prior to 1995, all workers' compensation insurers writing in California operated under what was known as the minimum rate law by which insurers could not charge a premium which was less than the published rate manual premiums. These minimum premium rates were developed from aggregate industry loss experience and included provisions for expenses and profits. Under the minimum rate law, California workers' compensation insurers competed primarily on providing service to insureds and agents and the payment of commissions and policyholders' dividends. However, the Company has not paid policyholders' dividends since May 1992 due to regulatory restrictions.

        The workers' compensation legislative reforms enacted in July 1993 repealed the minimum rate law effective January 1, 1995 and replaced it with "open rating" rules. Under the open rating environment, each California workers' compensation insurer must determine and file with the Department of Insurance the premiums and rating plans it will use. The Department of Insurance can only disapprove a filed rate if it determines that the rate will threaten an insurer's solvency or if it will lead to a monopoly which is defined to be 20% or more of the total workers' compensation market. This open rating environment brings workers' compensation pricing into conformance with other property and casualty lines of business.

        This new environment also brings uncertainties as to premium revenues and continued operating profits due to increased price competition and the risk of incurring adverse loss experience over a smaller premium base. Under the minimum rate law, an insurer was better able to absorb an adverse loss since an insured was not able to realize an immediate benefit for consistent low loss experience. Upon the expiration of the policy, the insured may have received a portion of the premiums in the form of a dividend if the account generated a profit for the insurer. However, under open rating, the insured's prior favorable loss experience can result in an immediate reduction in premiums and the insurer runs the risk of incurring adverse losses without a corresponding premium and without the option of not declaring a dividend. An insurer may attempt to issue a policy on a retrospective rating basis to recoup part of its losses but competitive pressures will usually result in an insured being able to obtain coverage elsewhere without this feature. To be successful in this open rating environment, an insurer must carefully underwrite each account and consider the insured's risk characteristics, prior loss experience, loss prevention plans and other underwriting considerations to determine the proper premium to charge. Regular visits by loss control consultants may be necessary to ensure continued adherence to accident prevention policies and/or to identify preventable risk situations.

        Net sales by InteLock Technologies for the year ended December 31, 1994 were $2,035,000 compared to $849,000 for the seven months ended December 31, 1993.

        Premium finance revenues increased by $210,000 to $2,015,000 for the year ended December 31, 1994 and is attributable to increased financing activity. At December 31, 1994, financed premiums receivables increased by $2,703,000 to $15,576,000 compared to the prior year end balance. The increase in lending activity was partially affected by a general decline in interest rates during 1993 through the middle part of 1994. The Company intends to continue the expansion of its profitable insurance premium finance business through the use of both internal and external borrowings. Subsequent to December 31, 1994, CIIPF lost four agents who accounted for approximately 15% of its 1994 premium finance revenues. CIIPF has replaced the lost business through its ongoing marketing programs.

        Net investment income, together with net realized gains, decreased 7.5% to $12,792,000 for the year ended December 31, 1994 compared to $13,831,000 during 1993. This decrease was due to a decrease in net realized investment gains of $1,310,000 and a decrease of $600,000 in trading portfolio gains. Excluding investment gains, net investment income increased by $871,000 or 7.5% due to an increase in investable funds. The average yields of the Company's investment portfolio, including realized and unrealized gains, were 5.3% and 7.0% for the years ended December 31, 1994 and 1993, respectively. The reduction in the average yield is due to a reduction in realized gains and an increase in unrealized losses. Excluding realized and unrealized gains, the average yields of the Company's investment portfolio were 5.7% for 1994 and 1993.

        Effective January 1, 1994, the Company adopted Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities. This Statement requires that security investments be classified as follows: "held to maturity", "available for sale", or "trading". Held to maturity investments are valued at amortized cost. Available for sale investments are valued at fair value with the net unrealized gain or loss reported as a separate component of shareholders' equity. Trading investments are also reported at fair value but the net unrealized gain or loss is included in earnings.

        Prior to 1994, the Company had an identifiable bond trading portfolio. The remaining investment portfolio was classified into held to maturity and available for sale based on security ratings and other factors such as the ability and intent of the Company to hold to maturity. Due to the increase in interest rates and a decline in the market value of the equity investments, the overall market value of the available for sale has decreased. As a result, net unrealized losses of $1,187,000 are reflected in shareholders' equity at December 31, 1994. Prior years' balance sheets are not restated in accordance with the Statement.

        The Company's investment policy is to invest in securities that are investment grade and carry a rating of "A" or better. The Company does not have any significant investments in derivative-type financial instruments nor did the Company have any investments in Orange County, California bonds during 1994. Prior to 1994, except for the bond trading portfolio, the bond investment portfolio was normally purchased with the intent to hold to maturity. However, investments were sold from time to time that failed to meet the Company's investment criteria and/or that of the California Department of Insurance for deposit requirements. For workers' compensation deposit purposes, the State of California had only accepted "book entry" bonds issued by the United States government and its agencies. To meet the statutory deposit requirements, part of the Company's portfolio of non-U.S. government "book entry" bonds were sold in 1993 and replaced with certificated and U.S. Treasury bonds which resulted in realized gains of approximately $1,413,000.

        Due to a change in investment strategy, the Company liquidated its bond trading portfolio in December 1994 compared to a balance of $10,921,000 at December 31, 1993. Trading activity was substantially less in 1994 compared to 1993 and net trading gains of $186,000 were realized in 1994 compared to $786,000 in 1993.

        For the year ended December 31, 1994 as compared to the prior year, under GAAP, the insurance subsidiaries' loss and LAE ratio decreased by 16.4 percentage points to 59.1% and the underwriting expense ratio increased 8.8 percentage points to 37.8% for a total decrease in the combined ratio of 7.6 percentage points to 96.9% compared to 104.5% for the prior year.

        The significant decrease in the loss and LAE ratio resulted from favorable loss development on prior accident year's (primarily the 1992 and 1993 accident years) of approximately $13,953,000. This compares to favorable loss development on prior accident years for the year ended December 31, 1993 of $3,865,000. In addition, the loss ratio established for the 1994 accident year is 4.5 percentage points below the loss ratio established for the 1993 accident year as of December 31, 1993. The favorable development is a product of the Company's strategic plans to improve results that included reducing the geographic mix of risk sensitive business in the Southern California area, limiting exposures in those classes of business identified as riskier or more hazardous, and, where appropriate, surcharging accounts to obtain adequate premium rates. In addition, the legislative reforms enacted in California in 1993 appear to have contributed to the decrease in the loss and LAE ratio although the exact extent cannot be quantified. Management, in consultation with its independent actuary, considers the frequency and severity of losses and establishes reserve levels based upon generally accepted actuarial projection methods.

        The Company's reserves for losses and LAE, after deducting reinsurance recoverables on unpaid losses and LAE, decreased 7.4% to $161,620,000 at December 31, 1994 compared to $174,515,000 at December 31, 1993. The decrease in reserves is primarily attributable to the decrease in premium writings and the favorable loss development. While the Company has experienced favorable loss development in each of the years ended December 31, 1994 and 1993, there can be no assurance of the magnitude or continuation of any future favorable development. Estimated amounts for reinsurance recoverables on unpaid losses and LAE increased by $3,501,000 to $29,342,000 are due to additional claims incurred above the Company's retention. The increase in estimated reinsurance recoverables is not expected to affect operations or liquidity in the future as the Company believes actual reinsured losses will be fully recoverable. All reinsurance recoverable amounts are due from General Reinsurance Corporation, which is rated A++ by the A.M. Best Company. See Note 3 of Notes to Consolidated Financial Statements. The reserve for losses and LAE represents estimates of the ultimate net cost of all unpaid losses and LAE at any given point in time. The Company used the services of an independent consulting actuary and received an unqualified opinion on its loss and LAE reserve balances at December 31, 1994 and 1993.

        Claims frequency, which is defined as the number of claims reported per million dollars of net earned premium, increased for the 1994 accident year by approximately 24% to 91.4 compared to 73.9 for the 1993 accident year reported in 1993. The increase was primarily due to a reduction in net earned premiums without a corresponding reduction in the number of claims reported. While the overall number of reported claims did not significantly change between the two accident years, the mix between indemnity and small medical-only claims resulted in a reduction in the overall severity of the reported claims. The reduction in the severity, however, was also impacted by a change in the way case reserves are initially established. Case reserves are now established based upon the facts of each case considering the extent of the injury and the initial medical prognosis. Throughout much of 1993, initial case reserves were being established on a more conservative basis. This also had an effect on the number of claims classified as medical-only and could account for the decrease in indemnity claims and the increase in medical-only claims in 1994.

        The 1993 California workers' compensation legislative reforms increased certain benefits paid to claimants starting in 1994. The monthly temporary disability indemnity maximum payment increased by 20.8% to $406 effective July 1, 1994. Additional increases of 11.7% to $448 and 9.4% to $490 are effective July 1, 1995 and 1996, respectively. Also in 1993, legislative reforms were enacted as an attempt to offset these benefits increases; however, the impact of these reforms cannot be determined at this time.

        In the fourth quarter of 1994, the California Supreme Court unanimously overturned the appellate court decisions of Wong v. State Compensation Insurance Fund and La Jolla Beach & Tennis Club v. Industrial Indemnity Insurance Company. These two cases would have significantly broadened the requirement that a workers' compensation insurer must provide for legal defense costs of non-workers' compensation civil actions if there was a potential workers' compensation injury implied by the facts of the lawsuit.

        Policy acquisition costs increased $1,656,000 or 7.7% to $23,238,000 for the year ended December 31, 1994. As a percentage of net earned premiums, policy acquisition costs were 25.6% for the year ended December 31, 1994 compared to 19.7% for the prior year. The increase in both the dollar amount and the policy acquisition cost percentage is primarily due to an increase in commission expenses due to commission incentive programs and a lower earned premium base without a corresponding proportional decrease in acquisition costs. General and administrative expenses increased by $5,774,000 or 33.8% to $22,844,000 for the year ended December 31, 1994. The increase was primarily due to an increase in InteLock's net sales in 1994 and its corresponding increase in cost of goods sold and operating expenses which are included in general and administrative expenses. Included in InteLock's general and administrative expenses was approximately $613,000 in research and development costs incurred for the year ended December 31, 1994. This amount was primarily spent on developing a second generation consumer door lock, which is designed to have higher gross margins, and the commercial lock prototype.

        In 1994, the insurance subsidiaries experienced a 10.1% increase in underwriting and general expenses to $34,996,000. Certain of the Company's costs are relatively fixed including director's fees, rental expense and payments under equipment leases. Other costs are variable and are directly proportional with premium writings such as commissions to brokers, boards and bureaus association dues, and premium taxes. A significant portion of the Company's expenses ("semi-variable expenses") are subject to some, but not as significant, variation, including salaries and benefits for employees, allowances to agents, advertising, insurance, equipment and supplies, telephone, legal and accounting fees, and license fees. Changes in semi-variable expenses are not directly proportional to increases or decreases in premiums written. For the year ended December 31, 1994, the Company estimates that the insurance subsidiaries' underwriting expenses (and its percentage of the total) consisted of approximately $15,387,000 (44.0%), $17,668,000 (50.5%) and $1,941,000 (5.5%)
in variable, semi-variable and fixed costs, respectively, compared to $14,286,000 (44.9%), $15,798,000 (49.7%) and $1,703,000 (5.4%), respectively, for the prior year.

        The insurance subsidiaries' GAAP underwriting expense ratio was affected by a 7.7% increase in variable costs, an 11.8% increase in semi-variable costs, and a 14.0% increase in fixed costs. The increase in the variable costs was primarily due to the payment of higher commissions as noted earlier. The increase in semi-variable costs was primarily due to an increase in salaries in anticipation of the new open rating environment and related employee benefits for profit sharing and employee incentive plan expenses due to the improved profitability of the Company. In addition, in 1994, the Company amended the mortgage loans previously made to certain officers and key employees of the Company. The amendments resulted in substantial amounts of unintended imputed income to the employees for the year ended December 31, 1994 which resulted in significant adverse personal income tax consequences to the employees. The increase in semi-variable costs also included the bonuses paid to reimburse the employees for payment of substantially all taxes relating to the imputed interest and the new bonus. In addition, semi-variable cost for 1993 benefited from a credit for a previous year's overaccrual of expenses. The increase in fixed costs was due to expansion of the home office facilities and normal rental operating cost adjustments. The Company reviews its operating expenses attempting to keep such costs in line with anticipated premium writings and the Company believes it can selectively reduce its operating expenses without adversely affecting its ability to effectively compete in the workers' compensation marketplace.

        Included in consolidated income is a loss of $2,501,000 for the operating results of InteLock. This loss was due to lower than expected sales of existing products, much higher than expected manufacturing and overhead costs and, to a much lesser degree, a delay in the production of new products. Sales of existing products were less than expected due to overly optimistic sales projections which were predicated on being able to get more regional hardware stores to carry the products. In 1994, InteLock experienced problems with a major Taiwanese parts supplier on its existing lock products which led to higher manufacturing costs. InteLock is phasing out its relationship with this supplier as it shifts production into new lock products. The new locks were designed to have higher gross margins than the existing product line. InteLock's new digital deadbolt was delayed due to the unexpected withdrawal of a critical parts vendor which resulted in InteLock missing the traditionally strong fall 1994 sales market. A replacement vendor was procured and the lock is now in production and is being shipped. InteLock is currently developing a new lock prototype that is expected to be tested and marketed in late 1995. This new prototype will also become the basis for a new commercial line of locks. InteLock is currently instituting price increases to all its customers which will most likely be passed on to the ultimate purchaser. The effect of these price increases may result in reduced sales as the product may become too costly from the buyer's perspective.

        The Company has retained the services of consultants to help it evaluate alternatives for its investment in InteLock. This evaluation will include product, market and sales analyses to determine if InteLock can be profitable or whether it should be discontinued and either sold or liquidated. This evaluation is anticipated to be completed in the second quarter of 1995. The Company anticipates that InteLock will incur an operating loss in 1995 while it undergoes this evaluation. The operating loss for the first quarter of 1995 is anticipated to be approximately $750,000.

        The Company had income before federal income taxes for the year ended December 31, 1994 of $8,544,000 compared to income before federal income taxes of $4,798,000 for the prior year. The Company is currently in a loss carryforward position primarily due to the operating loss incurred for the year ended December 31, 1992. The net operating loss carryforward balance as of December 31, 1994 was $20,041,000 compared to $18,127,000 as of December 31, 1993. The net operating loss carryforward is available to offset future taxable income until December 31, 2008.

        The Company's major temporary tax differences that are expected to reverse are the discount on loss reserves, the 20% limitation on unearned premiums, deferred policy acquisition costs and allowances for doubtful accounts. The majority of the temporary differences reverse in the year subsequent to their establishment. The discount on the loss reserves is the only significant temporary difference that extends beyond a one year period and will reverse as the related loss reserves are either paid or reduced. The estimated amounts of discount on loss reserves that will become deductible in the next three years are $11,472,000 in 1995, $6,840,000 in 1996 and $4,366,000
in 1997. However, the Company expects new temporary differences to be established in these years which will either significantly reduce or exceed the reversing temporary differences.

        Primarily because of alternative minimum taxes on tax-exempt interest income and other tax preference items, the Company recorded a current tax provision of $305,000 for the year ended December 31, 1994 compared to a current provision of $196,000 for the prior year.

        At December 31, 1993, the Company established a 100% valuation allowance on the deferred tax receivables because it could not conclude that it was more likely than not that any part of the deferred tax assets would be realized.
With the improved operating results for the year ended December 31, 1994, a re-evaluation of the valuation allowance was made. The probability of future taxable income was evaluated based on current projections of future operating results through 1997 in light of the profits earned in 1993 and 1994 and considering the uncertainties of the new open rating environment in California. In addition, the evaluation considered projections of both the establishment and reversal of permanent and temporary differences. Tax planning strategies were not a factor in the evaluation although they are available if necessary. As a result of the re-evaluation, a partial reduction of the deferred tax valuation allowance was recognized in 1994. Included in the 1994 tax provision is a deferred tax benefit of $4,000,000. See Note 7 to Notes to Consolidated Financial Statements.

        The Company had net income of $12,239,000 for the year ended December 31, 1994 compared to net income of $4,602,000 for 1993.

RESULTS OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1993
COMPARED TO THE YEAR ENDED DECEMBER 31, 1992

        Total revenues of the Company for the year ended December 31, 1993 increased 8.3% to $126,202,000 compared to $116,503,000 for the year ended December 31, 1992. Revenue growth during this period was primarily attributable to increased premium writings and realized investment gains.

        Direct written premiums for the year ended December 31, 1993 increased by 10.4% to $113,954,000 compared to $103,226,000 for the year ended December 31, 1992 and was primarily due to an increase in business written in Colorado and Northern California, partially offset by the planned reduction of business written in Southern California. During 1993, direct written premiums in the six county area of Southern California decreased by $10,077,000 or 21.0% to $37,895,000 from 1992 while direct written premiums in all other areas increased by $20,805,000 or 37.7% to $76,059,000. The increase in direct written premiums was also due to writing larger policies. While the average policy counts decreased from 9,956 for the year ended December 31, 1992 to 8,696 for the year ended December 31, 1993, the average direct written premiums per policy increased from $10,638 in 1992 to $12,462 in 1993. The overall increases in premium writings were negatively affected by a 7% reduction in the minimum rates enacted by the July 16, 1993 California workers' compensation legislative reforms.

        Net written premiums increased 10.6% from $99,078,000 to $109,541,000. As a percentage of direct earned premiums, 1993 reinsurance costs were essentially the same as 1992.

        The increase or decrease in the unearned premium reserve is primarily related to the increase or decrease in inforce premiums. Inforce premiums at December 31, 1993 were $105,944,000 compared with $96,897,000 for the prior year. Despite the 9.3% increase in inforce premiums, the change in the unearned premium reserve for the year ended December 31, 1993 was a decrease of $73,000 compared to a decrease of $4,088,000 in 1992 and was due to the downward trend in the inforce premiums during the last five months of 1993. Net earned premiums increased 6.3% to $109,614,000 compared to $103,166,000 for the prior year.

        For the year ended December 31, 1993, direct written premiums with respect to new business were $60,138,000 or 52.8% whereas $53,815,000 was written on renewal business. For the prior year, the comparable new and renewal premium writings were $63,336,000 or 61.4% and $39,890,000, respectively.

        The Company implemented a strategic plan in early 1992 to change its geographic mix of business by reducing its writings in the Southern California areas (other than San Diego) while targeting Northern California and other states for its growth. The Company believes that the problems of the California workers' compensation insurance system were less pervasive in Northern California. At December 31, 1993, inforce premiums in the Southern California areas represented 29.2% of the total compared to 39.7% at December 31, 1992.

        The Company began writing workers' compensation insurance in Colorado in July 1992. At December 31, 1993, Colorado inforce premiums represented 7.7% of the total. For the year ended December 31, 1993, net earned premiums from Colorado represented 6.8% of the total. In December 1993, the Company commenced writing workers' compensation insurance in Utah, which was minimal.

        The California Workers' Compensation Insurance Rating Bureau ("WCIRB") accumulates premium, loss and expense statistics to recommend to the California Department of Insurance minimum manual rates. From its analysis, the WCIRB determined that the January 1, 1994 manual rates should be increased by 2.1% and that the unexpired portion of the 1993 inforce policies should be increased by 1.5%. However, the California workers' compensation insurance reform legislation enacted in July 1993 prohibited any rate increases until January 1, 1995. Despite the indicated need for a rate increase, the California Insurance Commissioner ordered a 12.7% reduction in the manual rates for policies with effective dates on and after January 1, 1994.

        Premium finance revenues, included in other revenues, increased by $214,000 to $1,805,000 for the year ended December 31, 1993. The general decline in interest rates affected the overall growth in loan revenues. The Company intends to continue the expansion of its profitable insurance premium finance business.

        Net investment income, together with net realized gains, increased 17.8% to $13,831,000 for the year ended December 31, 1993 compared to $11,746,000 during 1992. This increase was due primarily to an increase in net realized gains of $1,586,000 resulting from the sale of a part of the bond portfolio and an increase of $679,000 in the trading portfolio gains. The average yields of the Company's investment portfolio, including realized and unrealized gains, were 7.0% and 6.1% for the years ended December 31, 1993 and 1992, respectively. Excluding realized gains, the average yields of the Company's investment portfolio were 5.7% and 6.1%, respectively. Due to its current loss carryforward, the 1993 average yield reflects the Company's decision to invest more of its available excess cash in investment grade taxable securities instead of tax-exempt bonds, the effect of which was offset by an overall decline in interest rates.

        The Company's investment policy is to invest in securities that are investment grade and carry a rating of "A" or better. Except for the bond trading portfolio, the bond investment portfolio is normally purchased with the intent to hold to maturity. However, investments will be sold from time to time that fail to meet the Company's investment criteria and/or that of the California Department of Insurance for deposit requirements. In recent years, many new bond offerings were being issued in "book entry" form where the bond is electronically maintained. In 1993, the State of California would only accept "book entry" bonds issued by the United States government and its agencies. To meet the statutory deposit requirements, part of the Company's portfolio of "book entry" bonds were sold in 1993 and replaced with certificated and U.S. Treasury bonds that accounted for most of the realized gains.

        During 1992, California Indemnity's board of directors authorized its outside investment manager to use a portion of its available cash as a bond "trading" portfolio. Investment grade bonds that had the potential to generate short-term capital gains were targeted for purchase. At December 31, 1993, California Indemnity had approximately $10,921,000 in this portfolio compared to $10,785,000 at December 31, 1992. Trading activity was greater in 1993 compared to 1992 and resulted in net trading gains of $786,000 in 1993 compared to $107,000 in 1992.

        For the year ended December 31, 1993 as compared to the prior year, under GAAP, the insurance subsidiaries' loss and LAE ratio decreased by 40.3 percentage points to 75.5% and the underwriting expense ratio decreased 2.0 percentage points to 29.0%, for a total decrease in the combined ratio of 42.3 percentage points to 104.5%.

        The significant decrease in the loss and LAE ratio resulted from the Company's strategic plans to improve results that included reducing the geographic mix of risk sensitive business in the Southern California area, limiting exposures in those classes of business identified as riskier or more hazardous, and, where appropriate, surcharging accounts to obtain adequate premium rates. Reflected in the incurred loss and LAE amount for the year ended December 31, 1993 is favorable loss development on prior accident years of $3,865,000. This compares to adverse loss development on prior accident years for the year ended December 31, 1992 of $28,066,000.

        The Company's reserves for losses and LAE, after deducting reinsurance recoverables on unpaid losses and LAE, increased 10.3% to $174,515,000 at December 31, 1993 compared to $158,253,000 at December 31, 1992. The increase in reserves was primarily attributable to the increase in premium writings. Estimated amounts for reinsurance recoverables on unpaid losses and LAE increased by $5,634,000 to $25,841,000 and is due to additional claims incurred above the Company's retention. The reserve for losses and LAE represents estimates of the ultimate net cost of all unpaid losses and LAE at any given point in time. In addition, the Company used the services of an independent consulting actuary and received an unqualified opinion on its loss and LAE reserve balances at December 31, 1993 and 1992.

        As a percentage of net earned premiums, policy acquisition costs for the year ended December 31, 1993 were 19.7% compared to 20.0% for the prior year. General and administrative expenses decreased by $490,000 or 2.8% to $17,070,000. The decreases were primarily due to the absence of the charges related to the relocation of the Company's principal executive offices and the class action litigation costs incurred in 1992.

        In 1993, the insurance subsidiaries experienced a .5% decrease in underwriting and general expenses to $31,787,000. Certain of the Company's costs are relatively fixed including director's fees, rental expense and payments under equipment leases. Other costs are variable and are directly proportional with premium writings such as commissions to brokers, boards and bureaus association dues, and premium taxes. A significant portion of the Company's expenses ("semi-variable expenses") are subject to some, but not as significant, variation, including salaries and benefits for employees, allowances to agents, advertising, insurance, equipment and supplies, telephone, legal and accounting fees, and license fees. Changes in semi-variable expenses are not directly proportional to increases or decreases in premiums written. For the year ended December 31, 1993, the Company estimates that the insurance subsidiaries' underwriting expenses consisted of approximately $14,286,000 (44.9%), $15,798,000 (49.7%) and $1,703,000 (5.4%) in variable, semi-variable and fixed costs, respectively, compared to $13,503,000 (42.2%), $16,924,000 (53.0%) and $1,527,000 (4.8%), respectively, for the prior year.

        The insurance subsidiaries' GAAP underwriting expense ratio was affected by a 6.7% decrease in semi-variable costs and an 11.5% increase in fixed costs. The decrease in semi-variable costs was primarily the result of the absence of the charges arising out of costs associated with the relocation of the Company's principal executive offices in 1992. The increase in fixed costs reflects the rent for the Denver office and normal rental operating cost adjustments.

        The Company had income before federal income taxes for the year ended December 31, 1993 of $4,798,000 compared to a loss before federal income taxes and extraordinary gain of $41,224,000 for the prior year. Due to the operating loss incurred for the year ended December 31, 1992, the Company was in a loss carryforward position. Primarily because of alternative minimum taxes on tax-exempt interest income and other tax preference items, the Company recorded a tax provision of $196,000 for the year ended December 31, 1993 compared to a provision of $1,355,000 for the prior year. During the first quarter of 1992, the Company repurchased $1,450,000 of its outstanding Convertible Subordinated Debentures that resulted in an extraordinary gain of $457,000. The Company had net income of $4,602,000 for the year ended December 31, 1993 compared to net loss of $42,122,000 for 1992.

LIQUIDITY AND CAPITAL RESOURCES

        Between January 1, 1988 and December 31, 1994, the primary sources of cash funds have been public and private sales of Common Stock of $60,452,000, sales of Convertible Subordinated Debentures of $56,147,000 and positive cash flow from operations of $128,375,000 (including investment income of $54,762,000). Other sources of cash funds include a bank loan to CII Financial of $650,000 that was repaid in June 1990, bank borrowings of $1,241,000 by CIIPF that were repaid in December 1991 and a bank borrowing of $8,000,000 by CIIPF in September 1994 that is still outstanding.

        The amount of premiums that a workers' compensation insurance company may write is dependent upon the amount of its policyholders' surplus. The "standard" established by the National Association of Insurance Commissioners ("NAIC") is a net premiums written to policyholders' surplus ratio of less than 3 to 1. For the year ended December 31, 1994, the Company's ratio of net premiums written to policyholders' surplus was approximately 1.4 to 1. In the past, the capital sources described above have enabled the Company to maintain an adequate level of policyholders' surplus. Policyholders' surplus (calculated on a consolidated statutory accounting basis) at December 31, 1994 was $61,821,000 compared with $51,459,000 at December 31, 1993. Currently, the Company has no plans, and believes it would be difficult, to raise additional funds. The Company believes its rate of growth and size of operations can be managed to balance capital resources with capital needs.

        The NAIC formulated a risk-based capital test for property-casualty insurance companies as another means of monitoring insurer solvency. Risk-based capital is designed to measure the minimum statutory surplus that an insurer would need to support its overall business operations considering its size and risk profile. The four major categories of risk are (i) Asset Risk, which measures the risk of investment defaults or fluctuations in market value; (ii) Credit Risk, which measures the risk of uncollectible receivables; (iii) Underwriting Risk, which measures the risk of under-estimating reserves or inadequate pricing of current business; and (iv) Off-Balance Sheet Risk, which measures the risk associated with items such as excessive premium growth, contingent liabilities, and other non-recorded balance sheet items. An insurer's risk-based capital is calculated by applying factors to various assets, premiums and reserves. The derived risk-based capital is then compared to an insurer's actual surplus to determine if the minimum surplus requirement is met. Risk-based capital regulations became effective in 1995 for use on the statutory Annual Statements for the year ended December 31, 1994. The Company's insurance subsidiaries' risk-based capital results for 1994 exceeded the minimum threshold level.

        The NAIC also has developed the Insurance Regulatory Information System ("IRIS") which assists the state insurance departments in overseeing the financial condition of insurance companies operating in their respective states. The IRIS includes a statistical phase consisting of twelve financial ratios from data reported in the statutory Annual Statements. The NAIC has developed a "usual range" of results for each financial ratio based on studies of companies which either became insolvent or had experienced financial difficulties in recent years. A financial ratio that falls outside the usual range does not necessarily indicate a failing result but is intended to act as a flag to the state insurance departments to possibly do further inquiries and investigations. For the year ended December 31, 1994, the Company's insurance subsidiaries had no results that were outside the usual range of values.

        Liquidity is maintained by holding investment grade securities with staggered maturities. See "Business-Investments".

        Net cash from operating activities decreased by $1,242,000 to $18,796,000 for the year ended December 31, 1994 compared to $20,038,000 for the prior year. This decrease was primarily due to lower net premium collections of $13,543,000, attributable to the decreased premium writings, offset primarily by net federal income taxes received of $5,546,000 and a net increase in operating cash of $10,853,000 due to liquidation of the trading portfolio. For the year ended December 31, 1993, net cash from operating activities was $16,900,000 more than the prior year. The increase was primarily due to higher premium collections of $8,233,000, attributable to the increased premium writings, and lower loss and LAE payments of $7,502,000 that were attributable to improved loss experience.

        In the normal course of business, the Company invests any excess cash not needed for operations. Conversely, any operating cash shortfalls would be funded primarily from matured investments. For the year ended December 31, 1994 investing activities used $30,140,000. The additional usage of $4,262,000 compared to 1993 is primarily due to increased purchases of investments and increased financed premiums. For the year ended December 31, 1993, investing activities used cash of $25,878,000 compared to cash provided by investing activities of $12,985,000 for the year ended December 31, 1992. Most of the 1993 activity was due to an increase in invested assets, excluding the trading portfolio that is included as part of operating activities, of $23,364,000 from $173,202,000 at December 31, 1992 to $196,566,000 at December 31, 1993. Between
December 31, 1991 to December 31, 1992, total invested assets, excluding the trading portfolio, decreased by $19,597,000.

        The Company has a $12,000,000 revolving line of credit agreement with a bank which expires on August 1, 1995. During the term of the agreement, the Company can borrow at the bank's prime rate plus one-half percent or a fixed LIBOR rate plus two and a half percent, payable monthly. Advances are available up to 80% of eligible loans receivable, and are collateralized by installment loans receivable. A commitment fee of one-tenth percent per annum is payable on the $12,000,000. The Company is required to maintain a compensating balance of fifteen percent of the revolving line of credit. Under this agreement, the Company borrowed $8,000,000, at the LIBOR rate plus two and one-half percent (8.5% at December 31, 1994), maturing on June 12, 1995 which accounts for the majority of the financing activity for the year ended December 31, 1994.

        The revolving line of credit agreement requires compliance with certain loan covenants including, but not limited to, minimum tangible net worth, debt leverage ratio, and current ratio. The revolving line of credit of $12,000,000 is guaranteed by CII Financial, Inc. (the "Parent Company"). In addition, the Parent Company subordinated $2,000,000 of its debt. As of December 31, 1994, the Company was in compliance with all financial and non-financial covenants, however at September 30, 1994, the Company obtained a waiver for noncompliance with the debt leverage ratio covenant.

        Net cash from financing activities was minimal during the year ended December 31, 1993. During the year ended December 31, 1992, net cash used in financing activities totalled $1,531,000 and was primarily due to the repurchase of Common Stock and Debentures on the open market.

        On a stand alone basis, CII Financial has had negative cash from operations in each of the years ended December 31, 1994 and 1993 of $2,458,000 and $3,380,000, respectively. The primary reason for the negative cash flow was due to the annual interest payment of $4,260,000 on the 7 1/2% Convertible Subordinated Debentures. Based on quoted market price, the fair value of the Debentures was $38,624,000 or 68% of the total principal amount at December 31, 1994. The fair value reflects the market risks of the stated interest rate and the potential non-payment of the annual interest and/or the principal upon maturity in September 2001. See Note 5 of Notes to Consolidated Financial Statements. CII Financial currently does not have sufficient liquid assets to meet its expenses, including the semiannual interest payments on the Debentures, for the current year. As of December 31, 1994, CII Financial had a loan and advances to CIIPF totalling $8,533,000 to fund the premium finance loans and advances to InteLock totalling $3,122,000 to fund inventory purchases and operations. CII Financial is exploring alternatives to convert its intercompany receivables to cash to enable it to pay its ongoing expenses for the next few years. After the application of its existing liquid assets, CII Financial would become dependent upon dividends received from its subsidiaries to pay its expenses. California Indemnity and Commercial Casualty are subject to state insurance regulations that restrict their ability to pay dividends to CII Financial. Currently, these regulations restrict California Indemnity from paying any shareholder dividends without prior approval from the California Department of Insurance. See Note 8 of Notes to Consolidated Financial Statements. To date, no dividends have been paid to CII Financial by any of its subsidiaries.

EFFECTS OF INFLATION

        Inflation can be expected to affect the operating performance and financial condition of the Company in several aspects. Inflation can reduce the market value of the investment portfolio; however, the Company's insurance subsidiaries typically hold their investments to maturity. Inflation adversely affects the portion of loss reserves that relates to hospital and medical expenses, as these expenses normally increase during inflationary periods (and in recent years workers' compensation medical costs have increased at a greater rate than prevailing inflation). Loss reserves relating to indemnity benefits for lost wages are not directly affected by inflation, as these amounts are established by statute. To the extent that loss reserves and payments increase due to inflation, rates have historically increased by operation of the rate setting process, which establishes the minimum rates in effect in California; however, the workers' compensation legislative reforms enacted in July 1993 have repealed the minimum rate law effective January 1, 1995. Workers' compensation insurance companies must now determine their own premium rates and assess the impact of inflation on those rates. Another predictable result of inflation is an escalation of wages paid to employees. Since the Company's inception, inflation has not had a material adverse effect on the Company.

RECENT ACCOUNTING PRONOUNCEMENTS

        Statement of Financial Accounting Standards No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments, increases the disclosures about derivative financial instruments which include futures, forward, swap, or option contracts or other financial instruments with similar characteristics. The Statement is effective for financial statements issued for fiscal years ending after December 15, 1994.

        The Company does not have any significant investments in derivative financial instruments. The Company does not invest in futures, forward, swap, or option contracts nor does the Company invest in hedging or risk adjustment financial instruments. In addition, there are no material off-balance sheet instruments. See Notes 13 and 14 to Notes to Consolidated Financial Statements.

        Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan, requires that impaired loans be measured at the present value of anticipated future cash flows, discounted at the loan's effective interest rate. Statement of Financial Accounting Standards No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure, amends the disclosure requirements in Statement No. 114 to require information on certain impaired loans and how a creditor recognizes income on these impaired loans. Both Statements are effective for fiscal years beginning after December 15, 1994. The financial impact to the Company from implementing these pronouncements will be immaterial.

ITEM 8.  FINANCIAL STATEMENTS AND SUPPLEMENTAL DATA

        The consolidated financial statements and related financial information required to be filed hereunder are indexed on Page 36 and are incorporated herein by reference.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         There have been no changes in or disagreements with accountants on accounting and financial disclosure.

                                    PART III

ITEM 10. DIRECTORS AND EXECUTIVE OFFICERS OF THE REGISTRANT

         Information with respect to this item is incorporated herein by reference to the "Information Concerning Nominees," "Executive Officers" and "Compliance with Section 16(a) of the Exchange Act" sections of the Registrant's Proxy Statement for its 1995 Annual Meeting of Shareholders (the "Proxy Statement"). No other part of the Proxy Statement is incorporated herein by reference.

ITEM 11. EXECUTIVE COMPENSATION AND OTHER INFORMATION

         Information with respect to this item is incorporated herein by reference to the "Executive Compensation" section of the Proxy Statement. No other part of the Proxy Statement is incorporated herein by reference.

ITEM 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         Information with respect to this item is incorporated herein by reference to the "Security Ownership of Certain Beneficial Owners and Management" section of the Proxy Statement. No other part of the Proxy Statement is incorporated herein by reference.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Information with respect to this item is incorporated herein by reference to the "Certain Relationships and Related Transactions" section of the Proxy Statement. No other part of the Proxy Statement is incorporated herein by reference.


                                    PART IV

ITEM 14. EXHIBITS, FINANCIAL STATEMENT SCHEDULES AND REPORTS ON FORM 8-K

 (a) 1.  Financial Statements

         Reference is made to the Index to the Consolidated Financial Statements and Schedules on page 37.

 (a) 2.  Financial Statement Schedules

         Reference is made to the Index to the Consolidated Financial Statements and Schedules on page 37.

(a) 3.   Exhibits

         Exhibit
         Number                            Description
         -------                           -----------
          3.1     Articles of Incorporation of CII Financial, filed as Exhibit
                  3.1 to CII Financial's Registration Statement on Form S-1
                  (Registration No. 33-32574) and by this reference is
                  incorporated herein and made a part hereof

          3.2     Bylaws of CII Financial, filed as Exhibit 3.2 to CII
                  Financial's Registration Statement on Form S-1 (Registration
                  No. 33-32574) and by this reference is incorporated herein and made a part hereof

          3.3     Amendment No. 1 to the Bylaws of CII Financial, dated October
                  14, 1992, filed as Exhibit 3.3 to CII Financial's 1992 Annual
                  Report on Form 10-K and by this reference is incorporated herein and made a part hereof

          4.1     Specimen Stock Certificate of CII Financial, filed as Exhibit
                  4 to CII Financial's Registration Statement on Form S-1
                  (Registration No. 33-32574) and by this reference is incorporated herein and made a part hereof

          4.2     Form of Indenture, filed as Exhibit 4.2 to CII Financial's
                  Registration Statement on Form S-1 (Registration No. 33-42114) and by this reference is incorporated herein and made a part hereof

          4.3     Form of Debenture, filed as Exhibit 4.3 to CII Financial's
                  Registration Statement on Form S-1 (Registration No. 33-42114) and by this reference is incorporated herein and made a part hereof

         10.01    Automobile Lease between Teejay Corporation, Lessor, and CII
                  Financial, Lessee, dated January 1, 1993, filed as Exhibit
                  10.16 to CII Financial's 1993 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.02 Office Lease and Addendum by and between Charles P. Cusamano and Roger A. Cusamano, Landlord, and California Indemnity,
                  Tenant dated April 19, 1991, filed as Exhibit 10.17 to CII
                  Financial's 1993 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.03    Assignment of Lease dated June 22, 1992, filed as Exhibit
                  10.18 to CII Financial's 1993 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.04    Tenant Estopped Certificated dated in 1992, filed as Exhibit
                  10.19 to CII Financial's 1993 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.05    Subordination, Nondisturbance and Attornment Agreement dated
                  July 2, 1992, filed as Exhibit 10.20 to CII Financial's 1993
                  Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.06    Office Lease by and between Hacienda Venture, Landlord, and
                  CII Financial, Tenant dated April 20, 1992, filed as Exhibit
                  10.19 to CII Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.07    Commencement Date Memorandum by and between Hacienda Venture,
                  Landlord, and CII Financial, Tenant, signed September 1, 1992, filed as Exhibit 10.20 to CII Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.08    First Amendment to Office Lease by and between Hacienda
                  Venture and CII Financial dated April 20, 1992, effective
                  August 22, 1994, filed herewith

         10.09 Office Lease by and between Hacienda Venture and CII Financial dated August 22, 1994, filed herewith

         10.10    Office Lease by and between Hacienda Venture and InteLock
                  Technologies dated August 22, 1994, filed herewith

         10.11    First Amendment to Office Lease by and between Hacienda
                  Venture and InteLock Technologies dated August 22, 1994, effective September 8, 1994, filed herewith

         10.12    Lease Guaranty by and between Hacienda Venture and CII
                  Financial, executed September 8, 1994 guarantying the Office
                  Lease by and between Hacienda Venture and InteLock
                  Technologies dated August 22, 1994 and amended September 8,
                  1994, filed herewith

         10.13 Policy of Insurance (Directors' and Officers' Liability) issued by Lloyd's Underwriters to CII Financial effective May
                  1, 1994, filed herewith

         10.14    Investment Manager's Agreement between First Quadrant Corp.
                  and California Indemnity dated January 3, 1991, filed as
                  Exhibit 10.47 to CII Financial's Registration Statement on
                  Form S-1 (Registration No. 33-42114) and by this reference is incorporated herein and made a part hereof

         10.15    Letter of Amendment to Investment Manager's Agreement between
                  First Quadrant Corp. and California Indemnity Insurance
                  Company dated November 21, 1991, filed as Exhibit 10.23 to CII
                  Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.16 Letter of Termination to Investment Manager's Agreement between First Quadrant Corp. and California Indemnity
                  Insurance Company dated December 8, 1994, filed herewith

         10.17    Purchase Agreement among California Indemnity, InteLock
                  Technologies, Thomas E. Corder and Gary S. Sturm, dated as of
                  June 3, 1993, without exhibits, filed as Exhibit 10.26 to CII
                  Financial's 1993 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.18    Stock Purchase Agreement among CII Financial, James O. Petty,
                  Jr. and Harvey J. Halvorsen, dated as of June 8, 1993, without exhibits, filed as Exhibit 10.27 to CII Financial's 1993
                  Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.19    Tax Allocation Agreement by and between CII Financial and
                  California Indemnity Insurance Company, Commercial Casualty
                  Insurance Company, CII Premium Finance Company, CII Leasing,
                  Inc., Oliver D. Smith Insurance Agency and InteLock
                  Technologies dated December 16, 1993, filed herewith

         10.20    Loan Agreement by and among CII Premium Finance Company and
                  First Interstate Bank of California dated August 29, 1994, filed herewith

         10.21    Subordination Agreement by and among First Interstate Bank of
                  California, CII Premium Finance Company and CII Financial dated Angst 29, 1994, filed herewith

         10.22    Security Agreement and Assignment of Premium Finance
                  Agreements by and between CII Premium Finance Company and
                  First Interstate Bank of California, filed herewith

         10.23    Program Administrator Agreement between Prudential General
                  Insurance Company and Oliver D. Smith Insurance Agency dated
                  December 9, 1994, filed herewith

                  MANAGEMENT CONTRACTS AND COMPENSATORY PLANS AND ARRANGEMENTS
                  (EXHIBITS 10.24 TO 10.109)

         10.24    CII Financial 1988 Stock Option Plan, filed as Exhibit 10.9 to
                  CII Financial's Registration Statement on Form S-1
                  (Registration No. 33-32574) and by this reference is incorporated herein and made a part hereof

         10.25    Form of CII Financial 1988 Non-Qualified Stock Option
                  Agreement, filed as Exhibit 10.25 to CII Financial's 1992
                  Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.26    Form of CII Financial 1989 Employee Incentive Stock Option
                  Plan, filed as Exhibit 10.8 to CII Financial's Registration
                  Statement on Form S-1 (Registration No. 33-32574) and by this reference is incorporated herein and made a part hereof

         10.27    CII Financial 1989 Non-Qualified Stock Option Agreement with
                  Joseph G. Havlick, filed as Exhibit 10.15 to CII Financial's
                  Registration Statement on Form S-1 (Registration No. 33-32574) and by this reference is incorporated herein and made a part hereof

         10.28    CII Financial 1989 Non-Qualified Stock Option Agreement with
                  Tanna P. Handley, filed as Exhibit 10.16 to CII Financial's
                  Registration Statement on Form S-1 (Registration No. 33-32574) and by this reference is incorporated herein and made a part hereof

         10.29    Form of CII Financial 1989 Employee Incentive Stock Option
                  Agreement filed as Exhibit 10.29 to CII Financial's 1992
                  Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.30    CII Financial 1991 Employee Stock Incentive Plan, filed as
                  Exhibit 10.38 to CII Financial's Registration Statement on
                  Form S-1 (Registration No. 33-42114) and by this reference is incorporated herein and made a part hereof

         10.31 Form of CII Financial 1991 Employee Stock Incentive Agreement filed as Exhibit 10.31 to CII Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.32 CII Financial 1993 Employee Stock Incentive Plan, filed herewith

         10.33    Form of CII Financial 1993 Employee Incentive Stock Option
                  Agreement, filed herewith

         10.34    Form of CII Financial 1993 Employee Incentive Stock Option
                  Agreement for key employees, filed herewith

         10.35    Form of CII Financial 1993 Non-Qualified Stock Option
                  Agreement, filed herewith

         10.36    Form of CII Financial 1993 Non-Qualified Stock Option
                  Agreement for key employees, filed herewith

         10.37 CII Financial Non-Employee Director Stock Option Plan, filed herewith

         10.38    Form of CII Financial Non-Employee Director Non-Qualified
                  Stock Option Agreement, filed herewith

         10.39    California Indemnity Insurance Company Non-Employee Director
                  Stock Option Plan, filed herewith

         10.40    Form of California Indemnity Insurance Company Non-Employee
                  Director Non-Qualified Stock Option Agreement, filed herewith


         10.41 InteLock Technologies 1993 Employee Stock Incentive Plan, filed herewith

         10.42    CII Financial Supplemental Executive Retirement Plan as
                  Amended and Restated Effective May 24, 1993, filed as Exhibit
                  10.37 to CII Financial's 1993 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.43    Form of Participation Agreement under the CII Financial
                  Supplemental Executive Retirement Plan as Amended and Restated
                  Effective May 24, 1993, filed as Exhibit 10.38 to CII
                  Financial's 1993 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.44 CII Financial Supplemental Senior Executive Retirement Plan, filed as Exhibit 10.21 to CII Financial's Registration
                  Statement on Form S-1 (Registration No. 33-32574) and by this reference is incorporated herein and made a part hereof

         10.45    Participation Agreement under the CII Financial Supplemental
                  Senior Executive Retirement Plan, among CII Financial,
                  California Indemnity and Joseph G. Havlick, effective January
                  1, 1990, filed as Exhibit 10.21 to CII Financial's
                  Registration Statement on Form S-1 (Registration No. 33-32574) and by this reference is incorporated herein and made a part hereof

         10.46    Amendment No. 1 to the Participation Agreement under the CII
                  Financial Supplemental Senior Executive Retirement Plan among
                  CII Financial, California Indemnity and Joseph G. Havlick, effective February 21, 1991, filed as Exhibit 10.37 to CII
                  Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.47 InteLock Technologies Supplemental Executive Retirement Plan, filed herewith

         10.48    Participation Agreement under the InteLock Technologies
                  Supplemental Executive Retirement Plan, filed herewith

         10.49 CII Financial Employee Incentive Plan, as amended and restated effective January 1, 1990, filed as Exhibit 10.38 to CII
                  Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.50    InteLock Technologies Founders' Bonus Plan, filed herewith

         10.51    InteLock Technologies Phantom Stock Bonus Plan, filed herewith

         10.52    Participation Agreement under the InteLock Technologies
                  Phantom Stock Bonus Plan, filed herewith

         10.53    InteLock Technologies Cash Bonus Plan, filed herewith

         10.54 CII Financial Supplemental Benefit Plan, as amended and restated effective January 1, 1995, filed herewith

         10.55 First Amendment to the Supplemental Benefit Plan, as amended and restated effective January 1, 1995, filed herewith

         10.56    Form of Waiver of Benefits and Consent to Amendment of the CII
                  Financial Supplemental Benefit Plan, filed herewith

         10.57    Form of Employee Deferral Agreement under the Supplemental
                  Benefit Plan, as amended and restated effective January 1, 1995, filed herewith

         10.58    Form of Director Deferral Agreement under the Supplemental
                  Benefit Plan, as amended and restated effective January 1, 1995, filed herewith

         10.59 Trust Agreement for CII Financial Supplemental Benefit Plan, as amended and restated effective

                  January 1, 1995, filed herewith

         10.60    CII Financial 401(K) Plan, as amended and restated effective
                  April 1, 1994, filed herewith

         10.61 First Amendment to the CII Financial 401(k) Plan, as amended and restated effective April 1, 1994, filed herewith

         10.62 Trust Agreement for CII Financial 401(k) Plan, as amended and restated effective April 1, 1994, filed herewith

         10.63 CII Financial Profit Sharing Plan, as amended and restated effective April 1, 1994, filed herewith

         10.64 First Amendment to the CII Financial Profit Sharing Plan, as amended and restated effective April 1, 1994, filed herewith

         10.65 Trust Agreement for CII Financial Profit Sharing Plan, as amended and restated effective April 1, 1994, filed herewith

         10.66    Stock Purchase Match Plan dated December 15, 1993, filed as
                  Exhibit 10.49 to CII Financial's 1993 Annual Report on Form
                  10-K and by this reference is incorporated herein and made a part hereof

         10.67    Stock Ownership Plan dated December 15, 1993, filed as Exhibit
                  10.50 to CII Financial's 1993 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.68    Split-Dollar Insurance Agreement dated May 23, 1991, among CII
                  Financial, California Indemnity, and Lawrence S. Havlick and
                  Michael G. Havlick, as trustees under that certain Trust
                  Agreement by and between Joseph G. Havlick and Tanna P.
                  Handley-Havlick, as trustors, and Lawrence S. Havlick and Michael J. Havlick, as trustees, dated April 15, 1991, filed as Exhibit 10.49 to CII Financial's Registration Statement on
                  Form S-1 (Registration No. 33-42114) and by this reference is incorporated herein and made a part hereof

         10.69 Employment Agreement among CII Financial, California Indemnity and Joseph G. Havlick dated March 1, 1991, filed as Exhibit
                  10.29 to CII Financial's Registration Statement on Form S-1
                  (Registration No. 33-42114) and by this reference is incorporated herein and made a part hereof

         10.70    Amendment No. 1 to Employment Agreement among CII Financial,
                  California Indemnity and Joseph G. Havlick, dated December 16,
                  1991, filed as Exhibit 10.52 to CII Financial's 1991 Annual
                  Report on Form 10-K (Commission File No. 0-18324) and by reference is incorporated herein and made a part hereof

         10.71    Amendment No. 2 to Employment Agreement among CII Financial,
                  California Indemnity and Joseph G. Havlick, dated July 1,
                  1992, filed as Exhibit 10.48 to CII Financial's 1992 Annual
                  Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.72    Amendment No. 3 to Employment Agreement among CII Financial,
                  California Indemnity and Joseph G. Havlick, dated August 3,
                  1993, filed as Exhibit 10.55 to CII Financial's 1993 Annual
                  Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.73    Form of Amendment No. 4 to Employment Agreement among CII
                  Financial, California Indemnity and Joseph G. Havlick dated
                  November 10, 1993, filed as Exhibit 10.56 to CII Financial's
                  1993 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.74    Waiver No. 1 to Employment Agreement among CII Financial,
                  California Indemnity and Joseph G. Havlick, dated December 16,
                  1991, filed as Exhibit 10.49 to CII Financial's 1992 Annual
                  Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.75    Waiver No. 2 to Employment Agreement among CII Financial,
                  California Indemnity and Joseph

                  G. Havlick, dated December 7, 1992, filed as Exhibit 10.50 to
                  CII Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.76    Waiver No. 3 to Employment Agreement among CII Financial,
                  California Indemnity and Joseph G. Havlick, dated February 9,
                  1993, filed as Exhibit 10.59 to CII Financial's 1993 Annual
                  Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.77 Employment Agreement among CII Financial, California Indemnity and Tanna P. Handley dated March 1, 1991, filed as Exhibit
                  10.30 to CII Financial's Registration Statement on Form S-1
                  (Registration No. 33-42114) and by this reference is incorporated herein and made a part hereof

         10.78    Amendment No. 1 to Employment Agreement among CII Financial,
                  California Indemnity and Tanna P. Handley, dated December 16,
                  1991, filed as Exhibit 10.53 to CII Financial's 1992 Annual
                  Report on Form 10-K (Commission File No. 0-18324) and by reference is incorporated herein and made a part hereof

         10.79    Amendment No. 2 to Employment Agreement among CII Financial,
                  California Indemnity and Tanna P. Handley, dated July 7, 1992, filed as Exhibit 10.53 to CII Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.80    Amendment No. 3 to Employment Agreement among CII Financial,
                  California Indemnity and Tanna P. Handley, dated March 15,
                  1993; effective April 15, 1992, filed as Exhibit 10.54 to CII
                  Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.81    Amendment No. 4 to Employment Agreement among CII Financial,
                  California Indemnity and Tanna P. Handley, dated November 10,
                  1993, filed herewith

         10.82    Amendment No. 5 to Employment Agreement among CII Financial,
                  California Indemnity and Tanna P. Handley, dated March 1,
                  1994, filed herewith

         10.83    Amendment No. 6 to Employment Agreement among CII Financial,
                  California Indemnity and Tanna P. Handley, dated July 1, 1994, filed herewith

         10.84    Waiver No. 1 to Employment Agreement among CII Financial,
                  California Indemnity and Tanna P. Handley, dated December 16,
                  1991, filed as Exhibit 10.55 to CII Financial's 1992 Annual
                  Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.85    Waiver No. 2 to Employment Agreement among CII Financial,
                  California Indemnity and Tanna P. Handley, dated December 7,
                  1992, filed as Exhibit 10.56 to CII Financial's 1992 Annual
                  Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.86    Waiver No. 3 to Employment Agreement among CII Financial,
                  California Indemnity and Tanna P. Handley, dated February 9,
                  1993, filed as Exhibit 10.67 to CII Financial's 1993 Annual
                  Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.87 Employment Agreement among CII Financial, California Indemnity and Lee W. Spitler, Jr. dated March 1, 1991, filed as Exhibit
                  10.31 to CII Financial's Registration Statement on Form S-1
                  (Registration No. 33-42114) and by this reference is incorporated herein and made a part hereof

         10.88    Amendment No. 1 to Employment Agreement among CII Financial,
                  California Indemnity and Lee W. Spitler, Jr., dated December
                  16, 1991, filed as Exhibit 10.54 to CII Financial's 1991 Form
                  10-K (Commission File No. 0-18324) and by reference is incorporated herein and made a part hereof

         10.89    Amendment No. 2 to Employment Agreement among CII Financial,
                  California Indemnity and Lee W. Spitler, Jr., dated July 1,
                  1992, filed as Exhibit 10.59 to CII Financial's 1992 Annual
                  Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.90    Amendment No. 3 to Employment Agreement among CII Financial,
                  California Indemnity and Lee W. Spitler, Jr., dated July 7,
                  1992, filed as Exhibit 10.60 to CII Financial's 1992 Annual
                  Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.91    Amendment No. 4 to Employment Agreement among CII Financial,
                  California Indemnity and Lee W. Spitler, Jr., dated November
                  10, 1993, filed herewith

         10.92    Amendment No. 5 to Employment Agreement among CII Financial,
                  California Indemnity and Lee W. Spitler, Jr., dated March 1,
                  1994, filed herewith

         10.93    Waiver No. 1 to Employment Agreement among CII Financial,
                  California Indemnity and Lee W. Spitler, Jr., dated December
                  16, 1991, filed as Exhibit 10.61 to CII Financial's 1992
                  Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.94    Waiver No. 2 to Employment Agreement among CII Financial,
                  California Indemnity and Lee W. Spitler, Jr., dated December
                  7, 1992, filed as Exhibit 10.62 to CII Financial's 1992 Annual
                  Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.95    Waiver No. 3 to Employment Agreement among CII Financial,
                  California Indemnity and Lee W. Spitler, Jr., dated February
                  9, 1993, filed as Exhibit 10.75 to CII Financial's 1993 Annual
                  Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.96 Employment Agreement among CII Financial, California Indemnity and Richard E. Dobson, dated March 1, 1994, filed herewith

         10.97    Amendment No. 1 to Employment Agreement among CII Financial,
                  California Indemnity and Richard E. Dobson, dated March 24,
                  1995, effective July 1, 1994, filed herewith

         10.98 Employment Agreement among CII Financial, California Indemnity and John F. Okita, dated March 1, 1994, filed herewith

         10.99    Amendment No. 1 to Employment Agreement among CII Financial,
                  California Indemnity and John F. Okita, dated March 24, 1995, effective July 1, 1994, filed herewith

         10.100   Employment Agreement by and between InteLock Technologies and
                  Thomas E. Corder, dated June 3, 1993, filed herewith

         10.101   Guaranty Agreement by and among California Indemnity, Thomas
                  E. Corder and InteLock Technologies, dated June 3, 1993, filed herewith

         10.102   Assignment of Interest in Promissory Note and Deed of Trust by
                  CII Financial to California Indemnity dated October 26, 1992 and recorded November 23, 1992, filed as Exhibit 10.64 to CII
                  Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.103   Adjustable Rate Secured Promissory Note by and between the
                  Havlick Family Trust under Trust dated September 7, 1985 and
                  CII Financial, dated May 1, 1992, filed as Exhibit 10.66 to
                  CII Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.104 Modification of Adjustable Rate Secured Promissory Note by and between the Havlick Family Trust under Trust dated September
                  7, 1985 and CII Financial, dated March 1, 1994, filed herewith

         10.105   Deed of Trust by and between Joseph G. Havlick and Tanna P.
                  Handley-Havlick Trustees of the Havlick Family Trust dated
                  September 7, 1985 and Placer Title Company in Favor of CII
                  Financial, dated and recorded May 1, 1992, filed as Exhibit
                  10.68 to CII Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.106   Assignment of Interest in Promissory Note and Deed of Trust by
                  CII Financial to California Indemnity dated October 26, 1992 and recorded November 23, 1992, filed as Exhibit 10.67 to CII
                  Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.107   Adjustable Rate Secured Promissory Note by and between Lee W.
                  Spitler, Jr. and Sheri Spitler and California Indemnity, dated
                  August 27, 1992, filed as Exhibit 10.69 to CII Financial's
                  1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         10.108 Modification of Adjustable Rate Secured Promissory Note by and between Lee W. Spitler, Jr. and Sheri Spitler and California
                  Indemnity, dated March 1, 1994, filed herewith

         10.109   Deed of Trust by and between Lee W. Spitler, Jr. and Sheri
                  Spitler and Placer Title Company in favor of California
                  Indemnity, dated August 21, 1992 and recorded August 28, 1992, filed as Exhibit 10.70 to CII Financial's 1992 Annual Report on Form 10-K and by this reference is incorporated herein and made a part hereof

         11.0 Statement Regarding Computation of Per Share Earnings, filed herewith

         12.0 Calculation of ratio of earnings to fixed charges, filed herewith

         21.0     Subsidiaries of CII Financial, filed herewith

         29.0 Schedule P - Analysis of Losses and Loss Expenses, filed herewith

(b)      Reports on Form 8-K

         There were no reports on Form 8-K filed during the last quarter of the fiscal year ended December 31, 1994.

                                   SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 16th day of August, 1995.


                                         CII FINANCIAL, INC.



                                         By       /s/ John F. Okita
                                           --------------------------------
                                                     John F. Okita
                                               Chief Financial Officer

                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


CII Financial, Inc. and Subsidiaries                                        Page
                                                                            ----
  Report of Independent Certified Public Accountants ......................  38

  Consolidated Balance Sheets at December 31, 1994 and 1993 ...............  39

  Consolidated Financial Statements for Years Ended December 31, 1994,
    1993 and 1992:

      Statements of Operations ............................................  40

      Statements of Shareholders' Equity ..................................  41

      Statements of Cash Flows ............................................  42

  Summary of Accounting Policies ..........................................  44

  Notes to Consolidated Financial Statements ..............................  47

  Report of Independent Certified Public Accountants on Financial
    Statement Schedules ...................................................  64

  Schedule I - Summary of Investments - Other Than Investments in Related
    Parties ...............................................................  65

  Schedule II - Condensed Financial Information of Registrant:

      Condensed Balance Sheet Information .................................  66

      Condensed Statement of Operations Information .......................  67

      Condensed Statements of Cash Flows ..................................  68

      Note to Condensed Financial Information .............................  69

All other schedules have been omitted because they are not required, not applicable or the information has otherwise been supplied.

              Report of Independent Certified Public Accountants
              --------------------------------------------------


To the Board of Directors
CII Financial, Inc.
Pleasanton, California


     We have audited the accompanying consolidated balance sheets of CII Financial, Inc. and Subsidiaries as of December 31, 1994 and 1993 and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1994. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of CII Financial, Inc. and Subsidiaries at December 31, 1994 and 1993, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1994 in conformity with generally accepted accounting principles.


                                        BDO SEIDMAN, LLP


Los Angeles, California
February 17, 1995

                     CII FINANCIAL, INC. AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS
                     ====================================

                                                                                                   December 31,
                                                                                           -----------------------------
                                                                                               1994             1993
                                                                                           ------------     ------------
                                                              ASSETS
                                                              ------
Investments (Note 2):
   Held to maturity, at amortized cost (fair value $107,535,000)                           $107,751,000     $          -
   Available for sale, at fair value (amortized cost $109,311,000)                          108,125,000                -
   Trading portfolio, at fair value which approximates cost                                           -       10,921,000
   Bonds, at amortized cost (fair value $178,133,000)                                                 -      168,991,000
   Equity securities, at fair value (cost $1,768,000)                                                 -        1,659,000
   Short-term investments, at amortized cost which approximates fair value                            -       19,935,000
   Relocation mortgage loans from employees (Note 11)                                         5,841,000        5,981,000
                                                                                           ------------     ------------
        Total investments                                                                   221,717,000      207,487,000

Cash  (Note 6)                                                                                6,936,000       10,232,000
Reinsurance recoverable (Note 3)                                                             29,407,000       26,012,000
Premiums receivable, less allowances of $2,192,000 and $2,222,000 for possible losses        12,789,000       18,918,000
Financed premiums receivable, less allowance of $100,000 and $0 for possible losses          15,576,000       12,873,000
Investment income receivable                                                                  3,170,000        2,813,000
Deferred policy acquisition costs                                                             2,285,000        2,022,000
Earned but unbilled receivable                                                                2,244,000        2,095,000
Federal income taxes receivable                                                                       -        5,272,000
Deferred income taxes (Note 7)                                                                4,000,000                -
Property and equipment, less accumulated depreciation of $2,307,000 and $1,621,000            4,122,000        3,529,000
Other assets                                                                                  5,581,000        5,252,000
                                                                                           ------------     ------------

          TOTAL ASSETS                                                                     $307,827,000     $296,505,000
                                                                                           ============     ============

                                               LIABILITIES AND SHAREHOLDERS' EQUITY
                                               ------------------------------------

LIABILITIES:
  Losses and loss adjustment expenses (Note 4)                                             $190,962,000     $200,356,000
  Unearned premiums                                                                           8,940,000       10,641,000
  Ceded reinsurance premiums payable                                                            543,000          842,000
  Convertible subordinated debentures (Note 5)                                               56,800,000       56,800,000
  Note payable to bank (Note 6)                                                               8,000,000                -
  Federal income taxes payable (Note 7)                                                         291,000                -
  Other liabilities (Note 5)                                                                 13,756,000       10,540,000
                                                                                           ------------     ------------
          TOTAL LIABILITIES                                                                 279,292,000      279,179,000
                                                                                           ------------     ------------

COMMITMENTS AND CONTINGENCIES (Notes 3, 9, 13 & 14)

SHAREHOLDERS' EQUITY (Notes 1 and 8):
  Common stock:  Stated value $.50 per share; shares authorized-
    100,000,000; issued and outstanding-7,187,000 and 7,170,000                               3,593,000        3,585,000
  Additional paid-in capital                                                                 58,563,000       58,523,000
  Unrealized losses on marketable securities                                                 (1,187,000)        (109,000)
Accumulated deficit                                                                         (32,434,000)     (44,673,000)
                                                                                           ------------     ------------

          TOTAL SHAREHOLDERS' EQUITY                                                         28,535,000       17,326,000
                                                                                           ------------     ------------

          TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                       $307,827,000     $296,505,000
                                                                                           ============     ============


                See accompanying summary of accounting policies and notes to consolidated financial statements.

                      CII FINANCIAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     =====================================

                                                            Year ended December 31,
                                                 --------------------------------------------
                                                     1994           1993            1992
                                                 -------------  -------------  --------------
REVENUES:
 Direct written premiums                         $ 92,983,000   $113,954,000    $103,226,000
 Changes in direct unearned premiums                1,701,000         71,000       4,088,000
                                                 ------------   ------------    ------------
 Direct earned premiums                            94,684,000    114,025,000     107,314,000
 Less: reinsurance (Note 3)                         3,884,000      4,411,000       4,148,000
                                                 ------------   ------------    ------------
 Net earned premiums                               90,800,000    109,614,000     103,166,000
 Net investment income (Note 2)                    12,506,000     11,635,000      11,815,000
 Net realized gains (losses) (Note 2)                 286,000      2,196,000         (69,000)
 Other income                                       4,723,000      2,757,000       1,591,000
                                                 ------------   ------------    ------------
      Total revenues                              108,315,000    126,202,000     116,503,000
                                                 ------------   ------------    ------------
COSTS AND EXPENSES:
 Losses and loss adjustment expenses (Note 4)      58,307,000     88,841,000     124,382,000
 Reinsurance recoveries (Note 3)                   (4,618,000)    (6,089,000)     (4,886,000)
                                                 ------------   ------------    ------------
 Net loss and loss adjustment expenses             53,689,000     82,752,000     119,496,000
 Policy acquisition costs                          23,238,000     21,582,000      20,671,000
 General and administrative                        18,386,000     12,810,000      13,424,000
 Interest expense                                   4,458,000      4,260,000       4,136,000
                                                 ------------   ------------    ------------
      Total costs and expenses                     99,771,000    121,404,000     157,727,000
                                                 ------------   ------------    ------------
INCOME (LOSS) BEFORE FEDERAL INCOME TAX
 EXPENSE (BENEFIT) AND EXTRAORDINARY GAIN           8,544,000      4,798,000     (41,224,000)
Federal income tax expense (benefit) (Note 7)      (3,695,000)       196,000       1,355,000
                                                 ------------   ------------    ------------
INCOME (LOSS) BEFORE EXTRAORDINARY GAIN            12,239,000      4,602,000     (42,579,000)
Extraordinary gain (Note 5)                                --             --         457,000
                                                 ------------   ------------    ------------
NET INCOME (LOSS)                                $ 12,239,000   $  4,602,000    $(42,122,000)
                                                 ============   ============    ============
NET INCOME (LOSS) PER SHARE (Note 12)
Income (loss) before extraordinary gain          $       1.70   $       0.64    $      (5.94)
Extraordinary gain                                         --             --            0.06
                                                 ------------   ------------    ------------
NET INCOME (LOSS) PER SHARE                      $       1.70   $       0.64    $      (5.88)
                                                 ============   ============    ============

                See accompanying summary of accounting policies and notes to consolidated financial statements.

                     CII FINANCIAL, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY

                ==============================================


                                                                                          Unrealized
                                                                                        Gains (Losses)
                                                           Additional                         on
                                   Number       Common       Paid-in     Accumulated       Marketable
                                  Of Shares     Stock        Capital       Deficit         Securities       Total
                                  ---------   ----------   -----------   ------------   --------------   ------------
Balance, January 1, 1992          7,216,000   $3,608,000   $58,754,000   $ (7,153,000)     $  (847,000)  $ 54,362,000
Stock option activity                12,000        6,000       (44,000)             -                -        (38,000)
Shares repurchased and retired     (115,000)     (57,000)     (348,000)             -                -       (405,000)
Unrealized gains on marketable
   equity securities                      -            -             -              -          256,000        256,000
Net loss for the year ended
  December 31, 1992                       -            -             -    (42,122,000)               -    (42,122,000)
                                  ---------   ----------   -----------   ------------      -----------   ------------
Balance, December 31, 1992        7,113,000    3,557,000    58,362,000    (49,275,000)        (591,000)    12,053,000
Stock option activity                58,000       28,000       164,000              -                -        192,000
Shares repurchased and retired       (1,000)           -        (3,000)             -                -         (3,000)
Unrealized gains on marketable
 equity securities                        -            -             -              -          482,000        482,000
Net income for the year ended
 December 31, 1992                        -            -             -      4,602,000                -      4,602,000
                                  ---------   ----------   -----------   ------------      -----------   ------------
Balance, December 31, 1993        7,170,000    3,585,000    58,523,000    (44,673,000)        (109,000)    17,326,000
Stock option activity                17,000        8,000        40,000              -                -         48,000
Unrealized losses on available
 for sale securities                      -            -             -              -       (1,078,000)    (1,078,000)
Net income for the year ended
  December 31, 1994                       -            -             -     12,239,000                -     12,239,000
                                  ---------   ----------   -----------   ------------      -----------   ------------
Balance, December 31, 1994        7,187,000   $3,593,000   $58,563,000   $(32,434,000)     $(1,187,000)  $ 28,535,000
                                  =========   ==========   ===========   ============      ===========   ============



                See accompanying summary of accounting policies and notes to consolidated financial statements.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                  ==========================================

                          Increase (Decrease) in Cash

                                                                            Year ended December 31,
                                                               ---------------------------------------------------
                                                                     1994              1993              1992
                                                               ---------------   ---------------    --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income (loss)                                         $    12,239,000   $     4,602,000    $  (42,122,000)
                                                               ---------------   ---------------    --------------
     Adjustments to reconcile net income (loss) to
       net cash provided by operating activities:
     Depreciation and amortization                                   1,356,000           950,000           602,000
     Provision for losses on premiums receivable                        76,000          (327,000)          331,000
     Extraordinary gain                                                     -                 -           (457,000)
     Loss (gain) on the sale of investments                           (286,000)       (2,196,000)           69,000
     Loss on the sale of fixed assets                                   14,000                -             64,000
     Compensatory stock options                                             -                 -            (78,000)
     Purchase of trading investments                              (130,172,000)     (222,914,000)      (20,385,000)
     Disposal of trading investments                               141,279,000       223,563,000         9,772,000
     Increase (decrease) in cash from changes in:
       Premiums receivable                                           6,159,000        (2,233,000)        2,262,000
       Investment income receivable                                   (357,000)         (101,000)          (41,000)
       Deferred policy acquisition costs                              (263,000)           46,000           605,000
       Earned but unbilled receivable                                 (149,000)         (426,000)        2,969,000
       Reinsurance recoverable on unpaid losses                     (3,501,000)       (5,634,000)               -
       Reinsurance recoverable on paid losses                          106,000           (37,000)          (94,000)
       Federal income taxes, net                                     5,563,000          (108,000)        3,790,000
       Deferred income taxes                                        (4,000,000)               -          4,458,000
       Other assets                                                 (1,090,000)          956,000           121,000
       Loss and loss adjustment expense reserves                    (9,394,000)       21,896,000        45,503,000
       Unearned premiums                                            (1,701,000)          (73,000)       (4,088,000)
       Accrued policyholders' dividends                               (656,000)               -           (560,000)
       Ceded reinsurance payable                                      (299,000)          (91,000)         (190,000)
       Other liabilities                                             3,872,000         2,165,000           607,000
                                                               ---------------   ---------------    --------------
       Total adjustments                                             6,557,000        15,436,000        45,260,000
                                                               ---------------   ---------------    --------------
     Net cash provided by operating activities                      18,796,000        20,038,000         3,138,000
                                                               ---------------   ---------------    --------------
CASH FLOWS FROM INVESTING ACTIVITIES:
     Purchase of available for sale investments                 (1,517,923,000)               -                 -
     Purchase of held to maturity investments                      (17,605,000)               -                 -
     Disposal of available for sale investments                  1,502,298,000                -                 -
     Disposal of held to maturity investments
       upon call or maturity                                         7,027,000                -                 -
     Purchase of short-term investments                                     -     (2,454,649,000)     (969,548,000)
     Disposal of short-term investments                                     -      2,452,900,000     1,026,004,000
     Purchase of other investments                                          -        (56,730,000)      (41,639,000)
     Disposal of other investments upon call or maturity                    -          9,063,000         9,364,000
     Disposal of other investments prior to call or maturity                -         25,061,000         2,152,000
     Financed premiums receivable                                   (2,809,000)       (1,095,000)       (4,907,000)
     Mortgage loans funded                                                  -           (200,000)       (7,050,000)
     Mortgage loan payments received                                   140,000           545,000           225,000
     Purchase of property and equipment                             (1,276,000)         (811,000)       (1,680,000)
     Proceeds on disposal of property and equipment                      8,000            38,000            64,000
                                                               ---------------   ---------------    --------------
      Net cash provided by (used in) investing activities          (30,140,000)      (25,878,000)       12,985,000
                                                               ---------------   ---------------    --------------

                             (Continued next page)

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                  (Concluded)
                     =====================================
                          Increase (Decrease) in Cash

                                                      Year ended December 31,
                                             ------------------------------------------
                                                 1994          1993           1992
                                             ------------  -------------  -------------
CASH FLOWS FROM FINANCING
 ACTIVITIES:
    Net proceeds from the exercise
       of stock options                      $    48,000    $   193,000    $    40,000
    Repurchase and retire common stock                -          (3,000)      (405,000)
    Repurchase of subordinated debentures             -              -        (993,000)
    Borrowing/(payment) of notes payable       8,000,000             -         (34,000)
    Other obligations                                 -              -        (139,000)
                                             -----------    -----------    -----------

    Net cash (used in) provided
       by financing activities                 8,048,000        190,000     (1,531,000)
                                             -----------    -----------    -----------

Net increase (decrease) in cash               (3,296,000)    (5,650,000)    14,592,000

CASH, beginning of period                     10,232,000     15,882,000      1,290,000
                                             -----------    -----------    -----------

CASH, end of period                          $ 6,936,000    $10,232,000    $15,882,000
                                             ===========    ===========    ===========




                See accompanying summary of accounting policies and notes to consolidated financial statements

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                        SUMMARY OF ACCOUNTING POLICIES
                     ====================================


BASIS OF PRESENTATION AND BUSINESS

       CII Financial, Inc. ("CII Financial") was incorporated in the State of California on September 15, 1988. CII Financial is a holding company primarily engaged in writing workers' compensation insurance in California through its wholly-owned subsidiaries, California Indemnity Insurance Company ("California Indemnity") and Commercial Casualty Insurance Company ("Commercial Casualty"). CII Financial is also engaged in the business of issuing insurance premium finance loans for commercial insurance policies through its wholly-owned subsidiary, CII Premium Finance Company ("CIIPF") which commenced operations in February 1991 and in the door lock manufacturing business through its 80% owned subsidiary, InteLock Technologies, which was acquired in June 1993. In addition, CII Financial has two operating insurance agencies, neither of which are significant to the consolidated financial statement.

       CII Financial acquired California Indemnity through an exchange of common stock during November 1989, and then acquired Commercial Casualty during November 1990 in consideration for 211,201 shares of CII Financial's Common Stock. Following the later acquisition, CII Financial contributed the shares of Commercial Casualty to California Indemnity as a surplus contribution. These transactions were accounted for as a "pooling of interests" and therefore the financial statements have been prepared as if the transactions were completed at January 1, 1988.

       The consolidated financial statements of CII Financial for 1994, 1993 and 1992 include the accounts of all of its wholly-owned subsidiaries, including California Indemnity, Commercial Casualty and CIIPF and its 80% owned subsidiary, InteLock Technologies. All material intercompany transactions and balances are eliminated.

       As used herein, the term the "Company" means CII Financial, Inc. and its subsidiaries, and the term "CII Financial" means CII Financial, Inc., exclusive of such subsidiaries.

INVESTMENTS

       Total fixed maturities, consisting entirely of bonds, have been segregated between held to maturity, which is carried at amortized cost because the Company has the ability and intends to hold these securities until maturity, available for sale which are carried at fair value with the unrealized gains or losses shown as a separate component of shareholders' equity, and trading which are carried at fair value, with the unrealized gains or losses reflected in the operating statement.

       Equity security investments are reported at fair value and for 1994 are part of the available for sale portfolio. The net unrealized gains and losses on equity securities are credited or charged directly to shareholders' equity.

       The fair values for fixed maturities and equity securities are based on quoted market prices.

       In 1994, short-term investments are reported as part of the available for sale portfolio. Prior to 1994, short-term investments were reported at cost which approximated fair value. Relocation mortgage loan receivables are carried at the unpaid principal balance which approximates fair value. Net realized investment gains and losses, based on specific identification of securities sold, are reported separately on the Statements of Operation.

INCOME TAXES

       Deferred federal income taxes are provided for temporary differences between the financial reporting and tax return bases of the Company's assets and liabilities.

                      CII FINANCIAL, INC. AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES
                                  (Continued)
                      ====================================


REVENUE AND EXPENSE RECOGNITION

    Earned premiums

        Earned premiums and the liability for unearned premiums are calculated by formula such that the premium written is earned pro rata over the term of the policy. The insurance policies currently written by California Indemnity and Commercial Casualty are for one year or less. Premiums earned include an estimate for earned but unbilled audit premiums.

    Premium finance income

        Finance charges on loans are initially charged to unearned finance charges and are recognized over the life of the loan using the effective interest method. A loan is typically repaid in nine (9) monthly installments. The loans earn interest at rates between 7% and 24%. Late charges are assessed for delinquent payments and are generally collected within one month.

    Policy acquisition costs

        Policy acquisition costs consist of commissions, premium taxes and other underwriting costs, which are directly related to the production and retention of new and renewal business and are deferred and amortized as the related premiums are earned. When it is determined that future policy revenues on existing insurance contracts are not adequate to cover related costs and expenses, deferred policy acquisition costs are written off. Earnings on invested funds between the time of premium receipts and related claim payments are considered in determining whether this condition exists.

    Property and equipment

        Property and equipment are stated at cost. Depreciation is computed on a straight-line method over the estimated useful lives of the assets which generally range from five to ten years.

    Reinsurance

        In the normal course of business, the Company seeks to reduce the loss that may arise from events that cause unfavorable underwriting results by reinsuring certain levels of risk with other insurance enterprises or reinsurers. Amounts recoverable from reinsurers are estimated in a manner consistent with the claim liability associated with the reinsured policy and reported separately on the balance sheets.

        Reinsurance premiums, commissions, expense reimbursements and reserves related to reinsured business are accounted for on bases consistent with those used in accounting for the original policies issued and the terms of the reinsurance contracts. Premiums ceded to other companies, which are calculated based on direct earned premiums, are reported as a reduction of direct earned premiums. Amounts applicable to reinsurance ceded for loss and loss adjustment expenses are reported as a reduction of this item on the statements of operations.

    Liability for loss and loss adjustment expenses

        The liability for loss and loss adjustment expenses is based upon the accumulation of cost estimates for each unpaid loss and claim reported prior to the close of the accounting period. In addition, the liability contains a

                      CII FINANCIAL, INC. AND SUBSIDIARIES

                         SUMMARY OF ACCOUNTING POLICIES
                                  (Concluded)
                      ====================================


REVENUE AND EXPENSE RECOGNITION (Continued)
    Liability for loss and loss adjustment expenses (Continued)

provision for the current estimate of the probable cost of losses that have occurred but have not yet been reported. This estimate includes loss adjustment expenses. The methods for making such estimates and for establishing the resulting liabilities, which include actuarial method evaluations, are continually reviewed and updated, and any adjustments resulting therefrom are reflected in current operations.

STATEMENTS OF CASH FLOWS

        For purposes of the statements of cash flows, the Company considers cash to be only cash on hand and in banks.

RECENT ACCOUNTING PRONOUNCEMENTS

        Statement of Financial Accounting Standards No. 119, Disclosure about Derivative Financial Instruments and Fair Value of Financial Instruments, increases the disclosures about derivative financial instruments which include futures, forward, swap, or option contracts or other financial instruments with similar characteristics. The Statement is effective for financial statements issued for fiscal years ending after December 15, 1994.

        The Company does not have any significant investments in derivative financial instruments. The Company does not invest in futures, forward, swap, or option contracts nor does the Company invest in hedging or risk adjustment financial instruments. In addition, there are no off-balance sheet instruments.

        Statement of Financial Accounting Standards No. 114, Accounting by Creditors for Impairment of a Loan, requires that impaired loans be measured at the present value of anticipated future cash flows, discounted at the loan's effective interest rate. Statement of Financial Accounting Standards No. 118, Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosure, amends the disclosure requirements in Statement No. 114 to require information on certain impaired loans and how a creditor recognizes income on these impaired loans. Both Statements are effective for fiscal years beginning after December 15, 1994. The financial impact to the Company from implementing these pronouncements will be immaterial.

RECLASSIFICATION OF PRIOR AMOUNTS

        Certain amounts in the accompanying financial statements for the years ended December 31, 1993 and 1992 have been reclassified to conform to those classifications used in 1994.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                  ==========================================



NOTE 1 - SHAREHOLDERS' EQUITY

        During 1992, CII Financial repurchased 115,000 shares of its Common Stock on the open market at prices averaging $3.52 per share. These shares were cancelled pursuant to the California Corporations Code.

NOTE 2 - INVESTMENTS

        Net investment income is summarized as follows:

                                                                   Year ended December 31,
                                                          ----------------------------------------
                                                              1994          1993          1992
                                                          ------------  ------------  ------------
Interest income:
  Bonds                                                   $11,693,000   $10,907,000   $10,258,000
  Short-term investments                                    1,037,000       971,000     1,881,000
  Relocation mortgage loans from employees                    216,000       254,000        91,000
                                                          -----------   -----------   -----------
                                                           12,946,000    12,132,000    12,230,000
  Investment expenses                                        (440,000)     (497,000)     (415,000)
                                                          -----------   -----------   -----------
    Net investment income                                 $12,506,000   $11,635,000   $11,815,000
                                                          ===========   ===========   ===========

        The amortized cost and estimated fair values of investments in financial instruments held by the Company as of December 31, 1994 are as follows:

                                                                        Gross         Gross
                                                       Amortized     unrealized    unrealized    Estimated
                                                          cost          gains        losses      fair value
                                                      ------------   ----------    ----------   ------------
Fixed Maturities Held To Maturity
---------------------------------
  U.S. Treasury securities and obligations of
    U.S. government corporations and agencies         $ 21,988,000   $   74,000   $  813,000   $ 21,249,000

  Obligations of states and political subdivisions      80,538,000    2,514,000    1,457,000     81,595,000

  Corporate securities                                   5,225,000           -       534,000      4,691,000
                                                      ------------   ----------   ----------   ------------
  Total Fixed Maturities Held to Maturity              107,751,000    2,588,000    2,804,000    107,535,000
                                                      ------------   ----------   ----------   ------------
Securities Available for Sale
-----------------------------
Fixed Maturities
  U.S. Treasury securities and obligations of
    U.S. government corporations and agencies           49,522,000      535,000      533,000     49,524,000

  Obligations of states and political subdivisions      33,919,000      774,000      197,000     34,496,000

  Corporate securities                                  24,105,000       18,000      497,000     23,626,000
                                                      ------------   ----------   ----------   ------------
  Total Fixed Maturities Available for Sale            107,546,000    1,327,000    1,227,000    107,646,000
                                                      ------------   ----------   ----------   ------------
Equity Securities                                        1,765,000           -     1,286,000        479,000

Total Securities Available for Sale                    109,311,000    1,327,000    2,513,000    108,125,000
                                                      ------------   ----------   ----------   ------------
Total                                                 $217,062,000   $3,915,000   $5,317,000   $215,660,000
                                                      ============   ==========   ==========   ============

                      CII FINANCIAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                   ==========================================



NOTE 2 - INVESTMENTS (Continued)

         The amortized cost and estimated fair values of investments in financial instruments held by the Company as of December 31, 1993 are as follows:

                                                                           Gross         Gross      Estimated
                                                            Amortized    unrealized   unrealized       fair
                                                               cost         gains       losses        value
                                                           ------------  -----------  -----------  ------------
Fixed maturities
 including short-term:
----------------------
U.S. Treasury securities and obligations of
 U.S. government corporations and agencies                 $ 64,928,000  $ 1,511,000  $    7,000   $ 66,432,000

Obligations of states and
 political subdivisions                                     111,548,000    8,459,000   1,211,000    118,796,000

Corporate securities                                         12,450,000      409,000      19,000     12,840,000
                                                           ------------  -----------  ----------   ------------

  Total bonds                                               188,926,000   10,379,000   1,237,000    198,068,000

Trading portfolio                                            10,921,000           --          --     10,921,000
                                                           ------------  -----------  ----------   ------------

  Total fixed maturities                                    199,847,000   10,379,000   1,237,000    208,989,000
                                                           ------------  -----------  ----------   ------------

Equity securities:
------------------
Common stock                                                  1,768,000           --     109,000      1,659,000
                                                           ------------  -----------  ----------   ------------

Total                                                      $201,615,000  $10,379,000  $1,346,000   $210,648,000
                                                           ============  ===========  ==========   ============

   Realized gains and losses are summarized as follows:

                                                                  Year ended December 31,
                                                           ------------------------------------
                                                             1994       1993         1992
                                                           --------   ----------   ---------
Realized gain (loss):
Fixed maturities                                           $     --   $2,135,000   $ 179,000
Equity securities                                                --       61,000    (248,000)
Trading portfolio                                           186,000           --          --
Investments available for sale                               30,000           --          --
Investments held to maturity                                 70,000           --          --
                                                           --------   ----------   ---------
   Net gain (loss)                                         $286,000   $2,196,000   $ (69,000)
                                                           ========   ==========   =========


                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

     The change in unrealized gains and losses on fixed maturity and equity security investments is summarized as follows:

NOTE 2 - INVESTMENTS (Continued)


                                          Year ended December 31,
                                  ---------------------------------------
                                      1994           1993         1992
                                  ------------    ----------   ----------
Fixed maturities                  $      -        $2,886,000   $1,539,000
Equity securities                        -           482,000      256,000
Trading portfolio                                      -            -
Investments available for sale     ( 3,470,000)        -            -
Investments held to maturity       ( 6,965,000)        -            -
                                  ------------    ----------   ----------

     Net gain (loss)              $(10,435,000)   $3,368,000   $1,795,000
                                  ============    ==========   ==========


                      CII FINANCIAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                   ==========================================


NOTE 2 - INVESTMENTS (Continued)

        Individual financial investments, excluding investments in bonds and notes of the United States government and United States government agencies, which exceed ten percent of total shareholders' equity at December 31, 1994 are as follows:


Fixed maturities:
        Oklahoma City, OK General Obligation                       $3,073,000
        Cargill Financial Services Corp                             3,194,000
                                                                   ----------
                                                                   $6,267,000
                                                                   ==========

        Individual financial investments, excluding investments in bonds and notes of the United States government and United States government agencies, which exceed ten percent of total shareholders' equity at December 31, 1993 are as follows:

Fixed maturities:
        Michigan State ESG Dev Auth                               $ 7,904,000
        Illinois State Toll Hwy Auth Rev                            1,834,000
        Salt Lake City UT Rdv Agy Rev                               1,800,000
        Oklahoma City OK G/O Ref                                    1,745,000
                                                                  -----------
                                                                  $13,283,000
                                                                  ===========

        The amortized cost and estimated fair value of debt securities at December 31, 1994, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                             Estimated
                                               Amortized        fair
                                                  cost         value
                                              ------------  ------------
Debt Securities Held to Maturity
 Due in one year or less                      $         -   $         -
 Due after one year through five years          24,270,000    24,107,000
 Due after five years through ten years         55,746,000    55,335,000
 Due after ten years through fifteen years      26,462,000    26,791,000
 Due after fifteen years                         1,273,000     1,302,000
                                              ------------  ------------
Total Held to Maturity                         107,751,000   107,535,000
                                              ------------  ------------
Debt Securities Available for Sale
 Due in one year or less                        48,469,000    48,268,000
 Due after one year through five years          16,278,000    16,564,000
 Due after five years through ten years         22,550,000    22,307,000
 Due after ten years through fifteen years      13,085,000    13,155,000
 Due after fifteen years                         7,164,000     7,352,000
                                              ------------  ------------
Total Available for Sale                       107,546,000   107,646,000
                                              ------------  ------------
Total Debt Securities                         $215,297,000  $215,181,000
                                              ============  ============

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 3 - REINSURANCE

     The Company has reinsurance treaties in effect with unrelated entities. The reinsurers assume the liability on that portion of workers' compensation claims between $250,000 and $60,000,000 per occurrence for 1994, 1993 and 1992.

     Reinsurance contracts do not relieve the Company from its obligations to policyholders. Failure of reinsurers to honor their obligations could result in losses to the Company. Consequently, allowances are established for amounts deemed uncollectible which at December 31, 1994 and 1993 were none. The Company evaluates the financial condition of its reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. At December 31, 1994 and 1993, the amount of reinsurance recoverable for unpaid losses and loss adjustment expenses was $29,342,000 and $25,841,000, respectively. The amount of reinsurance receivable for paid losses and loss adjustment expenses was $65,000 and $171,000, respectively. All reinsurance recoverable and receivable amounts are due from General Reinsurance Corporation which is rated A++ by the A.M. Best Company.

     The following table provides reinsurance information by reinsurer for the three years ended December 31, 1994:


                                                           Recoveries     Recoverable
                                                            on Paid        on Unpaid      Premiums
                                                           Losses/LAE     Losses/LAE       Ceded
                                                           ----------     -----------     --------
1994:
General Reinsurance Corporation                                $1,117          $3,501       $3,679
Others                                                             -               -           205
                                                               ------          ------       ------
     Total                                                     $1,117          $3,501       $3,884
                                                               ======          ======       ======

1993:
General Reinsurance Corporation                                $  594          $5,495       $4,156
Others                                                             -               -           255
                                                               ------          ------       ------
     Total                                                     $  594          $5,495       $4,411
                                                               ======          ======       ======

1992:
General Reinsurance Corporation                                $  920          $3,966       $3,885
Others                                                             -               -           263
                                                               ------          ------       ------
     Total                                                     $  920          $3,966       $4,148
                                                               ======          ======       ======


                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 4 - LOSSES AND LOSS ADJUSTMENT EXPENSES

     The following table provides a reconciliation of the beginning and ending reserve balances for unpaid losses and loss adjustment expenses ("LAE").


                                                                     Year ended December 31,
                                                                ----------------------------------
                                                                  1994         1993         1992
                                                                --------     --------     --------
                                                                          (In thousands)
Net beginning loss and LAE reserve                              $174,515     $158,253     $112,749

Net provision for:
  Insured events incurred in current period                       67,642       86,617       91,430
  Insured events incurred in prior periods                       (13,953)      (3,865)      28,066
                                                                --------     --------     --------
       Total net provision                                        53,689       82,752      119,496
                                                                --------     --------     --------
Net payments for losses and LAE:
  Attributable to insured events incurred in current year         16,374       16,130       16,381
  Attributable to insured events incurred in prior years          50,210       50,360       57,611
                                                                --------     --------     --------
       Total net payments                                         66,584       66,490       73,992
                                                                --------     --------     --------
Net ending loss and LAE reserve                                  161,620      174,515      158,253
Reinsurance recoverable                                           29,342       25,841       20,207
                                                                --------     --------     --------
Gross ending loss and LAE reserve                               $190,962     $200,356     $178,460
                                                                ========     ========     ========


     In 1994, the Company experienced a favorable loss development trend on prior accident years 1992 and 1993 which resulted in a net reduction in the prior accident years' reserves of $13,953,000. The favorable development on the 1992 accident year was primarily due to the Company's aggressive actions to settle claims. The favorable development on the 1993 accident year appears to be aided in part by the legislative reforms that were enacted in July 1993. In 1993, a favorable development on the prior accident years resulted in a net reduction to the incurred losses of $3,865,000. There can be no assurances that such favorable development, nor the magnitude of any favorable development, will continue in the future.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 4 - LOSSES AND LOSS ADJUSTMENT EXPENSES (Continued)

     During the first and second quarters of 1992 and the fourth quarter of 1991, the Company significantly increased its loss reserves for 1991 and prior accident years. This was primarily due to the increased frequency and severity of stress and strain claims and the increased use of forensic medical examinations associated with litigation of claims.

     The increase in reinsurance recoverables are all due to increases in claims exceeding the Company's retention levels.

NOTE 5 - 7 1/2% CONVERTIBLE SUBORDINATED DEBENTURES

     In September 1991, CII Financial sold $58,250,000 of its 7 1/2% Convertible Subordinated Debentures due September 15, 2001, currently traded on the American Stock Exchange. Each $1,000 in principal amount of Debentures is convertible into 45.733 shares of Common Stock, at a conversion price of $21.866 per share. The unamortized issuance costs of $1,427,000 are included in the other assets caption on the balance sheet and are being amortized over the life of the Debentures. Accrued interest on the 7 1/2% Convertible Subordinated Debentures as of December 31, 1994, 1993 and 1992 is $1,243,000, $1,243,000 and $1,259,000,
respectively, and is included in the other liabilities caption on the balance sheet.

     The debentureholders may require CII Financial to repurchase the Debentures, in whole or in part, in certain circumstances involving a change in control of CII Financial prior to September 15, 2001.

     The Debentures are redeemable at the option of CII Financial in whole or in part, commencing any time after September 15, 1994. The Debentures are redeemable at the following redemption prices equal to the percentage of the principal amount plus accrued interest for the 12 month period beginning September 15 of the years indicated:


                                                        Redemption
        Year                                              Price
     ----------                                         ----------
     1994                                                105.25%
     1995                                                104.50%
     1996                                                103.75%
     1997                                                103.00%
     1998                                                102.25%
     1999                                                101.50%
     Thereafter                                          100.75%


     The net proceeds from the offering of approximately $56,147,000 were used principally to make contributions to the capital and surplus of CII Financial's insurance and premium finance subsidiaries and for general corporate purposes.

     In December 1991, CII Financial approved the implementation of a program to purchase up to $10,000,000 of its Convertible Subordinated Debentures and/or Common Stock, at fair value, pursuant to applicable law. During 1992, CII Financial repurchased $1,450,000 of its Convertible Subordinated Debentures at a $457,000 gain.

     The fair value of the 7 1/2% Convertible Subordinated Debentures at December 31, 1994 was $38,624,000, which was determined based on the quoted market price at December 31, 1994. The fair value reflects the market risks of the stated interest rate and the non-payment of the annual interest and/or the principal upon maturity.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

     CII Financial has limited sources of cash in which to pay the annual interest expense of $4,260,000. As disclosed in Note 8 of Notes to Consolidated Financial Statements, CII's insurance subsidiaries cannot pay shareholder's dividends to CII Financial without prior approval by the California Insurance Commissioner. CII Financial's other subsidiaries do not have the financial resources to pay shareholder's dividends to give CII Financial sufficient funds to pay the annual interest expense. As of December 31, 1994, CII Financial had a loan and advances to CII Premium Finance totalling $8,533,000 to fund the premium finance loans. To meet the interest payment requirement on the Convertible Subordinated Debentures for the next twelve months, CII Financial is exploring alternative funding sources for its premium finance operation which will then allow CII Financial to reduce its advances to the premium finance operation. The alternatives that are being explored include expansion of the existing line of credit facility (see Note 6 to Notes to Consolidated Financial Statements), a partial sale of the premium finance receivables to either a third party or a related party, an interest bearing loan from CII's insurance subsidiaries, further reductions in the amount of outstanding premium finance loans, and a sale of the premium finance operation.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 6 - NOTE PAYABLE TO BANK

     The Company has a $12,000,000 revolving line of credit agreement with a bank which expires on August 1, 1995. During the term of the agreement, the Company can borrow at the bank's prime rate plus one-half percent or a fixed LIBOR rate plus two and a half percent, payable monthly. Advances are available up to 80% of eligible loans receivable, and are collateralized by installment loans receivable. A commitment fee of one-tenth percent per annum is payable on the $12,000,000. The Company is required to maintain a compensating balance of fifteen percent of the revolving line of credit. Under this agreement, the Company borrowed $8,000,000, at the LIBOR rate plus two and one-half percent (8.5% at December 31, 1994), maturing on June 12, 1995.

     The revolving line of credit agreement requires compliance with certain loan covenants including, but not limited to, minimum tangible net worth, debt leverage ratio, and current ratio. The revolving line of credit of $12,000,000 is guaranteed by CII Financial, Inc. (the "Parent Company"). In addition, the Parent Company subordinated $2,000,000 of its debt. As of December 31, 1994, the Company was in compliance with all financial and non-financial covenants, however at September 30, 1994, the Company obtained a waiver for noncompliance with the debt leverage ratio covenant.

NOTE 7 - FEDERAL INCOME TAXES

     As required by Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes, effective January 1, 1993, the Company changed its method of accounting for income taxes from the deferred to the liability method. Deferred income tax balances are determined based on the difference between financial statement and tax return bases using current tax rates. Accordingly, the impact of a change in tax rates on deferred tax balances is recognized in income in the period that the change is enacted. As permitted, prior years' financial statements have not been restated. The cumulative effect of this change in accounting for income taxes was immaterial.

     Provision for taxes on income consists of:


                                              Year ended December 31,
                                       -------------------------------------
                                          1994          1993        1992
                                       -----------    --------   -----------
   Current provision (benefit)         $   305,000    $196,000   $(3,103,000)
   Deferred provision                   (4,000,000)         -      4,458,000
                                       -----------    --------   -----------

   Total federal income
    tax (benefit)                      $(3,695,000)   $196,000   $ 1,355,000
                                       ===========    ========   ===========


     The current provision for the year ended December 31, 1994 is net of a $799,000 tax benefit of alternative minimum tax net operating loss carryforwards.

     At December 31, 1994 and 1993, temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities that cause deferred tax assets (liabilities) consist of the following:

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 7 - FEDERAL INCOME TAXES (Continued)


                                                           1994             1993
                                                       ------------     ------------
     Discount on loss reserves                         $ 13,790,000     $ 15,062,000
     Net operating loss carryforward                      6,814,000        6,163,000
     Provisions for doubtful accounts                       796,000          755,000
     Alternative minimum tax credits                        780,000           -
     Unearned premiums                                      608,000          724,000
     Supplemental benefit plans                             723,000          348,000
     Policyholders' dividends                                -               223,000
     Other                                                  427,000          401,000
                                                       ------------     ------------
      Gross deferred asset                               23,938,000       23,676,000
                                                       ------------     ------------

     Deferred policy acquisition costs                     (777,000)        (687,000)
     Unamortized original issue discount                   (490,000)          -
     Excess tax depreciation over book                     (478,000)        (400,000)
     Other                                                 (154,000)        (255,000)
                                                       ------------     ------------
      Gross deferred liability                           (1,899,000)      (1,342,000)
                                                       ------------     ------------

     Net deferred asset before valuation allowance       22,039,000       22,334,000
     Valuation allowance                                (18,039,000)     (22,334,000)
                                                       ------------     ------------
                                                       $  4,000,000     $     -
                                                       ============     ============


        For the year ended December 31, 1993, the Company established a valuation allowance equal to the net deferred asset as the Company could not conclude that it was more likely than not that the entire net deferred asset could be realized. For the year ended December 31, 1994, the Company re-evaluated the valuation allowance taking into consideration, for the next three years, projected operating results and the establishment and reversal of permanent and temporary tax differences. As a result, the Company reduced its valuation allowance by $4,000,000.

        At December 31, 1994, the Company has a net operating loss carryforward of $20,041,000 available to offset future taxable income until December 31, 2008. The Company has no alternative minimum tax net operating loss carryforwards.

        For the years ended December 31, 1994, 1993 and 1992, deferred taxes resulted from temporary differences in recognition of certain revenue and expense for tax and financial reporting purposes. The sources of these temporary differences and the related tax effects are as follows:

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 7 - FEDERAL INCOME TAXES (Continued)


                                                           Year ended December 31,
                                                 --------------------------------------------
                                                    1994             1993             1992
                                                 -----------      -----------      ----------
Discount on loss reserves                        $(1,272,000)     $ 1,525,000      $3,957,000
Net operating loss                                   651,000           -               -
Provisions for doubtful accounts                      41,000         (111,000)        339,000
Alternative minimum tax credits                      780,000           -               -
Unearned premiums                                   (116,000)          (5,000)        442,000
Supplemental benefit plans                           375,000          348,000          -
Policyholders' dividends                            (223,000)          -              181,000
Deferred policy acquisition costs                    (90,000)          16,000        (399,000)
Unamortized original issue discount                 (490,000)          -               -
Valuation allowance                                4,295,000       (1,424,000)         -
Other                                                 49,000         (349,000)        (62,000)
                                                 -----------      -----------      ----------
                                                 $ 4,000,000      $    -           $4,458,000
                                                 ===========      ===========      ==========


     A reconciliation of the federal statutory income tax rates to the effective tax rates in the Consolidated Statements of Operations is as follows:


                                                              Year ended December 31,
                                                           ------------------------------
                                                           1994        1993        1992
                                                           -----       -----       -----
Income tax provision (benefit) at statutory rate            34.0 %      34.0 %     (34.0)%
Tax exempt income                                          (29.4)%     (53.4)%      (6.7)%
Proration adjustment on tax exempt income                    4.4 %       7.9 %       1.0 %
Discount on loss reserves                                  (10.5)%      33.9 %      10.4 %
Tax loss producing no current tax benefit                    3.8 %         -        31.6 %
Utilization of net operating loss carryforward                 -        (9.0)%         -
Alternative minimum tax                                      3.6 %       4.1 %       0.7 %
Compensation related to below market loans                  (5.7)%         -          -
Decrease in valuation allowance                            (46.8)%         -          -
Other                                                        3.4 %     (13.4)%       0.3 %
                                                           -----       -----       -----
  Effective income tax provision (benefit) rate            (43.2)%       4.1 %       3.3 %
                                                           =====       =====       =====

     In lieu of state franchise and corporate income taxes, California Indemnity and Commercial Casualty pay premium taxes based upon direct written premiums to the states in which they write business. Premium tax expense is included in policy acquisition costs in the consolidated statements of operations.

NOTE 8 - DIVIDEND RESTRICTIONS - INSURANCE SUBSIDIARIES

     Under California insurance company statutes and regulations, California Indemnity and Commercial Casualty are restricted as to the amount of dividends they may pay on their common stock to their parent companies. No dividends may be paid without at least ten business days prior notice to the Insurance Commissioner. Unless specially approved by the Insurance Commissioner prior to payment, dividends may be paid only out of accumulated earned surplus, excluding any earned surplus attributable to unrealized appreciation in assets or an exchange of assets.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 8 - DIVIDEND RESTRICTIONS - INSURANCE SUBSIDIARIES (Continued)

          If a dividend or other distribution is contemplated which, along with all other dividends or distributions made within the preceding twelve months, exceeds the greater of 10% of the insurance company's policyholders' surplus as of the end of the prior calendar year or net income for such calendar year, at least 30 days prior notice to the Commissioner must be given, and no payment of the dividend or distribution may be made unless and until (i) the Commissioner has approved it or (ii) the 30 days have elapsed and the Commissioner has not disapproved the proposed payment.

          Based on its financial position as of December 31, 1994, California Indemnity cannot pay any shareholder dividend to CII Financial during 1995 without the prior approval of the California Insurance Commissioner as California Indemnity has no accumulated earned surplus. Commercial Casualty, on the other hand, may pay up to $1,874,000 in shareholder dividends to California Indemnity in 1995 without prior approval from the California Insurance Commissioner.

          Policyholders' surplus of California Indemnity and Commercial Casualty on a consolidated statutory accounting basis at December 31, 1994 and 1993 was $61,821,000 and $51,459,000, respectively. Consolidated statutory net income
(loss) was $12,199,000, $7,174,000 and $(32,162,000) for the periods ended
December 31, 1994, 1993 and 1992, respectively.

          The National Association of Insurance Commissioners adopted risk-based capital guidelines for property-casualty insurance companies whereby required statutory surplus would be based, in part, on a formula based risk assessment of the individual investments held in the insurance company's portfolio. These regulations became effective in 1995 and are applied to the statutory Annual Statement for the year ended December 31, 1994. The Company's risk-based capital results for the year ended December 31, 1994 exceeded the minimum surplus required under the regulations.

NOTE 9 - EMPLOYEE COMPENSATION
         PROFIT SHARING, 401(k) AND SUPPLEMENTAL BENEFIT PLANS

          The Company maintains a qualified profit sharing plan that covers all eligible employees. It also maintains a 401(k) Plan that is available to all eligible employees. A nonqualified supplemental benefit plan is maintained for certain officers and key employees of the Company.

          During the years ended December 31, 1994, 1993 and 1992, the Company expensed: (i) $1,841,000, $1,199,000 and zero, respectively, for the profit sharing plan; (ii) $359,000, $244,000 and $178,000, respectively, under the 401(k) Plan; and (iii) $114,000, $45,000 and $42,000, respectively, for the supplemental benefit plan.

     EXECUTIVE RETIREMENT PLANS

          The Company maintains a Supplemental Executive Retirement Plan and a Supplemental Senior Executive Retirement Plan. Eligibility for participation in both plans is limited to officers and key employees selected and approved by the Board of Directors. During the years ended December 31, 1994, 1993 and 1992, the Company expensed $530,000, $279,000 and $279,000, respectively, under these plans.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 9 - EMPLOYEE COMPENSATION (Continued)
         EMPLOYEE INCENTIVE PLAN

     The Company maintains a nonqualified cash bonus plan pursuant to which certain officers and key employees are eligible to receive cash bonuses based upon individual and Company performance. During the years ended December 31, 1994, 1993 and 1992, the Company expensed $849,000, $689,000 and $21,000, respectively, for the employee incentive plan.

         EMPLOYMENT CONTRACTS

     As of December 31, 1994, the Company has employment contracts with ten employees expiring December 1995 through March 2001. Minimum aggregate cash compensation obligations under these contracts are: 1995 - $1,713,000; 1996 - $1,652,000; 1997 - $1,652,000; 1998 - $1,652,000; 1999 - $1,502,000 and
thereafter - $1,753,000.

NOTE 10 - STOCK OPTION PLANS
          EMPLOYEES

     In 1993, 1991, 1989 and 1988 CII Financial adopted various incentive and non-qualified stock option plans. Options are issued to officers and key employees for the purchase of CII Financial Common Stock. All of the outstanding options were granted at 100% of the market price of CII Financial's Common Stock on the date of grant. Subject to certain conditions, such as continued employment, the exercise of the options is not restricted and the options expire ten to twenty years from the date of grant unless accelerated under certain conditions, such as termination of employment. Substantial portions of the options vest ratably over five to ten years and may become fully vested under certain circumstances, such as a change in control.

     Additional information with respect to options issued under these plans is as follows:


                                                                       Option Price
                                                 Number of     -----------------------------
                                                  Shares         Per Share          Total
                                                 ---------     --------------     ----------
Outstanding at January 1, 1993                    622,000      $3.330-$10.000     $2,183,000
Granted                                           904,000      $5.750-$ 6.750      5,680,000
Cancelled                                        (123,000)     $3.330-$ 3.350       (412,000)
Exercised                                         (58,000)     $3.330-$ 3.500       (193,000)
                                                ---------                         ----------
Outstanding at December 31, 1993                1,345,000      $3.330-$10.000      7,258,000
Granted                                            97,000      $5.375-$ 5.750        557,000
Cancelled                                          (3,000)     $3.330-$ 3.500        (12,000)
Exercised                                         (16,000)     $3.330-$ 3.500        (57,000)
                                                ---------                         ----------
Outstanding at December 31, 1994                1,423,000      $3.500-$10.000     $7,746,000
                                                =========                         ==========

     As of December 31, 1994, there were 751,000 options that could have been exercised. The remainder of the outstanding options first become exercisable as follows: 1995 - 84,000; 1996 - 104,000; 1997 - 77,000; 1998 -58,000; 1999 -
76,000 and thereafter 273,000. At December 31, 1994 there were a total of 484,000 options available to grant under the four plans.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 10 - STOCK OPTION PLANS (Continued)
          DIRECTORS

     In November 1994, CII Financial adopted the CII Financial, Inc. Non-Employee Director Stock Option Plan ("Director Plan") which provides for the grant of nonqualified stock options to non-employee directors who have a minimum of two years of continuance service on the Board of CII Financial, Inc. Under the Director Plan, each eligible non-employee director will automatically receive, on each of the second through fifth anniversaries of the date the director joined the board, an annual nonqualified stock option to purchase a specified number of shares of CII Financial's Common Stock, ranging from 750 to 6,750 shares, depending on such non-employee director's years of continuance service on the board. Options were granted at a price equal to the market price of CII Financial's Common Stock on the date of grant. Subject to certain conditions, such as continued service as a director, the exercise of the options is not restricted and the options expire ten years from date of grant. For each year of service on the board, 20% of the options are exercisable.

     In addition, CII Financial adopted the CIIC Non-Employee Director Stock Option Plan ("CIIC Plan") in November 1994 which provides for the grant of nonqualified stock options to purchase shares of CII Financial Common Stock to non-employee directors of California Indemnity Insurance Company and Commercial Casualty Insurance Company who have a minimum of two years of continuance service on the CIIC board of directors. The CIIC Plan is similar to the Director Plan described above except that the number of shares of CII Financial Common Stock subject to options granted each year range from 500 to 4,500.

     As of December 31, 1994, for both plans, there were 97,300 options granted, outstanding and presently exercisable at prices ranging from $5.375 to $5.750. There were 112,000 options available for grant as of December 31, 1994.

NOTE 11 - RELATED PARTY TRANSACTIONS

     The Company leases two automobiles from an entity which is owned by two of the Company's officers, who are also directors, in lieu of a car allowance. Lease rental costs for the years ended December 31, 1994, 1993 and 1992 were $16,000 each. See Note 6.

     A director of CII Financial was an employee of a company that, in 1991, assumed certain investment management responsibilities with respect to California Indemnity's investment portfolio. For the years ended December 31, 1994, 1993 and 1992, California Indemnity expensed approximately $381,000, $361,000 and $352,000 related to such services. The aforementioned agreement was terminated in December 1994.

     In connection with CII Financial's relocation of its principal executive offices to Pleasanton, California in July 1992, to retain certain key officers and employees, California Indemnity extended mortgage loans for the purchase of such officers' and employees' principal residences. In March, 1994, the terms of the loans were changed for those borrowers who were still actively employed. The interest rate was reduced to a fixed rate of 3% per annum; the maturity date was fixed to March 2009; and the loan was made assumable, one time, by a qualified purchaser of the employee's residence. The amendments resulted in substantial amounts of unintended imputed income to the employees for the year ended December 31, 1994 which resulted in significant adverse personal income tax consequences to the employees.

     The present value of future cash flows of the relocation mortgage loans at December 31, 1994, approximates the unpaid principal balance.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 12 - EARNINGS PER SHARE

     Earnings per share are based upon the weighted average number of common shares outstanding during each period. The number of shares used in the years ended December 31, 1994, 1993 and 1992 in the computation of both primary and fully diluted earnings per share are 7,181,000, 7,142,000 and 7,168,000, respectively. The Company's outstanding options and Convertible Subordinated Debentures were excluded from the fiscal 1992 computation due to their anti-dilutive effect.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

     The Company leases its office facilities under noncancellable operating leases expiring through October 1999. Gross minimum rental commitments of the leases as of December 31, 1994 are as follows:


     Year                                                    Amount
     ----                                                    ------
     1995                                                  $2,027,000
     1996                                                   1,877,000
     1997                                                   1,731,000
     1998                                                   1,390,000
     1999                                                     572,000
                                                           ----------

     Total                                                 $7,597,000
                                                           ==========


     Rent expense consists of:


                                      Year ended December 31,
                             ----------------------------------------
                                1994           1993           1992
                             ----------     ----------     ----------
Office                       $1,831,000     $1,387,000     $1,172,000
Automobiles                      16,000         16,000         16,000
                             ----------     ----------     ----------

     Total rent expense      $1,847,000     $1,403,000     $1,188,000
                             ==========     ==========     ==========


NOTE 14 - OFF-BALANCE-SHEET AND CREDIT RISK

     The Company controls credit risk through adequate deposits, credit approvals, limits and monitoring procedures.

     The Company's investment portfolio of debt securities consists of investment grade securities.

     At December 31, 1994 and 1993, the Company had reinsurance contracts with unrelated insurers amounting to $29,342,000 and $25,841,000, respectively, for reinsurance recoverables on unpaid losses. The Company performs due diligence to ensure that amounts due from reinsurers are collectible.

                     CII FINANCIAL, INC. AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Continued)
                  ==========================================

NOTE 15 - SUPPLEMENTAL DISCLOSURES FOR CONSOLIDATED STATEMENTS OF CASH FLOWS

  Supplemental disclosures for the consolidated statements of cash flows are:

                                             Year ended December 31,
                                     --------------------------------------
                                        1994         1993           1992
                                     ----------    ---------     ----------
Cash paid for:

Income taxes                         $  100,000    $  330,000    $       _
                                     ==========    ==========    ==========
Interest                             $4,458,000    $4,260,000    $4,209,000
                                     ==========    ==========    ==========

NOTE 16 - BUSINESS SEGMENT INFORMATION

        Information concerning the Company's business segments is presented below. Corporate and other includes the interest expense on the Convertible Subordinated Debentures. There were no reportable business segments for the years ended December 31, 1993 and 1992.

                                                                                           Workers'
                                                                                         Compensation      Door Lock      Corporate
                                                                                Total     Insurance      Manufacturing    and other
                                                                               -------   ------------    -------------    ----------
                                                                                           (Dollars in thousands)
For the year ended December 31, 1994
  Revenue                                                                     $108,315     $103,536        $ 2,035         $ 2,744
  Income (loss) before income taxes                                              8,544       15,831         (2,501)         (4,786)
  Amortization and depreciation expense                                          1,356           -             547             809
  Capital expenditures                                                           1,276           -              44           1,232
Identifiable assets as of December 31, 1994                                    307,827      281,044            146          26,637

NOTE 17 - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED)

        The following table sets forth the unaudited data regarding operations for each quarter of 1994 and 1993. In the opinion of management, such unaudited data includes all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the information presented. The Company's operating results for any quarter are not necessarily indicative of the operating results for any future period.

                                                                                                     1994
                                                                           ---------------------------------------------------------
                                                                           4th Quarter    3rd Quarter     2nd Quarter    1st Quarter
                                                                           -----------    -----------     -----------    -----------
Net earned premiums                                                        $21,503,000    $23,378,000     $22,202,000    $23,717,000
Net investment income                                                        3,261,000      3,352,000       3,034,000      3,145,000
Other revenues                                                               1,497,000      1,116,000       1,053,000      1,057,000
                                                                           -----------    -----------     -----------    -----------
Total revenues                                                              26,261,000     27,846,000      26,289,000     27,919,000
Costs and expenses                                                          22,939,000     24,882,000      25,048,000     26,902,000
                                                                           -----------    -----------     -----------    -----------
Income before federal income tax benefit                                     3,322,000      2,964,000       1,241,000      1,017,000
Federal income tax benefit                                                  (3,695,000)            -               -              -
                                                                           -----------    -----------     -----------    -----------
Net income                                                                 $ 7,017,000    $ 2,964,000     $ 1,241,000    $ 1,017,000
                                                                           ===========    ===========     ===========    ===========

                           (Continued on next page)

                      CII FINANCIAL, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  (Concluded)

                   ==========================================

NOTE 17 - QUARTERLY RESULTS OF OPERATIONS (UNAUDITED) (Continued)


                                                1994
                         --------------------------------------------------
                         4th Quarter  3rd Quarter  2nd Quarter  1st Quarter
                         -----------  -----------  -----------  -----------
Net income per share:
  Primary                      $0.98        $0.41        $0.17        $0.14
                               =====        =====        =====        =====
  Fully diluted                $0.81        $0.41        $0.17        $0.14
                               =====        =====        =====        =====

        In the fourth quarter, the Company re-evaluated its valuation allowance on the deferred tax asset in light of the operating results for the year and considering projected operating results for the next three years. As a result, the valuation allowance was reduced by $4,000,000. Also in the fourth quarter, due to operating losses at InteLock, the Company reduced the number of years for amortizing the goodwill in InteLock to reflect a more realistic period. Along with other valuation allowances and expense accruals, total adjustments recorded in the fourth quarter for InteLock were approximately $600,000.

                                                       1993
                               -----------------------------------------------------
                               4th Quarter   3rd Quarter  2nd Quarter   1st Quarter
                               ------------  -----------  ------------  ------------
Net earned premiums             $29,133,000  $30,194,000   $26,003,000   $24,284,000
Net investment income             3,168,000    3,170,000     3,833,000     3,660,000
Other revenues                    1,118,000      689,000       492,000       458,000
                                -----------  -----------   -----------   -----------
Total revenues                   33,419,000   34,053,000    30,328,000    28,402,000
Costs and expenses               31,187,000   33,046,000    29,104,000    28,067,000
                                -----------  -----------   -----------   -----------
Income before federal
  income tax expense              2,232,000    1,007,000     1,224,000       335,000
Federal income tax
  expense                           196,000            -             -             -
                                -----------  -----------   -----------   -----------
Net income                      $ 2,036,000  $ 1,007,000   $ 1,224,000   $   335,000
                                ===========  ===========   ===========   ===========
Net income per share
  Primary and fully diluted     $      0.28  $      0.14   $      0.17   $      0.05
                                ===========  ===========   ===========   ===========


             Report of Independent Certified Public Accountants on
             -----------------------------------------------------
                         Financial Statement Schedules
                         -----------------------------



To the Board of Directors
CII Financial, Inc.
Pleasanton, California


    The audits referred to in our report dated February 17, 1995 relating to the consolidated financial statements of CII Financial, Inc. and Subsidiaries, which is contained in Item 8 of this Form 10-K included the audits of the financial statement schedules listed in the accompanying index. These financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statement schedules based upon our audit.

    In our opinion, such financial statement schedules present fairly, in all material respects, the information set forth therein.



                                          BDO SEIDMAN, LLP



Los Angeles, California
February 17, 1995

                      CII FINANCIAL, INC. AND SUBSIDIARIES

                  SCHEDULE I - SUMMARY OF INVESTMENTS - OTHER
                      THAN INVESTMENTS IN RELATED PARTIES
                               DECEMBER 31, 1994
                  ===========================================

                                                                           Amount at
                                                                             which
                                                                            shown in
                                                     Amortized   Market    the balance
Type of Investment                                     Cost      Value        sheet
------------------                                   ---------  --------   -----------
                                                            (In thousands)
Fixed maturities:
 Bonds:
  United States government and government agencies
   and authorities                                    $ 69,111  $ 68,373     $ 69,112
  State, municipalities and political subdivisions     114,456   116,090      115,033
  All other corporate bonds                             17,241    16,229       16,763
                                                      --------  --------     --------
    Total fixed maturities                             200,808   200,692      200,908
Relocation mortgage loans
 from employees                                          5,841     4,456        5,841
Equity securities                                        1,765       479          479
Short-term investments including trading portfolio      14,490    14,489       14,489
                                                      --------  --------     --------
      Total investments                               $222,904  $220,116     $221,717
                                                      ========  ========     ========

                       CII FINANCIAL, INC. (PARENT ONLY)

                                  SCHEDULE II
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      CONDENSED BALANCE SHEET INFORMATION
                 =============================================

                                                                    December 31,
                                                              ------------------------
                                                                  1994         1993
                                                              -----------  -----------
                                      ASSETS
                                      ------
  Cash                                                        $ 1,631,000  $    61,000
  Investment in subsidiaries                                   74,183,000   58,530,000
  Investments                                                     479,000    6,903,000
  Property and equipment, less accumulated depreciation of
    $1,979,000 and $1,399,000                                   2,690,000    3,357,000
  Net receivable from subsidiaries                             11,489,000   10,737,000
  Other assets                                                  1,496,000    1,725,000
                                                              -----------  -----------

       Total assets                                           $91,968,000  $81,313,000
                                                              ===========  ===========

                    LIABILITIES AND SHAREHOLDERS' EQUITY
                    ------------------------------------
LIABILITIES:
  Convertible subordinated debentures                         $56,800,000  $56,800,000
  Interest payable                                              1,243,000    1,243,000
  Accounts payable and accrued expenses                         1,673,000    1,064,000
  Deferred federal income taxes payable                         1,081,000      517,000
  Federal income taxes payable                                  2,636,000    4,363,000
                                                              -----------  -----------

       Total liabilities                                       63,433,000   63,987,000
                                                              -----------  -----------

CONTINGENT LIABILITIES

SHAREHOLDERS' EQUITY:
  Common stock, stated value $.50 per share; shares
    authorized - 100,000,000; outstanding - 7,187,000
    and 7,113,000                                               3,593,000    3,585,000
  Additional paid-in capital                                   58,563,000   58,523,000
  Unrealized losses on marketable equity securities            (1,187,000)    (109,000)
  Accumulated deficit                                         (32,434,000) (44,673,000)
                                                              -----------  -----------
       Total shareholders' equity                              28,535,000   17,326,000
                                                              -----------  -----------

       Total liabilities and shareholders' equity             $91,968,000  $81,313,000
                                                              ===========  ===========

           See accompanying note to condensed financial information.

                       CII FINANCIAL, INC. (PARENT ONLY)

                                  SCHEDULE II
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                 CONDENSED STATEMENT OF OPERATIONS INFORMATION
                 =============================================

                                                                Year ended December 31,
                                                       ------------   -------------  -------------
                                                           1994           1993           1992
                                                       ------------   -------------  -------------
REVENUES:
  Investment income                                    $     32,000   $    213,000   $    312,000
  Other                                                   1,567,000      1,581,000      1,204,000
                                                       ------------   ------------   ------------

       Total revenues                                     1,599,000      1,794,000      1,516,000
                                                       ------------   ------------   ------------
EXPENSES:
  Interest                                                4,260,000      4,260,000      4,274,000
  Administrative and other                                2,204,000      1,163,000      1,995,000
                                                       ------------   ------------   ------------

       Total expenses                                     6,464,000      5,423,000      6,269,000
                                                       ------------   ------------   ------------

LOSS BEFORE FEDERAL INCOME TAX EXPENSE,
  EXTRAORDINARY GAIN AND EQUITY IN NET
  INCOME (LOSS) OF SUBSIDIARIES                          (4,865,000)    (3,629,000)    (4,753,000)

FEDERAL INCOME TAX EXPENSE (BENEFIT)                     (2,074,000)      (512,000)     1,231,000

EXTRAORDINARY GAIN                                                -              -        457,000

EQUITY IN NET INCOME (LOSS) OF
 SUBSIDIARIES                                            15,030,000      7,719,000    (36,595,000)
                                                       ------------   ------------   ------------

NET INCOME (LOSS)                                        12,239,000      4,602,000    (42,122,000)

ACCUMULATED DEFICIT, beginning of period                (44,673,000)   (49,275,000)    (7,153,000)
                                                       ------------   ------------   ------------

ACCUMULATED DEFICIT, end of period                     $(32,434,000)  $(44,673,000)  $(49,275,000)
                                                       ============   ============   ============

          See accompanying note to condensed financial information.

                       CII FINANCIAL, INC. (PARENT ONLY)

                                  SCHEDULE II
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                      CONDENSED STATEMENTS OF CASH FLOWS

                 =============================================

                          Increase (decrease) in cash


                                                                                  Year ended December 31,
                                                                       ----------------------------------------------
                                                                            1994            1993           1992
                                                                       --------------   -------------   -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income (loss)                                                   $  12,239,000   $   4,602,000   $ (42,122,000)
                                                                        -------------   -------------   -------------
    Adjustments to reconcile net income (loss) to net cash
     provided by (used in) operating activities:
    Equity in net (income) loss of subsidiaries                           (15,030,000)     (7,719,000)     36,595,000
    Depreciation and amortization                                             828,000         793,000         664,000
    Extraordinary gain                                                              -               -        (457,000)
    Loss on the sale of investments                                            (3,000)              -         248,000
    Loss on the sale of property and equipment                                 14,000               -          64,000
    Compensatory stock options                                                 (8,000)              -         (78,000)
    Increase (decrease) in cash from changes in:
     Other assets                                                              56,000         (34,000)         70,000
     Accounts payable and accrued expenses                                    609,000        (180,000)      1,024,000
     Federal income tax, net                                               (1,163,000)       (842,000)      7,579,000
                                                                        -------------   -------------   -------------
       Total adjustments                                                  (14,697,000)     (7,982,000)     45,709,000
                                                                        -------------   -------------   -------------
    Net cash provided by (used in) operating activities                    (2,458,000)     (3,380,000)      3,587,000
                                                                        -------------   -------------   -------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of available for sale investments                           (130,338,000)              -               -
    Disposal of available for sale investments                            135,587,000               -               -
    Purchase of short-term investments                                              -    (538,833,000)   (177,035,000)
    Disposal of short-term investments                                              -     533,452,000     190,344,000
    Increase in investment in subsidiaries                                   (525,000)              -               -
    Purchase of property and equipment                                              -        (536,000)     (1,680,000)
    Disposal of property and equipment                                          8,000          22,000          64,000
                                                                        -------------   -------------   -------------
    Net cash provided by (used in) investing activities                     4,732,000      (5,895,000)     11,693,000
                                                                        -------------   -------------   -------------
CASH FLOWS FROM FINANCING ACTIVITIES:
    Net proceeds from the exercise of stock options                            48,000         193,000          40,000
    Repurchase and retire common stock                                              -          (3,000)       (405,000)
    Repurchase of subordinated debentures                                           -               -        (993,000)
    Net transfers to subsidiaries                                            (752,000)       (535,000)     (4,331,000)
                                                                        -------------   -------------   -------------
    Net cash provided by (used in) financing activities                      (704,000)       (345,000)     (5,689,000)
                                                                        -------------   -------------   -------------
NET INCREASE (DECREASE) IN CASH                                             1,570,000      (9,620,000)      9,591,000
CASH, beginning of period                                                      61,000       9,681,000          90,000
                                                                        -------------   -------------   -------------
CASH, end of period                                                     $   1,631,000   $      61,000   $   9,681,000
                                                                        =============   =============   =============

           See accompanying note to condensed financial information.

                       CII FINANCIAL, INC. (PARENT ONLY)

                                  SCHEDULE II
                 CONDENSED FINANCIAL INFORMATION OF REGISTRANT
                    NOTE TO CONDENSED FINANCIAL INFORMATION
                 =============================================

     The parent only financial statements present CII Financial's balance sheets, operations and cash flows by accounting for the investment in its consolidated subsidiaries on the equity method.

     The accompanying condensed financial information should be read with the consolidated financial statements and notes to consolidated financial statements.

                                                                         ANNEX C

                                   FORM 10-Q

                       SECURITIES AND EXCHANGE COMMISSION

                                 WASHINGTON, D. C. 20549


                   Quarterly Report Under Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                        FOR QUARTER ENDED JUNE 30, 1995

                       COMMISSION FILE NUMBER:   0-18324


                              CII FINANCIAL, INC.
               (Exact name of registrant as specified in charter)


            CALIFORNIA                                     95-4188244
  (State or other jurisdiction of                      (I.R.S. Employer
   incorporation or organization)                     Identification No.)


 5627 GIBRALTAR DRIVE  PLEASANTON, CALIFORNIA             94566-9025
   (Address of principal executive offices)               (Zip Code)


                                (510) 416-8700
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

                           YES    x         NO  ____
                                -----


At August 11, 1995, there were 7,203,221 shares of Common Stock outstanding.

                         PART I - FINANCIAL INFORMATION
                      CII FINANCIAL, INC. AND SUBSIDIARIES
                     CONDENSED CONSOLIDATED BALANCE SHEETS
                     (In thousands, except per share data)

                                                                  June 30,          December 31,
                                                                    1995                1994
                                                                  --------          ------------
ASSETS:
Investments:
  Held to maturity, at amortized cost
     (fair value $111,994 and $107,535)                           $107,020            $107,751
  Available for sale, at fair value
     (amortized cost $106,945 and $109,311)                        109,118             108,125
  Relocation mortgage loans from employees                           5,557               5,841
                                                                  --------            --------
     Total investments                                             221,695             221,717
Cash                                                                 6,054               6,845
Reinsurance recoverables                                            29,574              29,407
Premiums receivables, less allowances of $1,522 and $2,192          12,996              12,789
Financed premiums receivables, less allowances of $83 and $100      12,773              15,576
Investment income receivables                                        3,604               3,170
Deferred policy acquisition costs                                    2,633               2,285
Earned but unbilled receivables                                      1,210               2,244
Deferred income tax                                                  4,750               4,000
Property and equipment, less accumulated
  depreciation of $2,650 and $2,253                                  3,621               4,035
Other assets                                                         5,370               4,919
                                                                  --------            --------
  TOTAL ASSETS                                                    $304,280            $306,987
                                                                  ========            ========

LIABILITIES AND SHAREHOLDERS' EQUITY:
LIABILITIES:
Loss and loss adjustment expense reserves                         $184,603            $190,962
Unearned premiums                                                    9,995               8,940
Ceded reinsurance premiums payable                                     774                 543
Convertible subordinated debentures                                 56,800              56,800
Note payable to bank                                                 7,000               8,000
Federal income tax payable                                              -                  291
Other liabilities                                                   16,746              12,916
                                                                  --------            --------
  TOTAL LIABILITIES                                                275,918             278,452
                                                                  --------            --------
SHAREHOLDERS' EQUITY:
Common stock:
  Stated value $.50 per share; authorized 100,000;
  issued and outstanding 7,203 and 7,187                             3,602              3,593
Additional paid-in capital                                          58,613             58,563
Unrealized gains (losses) on securities                                937             (1,187)
Accumulated deficit                                                (34,790)           (32,434)
                                                                  --------           --------
  TOTAL SHAREHOLDERS' EQUITY                                        28,362             28,535
                                                                  --------           --------
  TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                      $304,280           $306,987
                                                                  ========           ========

See accompanying notes to condensed consolidated financial statements.

                         PART I - FINANCIAL INFORMATION
                      CII FINANCIAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                                                                         Six Months Ended
                                                                             June 30,
                                                                     1995                1994
                                                                   -------             -------
REVENUES:
Net earned premiums                                                $41,037             $45,919
Net investment income                                                7,022               6,179
Other income                                                         1,686               1,110
                                                                   -------             -------
  Total revenues                                                    49,745              53,208
                                                                   -------             -------
COSTS AND EXPENSES:
Net loss and loss adjustment expenses                               24,225              31,635
Policy acquisition, general and administrative                      19,572              16,506
Interest expense                                                     2,454               2,130
                                                                   -------             -------
  Total costs and expenses                                          46,251              50,271
                                                                   -------             -------

INCOME BEFORE TAXES AND DISCONTINUED OPERATIONS                      3,494               2,937
Federal income tax expense (benefit)                                  (750)                  -
                                                                   -------             -------

INCOME BEFORE DISCONTINUED OPERATIONS                                4,244               2,937

Net operating loss from discontinued operations                     (2,010)               (679)
Net loss on disposal of discontinued operations                     (4,590)                 -
                                                                   -------             -------
  Total loss from discontinued operations                           (6,600)               (679)
                                                                   -------             -------
NET INCOME (LOSS)                                                  $(2,356)            $ 2,258
                                                                   =======             =======

EARNINGS PER SHARE:
Income before discontinued operations:  Primary                     $  .57              $  .41
                                                                    ======              ======
                                        Fully diluted               $  .55              $  .41
                                                                    ======              ======
Discontinued operations:                Primary                     ($ .90)             ($ .10)
                                                                    ======              ======
                                        Fully diluted               ($ .88)             ($ .10)
                                                                    ======              ======

Net income (loss):                      Primary and fully diluted   ($ .33)             $  .31
                                                                    ======              ======

See accompanying notes to condensed consolidated financial statements

                         PART I - FINANCIAL INFORMATION
                      CII FINANCIAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                     (In thousands, except per share data)

                                                                     Three Months Ended
                                                                           June 30,
                                                                    1995              1994
                                                                   -------           -------
REVENUES:
Net earned premiums                                                $20,753           $22,202
Net investment income                                                3,521             3,034
Other income                                                           828               586
                                                                   -------           -------
  Total revenues                                                    25,102            25,822
                                                                   -------           -------
COSTS AND EXPENSES:
Net loss and loss adjustment expenses                               12,373            14,361
Policy acquisition, general and administrative                      10,403             8,755
Interest expense                                                     1,224             1,065
                                                                   -------           -------
  Total costs and expenses                                          24,000            24,181
                                                                   -------           -------
INCOME BEFORE TAXES AND DISCONTINUED OPERATIONS                      1,102             1,641
Federal income tax expense (benefit)                                  (750)               -
                                                                   -------           -------
INCOME BEFORE DISCONTINUED OPERATIONS                                1,852             1,641

Net operating loss from discontinued operations                     (1,046)             (400)
Net loss on disposal of discontinued operations                     (4,590)               -
                                                                   -------           -------
  Total loss from discontinued operations                           (5,636)             (400)
                                                                   -------           -------
NET INCOME (LOSS)                                                  $(3,784)          $ 1,241
                                                                   =======           =======

EARNINGS PER SHARE:
Income before discontinued operations: Primary                       $ .25             $ .23
                                                                    ======            ======
                                       Fully diluted                 $ .24             $ .23
                                                                    ======            ======
Discontinued operations:               Primary                      ($ .78)           ($ .06)
                                                                    ======            ======
                                       Fully diluted                ($ .77)           ($ .06)
                                                                    ======            ======

Net income (loss):                     Primary and fully diluted    ($ .53)            $ .17
                                                                    ======            ======

See accompanying notes to condensed consolidated financial statements.

                         PART I - FINANCIAL INFORMATION
                      CII FINANCIAL, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In thousands)

                                                                          Six Months Ended
                                                                               June 30,
                                                                       1995               1994
                                                                     --------           ---------
CASH PROVIDED BY OPERATING ACTIVITIES:                               $  (3,202)         $  19,047
                                                                     ---------          ---------
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of held to maturity investments                                     -            (14,301)
Purchase of available for sale investments                            (386,526)          (898,649)
Disposal of held to maturity investments upon maturity or call             780              4,938
Disposal of available for sale investments                             385,973            883,198
Financed premiums receivables                                            2,820             (4,746)
Mortgage loan receipts from employees                                      283                 68
Purchase of property and equipment                                          (8)              (255)
Proceeds on disposal of property and equipment                               5                  1
                                                                     ---------          ---------
  Net cash provided by (used in) investing activities                    3,327            (29,746)
                                                                     ---------          ---------
CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from stock options exercised                                   58                 55
Issuance of note payable to bank                                            -               3,000
Payment of note payable to bank                                         (1,000)                 -
Other                                                                        1                  -
                                                                     ---------          ---------
  Net cash provided by (used in) financing activities                     (941)             3,055
                                                                     ---------          ---------

NET INCREASE (DECREASE) IN CASH                                           (816)            (7,644)
Cash, beginning of period                                                6,870             10,110
                                                                     ---------          ---------
Cash, end of period                                                  $   6,054          $   2,466
                                                                     =========          =========



See accompanying notes to condensed consolidated financial statements.

                         PART I - FINANCIAL INFORMATION
                      CII FINANCIAL, INC. AND SUBSIDIARIES
                        NOTES TO CONDENSED CONSOLIDATED
                              FINANCIAL STATEMENTS

                  ============================================


The information furnished in this report reflects all adjustments which are, in the opinion of management, necessary to a fair statement of the results for the interim periods presented.

NOTE 1 - INTERIM FINANCIAL STATEMENTS

The interim financial statements for the six and three months ended June 30, 1995 and 1994 are unaudited. In the opinion of management, such statements reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the results of such periods. The results of operations for the six and three months ended June 30, 1995 are not necessarily indicative of the results for the entire year.

NOTE 2 - INVESTMENTS

The investment portfolio is classified into three categories -- held to maturity, available for sale, and trading -- based on the ratings of the security and other factors. Held to maturity investments are reported at amortized cost. Available for sale investments are reported at fair values and the net unrealized gain or loss, net of deferred taxes, is included in shareholders' equity. Trading investments are also reported at fair values but the net unrealized gain or loss is included in net investment income. At June 30, 1995, the available for sale portfolio had a net unrealized gain of $937,000.

NOTE 3 - NOTE PAYABLE TO BANK

The Company has a $12,000,000 revolving line of credit agreement with a bank which expires on August 1, 1995. During the term of the agreement, the Company can borrow at the bank's variable prime rate plus 0.5% or a fixed LIBOR rate plus 2.5%, payable monthly. Advances are available up to 80% of eligible loans receivable and are collateralized by installment loans receivable. A commitment fee of 0.1% per annum is payable on the $12,000,000 and the Company is required to maintain a compensating balance of 15% of the revolving line of credit.
Under this agreement, the Company borrowed $8,000,000 at the fixed LIBOR rate plus 2.5% (total of 8.25%) maturing on June 12, 1995. The Company paid down the principal balance by $1,000,000 in May 1995. The remaining $7,000,000 was renewed at the LIBOR rate plus 2.5% (total of 8.5625%) on June 12, 1995 and the note matures August 1, 1995. The Company intends to renew the line of credit agreement for another one year period.

The revolving line of credit agreement requires compliance with certain loan covenants including, but not limited to, minimum tangible net worth, debt leverage ratio, and current ratio. The revolving line of credit of $12,000,000 is guaranteed by CII Financial, Inc. (the "Parent Company"). In addition, the Parent Company subordinated $2,000,000 of its debt.

NOTE 4 - FEDERAL INCOME TAXES

The total current tax provision for the six months ended June 30, 1995 was zero and the total deferred tax benefit was $750,000. The net current tax provision for the three months ended June 30, 1995 was a credit of $503,000 and the net deferred tax benefit was $247,000. The current tax provision for continuing operations reflects the tax exempt interest income and other permanent and temporary differences. The deferred tax asset valuation allowance was evaluated to determine that it was more likely than not that the deferred tax assets will be realized in the future. As a result, the valuation allowance was reduced during the three months ended June 30, 1995. There was no tax provision for the six and three months ended June 30, 1994 because of tax exempt interest income, utilization of loss carryforwards and other tax credits.

NOTE 5 - DISCONTINUED OPERATIONS

In May 1995, the Company made a determination to dispose of its equity interest in its majority-owned electronic door lock subsidiary, InteLock Technologies, by either a sale or liquidation. Accordingly, this reportable segment was classified as a discontinued operation. On June 13, 1995, the Company entered into an agreement to sell its equity interest in InteLock for a combination of common stock, warrants, and cash totalling approximately $1 million. For the six months ended June 30, 1995, operating losses were $2,010,000 and the loss on disposal was an additional $4,590,000. The loss on disposal includes the write off of the remaining investment in InteLock of approximately $2,000,000, operating losses subsequent to the discontinued operation measurement date of approximately $350,000, and accrued estimated run-off and other disposal costs in accordance with the terms of the sales agreement of approximately $2,200,000. For the three months ended June 30, 1995, the operating loss was $1,046,000 and the loss on disposal was $4,590,000.

NOTE 6 - NET EARNINGS PER COMMON SHARE

For the six and three months ended June 30, 1995, income before discontinued operations per common share has been calculated by dividing income before discontinued operations by the weighted average number of common shares outstanding during the period, including common stock equivalents. For the six and three months ended June 30, 1995, net loss per common share is based only on the weighted average common shares issued during the periods and do not include common stock equivalents as their inclusion would be anti-dilutive. For the six and three months ended June 30, 1994, all earnings per share calculations are based on the weighted average number of common shares issued during the periods and do not include common stock equivalents as their effects were not material. Convertible subordinated debentures for the six and three months ended June 30, 1995 and 1994 are excluded from the calculations of fully diluted earnings per share as their inclusion would be anti-dilutive.

The number of common shares used for computing primary and fully diluted income before discontinued operations per share were as follows:

                                                                                                  1995        1994
                                                                                                ---------   ---------
Six months ended June 30,
  Primary....................................................................................   7,406,193   7,172,849
  Fully diluted..............................................................................   7,725,001   7,172,849

Three months ended June 30,
  Primary....................................................................................   7,517,518   7,180,065
  Fully diluted..............................................................................   7,726,033   7,180,065

The number of common shares used for computing primary and fully diluted net income (loss) per share were as follows:

                                                                                                  1995        1994
                                                                                                ---------   ---------
Six months ended June 30,
  Primary and fully diluted..................................................................   7,188,058   7,172,849

Three months ended June 30,
  Primary and fully diluted..................................................................   7,189,090   7,180,065

NOTE 7 - PENDING MERGER

On June 13, 1995, CII Financial, Inc. ("CII") and Sierra Health Services, Inc. ("Sierra") signed a definitive agreement whereby CII would ultimately become a wholly-owned subsidiary of Sierra. Each common stock of CII would be exchanged for Sierra common stock at a fixed exchange rate of one CII share to 0.37 Sierra share. In addition, while remaining an obligation of CII, the 7 1/2% Convertible Subordinated Debentures will become convertible into Sierra common stock with the conversion price adjusted for the exchange ratio. The merger is subject to the approval of shareholders of both CII and Sierra and is currently awaiting approval by regulatory authorities.

A class action complaint has been filed against CII and its directors in the Superior Court, Alameda County, California, on this pending merger. The complaint alleges, among other claims, that by entering into this definitive agreement the directors breached their fiduciary duties. Sierra is also a named defendant as an aider and abetter. CII believes the complaint is without merit and intends to defend it.

NOTE 8 - RECLASSIFICATION OF PRIOR AMOUNTS

Certain amounts in the accompanying Condensed Consolidated Financial Statements for prior years have been reclassified to conform to those classifications used in 1995.

                         PART I - FINANCIAL INFORMATION
                      CII FINANCIAL, INC. AND SUBSIDIARIES
                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATION
                  ============================================


The profitability of CII Financial, Inc. and its subsidiaries (collectively, the "Company") is affected by many factors, including the severity and frequency of claims, state regulation of premium rates and benefits payable for injuries and losses, general business conditions, and competition. The historical information presented may not necessarily be comparable to or indicative of future results of operations of the Company. Current and prior financial information related to InteLock Technologies is now being shown as a discontinued operation.

RESULTS OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1995 AS COMPARED TO THE SIX MONTHS ENDED JUNE 30, 1994

For the six months ended June 30, 1995, the Company had income from continuing operations of $4,244,000 or $.57 per share primary and $.55 per share fully diluted compared to $2,937,000 or $.41 per share primary and fully diluted for the comparable prior year period. Including the discontinued operation, for the six months ended June 30, 1995, the Company had a net loss of $2,356,000 or $.33 per share primary/fully diluted compared to net income of $2,258,000 or $.31 per share primary/fully diluted for the comparable prior year period.

Continuing Operations
---------------------

Total revenues of the Company for the six months ended June 30, 1995 decreased 6.5% to $49,745,000 compared to $53,208,000 for the six months ended June 30, 1994. The decrease in revenues was primarily due to a decrease in premium revenues. Comparing the 1995 and 1994 six month periods, net earned premiums decreased $4,882,000, net investment income, excluding investment gains, increased by $931,000, net realized investment and trading gains decreased by $89,000, premium finance revenues decreased by $84,000, and other revenues, consisting primarily of commission income, increased by $661,000.

Net earned premiums decreased 10.6% to $41,037,000 for the six months ended June 30, 1995, compared to $45,919,000 for the corresponding period of the preceding year. The decrease in net earned premiums was due to a decrease in business written in California which was partially offset by an increase in business written in Colorado and other states. Direct written premiums in California for the six months ended June 30, 1995 decreased 13.7% to $36,668,000 compared to $42,488,000 for the comparable prior year period. Direct written premiums in Colorado and other states for the six months ended June 30, 1995 increased 33.1% to $7,299,000 compared to $5,485,000 for the comparable prior year period.

Reflected in the decrease in California net earned premiums are the effects of intense price competition from "open rating" for policies effective on or after January 1, 1995 and from rate decreases ordered by the California Insurance Commissioner in 1994 of 12.7% effective January 1, 1994 and a further 16% effective October 1, 1994.

For the six months ended June 30, 1995, premiums in force have decreased by $554,000 compared to a decrease of $7,153,000 for the corresponding period of the preceding year. Premiums in force at June 30, 1995 were $93,536,000 compared to $98,790,000 at June 30, 1994. The number of policies in force increased in the six months ended June 30, 1995 by 607 compared to a decrease of 1,207 for the comparable prior year period. The decrease in inforce premiums was due to a decrease in business written in all areas except for the Bay Area of Northern California and in other states. In total, the average inforce premium for the six months ended June 30, 1995 decreased by 8.0% to $11,562 compared to an increase of 7.7% to $12,643 for the comparable prior year period.

Geographically, at June 30, 1995, 28.2% of the total in force premiums were written in the six county area of Southern California (excluding San Diego), 57.1% were written in Northern California and San Diego, and 14.7% were written in Colorado and other states. Comparable geographic percentages at June 30, 1994 were 30.3% for Southern California, 58.7% for Northern California and San Diego, and 11.0% for Colorado and other states. The Company believes that workers' compensation insurance opportunities now exist in Texas and is in the process of establishing a branch service office in that state. The Company is also investigating writing workers' compensation in other states, primarily in the west.

The workers' compensation legislative reforms enacted in July 1993 repealed the minimum rate law effective January 1, 1995 and replaced it with open rating rules. Under the open rating environment, each California workers' compensation insurer must determine and file with the Department of Insurance the premiums and rating plans it will use. The Department of Insurance can only disapprove a filed rate if it determines that the rate will threaten an insurer's solvency or if it will lead to a monopoly which is defined to be 20% or more of the total workers' compensation market.

The new open rating environment has resulted in intense price competition for "good" accounts where premium rates are substantially reduced compared to the rates under the old minimum rate law. At this time, the Company estimates that earned premiums for the full year of 1995 will be approximately 10% below 1994 because of the price competition.

The new open rating environment also brings uncertainties as to continued operating profits due to the risk of incurring adverse loss experience over a smaller premium base. Under the minimum rate law, an insurer was better able to absorb an adverse loss since an insured was not able to realize an immediate benefit for consistent low loss experience. Upon the expiration of the policy, the insured may have received a portion of the premiums in the form of a dividend if the account generated a profit for the insurer. Under open rating, the insured's prior favorable loss experience can result in an immediate reduction in premiums and the insurer runs the risk of incurring adverse losses without a corresponding premium and without the option of not declaring a dividend. An insurer may attempt to issue a policy on a retrospective rating basis to recoup part of its losses but competitive pressures will usually result in an insured being able to obtain coverage elsewhere without this feature. To be successful in this open rating environment, an insurer must carefully underwrite each account and consider the insured's risk characteristics, prior loss experience, loss prevention plans and other underwriting considerations to determine the proper premium to charge. Regular visits by loss control consultants may be necessary to ensure continued adherence to accident prevention policies and/or to identify preventable risk situations.

Net investment income, including realized gains and losses, increased 13.6% to $7,022,000 for the six months ended June 30, 1995 from $6,179,000 for the corresponding prior year period. The increase was primarily due to an increase in investment yields due to higher interest rates. Excluding realized gains, which were negligible for both six month periods, net investment income for the six months ended June 30, 1995 was up $931,000 or 15.5% compared to the comparable prior year period. The average yield in the Company's investment portfolio, excluding realized and unrealized gains, was 6.5% for the six months ended June 30, 1995 compared to an average yield of 5.5% for the comparable prior year period. The increase in the average yield reflects the overall general increase in interest rates.

At June 30, 1995, the Company's investment portfolio included investments in the available for sale portfolio which had a market value totalling $109,118,000 compared to an amortized book value totalling $106,945,000. At June 30, 1995, included in shareholders' equity is an unrealized gain of $937,000 compared to an unrealized gain of $374,000 for the comparable prior year period. The unrealized gain is due to principally to an increase in the value of the equity investments.

For the six months ended June 30, 1995 as compared to the corresponding period in the prior year, under generally accepted accounting principles, the insurance subsidiaries' loss and loss adjustment expense ratio decreased 9.9 percentage points to 59.0%, and the underwriting expense ratio increased 11.7 percentage points to 46.7% for a total increase in the combined ratio of 1.8 percentage points to 105.7% compared to 103.9% for the comparable prior year period.

The decrease in the loss and loss adjustment expense ratio resulted from favorable loss development on prior accident years which was partially offset by a strengthening of the current accident year reserves. The net favorable development for all years totalled $8,693,000 compared to favorable loss development of $3,870,000 for the comparable prior year period. The loss and loss adjustment expense ratio for the six months ended June 30, 1995 reflects the Company's current judgment of the ultimate costs of claims occurring in the current as well as prior accident years and is within the range of reserves recommended by our independent consulting actuary. The loss ratio for accident year 1995 was strengthened to reflect an estimate for the reduction in premium rates resulting from the intense competitive effects of open rating and the 16% manual rate reduction effective October 1, 1994.

The increase in the underwriting expense ratio was principally due to lower earned premiums which was compounded by an increase in underwriting expense dollars. The commission expense ratio (including allowances to agents) for the six months ended June 30, 1995 increased 2.9 percentage points to 15.7% compared to the comparable prior year period. This increase was due to marketing plans aimed at attracting more profitable accounts in 1994. In addition, included in the insurance companies' underwriting expenses is the payment of approximately $1,200,000 to certain employees for the unintentional adverse tax consequences arising from changes that were made in 1994 to the relocation mortgage loans. However, on a consolidated basis, this payment had no financial impact as it was previously accrued at the parent company level. The Company is continuing to review and selectively reduce its operating costs to keep it in line with anticipated premium writings without adversely affecting the Company's ability to provide services to insureds and agents.

The Company's insurance subsidiaries have not paid any policyholders' dividends since the second quarter of 1992 primarily because of regulatory restrictions. With the advent of the open rating environment in California, the Company believes that policyholders' dividends will no longer be a marketing consideration. Consequently, the Company is now issuing only non-participating policies in California effective January 1, 1995.

For the six months ended June 30, 1995, the Company recorded a net tax benefit of $750,000, all of which was for a deferred tax benefit. The tax benefit was due to a reduction in the deferred tax asset valuation allowance based on on-going evaluations of the realization of this asset. The current tax provision for the six months ended June 30, 1995 was zero due to tax exempt interest income and other permanent and temporary timing differences. For the six months ended June 30, 1994, there was no tax provision because of tax exempt interest income, utilization of loss carryforwards and other tax credits.

Deferred tax assets arise principally from the net loss carryforward, discount on loss reserves, and other temporary differences. A valuation allowance has been established for the majority of the deferred tax asset and is based on evaluations that it is more likely than not that the deferred tax assets will be realized in the future. Such evaluations considered, among other factors, the probability of future profitability and the establishment and reversal of permanent and temporary differences. The uncertainties of the new open rating environment were also considered.

Discontinued Operations
-----------------------

In May 1995, the Company made a determination to dispose its majority-owned electronic door lock, InteLock Technologies ("InteLock"), by either a sale or liquidation. Accordingly, this reportable segment was classified as a discontinued operation. On June 13, 1995, the Company entered into an agreement to sell its equity interest in InteLock for a combination of stocks, warrants and cash totalling approximately $1 million. The sale was subsequently completed in July. The determination to dispose InteLock was a culmination of the analyses and evaluations of InteLock's viability as a continuing operating entity which began in the last half of 1994. Operating losses for the six months ended June 30, 1995 for InteLock were

$2,010,000 compared to $679,000 for the comparable prior year period. The loss on disposal of InteLock was an additional $4,590,000.

RESULTS OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 1995 AS COMPARED TO THE THREE MONTHS ENDED JUNE 30, 1994

For the three months ended June 30, 1995, the Company had net income from continuing operations of $1,852,000 or $.25 per share primary and $.24 per share fully diluted compared to $1,641,000 or $.23 per share primary/fully diluted for the comparable prior year period. Including the discontinued operation, for the three months ended June 30, 1995, the Company had a net loss of $3,784,000 or $.53 per share primary/fully diluted compared to net income of $1,241,000 or $.17 per share primary/fully diluted for the comparable prior year period.

Continuing Operations
---------------------

Total revenues of the Company for the three months ended June 30, 1995 were $25,102,000 compared to $25,822,000 for the three months ended June 30, 1994. Comparing the 1995 and 1994 second quarter periods, net earned premiums decreased $1,448,000, net investment income, excluding investment gains, increased by $542,000, net investment gains decreased by $55,000, premium finance revenues decreased by $59,000 and other income, consisting primarily of agents' commission income, increased by $300,000.

Net earned premiums decreased 6.5% to $20,753,000 for the three months ended June 30, 1995, compared to $22,201,000 for the corresponding period of the preceding year. The decrease in net earned premiums was due to a further decrease in business written in California, as explained above, which was partially offset by an increase in business written in Colorado and other states.

For the three months ended June 30, 1995, premiums in force have decreased by $1,767,000 or 1.9% compared to a decrease of $1,989,000 for the corresponding period of the preceding year. The number of policies in force has increased in the three months ended June 30, 1995 by 397 compared to a decrease of 381 for the comparable prior year period. The decrease in inforce premiums is due primarily to a reduction in business written in Southern California and was partially offset by increases in all other areas. In total, the average inforce premium for the three months ended June 30, 1995 decreased by 6.7% to $11,562 compared to an increase of 2.8% to $12,643 for the comparable prior year period.

Net investment income, including investment gains and losses, increased 16.0% to $3,521,000 for the three months ended June 30, 1995 from $3,034,000 for the corresponding prior year period. The increase was primarily due to an increase in investment yields. Excluding investment gains, net investment income increased 18.6%to $3,450,000 for the three months ended June 30, 1995 compared to $2,908,000 for the comparable prior year period. The average yield in the Company's investment portfolio, excluding realized and unrealized gains, was 6.6% for the three months ended June 30, 1995 compared to an average yield of 5.5% for the comparable prior year period.

The net unrealized gains or losses on the "available for sale" investment portfolio is shown as a separate component of shareholders' equity. For the three months ended June 30, 1995, the change in net unrealized gains on the "available for sale" investment portfolio was an increase of $1,292,000 to $937,000.

For the three months ended June 30, 1995 as compared to the corresponding period in the prior year, under generally accepted accounting principles, the insurance subsidiaries' loss and loss adjustment expense ratio decreased 5.1 percentage points to 59.6%, and the underwriting expense ratio increased 8.4 percentage points to 46.1% for a total increase in the combined ratio of 3.3 percentage points to 105.7% compared to 102.4% for the comparable prior year period.

The decrease in the loss and loss adjustment expense ratio resulted primarily from favorable loss development on prior accident years which was partially offset by a strengthening of the current accident year reserves. The net favorable loss development for all years was approximately $4,243,000 compared to favorable loss development of approximately $2,170,000 for the comparable prior year period. The 1995 accident year loss ratio in the second quarter of 1995 was increased on a precautionary basis to address the effects of lower premium rates resulting from the continued intense price competition of the open rating environment in California.

As was explained above, the increase in the underwriting expense ratio was principally due to lower earned premiums compounded by an increase in underwriting expense dollars. The commission expense ratio (including allowances to agents) for the three months ended June 30, 1995 was 3.1 percentage points higher to 16.4% compared to the comparable prior year period.

For the three months ended June 30, 1995, there was a net tax benefit of $750,000. Reflected in the net tax benefit is a current benefit of $503,000, for the reversal of the provision established in the three months ended March 31, 1995 and a deferred tax benefit of $247,000, which was primarily due to a reduction in the deferred tax valuation allowance but offset by a reversal of the deferred tax benefit for the three months ended March 31, 1995. There was no tax provision for the three months ended June 30, 1994 because of tax exempt interest income, utilization of loss carryforwards and other tax credits.

Discontinued Operations
-----------------------

As noted above, the Company sold its equity interest in InteLock in June 1995. The loss from operations for InteLock for the three months ended June 30, 1995 was $1,046,000 and $400,000 for the comparable prior year period. The loss on disposal was an additional $4,590,000.

LIQUIDITY AND CAPITAL RESOURCES

The amount of premiums that a workers' compensation insurance company may write is dependent upon the amount of its policyholders' surplus. The Company's sources of cash funds have been primarily sales of common stock, sales of convertible subordinated debentures, and net positive cash flow from operations. These capital sources have enabled the Company to maintain an adequate level of policyholders' surplus. Policyholders' surplus (calculated on a statutory accounting basis) at June 30, 1995 was $58,620,000 compared to $61,821,000 at December 31, 1994 and $53,643,000 at June 30, 1994. The decrease in statutory surplus between December 31, 1994 and June 30, 1995 was principally due to the net loss from the disposal of InteLock Technologies. Currently, the Company has no plans and believes it would be difficult to raise additional funds. The Company believes its rate of growth and size of operations can be managed to balance capital resources with capital needs.

The Company had negative cash flow from continuing operations for the six months ended June 30, 1995 of $3,202,000 compared to positive cash flow of $19,047,000 for the comparable prior year period. The negative 1995 cash flow in 1995 was due primarily to a reduction in premium collections resulting from a decrease in premium writings. The positive cash flow for the six months ended June 30, 1994 was primarily due to a reduction in the trading portfolio from $10,921,000 at December 31, 1993 to zero at June 30, 1994 and the collection of income tax receivables of $5,272,000.

In the normal course of business, the Company invests any excess cash not needed for operations. Conversely, any operating cash shortfalls would be funded primarily from matured investments. For the six months ended June 30, 1995, investing activities provided net cash of $3,327,000 compared to cash used of $29,746,000 for the comparable prior year period. Total investments decreased by $22,000 and financed premiums decreased by $2,803,000 during the six months ended June 30, 1995.

For the six months ended June 30, 1995 net cash from financing activities consisted primarily of a partial payment on the premium finance note payable to bank of $1,000,000. For the six months ended June 30, 1994 net cash from financing activities consisted primarily of a borrowing of $3,000,000 on the premium finance bank line of credit.

The Company's bond investment portfolio consists of investment grade securities with staggered maturities designed to meet anticipated cash needs.

CII Financial, Inc. (parent company) currently has insufficient liquid assets to meet its expenses, including the semi-annual interest payments on the Convertible Subordinated Debentures, for the remainder of the current year. However, CII Financial expects to meet its expense obligations for the next twelve months by the receipt of payment of intercompany receivables. As of June 30, 1995, CII Financial had a loan and advances to CIIPF totalling $9,880,000 to fund the premium finance loans and is exploring alternative funding sources for it premium finance operation. After the application of its existing liquid assets, CII Financial would become dependent upon dividends received from its subsidiaries to pay its expenses.

California Indemnity and Commercial Casualty are subject to state insurance regulations which restrict their ability to pay dividends to CII Financial and California Indemnity, respectively. Currently, these regulations restrict California Indemnity from paying any shareholder dividends without prior approval from the California Department of Insurance. To date, no dividends have been paid to CII Financial, Inc. by any of its subsidiaries.


EFFECTS OF INFLATION

Inflation can be expected to affect the operating performance and financial condition of the Company in several aspects. Inflation can reduce the market value of the investment portfolio; however, the Company's insurance subsidiaries typically hold much of their investments to maturity. Inflation adversely affects the portion of loss reserves which relates to hospital and medical expenses, as these expenses normally increase during inflationary periods (and in recent years have increased at a greater rate than prevailing inflation). Loss reserves relating to indemnity benefits for lost wages are not directly affected by inflation as these amounts are established by statute. Prior to 1995, to the extent that loss reserves and payments increase as a result of inflation, rates have historically increased by operation of the rate setting process, which established the minimum rates in effect in California; however, workers' compensation legislative reforms enacted in July 1993 repealed the minimum rate law effective January 1, 1995. Workers' compensation insurance companies must now determine their own premium rates and assess the impact of inflation on those rates. Another predictable result of inflation is an escalation of wages paid to employees. To the extent that wages increase, premium revenues will proportionately increase because rates are generally applied as a charge per one hundred dollars of payroll. Since the Company's inception, inflation has not had a material adverse effect on the Company.


PENDING MERGER

On June 13, 1995, CII Financial, Inc. ("CII") and Sierra Health Services, Inc. ("Sierra") signed a definitive agreement whereby CII would ultimately become a wholly-owned subsidiary of Sierra. Each common stock of CII would be exchanged for Sierra common stock at a fixed exchange rate of one CII share to 0.37 Sierra share. In addition, while remaining an obligation of CII, the 7 1/2% Convertible Subordinated Debentures will become convertible into Sierra common stock with the conversion price adjusted for the exchange ratio. The merger is subject to the approval of shareholders of both CII and Sierra and is currently awaiting approval by regulatory authorities.

A class action complaint has been filed against CII and its directors in the Superior Court, Alameda County, California, on this pending merger. The complaint alleges, among other claims, that by entering into this definitive agreement the directors breached their fiduciary duties. Sierra is also a named defendant as an aider and abetter. CII believes the complaint is without merit and intends to defend it.

                          PART II - OTHER INFORMATION


Item 6. Exhibits and Reports on Form 8-k.

a)  Exhibit 11  Computation of per share earnings attached.

b) Previously filed Reports on Form 8-k as of June 13, 1995 are incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    CII FINANCIAL, INC.


August 11, 1995                     /s/ Lee W. Spitler, Jr.
---------------------               --------------------------------------------
Date                                Lee W. Spitler, Jr.
                                    Senior Vice President, Treasurer


August 11, 1995                     /s/ John F. Okita
---------------------               --------------------------------------------
Date                                John F. Okita
                                    Chief Financial Officer

                                   EXHIBIT 11
                      CII FINANCIAL, INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE

                                                        Six Months Ended              Three Months Ended
                                                            June 30,                       June 30,
                                                      1995            1994            1995          1994
                                                     -------         -------         -------       -------
                                                     (In thousands, except per share and market price data)
PRIMARY EARNINGS PER SHARE:
Common stock equivalents (3)
  Options granted and unexercised                        831             418           1,462           418
  Assumed buyback of options (1)                        (613)           (256)         (1,133)         (273)
                                                     -------         -------         -------       -------
     Total common stock equivalents                      218             162             329           145
Total weighted average shares issued (4)               7,188           7,173           7,189         7,180
                                                     -------         -------         -------       -------
Weighted average shares outstanding                    7,406           7,335           7,518         7,325
                                                     =======         =======         =======       =======
Income before discontinued operations reported        $4,244          $2,937          $1,852        $1,641
Loss on discontinued operations reported             ($6,600)        ($  679)        ($5,636)      ($  400)
Net income (loss) reported                           ($2,356)         $2,258         ($3,784)       $1,241
Primary earnings per share: (5)
  Income before discontinued operations               $  .57          $  .41          $  .25        $  .23
  Loss on discontinued operations                    ($  .90)        ($  .10)        ($  .78)      ($  .06)
  Net income (loss)                                  ($  .33)(2)      $  .31         ($  .53)(2)    $  .17

FULLY DILUTED EARNINGS PER SHARE:
Common stock equivalents (3)
  Options granted and unexercised                      1,462             418           1,462           418
  Assumed buyback of options (1)                        (925)           (256)           (925)         (272)
                                                     -------         -------         -------       -------
     Total common stock equivalents                      537             162             537           145
Convertible debentures assumed converted (2)               0               0               0             0
Total weighted average shares issued (4)               7,188           7,173           7,189         7,180
                                                     -------         -------         -------       -------
Weighted average shares outstanding                    7,725           7,335           7,726         7,325
                                                     =======         =======         =======       =======
Income before discontinued operations reported        $4,244          $2,937          $1,852        $1,641
Net income (loss) reported                           ($2,356)         $2,258         ($3,784)       $1,241
Fully diluted earnings per share: (5)
  Income before discontinued operations               $  .55          $  .41          $  .24        $  .23
  Loss on discontinued operations                    ($  .88)        ($  .10)        ($  .77)      ($  .06)
  Net income (loss)                                  ($  .33)(2)      $  .31         ($  .53)(2)    $  .17

(1)  Assumed buyback of stock options:
     Primary common stock equivalents are assumed to be repurchased at average market price. Fully diluted common stock equivalents are assumed to be repurchased at the greater of average or ending market price.

     Average market price per common share            $6.318          $5.720          $7.038        $5.370
     Ending market price per common share             $8.625          $5.375          $8.625        $5.375

(2) Calculations exclude common stock equivalents and/or convertible debentures as inclusion would be anti-dilutive.

(3) Convertible debentures are not common stock equivalents because they were issued to yield 7.5% which was more than 67% of the average Aa corporate bond yield.

(4)  Total weighted average shares issued:

     Shares outstanding at beginning of year           7,187           7,170           7,187         7,170
     Net weighted average shares issued and retired
       in previous quarter                                 0               0               0             0
     Weighted average shares issued during the period      1               3               2            10
     Weighted average shares retired during the period     0               0               0             0
                                                       -----           -----           -----         -----
       Total weighted average shares issued            7,188           7,173           7,189         7,180
                                                       =====           =====           =====         =====

(5) Earnings per share are computed using the treasury stock method, by which the number of shares outstanding reflects an assumed use of proceeds from the assumed exercise of stock options, to repurchase shares of the Company's common stock.

                                                                         ANNEX D

  EXCERPT FROM THE CALIFORNIA GENERAL CORPORATION LAW RELATING TO DISSENTERS'
                                     RIGHTS

          SELECTED SECTIONS OF THE CALIFORNIA GENERAL CORPORATION LAW

                        CHAPTER 13. DISSENTERS' RIGHTS

  1300 REORGANIZATION OR SHORT-FORM MERGER; DISSENTING SHARES; CORPORATE PURCHASE AT FAIR MARKET VALUE; DEFINITIONS--(a) If the approval of the outstanding shares (Section 152) of a corporation is required for a reorganization under subdivisions (a) and (b) or subdivision (e) or (f) of
Section 1201, each shareholder of the corporation entitled to vote on the transaction and each shareholder of a subsidiary corporation in a short-form merger may, by complying with this chapter, require the corporation in which the shareholder holds shares to purchase for cash at their fair market value the shares owned by the shareholder which are dissenting shares as defined in subdivision (b). The fair market value shall be determined as of the day before the first announcement of the terms of the proposed reorganization or short-form merger, excluding any appreciation or depreciation in consequence of the proposed action, but adjusted for any stock split, reverse stock split, or share dividend which becomes effective thereafter.

  (b) As used in this chapter, "dissenting shares" means shares which come within all of the following descriptions:

  (1) Which were not immediately prior to the reorganization or short-form merger either (A) listed on any national securities exchange certified by the Commissioner of Corporations under subdivision (o) of Section 25100 or (B) listed on the list of OTC margin stocks issued by the Board of Governors of the Federal Reserve System, and the notice of meeting of shareholders to act upon the reorganization summarizes this section and Sections 1301, 1302, 1303 and 1304; provided, however, that this provision does not apply to any shares with respect to which there exists any restriction on transfer imposed by the corporation or by any law or regulation; and provided, further, that this provision does not apply to any class of shares described in subparagraph (A) or (B) if demands for payment are filed with respect to 5 percent or more of the outstanding shares of that class.

  (2) Which were outstanding on the date for the determination of shareholders entitled to vote on the reorganization and (A) were not voted in favor of the reorganization or, (B) if described in subparagraph (A) or (B) of paragraph
(1) (without regard to the provisos in that paragraph), were voted against the reorganization, or which were held of record on the effective date of a short-form merger; provided, however, that subparagraph (A) rather than subparagraph
(B) of this paragraph applies in any case where the approval required by
Section 1201 is sought by written consent rather than at a meeting.

  (3) Which the dissenting shareholder has demanded that the corporation purchase at their fair market value, in accordance with Section 1301.

  (4) Which the dissenting shareholder has submitted for endorsement, in accordance with Section 1302.

  (c) As used in this chapter, "dissenting shareholder" means the recordholder of dissenting shares and includes a transferee of record.

  1301 NOTICE TO HOLDERS OF DISSENTING SHARES IN REORGANIZATIONS; DEMAND FOR PURCHASE; TIME; CONTENTS--(a) If, in the case of a reorganization, any shareholders of a corporation have a right under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, to require the corporation to purchase their shares for cash, such corporation shall mail to each such shareholder a notice of the approval of the reorganization by its outstanding shares (Section 152) within 10 days after the date of such approval, accompanied by a copy of Sections 1300, 1302, 1303, 1304 and this section, a statement of the price determined by the corporation to represent the fair market value of the dissenting shares, and a brief description of the procedure to be followed if the shareholder desires to exercise the shareholder's right under such sections. The statement of price constitutes an offer by the corporation to purchase at the price stated any dissenting shares as defined in subdivision (b) of Section 1300, unless they lose their status as dissenting shares under Section 1309.

  (b) Any shareholder who has a right to require the corporation to purchase the shareholder's shares for cash under Section 1300, subject to compliance with paragraphs (3) and (4) of subdivision (b) thereof, and who desires the corporation to purchase such shares shall make written demand upon the corporation for the purchase of such shares and payment to the shareholder in cash of their fair market value. The demand is not effective for any purpose unless it is received by the corporation or any transfer agent thereof (1) in the case of shares described in clause (i) or (ii) of paragraph (1) of subdivision (b) of Section 1300 (without regard to the provisos in that paragraph), not later than the date of the shareholders' meeting to vote upon the reorganization, or (2) in any other case within 30 days after the date on which the notice of the approval by the outstanding shares pursuant to subdivision (a) or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder.

  (c) The demand shall state the number and class of the shares held of record by the shareholder which the shareholder demands that the corporation purchase and shall contain a statement of what such shareholder claims to be the fair market value of those shares as of the day before the announcement of the proposed reorganization or short-form merger. The statement of fair market value constitutes an offer by the shareholder to sell the shares at such price.

  1302 SUBMISSION OF SHARE CERTIFICATES FOR ENDORSEMENT; UNCERTIFICATED SECURITIES--Within 30 days after the date on which notice of the approval by the outstanding shares or the notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, the shareholder shall submit to the corporation at its principal office or at the office of any transfer agent thereof, (a) if the shares are certificated securities, the shareholder's certificates representing any shares which the shareholder demands that the corporation purchase, to be stamped or endorsed with a statement that the shares are dissenting shares or to be exchanged for certificates of appropriate denomination so stamped or endorsed or (b) if the shares are uncertificated securities, written notice of the number of shares which the shareholder demands that the corporation purchase. Upon subsequent transfers of the dissenting shares on the books of the corporation, the new certificates, initial transaction statement, and other written statements issued therefor shall bear a like statement, together with the name of the original dissenting holder of the shares.

  1303 PAYMENT OF AGREED PRICE WITH INTEREST; AGREEMENT FIXING FAIR MARKET VALUE; FILING; TIME OF PAYMENT--(a) If the corporation and the shareholder agree that the shares are dissenting shares and agree upon the price of the shares, the dissenting shareholder is entitled to the agreed price with interest thereon at the legal rate on judgments from the date of the agreement. Any agreements fixing the fair market value of any dissenting shares as between the corporation and the holders thereof shall be filed with the secretary of the corporation.

  (b) Subject to the provisions of Section 1306, payment of the fair market value of dissenting shares shall be made within 30 days after the amount thereof has been agreed or within 30 days after any statutory or contractual conditions to the reorganization are satisfied, whichever is later, and in the case of certificated securities, subject to surrender of the certificates therefor, unless provided otherwise by agreement.

  1304 ACTION TO DETERMINE WHETHER SHARES ARE DISSENTING SHARES OR FAIR MARKET VALUE; LIMITATION; JOINDER; CONSOLIDATION; DETERMINATION OF ISSUES; APPOINTMENT OF APPRAISERS.--(a) If the corporation denies that the shares are dissenting shares, or the corporation and the shareholder fail to agree upon the fair market value of the shares, then the shareholder demanding purchase of such shares as dissenting shares or any interested corporation, within six months after the date on which notice of the approval by the outstanding shares (Section 152) or notice pursuant to subdivision (i) of Section 1110 was mailed to the shareholder, but not thereafter, may file a complaint in the superior court of the proper county praying the court to determine whether the shares are dissenting shares or the fair market value of the dissenting shares or both or may intervene in any action pending on such a complaint.

  (b) Two or more dissenting shareholders may join as plaintiffs or be joined as defendants in any such action and two or more such actions may be consolidated.

  (c) On the trial of the action, the court shall determine the issues. If the status of the shares as dissenting shares is in issue, the court shall first determine that issue. If the fair market value of the dissenting shares is in issue, the court shall determine, or shall appoint one or more impartial appraisers to determine, the fair market value of the shares.

                                                                        ANNEX E

                                FORM OF OPINION

                                                                         , 1995

Sierra Health Services, Inc.
2724 N. Tenaya Way
Las Vegas, Nevada 89128

  Attention: Anthony M. Marlon, M.D.
             Chief Executive Officer and Chairman of the Board

Dear Sirs:

  We understand that Sierra Health Services, Inc. ("Sierra") and CII Financial, Inc. ("CII") have entered into an Agreement and Plan of Merger (the "Merger Agreement") dated as of June 12, 1995, pursuant to which CII shareholders will receive 0.37 shares of Sierra common stock in exchange for each CII share held (the "Transaction"). We further understand that the Transaction will be accounted for as a pooling-of-interests. You have provided us with the proxy statement/prospectus, which includes the Merger Agreement, in substantially the form to be sent to the shareholders of Sierra and CII (the "Joint Proxy Statement/Prospectus").

  In the course of our analyses for rendering this opinion, we have:

     1. reviewed the Joint Proxy Statement/Prospectus and the Merger
  Agreement;

     2. reviewed Sierra's and CII's Annual Reports to Shareholders and Annual Reports on Form 10-K for the fiscal years ended December 31, 1990 through 1994, and their Quarterly Reports on Form 10-Q for the periods ended March 31, and June 30, 1995;

     3. reviewed CII's statutory financial statements for the years ended December 31, 1990 through 1994, and its statutory financial statements for the quarters ended March 31, and June 30, 1995;

     4. reviewed CII's Initial Public Offering Prospectus dated March 7, 1990, its Secondary Common Stock Offering Prospectus dated December 14, 1990, and its 7 1/2% Convertible Subordinated Debentures Prospectus dated September 15, 1991;

     5. reviewed certain operating and financial information, including projections, relating to Sierra's and CII's businesses and prospects provided to us by their respective managements;

     6. met with certain members of Sierra's and CII's senior managements to discuss their respective operations, historical financial statements and future prospects;

     7. met with certain members of Sierra's senior management to discuss (i) CII's operations, historical financial statements and results, and future prospects and (ii) Sierra's plan for CII post-acquisition, including projections and expected medical management cost savings;

     8. discussed CII's loss and loss adjustment expense reserve philosophy and adequacy with CII's management and Timothy B. Perr, its independent actuary, and with Sierra's management and Tillinghast, Towers, Perrin ("Tillinghast"), its independent actuary;

     9. reviewed Tillinghast's report dated      , 1995 on the adequacy of
  CII's loss and loss adjustment expense reserves as of March 31, 1995;

    10. visited certain of Sierra's and CII's facilities;

    11. reviewed the historical prices and trading volumes of the common shares of Sierra and CII and of the 7 1/2% Convertible Subordinated Debentures of CII;

    12. reviewed publicly available financial data and stock market performance data of companies which we deemed generally comparable to Sierra and CII;

    13. reviewed the terms of recent acquisitions of companies which we deemed generally comparable to CII; and

    14. conducted such other studies, analyses, inquiries and investigations as we deemed appropriate.

  In the course of our review, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information provided or otherwise made available to us by Sierra, CII, and their respective independent actuaries. Sierra and CII produced financial projections for their respective companies. In addition, Sierra, with the assistance of Bear Stearns, prepared projections for CII based on assumptions provided by Sierra. With respect to these projected financial results, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of Sierra and CII as to the expected future performance of Sierra and CII, respectively. We have not assumed any responsibility for the information or projections provided to us and we have further relied upon the assurances of the managements of Sierra and CII that they are unaware of any facts that would make the information or projections provided to us incomplete or misleading. We are not actuaries and, accordingly, we have relied upon, without independent verification, on Tillinghast's analysis of reserves. In arriving at our opinion, we have not performed or obtained any independent appraisal of the assets of Sierra or CII. Our opinion is necessarily based on economic, market and other conditions, and the information made available to us, as of the date hereof.

  Based on the foregoing, it is our opinion that the Transaction is fair, from a financial point of view, to the shareholders of Sierra.

  We have acted as financial advisor to Sierra in connection with the Transaction and will receive a fee for such services, payment of a significant portion of which is contingent upon the consummation of the Transaction.

                                          Very truly yours,

                                          BEAR, STEARNS & CO. INC.

                                          By: _________________________________
                                            Managing Director

                                                                        ANNEX F

    VECTOR                                 VECTOR SECURITIES INTERNATIONAL, INC.
    SECURITIES                             1751 Lake Cook Road, Suite 350
    INTERNATIONAL                          Deerfield, Illinois 60015
                                           Telephone (708) 940-1970
                                           Fax (708) 940-0774

                                          June 12, 1995

The Board of Directors
CII Financial, Inc.
5627 Gibraltar Drive
Pleasanton, California 94588

Members of the Board:

  You have requested our opinion as investment bankers with respect to the fairness, from a financial point of view as of the date hereof, to the shareholders of CII Financial, Inc., a California corporation ("CII"), of the consideration to be received by such shareholders pursuant to the Agreement and Plan of Merger (the "Agreement"), dated as of June 12, 1995, by and among CII, Sierra Health Services, Inc., a Nevada corporation ("Sierra"), and a newly-formed, wholly-owned subsidiary of Sierra ("Acquisition").

  Under the terms and conditions of the Agreement, Acquisition will merge with and into CII (the "Merger"), whereby CII will become a wholly-owned subsidiary of Sierra. As a result of the Merger, holders of CII Common Stock will receive
0.3700 of a share of Sierra Common Stock, including the corresponding percentage of a right to purchase shares of Series A Junior Participating Preferred Stock of Sierra, as set forth in the Agreement. All unexpired and unexercised options to purchase CII Common Stock outstanding immediately prior to the Merger will be converted into options to purchase Sierra Common Stock, as set forth in the Agreement. The obligations relating to the 7 1/2% Convertible Subordinated Debentures due 2001 (the "Debentures") of CII outstanding immediately prior to the Merger will remain an obligation of CII following the Merger; however, such Debentures will become convertible into Sierra Common Stock, as set forth in the Agreement. The terms and conditions of the Merger are more fully set forth in the Agreement.

  In arriving at the opinion set forth herein, we have, among other things:
(i) reviewed the Agreement; (ii) held discussions with the management of CII and Sierra concerning the business, operations and prospects of each company;
(iii) reviewed certain business and financial information on CII and Sierra, including financial forecasts, prepared and provided by the respective managements of CII and Sierra; (iv) reviewed documents filed by CII and Sierra since 1990 with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934; (v) compared certain financial data of CII and Sierra with such other publicly traded companies as we deemed comparable;
(vi) reviewed the price and trading history of the Common Stock of CII and Sierra; (vii) compared the financial terms of the Merger with those of other transactions which we deemed comparable; (viii) reviewed the pro forma impact of the Merger on the financial results and condition of Sierra; and (ix) performed such other studies and analyses as we deemed appropriate.

  In connection with our opinion, we have not assumed any responsibility for independent verification of any information supplied or otherwise made available to us regarding CII and Sierra and we have assumed and relied on such information being accurate and complete. We have not undertaken an independent evaluation or appraisal of the assets of CII or Sierra, nor have we been furnished with any such evaluations or appraisals. With respect to the financial projections referred to above, we have assumed that they have been reasonably prepared on bases reflecting the best available estimates and judgments of the respective managements of CII and Sierra as to the future financial performance of CII and Sierra, respectively. We have assumed that the receipt of Sierra Common Stock by CII shareholders in the Merger will be tax-free to such holders pursuant to (S)368 of the Internal Revenue Code of 1986, as amended, and that the Merger will qualify as a "pooling of interests" under

CII Financial, Inc.
June 12, 1995
Page 2

United States Generally Accepted Accounting Principles. Our conclusions are based solely on information available to us on or before the date hereof and reflect economic, market and other conditions as of such date. Our opinion does not represent an opinion as to what the market value of the Sierra Common Stock will be when such Common Stock is delivered to the shareholders of CII upon consummation of the Merger or the prices at which such Common Stock will trade subsequent to the Merger. In rendering our opinion, we assumed that the transaction contemplated by the Merger will be consummated on the terms described in the Agreement, without any material waiver of or modification by CII, and that obtaining any necessary regulatory approvals for the transaction will not have an adverse effect on CII and Sierra.

  We are familiar with CII, having acted as its financial advisor in connection with the Agreement, for which we will receive a fee, substantially all of which is contingent on the closing of the transaction contemplated by the Agreement. In addition, CII has agreed to indemnify us for certain liabilities arising out of our advisory services and the rendering of this opinion. Vector Securities International, Inc. is a full service securities firm and in the course of its normal trading activities may from time to time effect transactions and hold positions in securities of CII and/or Sierra.

  Our opinion set forth below is directed to the Board of Directors of CII and does not constitute a recommendation to any shareholder of CII with respect to the approval of the transaction contemplated by the Merger. Our opinion is not to be reproduced, quoted or published in any manner without our prior written consent, except that this letter may be reproduced in full in the proxy statement to be filed with the Securities and Exchange Commission in connection with the Merger.

  On the basis of and subject to the foregoing, and based upon such other matters as we consider relevant, it is our opinion that the consideration to be received by the shareholders of CII in the Merger is fair to such shareholders from a financial point of view as of the date hereof.

                                          Very truly yours,

                                          VECTOR SECURITIES INTERNATIONAL,
                                           INC.

                                          By: /s/ Shahab Fatheazam
                                             -------------------------
                                             Shahab Fatheazam
                                             Vice President

                                                                   ANNEX G

     INFORMATION CONCERNING PROPOSED DIRECTORS AND MANAGEMENT OF CII

DIRECTORS AFTER THE MERGER

  After the Merger, the Board of Directors of CII will consist of the following five directors. Each director will serve until the next annual shareholder meeting of CII and until his or her successor is elected and qualified.

                                          PRINCIPAL OCCUPATION DURING THE PAST
             NAME               AGE                    FIVE YEARS
             ----               ---       ------------------------------------
   Frank E. Collins              41      General Counsel and Secretary of
                                         Sierra since 1986.
   Joseph G. Havlick             64      Chairman of the Board, Chief Executive
                                         Officer, President and a Director of
                                         CII since 1988.
   Erin E. MacDonald             48      President and Chief Operating Officer
                                         of Sierra since 1994; Senior Vice
                                         President of Operations of Sierra from
                                         1992 to 1994; a Director of Sierra
                                         since 1992.
   Lee W. Spitler, Jr.           43      Senior Vice President and Treasurer of
                                         CII since 1988; Chief Financial
                                         Officer of CII from 1991 to 1992.
   James L. Starr                32      Vice President of Finance, Chief
                                         Financial Officer and Treasurer of
                                         Sierra since 1994; Assistant Vice
                                         President--Controller from 1993 to
                                         1994; Director of Finance and
                                         Corporate Controller of Sierra since
                                         1989.

  Additional information about these proposed directors of CII is contained in Sierra's and CII's Proxy Statements for their respective 1994 Annual Meetings of Shareholders, relevant portions of which are incorporated by reference in this Joint Proxy Statement/Prospectus pursuant to Sierra's and CII's Annual Reports on Form 10-K for the year ended December 31, 1994, as amended on Form 10-K/A filed with the Commission on August , 1995 and August 16, 1995, respectively. See "Available Information" and "Incorporation of Certain Documents by Reference."

  Directors of CII will not receive any remuneration for their services as such.

MANAGEMENT OF CII FOLLOWING THE MERGER

  After the Merger, Sierra anticipates that the following persons will continue as executive officers of CII in the respective offices set forth below.

                  NAME                                         OFFICE
                  ----                                         ------
      Joseph G. Havlick             Chairman of the Board, Chief Executive Officer and President
      Lee W. Spitler, Jr.           Senior Vice President and Treasurer
      Richard E. Dobson             Executive Vice President, General Counsel and Secretary
      John F. Okita                 Chief Financial Officer
      Jerry B. Katz                 Vice President

  Additional information about the executive officers of CII is contained in CII's Proxy Statement for its 1994 Annual Meeting of Shareholders, relevant portions of which are incorporated by reference in this Joint Proxy Statement/Prospectus pursuant to CII's Annual Report on Form 10-K for the year ended December 31, 1994, as amended on Form 10-K/A filed with the Commission on August 16, 1995. See "Available Information" and "Incorporation of Certain Documents by Reference."

  Neither Sierra nor CII is aware of any material relationship between Sierra or its directors or executive officers and CII or its directors or executive officers, except as described in this Joint Proxy Statement/Prospectus. See "The Merger--Interests of Certain Persons in the Merger."

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 78.751 of the Nevada Domestic and Foreign Corporation Law and
Article VII of the registrant's By-laws provide for the indemnification under certain conditions of directors, officers, employees and agents acting in their official capacities.

  The registrant has not entered into separate indemnification agreements with any of its officers or directors.

  The registrant has purchased directors' and officers' liability insurance insuring the registrant's officers and directors against certain liabilities and expenses incurred by such persons in such capacities.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  EXHIBIT
    NO.                                       DESCRIPTION
  -------                                     -----------
       *1.1 Agreement and Plan of Merger, dated as of June 12, 1995, among the registrant,
            Health Acquisition Corp. and CII Financial, Inc. (included as Annex A to the
            Joint Proxy Statement/Prospectus).
        3.1 Articles of Incorporation, together with amendments thereto to date, incorporated by reference to Exhibit 3 to the registrant's Annual Report on
            Form 10-K for the fiscal year ended December 31, 1990.
        3.2 Certificate of Division of Shares into Smaller Denominations of the registrant, incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on
            Form 10-K for the fiscal year ended December 31, 1992.
        3.3 Amended and Restated By-laws of the registrant, incorporated by reference to
            Exhibit 3.3 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
        3.4 Rights Agreement, dated as of June 14, 1994, between the registrant and
            Continental Stock Transfer & Trust Company, incorporated by reference to
            Exhibit 3.4 to the registrant's Registration Statement on Form S-3 effective
            October 11, 1994 (Reg. No. 33-83664).
        4.1 Specimen Common Stock Certificate, incorporated by reference to Exhibit 4(e) to the registrant's Registration Statement on Form S-8 as filed and effective on
            August 5, 1994 (Reg. No. 33-82474).
      **5.1 Opinion of Morgan, Lewis & Bockius.
 *******8.1 Opinion of Gibson, Dunn & Crutcher.
   ****10.1 Hospital Services Agreement with Sunrise Hospital and Medical Center dated,
            April 29, 1988, together with amendments thereto to date, incorporated by reference to Exhibit 10.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 as amended.
       10.2 Excess Medical Professional and General Liability Insurance policy, dated June
            11, 1991, with Reliance Insurance Company of Illinois covering Southwest
            Medical Associates Inc. ("SMA"), incorporated by reference to Exhibit 10.8 to registrant's Annual Report on Form 10-K for the fiscal year ended December 31,
            1991.
       10.3 Modification and renewal agreement, dated October 31, 1994, to the Excess
            Medical Professional and General Liability Insurance policy dated June 11, 1991 with Reliance Insurance Company of Illinois covering SMA, incorporated by reference to Exhibit 10.3 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1994.
       10.4 Reinsurance agreement between Sierra Health and Life Insurance Company, Inc.
            and Lincoln National Life Insurance Company, effective December 31, 1991, incorporated by reference to Exhibit 10.9 to the registrant's Annual Report on
            Form 10-K for the fiscal year ended December 31, 1991.
       10.5 Reinsurance agreements between Sierra Health and Life Insurance Company, Inc.
            and Allianz Life Insurance Company dated, October 1, 1994, incorporated by reference to Exhibit 10.2 to the registrant's Report on Form 8-K dated March 2,
            1995.

 EXHIBIT
   NO.                                       DESCRIPTION
 -------                                     -----------
    10.6  Reinsurance agreement between Health Plan of Nevada, Inc. and Allianz Life
          Insurance Company, dated June 1, 1993, incorporated by reference to Exhibit 10.10 to the registrant's Annual Report on Form 10-K for the fiscal year ended December
          31, 1993.
    10.7  Reinsurance agreement between Sierra Health and Life Insurance Company, Inc. and
          Connecticut General Life Insurance Company, dated September 14, 1992, incorporated by reference to Exhibit 10.21 to the registrant's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1992.
    10.8  Administrative Services agreement between Health Plan of Nevada, Inc. and the registrant, dated December 1, 1987, incorporated by reference to Exhibit 10.17 to the registrant's Annual Report on Form 10-K for the fiscal year ended December
          31, 1991.
    10.9  Administrative Services agreement between Sierra Health and Life Insurance
          Company, Inc. and the registrant, dated April 1, 1989, incorporated by reference to Exhibit 10.18 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.
    10.10 Business Affiliation Agreement among the Registrant, Sierra Health Holdings,
          Inc., the Galtney Group, Inc. and HMO Texas Holdings, Inc., dated October 28,
          1994, incorporated by reference to the registrant's Report on Form 8-K dated
          March 2, 1995.
    10.11 Agreement between Health Plan of Nevada, Inc. and the United States Health Care
          Financing Administration, dated July 24, 1992, incorporated by reference to
          Exhibit 10.18 to the registrant's Annual Report on Form 10-K filed for the fiscal year ended December 31, 1992.
    10.12 Loan Agreement among Bank of America, Nevada, the Registrant, Health Plan of
          Nevada, Inc. and Sierra Health and Life Insurance Company, Inc. dated, November
          30, 1993, in the principal amount of $14,000,000, incorporated by reference to
          Exhibit 10.19 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.
    10.13 Loan Agreement between Home Federal Savings and Loan Association and 2314 West
          Charleston Partnership, dated September 15, 1989, in the principal amount of
          $3,400,000, incorporated by reference to Exhibit 10.22 to the registrant's Annual
          Report on Form 10-K for the fiscal year ended December 31, 1992.
    10.14 Promissory note assumed by SMA payable to Key Bank of Washington, formerly
          Savings Bank of Puget Sound, with the principal amounts totaling $7,500,000, incorporated by reference to Exhibit 10.22 to the registrant's Annual Report on
          Form 10-K for the fiscal year ended December 31, 1993.
    10.15 Assumption and Reaffirmation Agreements, dated March 25, 1994, incorporated by reference to Exhibit 10.23 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.
    10.16 Unconditional Guarantees, dated March 25, 1994, incorporated by reference to
          Exhibit 10.24 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.
    10.17 Compensatory Plans, Contracts and Arrangements.
          (1) Employment Agreements with Anthony M. Marlon, M.D.; Erin E. MacDonald; Frank
              E. Collins; William R. Godfrey; Laurence S. Howard; Michael A. Montalvo;
              Jerry D. Reeves, M.D.; Marie H. Soldo; and James L. Starr with various dates and severance agreement with Robert A. Mayer, dated August 31, 1994, incorporated by reference to Exhibit 10 to the registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1994.
          (2) The registrant's Second Amended and Restated 1986 Stock Option Plan, as
              amended to date, incorporated by reference to Exhibit 10.24 to the registrant's Annual Report on Form 10-K for the fiscal year ended December
              31, 1992.
          (3) The registrant's Second Restated Capital Accumulation Plan, as amended to date, incorporated by reference to Exhibit 10.24 to the registrant's Annual
              Report on Form 10-K for the fiscal year ended December 31, 1992.
          (4) The registrant's Supplemental Retirement Plan, as amended to date, incorporated by reference to Exhibit 10.24 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
          (5) Protocols for cash bonus awards, incorporated by reference to Exhibit
              10.17(5) of the registrant's Annual Report on Form 10-K for the year ended
              December 31, 1994.

EXHIBIT
  NO.        DESCRIPTION
-------      -----------
       10.18 Agreement between the Registrant and PriMerit Bank for $5,000,000 Line of
             Credit, dated May 14, 1993, incorporated by reference to Exhibit 10.2 to the registrant's Quarterly Report on Form 10-Q for the three month period ended
             March 31, 1993.
       10.19 Modification and renewal agreement dated May 31, 1995, to the Line of Credit
             Agreement between Sierra and PriMerit Bank incorporated by reference to Exhibit
             10.1 to the registrant's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1993.
       10.20 Modification and renewal agreement dated July 6, 1995, to the Line of Credit
             Agreement between Sierra and PriMerit Bank incorporated by reference to Exhibit
             10.2 to the registrant's Annual Report on Form 10-K for the fiscal year ended
             December 31, 1993.
  *****10.21 Agreement between the registrant and First Option Health Plan to develop and implement a Medicare risk product in New Jersey dated January 6, 1995, incorporated by reference to Exhibit 10.20 of the registrant's Annual Report on
             Form 10-K for the year ended December 31, 1994.
 ******11    Computation of earnings per share, incorporated by reference to Exhibit 11 to
             CII Financial, Inc.'s Quarterly Report on Form 10-Q for the quarter ended June
             30, 1995.
 ******12    Statement re ratio of earnings to fixed charges of CII Financial, Inc.
       21    Subsidiaries of the registrant, incorporated by reference to Exhibit 21 of the registrant's Annual Report on Form 10-K for the year ended December 31, 1994.
    ***23.1  Consent of Deloitte & Touche LLP.
    ***23.2  Consent of BDO Seidman, LLP.
     **23.3  Consent of Morgan, Lewis & Bockius (included in Exhibit 5.1).
*******23.4  Consent of Gibson, Dunn & Crutcher (included in Exhibit 8.1).
     **23.5  Consent of Bear, Stearns & Co. Inc.
    ***23.6  Consent of Vector Securities International, Inc.
     **24.1  Power of Attorney (included on signature page).
     **99    Form of Proxy of the Registrant.
             All other Exhibits are omitted because they are not applicable.

(d)          Financial Statement Schedules

             Schedule 1 --  Condensed Financial Information of the Registrant incorporated by reference to Schedule 1 to the Registrant's Annual Report on Form
                            10-K for the fiscal year ended December 31, 1994.
             Schedule 1 --  Summary of Investment -- Other than Investments in Related
                            Parties incorporated by reference to Schedule 1 to the CII
                            Financial, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1994.
             Schedule II -- Condensed Financial Information of CII Financial, Inc.
                            incorporated by reference to Schedule II to the CII Financial,
                            Inc. Annual Report on
                            Form 10-K for the fiscal year ended December 31, 1994.

-------
* Schedules to the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K and a summary of such schedules provided in lieu thereof. The registrant undertakes to furnish supplementally to the Commission copies of any omitted schedule on the request of the Commission.

**Previously filed.

***Filed herewith.

**** Confidential treatment has been requested and approved for portions of this exhibit. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule b-2 under the Securities Exchange Act of 1934, as amended.

***** Confidential treatment has been requested for portions of this exhibit.
      The confidential portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule b-2 under the Securities Exchange Act of 1934, as amended.

****** Revised copy of exhibit previously filed.

******* To be filed by amendment.

ITEM 22. UNDERTAKINGS

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (1) The undersigned registrant hereby undertakes as follows: prior to any public reoffering of the securities registered hereunder through use of a prospectus which is part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

  (2) The registrant undertakes that every prospectus: (i) that is filed pursuant to paragraph (1) immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10, 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

  The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF LAS VEGAS, STATE OF NEVADA, ON THE 16TH DAY OF AUGUST, 1995.

                                          SIERRA HEALTH SERVICES, INC.

                                          By /s/ Anthony M. Marlon, M.D.

                                            -----------------------------------
                                                 Anthony M. Marlon, M.D.
                                                 Chief Executive Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----

   /s/ Anthony M. Marlon, M.D.       Chief Executive Officer and    August 16, 1995
____________________________________ Chairman of the Board
      Anthony M. Marlon, M.D.        (Principal Executive
                                     Officer)

                 *                   Vice President of Finance,     August 16, 1995
____________________________________ Chief Financial Officer, and
           James L. Starr            Treasurer (Principal
                                     Financial and Accounting
                                     Officer)

____________________________________ Director
         Thomas Y. Hartley

                 *                   Director                       August 16, 1995
____________________________________
         Erin E. MacDonald

                 *                   Director                       August 16, 1995
____________________________________
         William J. Raggio

                 *                   Director                       August 16, 1995
____________________________________
          Charles L. Ruthe


* By
       /s/ Anthony M. Marlon, M.D.
   _________________________________
         Anthony M. Marlon, M.D.
          As Attorney-in-Fact

                               EXHIBIT INDEX

                                                                                  SEQUENTIALLY
  EXHIBIT                                                                           NUMBERED
    NO.                                 DESCRIPTION                                   PAGE
  -------                               -----------                               ------------
       *1.1 Agreement and Plan of Merger, dated as of June 12, 1995, among the registrant, Health Acquisition Corp. and CII Financial, Inc.
            (included as Annex A to the Joint Proxy Statement/Prospectus).
        3.1 Articles of Incorporation, together with amendments thereto to date, incorporated by reference to Exhibit 3 to the registrant's
            Annual Report on Form 10-K for the fiscal year ended December 31,
            1990.
        3.2 Certificate of Division of Shares into Smaller Denominations of the registrant, incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on Form 10-K for the fiscal year ended
            December 31, 1992.
        3.3 Amended and Restated By-laws of the registrant, incorporated by reference to Exhibit 3.3 to the registrant's Annual Report on Form
            10-K for the fiscal year ended December 31, 1994.
        3.4 Rights Agreement, dated as of June 14, 1994, between the registrant and Continental Stock Transfer & Trust Company, incorporated by reference to Exhibit 3.4 to the registrant's Registration Statement on Form S-3 effective October 11, 1994 (Reg. No. 33-83664).
        4.1 Specimen Common Stock Certificate, incorporated by reference to
            Exhibit 4(e) to the registrant's Registration Statement on Form S-8 as filed and effective on August 5, 1994 (Reg. No. 33-82474).
      **5.1 Opinion of Morgan, Lewis & Bockius.
 *******8.1 Opinion of Gibson, Dunn & Crutcher.
   ****10.1 Hospital Services Agreement with Sunrise Hospital and Medical
            Center dated, April 29, 1988, together with amendments thereto to date, incorporated by reference to Exhibit 10.2 to the registrant's
            Annual Report on Form 10-K for the fiscal year ended December 31,
            1993 as amended.
       10.2 Excess Medical Professional and General Liability Insurance policy, dated June 11, 1991, with Reliance Insurance Company of Illinois covering Southwest Medical Associates Inc. ("SMA"), incorporated by reference to Exhibit 10.8 to registrant's Annual Report on Form 10-
            K for the fiscal year ended December 31, 1991.
       10.3 Modification and renewal agreement, dated October 31, 1994, to the
            Excess Medical Professional and General Liability Insurance policy dated June 11, 1991 with Reliance Insurance Company of Illinois covering SMA, incorporated by reference to Exhibit 10.3 to the registrant's Annual Report on Form 10-K for the year ended December
            31, 1994.
       10.4 Reinsurance agreement between Sierra Health and Life Insurance
            Company, Inc. and Lincoln National Life Insurance Company,
            effective December 31, 1991, incorporated by reference to Exhibit
            10.9 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1991.
       10.5 Reinsurance agreements between Sierra Health and Life Insurance
            Company, Inc. and Allianz Life Insurance Company dated, October 1,
            1994, incorporated by reference to Exhibit 10.2 to the registrant's
            Report on Form 8-K dated March 2, 1995.

                                                                               SEQUENTIALLY
 EXHIBIT                                                                         NUMBERED
   NO.                               DESCRIPTION                                   PAGE
 -------                             -----------                               ------------
 10.6    Reinsurance agreement between Health Plan of Nevada, Inc. and
         Allianz Life Insurance Company, dated June 1, 1993, incorporated by reference to Exhibit 10.10 to the registrant's Annual Report on
         Form 10-K for the fiscal year ended December 31, 1993.
 10.7    Reinsurance agreement between Sierra Health and Life Insurance
         Company, Inc. and Connecticut General Life Insurance Company, dated
         September 14, 1992, incorporated by reference to Exhibit 10.21 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
 10.8    Administrative Services agreement between Health Plan of Nevada,
         Inc. and the registrant, dated December 1, 1987, incorporated by reference to Exhibit 10.17 to the registrant's Annual Report on
         Form 10-K for the fiscal year ended December 31, 1991.
 10.9    Administrative Services agreement between Sierra Health and Life
         Insurance Company, Inc. and the registrant, dated April 1, 1989, incorporated by reference to Exhibit 10.18 to the registrant's
         Annual Report on Form 10-K for the fiscal year ended December 31,
         1991.
 10.10   Business Affiliation Agreement among the Registrant, Sierra Health
         Holdings, Inc., the Galtney Group, Inc. and HMO Texas Holdings,
         Inc., dated October 28, 1994, incorporated by reference to the registrant's Report on Form 8-K dated March 2, 1995.
 10.11   Agreement between Health Plan of Nevada, Inc. and the United States
         Health Care Financing Administration, dated July 24, 1992, incorporated by reference to Exhibit 10.18 to the registrant's
         Annual Report on Form 10-K filed for the fiscal year ended December
         31, 1992.
 10.12   Loan Agreement among Bank of America, Nevada, the Registrant,
         Health Plan of Nevada, Inc. and Sierra Health and Life Insurance
         Company, Inc. dated, November 30, 1993, in the principal amount of
         $14,000,000, incorporated by reference to Exhibit 10.19 to the registrant's Annual Report on Form 10-K for the fiscal year ended
         December 31, 1993.
 10.13   Loan Agreement between Home Federal Savings and Loan Association and 2314 West Charleston Partnership, dated September 15, 1989, in the principal amount of $3,400,000, incorporated by reference to
         Exhibit 10.22 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
 10.14   Promissory note assumed by SMA payable to Key Bank of Washington, formerly Savings Bank of Puget Sound, with the principal amounts totaling $7,500,000, incorporated by reference to Exhibit 10.22 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1993.
 10.15   Assumption and Reaffirmation Agreements, dated March 25, 1994, incorporated by reference to Exhibit 10.23 to the registrant's
         Annual Report on Form 10-K for the fiscal year ended December 31,
         1993.
 10.16   Unconditional Guarantees, dated March 25, 1994, incorporated by reference to Exhibit 10.24 to the registrant's Annual Report on
         Form 10-K for the fiscal year ended December 31, 1993.

                                                                                 SEQUENTIALLY
  EXHIBIT                                                                          NUMBERED
    NO.                                  DESCRIPTION                                 PAGE
  -------                                -----------                             ------------
      10.17  Compensatory Plans, Contracts and Arrangements.
             (1) Employment Agreements with Anthony M. Marlon, M.D.; Erin E.
                 MacDonald; Frank E. Collins; William R. Godfrey; Laurence S.
                 Howard; Michael A. Montalvo; Jerry D. Reeves, M.D.; Marie H.
                 Soldo; and James L. Starr with various dates and severance agreement with Robert A. Mayer, dated August 31, 1994,
                 incorporated by reference to Exhibit 10 to the registrant's
                 Quarterly Report on Form 10-Q for the fiscal quarter ended
                 September 30, 1994.
             (2) The registrant's Second Amended and Restated 1986 Stock Option
                 Plan, as amended to date, incorporated by reference to Exhibit
                 10.24 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
             (3) The registrant's Second Restated Capital Accumulation Plan, as amended to date, incorporated by reference to Exhibit 10.24 to the registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
             (4) The registrant's Supplemental Retirement Plan, as amended to date, incorporated by reference to Exhibit 10.24 to the
                 registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1992.
             (5) Protocols for cash bonus awards, incorporated by reference to
                 Exhibit 10.17(5) of the registrant's Annual Report on Form 10-K for the year ended December 31, 1994.
      10.18  Agreement between the Registrant and PriMerit Bank for $5,000,000
             Line of Credit, dated May 14, 1993, incorporated by reference to
             Exhibit 10.2 to the registrant's Quarterly Report on Form 10-Q for the three month period ended March 31, 1993.
      10.19  Modification and renewal agreement dated May 31, 1995, to the Line of Credit Agreement between Sierra and PriMerit Bank incorporated by reference to Exhibit 10.1 to the registrant's Annual Report on
             Form 10-K for the fiscal year ended December 31, 1993.
      10.20  Modification and renewal agreement dated July 6, 1995, to the Line of Credit Agreement between Sierra and PriMerit Bank incorporated by reference to Exhibit 10.2 to the registrant's Annual Report on
             Form 10-K for the fiscal year ended December 31, 1993.
 *****10.21  Agreement between the registrant and First Option Health Plan to develop and implement a Medicare risk product in New Jersey dated
             January 6, 1995, incorporated by reference to Exhibit 10.20 of the registrant's Annual Report on Form 10-K for the year ended December
             31, 1994.
******11     Computation of earnings per share, incorporated by reference to
             Exhibit 11 to CII Financial, Inc.'s Quarterly Report on Form 10-Q
             for the quarter ended June 30, 1995.
******12     Statement re ratio of earnings to fixed charges of CII Financial,
             Inc.
      21     Subsidiaries of the registrant, incorporated by reference to
             Exhibit 21 of the registrant's Annual Report on Form 10-K for the year ended December 31, 1994.

                                                                                 SEQUENTIALLY
  EXHIBIT                                                                          NUMBERED
    NO.                                  DESCRIPTION                                 PAGE
  -------                                -----------                             ------------
    ***23.1  Consent of Deloitte & Touche LLP.
    ***23.2  Consent of BDO Seidman, LLP.
     **23.3  Consent of Morgan, Lewis & Bockius (included in Exhibit 5.1).
*******23.4  Consent of Gibson, Dunn & Crutcher (included in Exhibit 8.1).
     **23.5  Consent of Bear, Stearns & Co. Inc.
    ***23.6  Consent of Vector Securities International, Inc.
     **24.1  Power of Attorney (included on signature page).
     **99    Form of Proxy of the Registrant.
             All other Exhibits are omitted because they are not applicable.
(d)          Financial Statement Schedules
             Schedule 1  -- Condensed Financial Information of the Registrant
                            incorporated by reference to Schedule 1 to the
                            Registrant's Annual Report on Form 10-K for the
                            fiscal year ended December 31, 1994.
             Schedule 1  -- Summary of Investment -- Other than Investments in
                            Related Parties incorporated by reference to
                            Schedule 1 to the CII Financial, Inc. Annual Report
                            on Form 10-K for the fiscal year ended December 31,
                            1994.
             Schedule II -- Condensed Financial Information of CII Financial,
                            Inc. incorporated by reference to Schedule II to the
                            CII Financial, Inc. Annual Report on Form 10-K for
                            the fiscal year ended December 31, 1994.

--------
* Schedules to the Agreement and Plan of Merger have been omitted in accordance with Item 601(b)(2) of Regulation S-K and a summary of such schedules provided in lieu thereof. The registrant undertakes to furnish supplementally to the Commission copies of any omitted schedule on the request of the Commission.

**Previously filed.

***Filed herewith.

**** Confidential treatment has been requested and approved for portions of this exhibit. The confidential portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule b-2 under the Securities Exchange Act of 1934, as amended.

***** Confidential treatment has been requested for portions of this exhibit.
      The confidential portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule b-2 under the Securities Exchange Act of 1934, as amended.

****** Revised copy of exhibit previously filed.

******* To be filed by amendment.